As filed with the Securities and Exchange Commission on April 30, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST PLACE FINANCIAL CORP.

(exact name of registrant as specified in its charter)

Delaware

(state or other jurisdiction of incorporation or organization)

6036

(Primary Standard Industrial Classification Code Number)

34-1880130

(IRS Employer Identification No.)

185 East Market Street

Warren, Ohio 44481

(330) 373-1221

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Steven R. Lewis

President and Chief Executive Officer

185 East Market Street

Warren, Ohio 44481

(330) 373-1221

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Joseph G. Passaic, Jr., Esquire Michael A. Smith, Esquire Patton Boggs LLP 2550 M Street, N.W. Washington, D.C. 20037 (202) 457-6000	Richard S. Garabedian, Esquire Benjamin M. Azoff, Esquire Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Ave., Suite 400 Washington, D.C. 20015 (202) 274-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, Par Value $0.01 per share.	N/A	N/A	$6,565,904.30	$258.04

(1)	Estimated solely for the purpose of calculation of the registration fee. In accordance with Rule 457(o) under the Securities Act of 1933, the number of shares is not set forth herein. Pursuant to Rule 457(o), the registration fee has been computed on the basis of the maximum aggregate offering price of the shares of the Registrant’s common stock expected to be issued upon consummation of the acquisition of OC Financial, Inc. (“OC Financial”) by the Registrant, taking into account an estimate of the maximum number of shares of OC Financial common stock (560,198) that may be exchanged for First Place common stock and the exchange ratio of 0.9615 shares (subject to certain adjustments) of First Place common stock for each share of OC Financial common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Information contained herein is not complete and may be changed. A registration statement relating to these securities, of which this document is a part, has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

OC FINANCIAL, INC.

6033 Perimeter Drive

Dublin, OH 43017

614-761-2302

May     , 2008

Dear Fellow Shareholders:

You are cordially invited to attend the annual meeting of shareholders of OC Financial, Inc. (“OC Financial”) to be held at     :    a.m., eastern daylight savings time, on                     , 2008 at the home office of Ohio Central Savings, 6033 Perimeter Drive, Dublin, Ohio. At the annual meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of April 2, 2008, by and between First Place Financial Corp. (“First Place”), and OC Financial, pursuant to which OC Financial will be acquired by First Place. You will also be considering and voting upon the election of three directors to the OC Financial board, ratification of the appointment of OC Financial’s independent registered public accounting firm for the fiscal year ending September 30, 2008 and a proposal to permit adjournment of the annual meeting to a later date, if necessary, to permit solicitation of additional votes in favor of the merger agreement.

If the merger agreement is approved and the acquisition of OC Financial is completed, you will receive 0.9615 shares of First Place common stock for each share of your OC Financial common stock, subject to certain adjustments described in this proxy statement/prospectus.

First Place common stock is traded on the Nasdaq Global Select Market under the symbol “FPFC.” On May     , 2008, the closing sale price of a share of First Place common stock was $            .

The acquisition of OC Financial cannot be completed unless a majority of the outstanding shares of OC Financial common stock, vote to approve the merger agreement at the annual meeting.

Our board of directors believes that the proposed acquisition is in the best interests of OC Financial and its shareholders. Keefe, Bruyette & Woods, Inc., OC Financial’s financial advisor, has rendered an opinion to the effect that the consideration to be received by OC Financial’s shareholders in the acquisition is fair to them from a financial point of view. Accordingly our board of directors recommends unanimously that you vote “FOR” approval of the merger agreement.

The accompanying document gives you detailed information about the annual meeting, the acquisition and related matters. We urge you to read this entire document carefully, including the considerations discussed in this proxy statement/prospectus under “ Risk Factors” beginning on page 16, and the annexes hereto, which include the merger agreement.

Your vote is very important. Whether or not you plan to attend the annual meeting, please complete, sign, date and return your proxy card promptly in the enclosed postage prepaid envelope. Failure to vote your shares by mail or in person at the annual meeting will have the same effect as a vote against the merger agreement.

We appreciate your continuing loyalty and support, and we look forward to seeing you at the annual meeting.

Sincerely,

Diane M. Gregg

President and Chief Executive Officer

Neither the Securities and Exchange Commission, the Office of Thrift Supervision or any state securities commission has approved or disapproved the First Place common stock to be issued in the acquisition or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense. The shares of First Place common stock are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by any federal or state governmental agency.

This proxy statement/prospectus is dated May     , 2008 and was first mailed

to shareholders of OC Financial on or about May     , 2008.

OC FINANCIAL, INC.

6033 Perimeter Drive

Dublin, OH 43017

(614) 761-2302

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on                     , 2008

To the Shareholders of OC Financial, Inc.:

OC Financial, Inc., will hold its annual meeting of shareholders, at [    :     a.m.], eastern daylight savings time, on [            ], 2008, at the home office of Ohio Central Savings, 6033 Perimeter Drive, Dublin, Ohio, for the following purposes:

1.	to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of April 2, 2008 by and between First Place Financial Corp., and OC Financial, as described in the attached document;

2.	to elect three directors to the OC Financial board of directors for a three-year term expiring in 2011;

3.	to ratify the appointment of Beard Miller Company LLP as OC Financial’s independent registered public accounting firm for the fiscal year ending September 30, 2008;

4.	to consider and vote upon a proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the merger agreement; and

5.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

OC Financial has fixed the close of business on [                    ], 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. Only holders of OC Financial common stock of record at the close of business on that date will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement of the annual meeting.

The OC Financial board of directors has determined that the merger agreement is in the best interests of OC Financial and its shareholders. The board of directors has approved the merger agreement unanimously and recommends unanimously that shareholders vote “FOR” approval of the merger agreement. The board of directors also recommends unanimously that you vote “FOR” the approval of the nominees for director, “FOR” the ratification of the appointment of OC Financial’s independent registered public accounting firm for the fiscal year ending September 30, 2008, and “FOR” the approval of the proposal to adjourn the annual meeting, if necessary, to solicit additional proxies to vote in favor of the merger agreement.

Your vote is very important. Whether or not you plan to attend the annual meeting, please promptly complete, sign, date and return your proxy card in the enclosed postage prepaid envelopes. Failure to vote your shares by mail or in person at the annual meeting will have the same effect as a vote against the merger agreement.

By Order of the Board of Directors

Amanda E. Thomas

Corporate Secretary

Dublin, Ohio

May     , 2008

REFERENCES TO ADDITIONAL INFORMATION

This document incorporates important business and financial information about First Place from documents that are not included in or delivered with this document. You can obtain documents incorporated by reference in this document but not accompanying this document by requesting them in writing or by telephone from First Place as follows:

First Place Financial Corp.

185 East Market Street

Warren, Ohio 44481-1102

Attention: J. Craig Carr

(330) 373-1221

You will not be charged for any of these documents that you request. If you would like to request documents, please do so by                     , 2008 in order to receive them before the annual meeting.

For additional information regarding where you can find information about First Place, please see “Where You Can Find More Information” beginning on page 115.

i

ii

ANNEXES:

Annex I	Agreement and Plan of Merger, dated as of April 2, 2008, by and among First Place Financial Corp., and OC Financial.	I-1
Annex II	Opinion of Keefe, Bruyette & Woods, Inc.	II-1
Annex III	Form of Voting Agreement for Directors and Executive Officers of OC Financial	III-1
Annex IV	Section 3-201 through 3-213 of the Maryland General Corporation Law—Dissenters’ Rights	IV-1

iii

QUESTIONS AND ANSWERS

ABOUT FIRST PLACE’S ACQUISITION OF OC FINANCIAL

Q:	Why are OC Financial and First Place proposing the acquisition?

A:	First Place and OC Financial believe that combining the strengths of our companies is in the best interests of each company, our respective shareholders and the communities we serve. The proposed acquisition provides an opportunity for OC Financial to become a part of an organization which will enhance the banking products and services available to its customers without sacrificing the personal attention and dedication that OC Financial has always offered. The acquisition also presents a more favorable opportunity for OC Financial to maximize its shareholder value than OC Financial continuing to operate independently. To review the reasons for the acquisition in greater detail, see “The Acquisition—OC Financial’s Reasons for the Acquisition” beginning on page [27] and “The Acquisition—First Place’s Reasons for the Acquisition” beginning on page [29].

Q:	What do I need to do now?

A:	After you have read this document carefully, indicate on the enclosed proxy card how you want your shares to be voted. Then sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the annual meeting.

Q:	Why is my vote important?

A:	The merger agreement must be approved by holders of a majority of the outstanding shares of OC Financial common stock. If you do not vote, it will have the same effect as a vote against the merger agreement.

Q:	If my shares are held in street name by my broker, will my broker automatically vote my shares for me?

A:	Your broker or other nominee will not be able to vote shares held by it in “street name” on your behalf on the proposal to approve the merger agreement without instructions from you, but will have discretion to vote on the other matters to be considered at the annual meeting. You should instruct your broker or other nominee to vote your shares, following the directions your broker or other nominee provides.

Q:	What if I fail to instruct my broker?

A:	If you fail to instruct your broker or other nominee to vote your shares, it will have the same effect as a vote against the merger agreement, but it will not have the same effect on the other proposals considered at the annual meeting.

Q:	Can I attend the meeting and vote my shares in person?

A:	Yes. All shareholders are invited to attend the annual meeting. However, if you hold your shares in street name, you will need proof of ownership (by means of a recent brokerage statement, letter from a broker, or other nominee) to be admitted to the meeting. Shareholders of record can vote in person at the annual meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker or other nominee how you can vote at the annual meeting.

Q:	Can I change my vote?

A:	Yes. If you are a shareholder of record, there are three ways you can change your vote after you have sent in your proxy card.

•	First, you may send a written notice to the secretary of OC Financial stating that you would like to revoke your proxy before the annual meeting.

•	Second, you may complete and submit a new proxy card with a later date. Any earlier proxies will be revoked automatically.

•	Third, you may attend the annual meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the annual meeting without voting will not revoke your proxy.

If you hold your shares in street name and have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

Q.	When will the merger consideration be paid?

A:

The letter of transmittal, which will be used by you to exchange your OC Financial stock certificate for the merger consideration, will be mailed by the exchange agent within 15 business days after the acquisition of OC Financial by First Place is completed. You will have until 5:00 p.m. eastern daylight savings time on the 30th day after the letter of transmittal is mailed by the exchange agent to complete and return your letter of transmittal. The exchange agent will pay the merger consideration thereafter.

Q:	Are there any risks related to the acquisition or any risks relating to owning First Place common stock?

A:	Yes. We encourage you to carefully review the sections entitled “Risk Factors” beginning on page [16] and “Cautionary Statement Concerning Forward-Looking Statements” beginning on page [21].

Q:	When do you expect to complete the acquisition?

A:	The acquisition is expected to be completed at the end of the second quarter of 2008. However, we cannot assure you when or if the acquisition will be completed. OC Financial shareholders must first approve the merger agreement at the annual meeting and the necessary regulatory approvals must be obtained, among other conditions to closing.

Q:	Should I send in my stock certificates now?

A:	No. You should not send in your stock certificates at this time. Instructions for surrendering your OC Financial common stock certificates in exchange for the merger consideration will be sent to you after we complete the acquisition.

Q:	Where will my shares of First Place common stock be listed?

A:	We intend to apply to have the shares of First Place common stock to be issued upon completion of the acquisition approved for quotation on the Nasdaq Global Select Market. First Place common stock currently trades on the Nasdaq Global Select Market under the symbol “FPFC.”

Q:	Who should I call with questions?

A:	You should call Amanda E. Thomas, Corporate Secretary (614) 761-2302.

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the acquisition of OC Financial and for a more complete description of the legal terms of the acquisition, you should read carefully this entire document, including the merger agreement and the other documents to which OC Financial and First Place have referred you. See “Where You Can Find More Information,” beginning on page 115. Page references are included in this summary to direct you to a more complete description of the topics.

Throughout this document, “First Place” refers to First Place Financial Corp., “First Place Bank” refers to First Place Bank, First Place’s wholly-owned banking subsidiary, “OC Financial” refers to OC Financial, Inc., and “OC Bank” refers to Ohio Central Savings, OC Financial’s wholly-owned banking subsidiary. The Agreement and Plan of Merger, dated as of April 2, 2008, by and between First Place, and OC Financial is referred to as the “merger agreement.” The stock consideration to be received by OC Financial shareholders in exchange for their shares of OC Financial common stock shall be referred to as the “merger consideration.”

Parties to the Proposed Acquisition

First Place Financial Corp. First Place is a unitary savings and loan holding company incorporated under the laws of the State of Delaware in 1998. First Place was formed for the purpose of becoming a holding company to own all of the outstanding capital stock of First Place Bank. First Place Bank, a federal savings association and wholly-owned subsidiary of First Place, currently operates 21 retail locations in Trumbull, Mahoning and Portage counties in Ohio, 7 retail locations in Lorain County, Ohio, one retail location in Defiance County, Ohio and 2 business financial centers in Cuyahoga County, Ohio. In addition, First Place Bank, through its Franklin Bank Division, has 7 retail locations located in Southeastern Michigan near the Detroit metropolitan area and 7 retail locations located in Michigan near the Flint metropolitan area. First Place Bank also operates 20 loan production offices of which 12 are located throughout Ohio, 5 are located in Michigan, 2 are located in Indiana and one is located in North Carolina. First Place Bank’s principal business consists of accepting retail and business deposits from the general public and investing these funds primarily in one-to four-family residential mortgage, home equity, multifamily, commercial real estate, commercial and construction loans. First Place Bank’s deposits are insured by the Deposit Insurance Fund administered by the Federal Deposit Insurance Corporation (“FDIC”). The Office of Thrift Supervision (“OTS”) is the primary regulator for First Place and First Place Bank.

First Place is also the parent company of a second wholly-owned subsidiary, First Place Holdings, Inc. First Place Holdings is a non-banking subsidiary that has five operating subsidiaries: First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd. and its subsidiary First Place Referral Network, Ltd.; APB Financial Group, Ltd.; American Pension Benefits, Inc.; and TitleWorks Agency, LLC. First Place Insurance Agency, Ltd. offers property, casualty, health and life insurance products. Coldwell Banker First Place Real Estate, Ltd. is a residential and commercial real estate brokerage firm. APB Financial Group, Ltd. and American Pension Benefits, Inc. are employee benefit consulting firms and specialists in wealth management, and provide services to both businesses and consumers. First Place Holdings owns 75% of TitleWorks Agency, LLC, which provides real estate title services. Through First Place Bank and First Place Holdings, Inc, First Place is able to offer a wide variety of business and retail banking products, as well as a full range of insurance, real estate, and investment services.

At December 31, 2007, First Place had total assets of approximately $3.3 billion, deposits of $2.3 billion and shareholders’ equity of $312.1 million. First Place’s executive offices are located at 185 East Market Street, Warren, Ohio 44481 and its telephone number is (330) 373-1221.

OC Financial, Inc. OC Financial is the holding company for OC Bank and is incorporated under Maryland law and currently owns 100% of the outstanding common stock of OC Bank. OC Bank is a federal savings association headquartered in Dublin, Ohio. OC Bank is a full-service, community-oriented savings institution. OC Bank provides financial services to individuals, families and businesses through its two full-service banking offices, located in Dublin and Cleveland Heights, Ohio. OC Bank was originally organized in 1949 as an Ohio-chartered credit union. As a credit union, OC Bank could only serve customers that were members of its field of membership group, which consisted of employees of about 200 various employers located in the State of Ohio. OC Bank converted to a federal mutual savings association in 1998 and as a result could serve any member of the public. OC Bank reorganized into the mutual holding company structure in September 2001 by becoming a wholly-owned subsidiary of TFS Financial Corporation, which is a wholly-owned subsidiary of Third Federal Savings and Loan Association of Cleveland, MHC, a mutual holding company (“Third Federal”). On March 31, 2005, OC Bank divested itself from TFS Financial Corporation and reorganized into a wholly-owned subsidiary of OC Financial.

OC Bank’s business consists primarily of accepting deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, primarily in new and used automobile loans, as well as one- to four-family residential mortgage loans and in agency securities and mortgage-backed securities. It also makes, to a much lesser extent, other consumer loans, commercial real estate loans and commercial business loans. In 2003, OC Bank also organized AUTOARM, LLC (“AutoARM”) as a wholly-owned subsidiary to underwrite, fund and/or service automobile loans for other institutions. OC Bank currently has sixteen (16) institutions (exclusive of OC Bank) as clients and continues to actively market AutoARM’s services to institutions in various states. OC Financial designs its service delivery channels to suit the needs of its customers, with an emphasis on delivering services electronically and on-demand at its customers’ convenience.

At December 31, 2007, OC Financial had total assets of approximately $63.9 million, deposits of $45.7 million and shareholders’ equity of $6.0 million. OC Financial’s executive offices are located 6033 Perimeter Drive, Dublin, Ohio 43017 and its telephone number is (614) 761-2302. OC Financial is subject to comprehensive regulation and examination by the OTS.

The Acquisition of OC Financial (Page 26)

We have attached the merger agreement to this document as Annex I. Please read the entire merger agreement. It is the legal document that governs First Place’s acquisition of OC Financial. First Place intends to acquire OC Financial by way of a merger, in which OC Financial will merge with and into First Place, with First Place as the surviving company. The directors and executive officers of First Place will serve as the directors and executive officers of the surviving company following the acquisition. See “The Acquisition—Effective Time of the Acquisition” beginning on page 42 and “—Interests of Certain Persons in the Acquisition” beginning on page 44.

Within a short period following the acquisition, First Place will cause First Place Bank to merge with and into OC Bank with OC Bank as the surviving institution in this subsidiary merger. Upon completion of the subsidiary merger, OC Bank will change its name and charter to that of “First Place Bank” and its main office to Warren, Ohio. See “The Acquisition—Subsidiary Merger” beginning on page 42. We expect to complete the acquisition at the end of the second quarter of 2008 and the subsidiary merger early in the third quarter of 2008.

OC Financial Shareholders Will Receive 0.9615 Shares of First Place Common Stock for Each Share of OC Financial Common Stock Exchanged Pursuant to the Acquisition (Page 34)

If the acquisition of OC Financial is completed, you will receive 0.9615 shares of First Place common stock for each share of OC Financial common stock, subject to adjustment if OC Financial’s shareholder equity is less than $5,700,000 at the end of the month before the closing of the acquisition. Cash will be paid in lieu of fractional shares. See “The Acquisition—Procedures for Exchanging OC Financial Common Stock Certificates.”

Comparative Per Share Market Price Information

Shares of First Place common stock currently trade on the Nasdaq Global Select Market under the symbol “FPFC.” Shares of OC Financial common stock are quoted on the Over-the-Counter Bulletin Board Service, or OTC-BB, under the symbol “OCFL.OB.” The following table sets forth the closing sale price of First Place common stock as reported on the Nasdaq Global Select Market and the last sale price of OC Financial common stock as reported on the OTC-BB on April 1, 2008, the last trading day before we announced the acquisition, and on                     , 2008, the last practicable trading-day before the distribution of this document. This table also shows the implied value of one share of OC Financial common stock, which we calculated by assuming such share is converted into the right to receive First Place common stock and multiplying the closing price of First Place common stock on those dates by 0.9615, the exchange ratio for the conversion of OC Financial common stock into First Place common stock on the date the merger agreement was signed.

	First Place Common Stock	OC Financial Common Stock	Implied Value of One Share of OC Financial Common Stock
At April 1, 2008	$13.99	$10.00	$13.45
At , 2008

First Place currently pays a quarterly cash dividend to its shareholders. During the quarter ended December 31, 2007, which was the second quarter of its fiscal year ended June 30, 2008, First Place declared a cash dividend of $0.17 per share of First Place common stock. First Place intends to continue to pay a quarterly cash dividend to its shareholders. OC Financial has never paid a dividend to its shareholders and has no intention to pay any dividends. OC Financial and First Place agreed to certain limitations on the payment of dividends to their respective shareholders pending consummation of the acquisition. See “The Acquisition—Business Pending the Acquisition” beginning on page 37.

Federal Tax Consequences of the Acquisition to OC Financial Shareholders (Page 48)

First Place and OC Financial have received an opinion of counsel to the effect that, based on certain facts, representations and assumptions, the acquisition will be treated as a tax free reorganization for federal income tax purposes. Accordingly, you generally will not recognize any gain or loss on the conversion of shares of OC Financial common stock solely into shares of First Place common stock. The parties’ obligation to complete the acquisition is conditioned on their receipt of the same opinion, dated as of the effective date of the acquisition, regarding the federal income tax treatment of the acquisition.

Tax matters are complicated, and the tax consequences of the acquisition to you will depend upon the facts of your particular situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed herein. Accordingly, we strongly urge you to consult your own tax advisor for a full understanding of the tax consequences of the acquisition to you.

OC Financial’s Financial Advisor is of the Opinion that the Merger Consideration is Fair to OC Financial Shareholders From a Financial Point of View (Page 29)

Among other factors it considered in deciding to approve the merger agreement and the acquisition, the OC Financial board of directors received the opinion of its financial advisor, Keefe, Bruyette & Woods Inc., or KBW, that, as of March 24, 2008, the merger consideration to be paid to OC Financial shareholders in connection with the acquisition was fair to the OC Financial shareholders from a financial point of view. On March 31, 2008, when the OC Financial Board approved the merger agreement, KBW affirmed its oral opinion. This oral opinion was later confirmed in a written opinion, dated April 2, 2008 and delivered to the board of directors. The opinion dated as of the date of April 2, 2008 is included as Annex II to this proxy statement/prospectus. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by KBW in providing its opinion. KBW’s opinion is directed to the OC Financial board of directors and does not constitute a recommendation to any shareholder as to any matter relating to the acquisition.

OC Financial Board of Directors Unanimously Recommends Approval of the Acquisition (Page 39)

Based on OC Financial’s reasons for the acquisition described herein, the OC Financial board of directors believes that the acquisition is fair to you and in your best interests and recommends unanimously that you vote “FOR” approval of the merger agreement.

Date, Time and Location of the OC Financial Annual Meeting (Page 23)

The OC Financial annual meeting will be held at [            a.m.], eastern daylight savings time, on [                    ], 2008, at the home office of Ohio Central Savings, 6033 Perimeter Drive, Dublin, Ohio. At the annual meeting, OC Financial shareholders will be asked to:

•	approve the merger agreement;

•	elect three directors to the OC Financial board of directors for a three-year term expiring in 2011;

•	ratify the appointment of OC Financial’s independent registered public accounting firm for the fiscal year ending September 30, 2008;

•

approve a proposal to adjourn the annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the merger agreement; and

•	act on any other matter that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Record Date and Voting Rights for the Annual Meeting (Page 23)

You are entitled to vote at the annual meeting if you owned shares of OC Financial common stock as of the close of business on [                     ], 2008. You will have one vote at the annual meeting for each share of OC Financial common stock that you owned on that date.

Shareholders of record may vote by proxy or by attending the annual meeting and voting in person. Each proxy returned to OC Financial (and not revoked) by a holder of OC Financial common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated by the record holder, the proxy will be voted “FOR” approval of the merger agreement, “FOR” the election of the three directors; “FOR” the ratification of the appointment of OC Financial’s independent registered public accounting firm for the fiscal year ending September 30, 2008; and “FOR” the proposal to adjourn the annual meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the merger agreement. Note, however, that if you are the beneficial owner, but not the record holder of your OC Financial common stock because your shares are held through a broker or other nominee, if you do not provide instructions to such broker or nominee, your shares will not be voted on the proposals for which such broker or nominee does not have discretion. In the case of the proposal to approve the merger agreement, this would have the same effect as a vote against the proposal.

Approval of the Merger Agreement Requires a Majority Vote by OC Financial Shareholders (Page 24)

The affirmative vote of the holders of a majority of the outstanding shares of OC Financial common stock is necessary to approve the merger agreement on behalf of OC Financial. Not voting, abstaining or failing to instruct a broker or other nominee how to vote shares held in their name for you, will have the same effect as voting against the merger agreement.

Management of OC Financial Owns Shares, Which Will Be Voted at the Annual Meeting (Page 50)

The directors and executive officers of OC Financial collectively own approximately 27.51% of the outstanding shares of OC Financial common stock as of the record date for the annual meeting and have entered into voting agreements with First Place, pursuant to which they each agreed to vote all of their shares in favor of the merger agreement. A form of the voting agreement entered into by these directors and executive officers of OC Financial is attached as Annex III to this proxy statement/prospectus.

First Place and OC Financial Must Meet Several Conditions to Complete the Acquisition

Completion of the acquisition depends on meeting a number of conditions at or prior to the effective time, including the following:

•	shareholders of OC Financial must approve the merger agreement;

•

First Place and OC Financial must receive all required regulatory approvals for the acquisition of OC Financial without a burdensome term, condition or restriction, and any waiting periods required by law must have passed;

•	there must be no law, injunction or order enacted or issued preventing completion of the acquisition;

•	First Place and OC Financial must receive a legal opinion confirming that the acquisition will be a tax free reorganization;

•	First Place common stock to be issued to OC Financial shareholders as consideration for the acquisition must have been approved for trading on the Nasdaq Global Select Market;

•	the representations and warranties of each of First Place and OC Financial in the merger agreement must be true and correct in all material respects; and

•	First Place and OC Financial must have complied in all material respects with their respective covenants in the merger agreement.

Unless prohibited by law, either First Place or OC Financial could elect to waive a condition for its benefit that has not been satisfied and continue to complete the acquisition. First Place and OC Financial cannot be certain whether or when any of the conditions to the acquisition will be satisfied, or waived if permissible, or that the acquisition will be completed.

First Place and OC Financial Must Obtain Regulatory Approvals to Complete the Acquisition (Page 36)

To complete the acquisition of OC Financial, the parties will need the prior approval of the OTS. The U.S. Department of Justice has between 15 and 30 days following any approval of a federal banking agency to challenge the approval on antitrust grounds. First Place and OC Financial have filed all necessary applications and notices with the OTS. First Place and OC Financial cannot predict whether the required regulatory approvals will be obtained or whether any such approvals will include conditions that would be detrimental to First Place following completion of the acquisition.

First Place and OC Financial May Terminate the Merger Agreement (Page 43)

First Place and OC Financial can mutually agree at any time to terminate the merger agreement before completing the acquisition, even if shareholders of OC Financial have voted to approve it.

Either First Place or OC Financial also can terminate the merger agreement:

•	if any required regulatory approval for consummation of the acquisition is not obtained;

•	if the shareholders of OC Financial do not approve the merger agreement; or

•

if the other party materially breaches any of its representations, warranties, covenants or obligations under the merger agreement and it would have a material adverse effect in the case of a breach of a covenant and the breach cannot be or has not been cured within 30 days after notice of the breach.

In addition, First Place may terminate the merger agreement if the acquisition is not completed by September 30, 2008 or at any time prior to the annual meeting if the board of directors of OC Financial fails to recommend the transaction to its shareholders or withdraws or modifies its recommendation to the OC Financial shareholders that the merger agreement be approved in any way which is adverse to First Place, or breaches its covenants requiring the calling and holding of a meeting of shareholders to consider the merger agreement. First Place also may terminate the merger agreement if a third party commences a tender offer or exchange offer for 20% or more of the outstanding OC Financial common stock and the board of directors of OC Financial recommends that OC Financial shareholders tender their shares in the offer or fails to recommend that shareholders reject the offer within a specified period.

OC Financial may terminate the merger agreement if the acquisition is not completed by September 30, 2008 or at any time prior to the annual meeting in connection with the exercise of its fiduciary termination right in order to accept a financially superior proposal. However, OC Financial may not terminate the merger agreement if within five business days following OC Financial providing written notice to First Place of OC Financial’s intention to accept a superior proposal First Place makes an offer to OC Financial that OC Financial determines in good faith is at least as favorable as the superior proposal. See “The Acquisition—No Solicitation” beginning on page 40 and “—Termination of the Merger Agreement,” beginning on page 43.

First Place and OC Financial May Amend and Extend the Merger Agreement (Page 42)

The parties may amend the merger agreement at any time before the acquisition actually takes place, and may agree to extend the time within which any action required by the merger agreement is to take place. No material amendment may be made after the annual meeting without obtaining further approval by the shareholders of OC Financial.

OC Financial’s Directors and Executive Officers Have Some Interests in the Acquisition that Differ From Your Interests

OC Financial’s directors and executive officers have interests in the acquisition as individuals which are in addition to, or different from, their interests as shareholders of OC Financial. These interests include, among other things:

•

The payment of a severance benefit to Diane M. Gregg, the President and Chief Executive Officer of OC Financial, in an amount equal to three times her highest annual rate of salary plus her highest cash bonus paid during the prior three years, if she is terminated following a change in control.

•	The payment of a stay bonus of $25,000 to Amanda E. Thomas, the Chief Financial Officer of OC Financial.

The board of directors of OC Financial was aware of the foregoing interests and considered them, among other matters, in approving the merger agreement and the acquisition.

OC Financial is Prohibited from Soliciting Other Offers (Page 40)

OC Financial has agreed that, while the acquisition is pending, it will not initiate or, subject to some limited exceptions, engage in discussions with any third party other than First Place regarding extraordinary transactions such as a merger, business combination or sale of a material amount of assets or capital stock.

Accounting Treatment (Page 49)

The acquisition will be accounted for under the purchase method of accounting as such term is used under generally accepted accounting principles in the United States, or GAAP.

Shareholders of First Place and OC Financial Have Different Rights

First Place is a Delaware corporation subject to the provisions of the General Corporation Law of Delaware, and OC Financial is a Maryland corporation subject to the Maryland General Corporation Law. Upon consummation of the acquisition, shareholders of OC Financial who receive shares of First Place common stock in exchange for their shares of OC Financial common stock will become shareholders of First Place and their rights as shareholders of First Place will be governed by First Place’s Amended and Restated Certificate of Incorporation and bylaws and the General Corporation Law of Delaware. The rights of shareholders of First Place differ in certain respects from the rights of shareholders of OC Financial.

Termination Fees (Page 44)

OC Financial must pay First Place a termination fee of $400,000 if the merger agreement is terminated because of OC Financial’s board of directors’ failure to recommend the approval of the merger agreement in this proxy statement/prospectus, the OC Financial board of directors changes its recommendation in a manner adverse to First Place, the OC Financial board recommends to the OC Financial shareholders any tender offer that may be initiated for 20% or more of OC Financial’s common stock or failing to reject such tender offer, or the acceptance by OC Financial of a superior acquisition proposal that First Place decides not to match. See “The Acquisition—Termination Fee” beginning on page 44.

Dissenters’ Rights for OC Financial Shareholders (Page 46)

Under Maryland law, if the merger agreement is approved and adopted by the OC Financial shareholders, any OC Financial shareholder that objects to the merger agreement may be entitled to seek relief as a dissenting shareholder under Sections 3-201 to 3-213 of the Maryland General Corporation Law. To perfect dissenters’ rights, a record holder must:

•	not vote his or her shares of OC Financial common stock in favor of the proposal to approve and adopt the merger agreement at the annual meeting;

•	file a written objection to the merger prior to or at the Annual Meeting.

•

deliver a written demand for payment of the fair value of his or her shares of OC Financial common stock within 20 days following the acceptance of the Articles of Merger by the Maryland Department of Assessments and Taxation; and

•	otherwise comply with the statute.

First Place will notify any shareholders who have filed a written objection of the expiration of this 20-day period. The OC Financial common stock held by any person who desires to dissent but fails to perfect or who effectively withdraws or loses the right to dissent as of the effective time of the acquisition under Section 3-202 of the Maryland General Corporation Law will be converted into, as of the effective time of the acquisition, the right to receive the consideration to be received by shareholders under the merger agreement. A copy of the Maryland General Corporation Law governing dissenters’ rights is attached as Annex IV to this proxy statement/prospectus. See “The Acquisition—Dissenters’ Rights” beginning on page 46.

The Shares of First Place Common Stock to be Issued as Merger Consideration Will be Listed on the Nasdaq Global Select Market (Page 50)

Pursuant to the merger agreement, the shares of First Place common stock to be issued in connection with the acquisition will be listed on the Nasdaq Global Select Market.

SELECTED HISTORICAL FINANCIAL DATA

The following tables present selected historical financial data of First Place and selected historical financial data of OC Financial.

Selected Consolidated Historical Financial Data of First Place

Set forth below are highlights from First Place’s consolidated financial data as of and for the years ended June 30, 2003 through 2007 and First Place’s unaudited consolidated financial data as of and for the six months ended December 31, 2006 and 2007. The results of operations for the six months ended December 31, 2007 are not necessarily indicative of the results of operations for the full year or any other interim period. First Place’s management prepared the unaudited information on the same basis as it prepared First Place’s audited consolidated financial statements. In the opinion of First Place’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates and periods. You should read this information in conjunction with First Place’s consolidated financial statements and related notes included in First Place’s Annual Report on Form 10-K for the year ended June 30, 2007, and First Place’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, which are incorporated by reference in this proxy statement/prospectus and from which this information is derived. See “Where You Can Find More Information” beginning on page 115.

	At or for the Six Months Ended December 31,		At or for the Year Ended June 30,
	2007	2006	2007	2006	2005	2004	2003
	(Unaudited)		(Dollars in thousands, except share data)
Income Statement Data:
Interest income	$97,391	$92,319	$186,464	$149,053	$121,502	$85,773	$87,394
Interest expense	54,461	48,685	99,459	70,639	49,490	37,605	43,296

Net interest income	42,930	43,634	87,005	78,414	72,012	48,168	44,098
Provision for loan losses	7,156	2,790	7,391	5,875	3,509	4,896	2,864

Net interest income after provision for loan losses	35,774	40,844	79,614	72,539	68,503	43,272	41,234
Non-interest income (1)(2)	10,905	15,416	32,288	28,985	19,879	22,510	20,207
Non-interest expense (3)(4)(5)(6)	42,884	36,358	74,196	68,150	61,546	45,417	36,802

Income before income taxes	3,795	19,902	37,706	33,374	26,836	20,365	24,639
Income taxes	688	6,370	12,082	10,330	7,898	6,214	7,947

Net income	$3,107	$13,532	$25,624	$23,044	$18,938	$14,151	$16,692

Per Share Data:
Basic earnings (loss) per common share	$0.19	$0.80	$1.51	$1.58	$1.32	$1.11	$1.31
Diluted earnings (loss) per common share	0.19	0.79	1.49	1.55	1.30	1.09	1.29
Dividends declared per common share	0.325	0.295	0.605	0.56	0.56	0.56	0.50
Tangible book value at period-end	12.50	12.66	12.64	11.83	11.07	9.83	11.97
Weighted average shares outstanding—basic	16,285,119	16,939,742	16,954,804	14,564,909	14,387,179	12,737,584	12,713,170
Weighted average shares outstanding—diluted	16,383,088	17,184,810	17,171,684	14,821,366	14,623,019	12,972,409	12,967,352

	At or for the Six Months Ended December 31,		At or for the Year Ended June 30,
	2007	2006	2007	2006	2005	2004	2003
	(Unaudited)		(Dollars in thousands)
Balance Sheet Summary (at end of period):
Total assets	$3,304,274	$3,074,252	$3,226,213	$3,113,210	$2,498,943	$2,247,080	$1,558,613
Securities available for sale	267,709	267,613	285,242	302,994	296,314	378,248	346,429
Loans held for sale	72,547	75,572	96,163	154,799	145,053	47,465	65,695
Loans receivable, net	2,621,857	2,399,983	2,481,841	2,328,465	1,812,855	1,483,993	891,842
Allowance for loan losses	26,360	23,425	25,851	22,319	18,266	16,528	9,603
Deposits	2,299,843	2,136,084	2,240,696	2,060,747	1,709,339	1,548,011	1,108,450
Short-term borrowings	222,471	209,700	195,249	384,187	262,293	204,613	128,362
Long-term debt	436,518	370,004	397,914	325,589	260,788	240,744	117,137
Total shareholders’ equity	312,089	324,395	326,187	311,574	236,656	223,110	182,681

Selected Ratios (7):
Return on average assets	0.19%	0.88%	0.83%	0.88%	0.79%	0.83%	1.08%
Return on average shareholders’ equity	1.93	8.42	7.92	9.32	8.29	7.46	9.23
Dividend payout ratio	171.05	37.34	40.60	36.13	43.08	51.38	38.76
Net interest margin, fully-taxable equivalent	2.93	3.14	3.11	3.29	3.33	3.20	3.21
Average loans to average deposits	114.63	114.73	114.99	113.19	103.54	95.54	85.70
Average equity to average assets	9.98	10.42	10.50	9.52	9.55	11.09	11.74
Allowance for loan losses to period-end loans	1.00	0.97	1.03	0.95	1.00	1.10	1.07
Allowance for loan losses to total non-performing loans	56.91	91.14	76.12	133.08	144.91	142.01	75.15
Non-performing loans to period-end loans	1.75	1.06	1.35	0.71	0.69	0.78	1.42
Net charge-offs to average loans.	0.53	0.14	0.16	0.12	0.11	0.23	0.29

(1)	For the six months ended December 31, 2007, non-interest income included a charge of $5.9 million for other-than-temporary impairment of securities.

(2)	For the year ended June 30, 2005, non-interest income included a charge of $5.2 million for other-than-temporary impairment of securities and a credit of $1.0 million for nontaxable life insurance proceeds.

(3)	For the six months ended December 31, 2007, non-interest expense included merger, integration and restructuring expense of $0.8 million for the acquisition of Hicksville Building, Loan and Savings Bank.

(4)	For the year ended June 30, 2007, non-interest expense included merger, integration and restructuring expense of $0.7 million for the acquisition of retail banking offices in the greater Flint, Michigan area from Republic Bancorp, Inc. and Citizens Banking Corporation.

(5)	For the year ended June 30, 2006, non-interest expense included merger, integration and restructuring expense of $2.2 million for the acquisition of The Northern Savings & Loan Company.

(6)	For the year ended June 30, 2004, non-interest expense included merger, integration and restructuring expense of $2.2 million for the merger with Franklin Bancorp, Inc.

(7)	For the six months ended December 31, 2007 and 2006 the ratios have been annualized.

Recent Developments – First Place

First Place anticipates that when our Form 10-Q is filed, net income for the quarter ended March 31, 2008 will be approximately $4.8 million and will include a provision for loan losses of $4.7 million. That provision for loan losses would be an increase from $1.4 million from the quarter ended March 31, 2007 but a decrease from the provision of $5.2 million from the quarter ended December 31, 2007. Nonperforming loans are anticipated to be $57.5 million, up from $46.3 million at December 31, 2007, and up from $34.0 million at June 30, 2007. The projected increase in nonperforming loans is concentrated in residential loans and relates primarily to economic conditions in the Midwest markets where First Place does residential lending. We anticipate that total assets will decline to approximately $3.29 billion at March 31, 2008 from $3.30 billion at December 31, 2007.

Selected Consolidated Historical Financial Data of OC Financial

Set forth below are highlights from OC Financial’s consolidated financial data as of and for the years ended September 30, 2007 and 2006 and OC Financial’s unaudited consolidated financial data as of and for the three months ended December 31, 2007 and 2006. The results of operations for the three months ended December 31, 2007 are not necessarily indicative of the results of operations for the full year or any other interim period. OC Financial’s management prepared the unaudited information on the same basis as it prepared OC Financial’s audited consolidated financial statements. In the opinion of OC Financial’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates and periods. You should read this information in conjunction with OC Financial’s consolidated financial statements and related notes included in OC Financial’s Form 10-KSB for the year ended September 30, 2007, and OC Financial’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 2007. You should also read this information in conjunction with OC Financial’s consolidated financial statements and related notes for the years ended September 30, 2007 and 2006 and unaudited consolidated financial statements and related notes as of and for the three months ended December 31, 2007 and 2006 included in this proxy statement/prospectus under “Index to OC Financial’s Financial Statements” beginning on page F-1.

	At or for the Three Months Ended December 31,		At or for the Year Ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Dollars in thousands, except share data)
Income Statement Data:
Interest income	$881	$849	$3,524	$3,147
Interest expense	562	553	2,252	1,844

Net interest income	319	296	1,272	1,303
Provision for loan losses	5	5	5	60

Net interest income after provision for loan losses	314	291	1,267	1,243
Non-interest income	103	142	549	543
Non-interest expense	529	617	2,434	2,401

Loss before income taxes	(112)	(184)	(617)	(615)
Income taxes	—	—	—	—

Net loss	$(112)	$(184)	$(617)	(615)

Per Share Data:
Basic loss per common share	$(0.21)	$(0.36)	$(1.19)	$(1.19)
Diluted loss per common share	(0.21)	(0.36)	(1.19)	(1.19)
Dividends declared per common share	—	—	—	—
Tangible book value at period-end	10.77	11.88	10.96	12.16
Weighted average shares outstanding—basic	522,168	518,744	520,985	516,759
Weighted average shares outstanding—diluted	522,168	518,744	520,985	516,759

	At or for the Three Months Ended December 31,		At or for the Year Ended September 30,
	2007	2006	2007	2006
	(Unaudited)		(Dollars in thousands)

Balance Sheet Summary (at end of period):
Total assets	$63,887	$64,209	$65,499	$66,864
Securities available for sale	—	—	—	—
Loans held for sale	—	65	30	56
Loans receivable net	42,359	38,716	42,045	36,708
Allowance for loan losses	164	243	166	241
Deposits	45,727	45,651	46,144	46,674
Short-term borrowings	—	1,250	500	1,250
Long-term debt	10,450	8,950	10,450	8,950
Total shareholders’ equity	6,035	6,654	6,141	6,815

Selected Ratios (1):
Return on average assets	(0.17)%	(0.27)%	(0.97)%	(0.95)%
Return on average shareholders’ equity	(1.83)	(2.50)	(9.71)	(8.50)
Dividend payout ratio	N/A	N/A	N/A	N/A
Net interest margin, fully-taxable equivalent	2.01	1.83	1.98	2.08
Average loans to average deposits	92.44	82.48	84.05	72.28
Average equity to average assets	9.56	10.53	10.03	11.04
Allowance for loan losses to period-end loans	0.39	0.63	0.39	0.65
Allowance for loan losses to total non-performing loans	112.07	168.66	133.25	186.82
Non-performing loans to period-end loans	0.03	0.39	0.29	0.35
Net charge-offs to average loans	0.01	0.00	0.19	0.00

(1)	For the three months ended December 31, 2007 and 2006 the ratios have been annualized.

COMPARATIVE UNAUDITED PER SHARE AND SELECTED FINANCIAL DATA

The following table presents per share financial information reflecting First Place’s acquisition of OC Financial, which is referred to as “pro forma” information, and summary historical data for each of First Place and OC Financial. The pro forma information assumes that the acquisition of OC Financial had been completed on the dates and at the beginning of the earliest periods indicated.

First Place expects that the acquisition will result in certain one-time acquisition, integration and restructuring expenses. The pro forma income and dividends data do not reflect any anticipated acquisition, integration and restructuring expenses resulting from the acquisition. It is also anticipated that the acquisition will provide the combined company with certain financial benefits that include reduced operating expenses. The pro forma information does not reflect any of these anticipated cost savings or benefits. Therefore, the pro forma information, while helpful in illustrating the financial characteristics of the acquisition under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company actually would have performed had OC Financial been combined throughout the indicated periods.

The summary historical financial data of OC Financial has been derived from its audited and unaudited consolidated financial statements, which are included in this proxy statement/prospectus under “Index to OC Financial Statements” beginning on page F-1. The summary historical financial data of First Place has been derived from historical financial information that First Place has included in prior filings with the Securities and Exchange Commission. Historical financial information for First Place can be found in its Annual Report on Form 10-K for the year ended June 30, 2007 and in its Quarterly Report on Form 10-Q for the six months ended December 31, 2007. See “Where You Can Find More Information” beginning on page 115.

When you read the summary financial information provided in the following tables, you also should read the more detailed financial information included in the historical financial information for OC Financial which is set forth herein and for First Place which is included in the other documents of First Place previously referenced. See “Where You Can Find More Information” beginning on page 115.

	Six Months Ended December 31, 2007	Twelve Months Ended June 30, 2007
Net Income Per Common Share:
Historical:
First Place Financial Corp.
Basic	$0.19	$1.51
Diluted	0.19	1.49
OC Financial, Inc.
Basic	(0.57)	(1.46)
Diluted	(0.57)	(1.46)
Pro forma combined:
Basic	0.17	1.42
Diluted	0.17	1.41
Equivalent pro forma amount of OC Financial (1)
Basic	0.16	1.37
Diluted	0.16	1.35

Dividends Per Common Share:
Historical:
First Place Financial Corp.	0.325	0.605
OC Financial, Inc.	—	—
Equivalent pro forma amount of OC Financial (2)	0.31	0.58

Book Value Per Common Share (at period-end):
Historical:
First Place Financial Corp.	19.01	18.92
OC Financial, Inc.	10.77	11.46
Pro forma combined	18.86	18.80
Equivalent pro forma amount of OC Financial (1)	18.13	18.08

(1)	The equivalent pro forma per share data for OC Financial is computed by multiplying pro forma combined First Place and OC Financial information by 0.9615, the share exchange ratio.

(2)	The equivalent pro forma cash dividends per common share represent the historical cash dividends per common share declared by First Place and assume no change will occur, multiplied by 0.9615, the share exchange ratio.

RISK FACTORS

Upon completion of the acquisition, you will receive shares of First Place common stock in exchange for your shares of OC Financial common stock. Prior to deciding whether to approve the transaction you should be aware of and consider the following risks and uncertainties that are applicable to the acquisition and First Place, in addition to the other information contained in or incorporated by reference into this document, including the matters addressed in this proxy statement/prospectus under “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 21.

RISKS RELATED TO THE ACQUISITION

Directors and officers of OC Financial have interests in the acquisition that differ from the interests of shareholders

When considering the recommendation of OC Financial’s board of directors, you should be aware that the executive officers and directors of OC Financial have interests in the acquisition that are somewhat different from your interests. For example, certain executive officers of OC Financial may continue to be employed by First Place Bank after the acquisition, Diane M. Gregg, the President and Chief Executive Officer of OC Financial will receive severance benefits if terminated following a change in control and OC Financial employees, including an executive officer, who are not continuing with First Place after the acquisition will receive severance benefits. These arrangements may create potential conflicts of interest. These and certain other additional interests of OC Financial’s directors and executive officers may cause some of these persons to view the proposed transaction differently than you view it, as a shareholder. See “The Acquisition—Interests of Certain Persons in the Acquisition,” beginning on page 44.

First Place may fail to realize the anticipated benefits of the acquisition

Difficulties may arise in the integration of the business and operations of OC Financial with First Place and, as a result, First Place may not be able to achieve the cost savings and synergies that are expected to result from the acquisition. Achieving cost savings is dependent on consolidating certain operational and functional areas, eliminating duplicate positions and terminating certain agreements for outside services. Additional operational savings are dependent upon the integration of the banking businesses of First Place and OC Financial, and the conversion of OC Financial’s core operating systems, data systems and products to those of First Place and the standardization of business practices. Complications or difficulties in the conversion of the core operating systems, data systems and products of OC Financial to those of First Place may result in the loss of customers, damage to First Place’s reputation within the financial services industry, operational problems, one-time costs currently not anticipated by First Place or reduced cost savings resulting from the acquisition. Additionally, actual savings may be materially less than expected if the acquisition is significantly delayed, the integration of OC Financial’s operations is delayed or the conversion to a single data system is not accomplished on a timely basis.

Results after the acquisition may materially differ from the pro forma per share information presented in this document

Results after the acquisition of OC Financial may be materially different from those shown in the pro forma per share information that only show a combination of historical results from First Place and OC Financial. Merger, integration, restructuring and transaction costs related to the acquisition and combination of the companies are estimated to be $1.3 million and could be higher or lower depending on how difficult it will be to integrate First Place and OC Financial. Furthermore, these charges may decrease capital of the combined company that could be used for profitable, income earning investments in the future.

The market price of shares of First Place common stock may be affected by factors, which are different from those affecting shares of OC Financial common stock

You will acquire shares of First Place common stock in connection with the acquisition. Some of First Place’s current businesses and markets differ from those of OC Financial and, accordingly, the results of operations of First Place after the acquisition may be affected by factors different from those currently affecting the results of operations of OC Financial. For a discussion of the businesses of First Place and OC Financial and of certain factors to consider in connection with those businesses, see “—Risks Related to the Business of First Place” beginning on page 17, “Information About First Place” beginning on page 53, “Information About OC Financial” beginning on page 54 and the documents incorporated by reference into this document and referred to in this proxy statement/prospectus under “Where You Can Find More Information” beginning on page 115.

The market value of the stock consideration will vary with fluctuations in First Place’s stock price prior to closing and during the period until you receive the First Place stock certificates

Because the market price of First Place’s common stock may fluctuate over time, the market value of the First Place common stock at the time former stockholders of OC Financial receive certificates evidencing shares of First Place common stock may be higher or lower than the market value at the date of this proxy statement/prospectus, on the date of the annual meeting or on the closing date of the acquisition. Changes in the price of the First Place common stock may result from a variety of factors, including general market and economic conditions, changes in the business, operations or prospects of First Place and regulatory considerations. Accordingly, at the time of the annual meeting, you will not know the exact market value of the stock consideration to be received. In addition, there will be a time period between the completion of the acquisition and the time at which former OC Financial shareholders receiving stock consideration actually receive certificates evidencing First Place common stock. Until stock certificates are received, OC Financial stockholders will not be able to sell their First Place shares in the open market and, thus, would not be able to avoid potential losses should there be any decline in the trading price of the First Place common stock during this period.

RISKS RELATED TO THE BUSINESS OF FIRST PLACE

First Place’s business is subject to interest rate risk and variations in market interest rates may negatively affect its financial performance

First Place is unable to predict future market interest rates, which are affected by many factors, including:

•	inflation;

•	recession;

•	changes in employment levels;

•	changes in the money supply; and

•	domestic and international disorder and instability in domestic and foreign financial markets.

Changes in the interest rate environment may reduce First Place’s profits. First Place expects that it will continue to realize income from the differential or “spread” between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, residential mortgage loan volumes are affected by market interest rates on loans; rising interest rates generally are associated with a lower volume of loan originations while falling interest rates are usually associated with higher loan originations. Conversely, in rising interest rate environments, loan prepayment rates will decline, and in falling interest rate environments, loan prepayment rates will increase. In addition, an increase in the general level of interest rates may adversely affect the ability of some borrowers to pay the interest on and principal of their obligations, especially borrowers with loans that have adjustable rates of interest. Changes in interest rates also significantly impact the valuation of our mortgage servicing rights and loans held for sale. Both of these assets are carried at the lower of cost or market. As interest rates decline and mortgage loans prepay faster, the current market value of mortgage servicing rights will generally decline in value. At December 31, 2007, we had servicing rights of $11.7 million, which is net of an impairment allowance of $0.3 million. Changes in mortgage prepayments, interest rates and other factors can cause the value of this asset to decrease rapidly over a short period of time. Changes in interest rates, prepayment speeds and other factors may also cause the value of our loans held for sale to change. At December 31, 2007, we had $72.5 million of loans classified as held for sale. When interest rates rise, the cost of borrowing increases. Accordingly, changes in levels of market interest rates could materially and adversely affect First Place Bank’s net interest spread, loan volume, asset quality, levels of prepayments, value of mortgage servicing rights, loans held for sale and cash flows as well as the market value of its securities portfolio and overall profitability.

First Place’s allowance for loan losses may not be adequate to cover actual losses

First Place maintains an allowance for loan losses to provide for loan defaults and non-performance. First Place’s allowance for loan losses may not be adequate to cover actual loan losses, and future provisions for loan losses could materially and adversely affect First Place’s operating results. First Place’s allowance for loan losses is based on its historical loss experience, as well as an evaluation of the risks associated with its loans held for investment. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond First Place’s control, and these losses may exceed current estimates. Federal regulatory agencies, as an integral part of their examination process, review First Place’s loans and allowance for loan losses. While First Place believes that its allowance for loan losses is adequate to cover current losses, First Place cannot provide assurance that First Place will not need to increase its allowance for loan losses or that regulators will not require it to increase this allowance. Either of these occurrences could materially and adversely affect First Place’s earnings and profitability.

First Place may suffer losses in its loan portfolio despite its underwriting practices

First Place seeks to mitigate the risks inherent in its loan portfolio by adhering to specific underwriting practices. These practices include analysis of a borrower’s prior credit history, financial statements, tax returns and cash flow projections, valuation of collateral based on reports of independent appraisers and verification of liquid assets. Although First Place believes that its underwriting criteria are appropriate for the various kinds of loans it makes, First Place may incur losses on loans that meet its underwriting criteria, and these losses may exceed the amounts set aside as reserves in its allowance for loan losses.

Continuation of the current economic slowdown or further deterioration of economic conditions in Ohio, Michigan and Indiana could hurt First Place’s business

First Place lends primarily to consumers and business in the three primary states where it has banking and loan production offices, Ohio, Michigan and Indiana. Businesses and consumers are affected by economic, regulatory and political trends which all may impact the borrower’s ability to repay loans. In addition, more than 90% of First Place’s loans are secured by real estate and changes in the market for real estate can result in inadequate collateral to secure a loan. Over the past year First Place and its customers in Ohio, Michigan and Indiana have been experiencing an economic slowdown and in many locations a decline in real estate values. This has resulted in increases in nonperforming assets and loan charge-offs. If these economic trends continue or worsen additional borrowers could default on their loans resulting in higher levels of loan charge-offs and decreased profitability.

First Place faces strong competition from other financial institutions, financial service companies and other organizations offering services similar to those offered by it, which could result in First Place not being able to grow its loan and deposit businesses

First Place conducts its business operations primarily in Northeastern Ohio and Southeastern Michigan. Increased competition within these markets may result in reduced loan originations and deposits. Ultimately,

First Place may not be able to compete successfully against current and future competitors. Many competitors offer the types of loans and banking services that First Place offers. These competitors include other savings associations, national banks, regional banks and other community banks. First Place also faces competition from many other types of financial institutions, including finance companies, brokerage firms, insurance companies, credit unions, mortgage banks and other financial intermediaries. In particular, First Place’s competitors include national banks and major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and mount extensive promotional and advertising campaigns.

Additionally, banks and other financial institutions with larger capitalization and financial intermediaries not subject to bank regulatory restrictions have larger lending limits and are thereby able to serve the credit needs of larger clients. These institutions, particularly to the extent they are more diversified than First Place, may be able to offer the same loan products and services that First Place offers at more competitive rates and prices. If First Place is unable to attract and retain banking clients, it may be unable to continue its loan and deposit growth and its business, financial condition and prospects may be negatively affected.

First Place relies, in part, on external financing to fund its operations and the unavailability of such funds in the future could adversely impact its growth strategy and prospects

First Place Bank relies on deposits, advances from the Federal Home Loan Bank of Cincinnati and other borrowings to fund its operations. First Place also has previously issued junior subordinated debentures to raise additional capital to fund its operations. Although First Place considers such sources of funds adequate for its current capital needs, First Place may seek additional debt or equity capital in the future to achieve its long-term business objectives. The sale of equity or convertible debt securities in the future may be dilutive to First Place shareholders, and debt refinancing arrangements may require First Place to pledge some of its assets and enter into covenants that would restrict its ability to incur further indebtedness. There can be no assurance that additional financing sources, if sought, would be available to First Place or, if available, would be on terms favorable to it. If additional financing sources are unavailable or are not available on reasonable terms, First Place’s growth strategy and future prospects could be adversely impacted.

First Place may have difficulty managing its growth, which may divert resources and limit its ability to expand its operations successfully

In past years, First Place has incurred substantial expenses to build its management team and personnel, develop its delivery systems and establish its infrastructure to support its future growth. First Place’s future success will depend on the ability of its officers and key employees to continue to implement and improve its operational, financial and management controls, reporting systems and procedures and manage a growing number of client relationships. First Place may not be able to implement improvements in its management information and control systems in an efficient or timely manner. Thus, First Place cannot give assurances that its growth strategy will not place a strain on its administrative and operational infrastructure.

In addition, First Place intends to grow its deposits and expand its retail banking franchise. Further expansion will require additional capital expenditures and First Place may not be successful in expanding its franchise or in attracting or retaining the personnel it requires. Furthermore, various factors such as economic conditions, regulatory and legislative considerations and competition may impede or limit First Place’s growth. If First Place is unable to expand its business as anticipated, First Place may be unable to realize any benefit from the investments made to support future growth. Alternatively, if First Place is unable to manage future expansion in its operations, First Place may have to incur additional expenditures beyond current projections to support such growth.

First Place is subject to extensive regulation that could adversely affect it

First Place’s operations are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of its operations. First Place believes that it is in substantial compliance in all material respects with applicable federal, state and local laws, rules and regulations. Any change in the laws or regulations applicable to First Place, or in banking regulators’ supervisory policies or examination procedures, whether by the OTS, the FDIC, the Federal Home Loan Bank System, the United States Congress or other federal or state regulators could have a material adverse effect on First Place’s business, financial condition, results of operations and cash flows.

First Place Bank’s ability to pay dividends is subject to regulatory limitations which, to the extent First Place requires such dividends in the future, may affect its ability to service its debt and pay dividends

First Place is a separate legal entity from its subsidiaries and does not have significant operations of its own. Dividends from First Place Bank provide a significant source of capital for First Place. The availability of dividends from First Place Bank is limited by various statutes and regulations. It is possible, depending upon the financial condition of First Place Bank and other factors, that the OTS, as First Place Bank’s primary regulator, could assert that the payment of dividends or other payments by First Place Bank are an unsafe or unsound practice. In the event First Place Bank is unable to pay dividends to First Place, First Place may not be able to service its debt, pay its obligations as they become due, or pay dividends on its common stock. Consequently, the potential inability to receive dividends from First Place Bank could adversely affect First Place’s financial condition, results of operations and prospects.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated herein by reference contain forward-looking statements by First Place and OC Financial within the meaning of the federal securities laws. These forward-looking statements include information about the financial condition, results of operations and businesses of First Place and OC Financial. This document also includes forward-looking statements about the consummation and anticipated timing for completion of the acquisition, the exchange ratio and the tax-free nature of the acquisition. In addition, any of the words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “projects,” “predicts,” “intends,” “should” and similar expressions are intended to identify forward-looking statements. Management of First Place and OC Financial believe that the forward-looking statements about their respective companies are reasonable; however, you should not place undue reliance on such statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of First Place following completion of the acquisition may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond First Place’s and OC Financial’s ability to control or predict, including, but not limited to the following factors:

•	estimated cost savings from the acquisition may not be fully realized within the expected time frame;

•	costs or difficulties related to the integration of the businesses of First Place and OC Financial may be greater than expected and the integration may take longer than anticipated;

•	deposit attrition, customer loss or revenue loss following the acquisition may be greater than expected;

•	the shareholders of OC Financial may fail to approve the merger agreement;

•	governmental approvals of the acquisition may not be obtained, or adverse regulatory conditions may be imposed in connection with the governmental approvals of the acquisition;

•	changes in the interest rate environment may reduce net interest margins;

•

general economic or business conditions, either nationally or in the states or regions in which First Place and OC Financial do business, may be less favorable than expected, resulting in, among other things, a decline in loan volume, a decline in real estate value, a deterioration in credit quality and/or a decline in deposit flows;

•	legislation or changes in regulatory requirements, including changes in accounting standards, may adversely affect the businesses in which First Place and OC Financial are engaged;

•	adverse changes may occur in the securities markets;

•	competitive pressure among depository and other financial institutions may increase significantly; and

•

competitors of First Place and OC Financial may have greater financial resources and develop new products and possess more sophisticated technology that enable those competitors to compete more successfully than First Place and OC Financial.

Neither First Place nor OC Financial undertakes any obligation to update publicly any forward-looking statements to reflect events, circumstances or new information after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

Further information on other factors that could affect the financial results of First Place after the acquisition is included in the Securities and Exchange Commission filings incorporated by reference in this proxy statement/prospectus.

GENERAL INFORMATION

This document constitutes a proxy statement and is being furnished to the record holders of OC Financial common stock as of                          , 2008 in connection with the solicitation of proxies by the board of directors of OC Financial to be used at an annual meeting of shareholders of OC Financial to be held on                          , 2008 and any adjournment or postponement of the annual meeting. The purposes of the annual meeting are to consider and vote upon a proposal to approve the merger agreement, a proposal to elect three directors to the board of OC Financial for a three-year term to expire in 2011, a proposal to ratify the appointment of OC Financial’s independent registered public accounting firm for the fiscal year ending September 30, 2008 and a proposal to adjourn the annual meeting to the extent necessary to solicit additional votes on the merger agreement.

This document also constitutes a prospectus of First Place relating to the First Place common stock to be issued to holders of OC Financial common stock upon completion of the acquisition.

First Place has supplied all information contained or incorporated by reference herein relating to First Place, and OC Financial has supplied all such information relating to OC Financial.

THE ANNUAL MEETING

Time, Date and Place

The annual meeting of shareholders of OC Financial will be held at [    :     a.m.], eastern daylight savings time, on [    ], [                    ], 2008 at the home office of OC Bank, 6033 Perimeter Drive, Dublin, Ohio.

Matters to be Considered

The purposes of the annual meeting are:

•	to consider and approve the merger agreement;

•	to elect three directors to the OC Financial board of directors for a three-year term expiring in 2011;

•	to ratify the appointment of OC Financial’s independent registered public accounting firm for the fiscal year ending September 30, 2008;

•

to consider and approve a proposal to adjourn the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the merger agreement; and

•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

At this time, the OC Financial board of directors is unaware of any matter, other than as set forth in the immediately preceding sentence, that may be presented for action at the annual meeting.

Shares Outstanding and Entitled to Vote; Record Date

The close of business on [                         ], 2008 has been fixed by OC Financial as the record date for the determination of holders of OC Financial common stock entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the annual meeting. At the close of business on the record date, there were 560,198 shares of OC Financial common stock outstanding and entitled to vote. Each outstanding share of OC Financial common stock entitles the holder to one vote at the annual meeting on all matters properly presented at the meeting.

How to Vote Your Shares

Shareholders of record may vote by proxy or by attending the annual meeting and voting in person. If you choose to vote by proxy, simply mark the enclosed proxy card to indicate how you would like the proxies named on the proxy card to vote your shares on your behalf on the matters presented at the annual meeting, date and sign it, and return it in the postage paid envelope provided.

If your shares are held in the name of a broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Also, please note that if the holder of record of your shares is a broker or other nominee and you wish to vote at the annual meeting, you must bring a recent brokerage statement or letter from the broker or other nominee confirming that you are the beneficial owner of the shares.

Any shareholder of record executing a proxy may revoke it at any time before it is voted by:

•	delivering to OC Financial prior to the annual meeting a written notice of revocation addressed to Amanda E. Thomas, Corporate Secretary, OC Financial, Inc., 6033 Perimeter Drive, Dublin, OH 43017;

•	delivering to the Corporate Secretary of OC Financial prior to the annual meeting a properly executed proxy with a later date; or

•	attending the annual meeting and voting in person.

Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy.

Each proxy returned to OC Financial (and not revoked) by a holder of OC Financial common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted “FOR” approval of the merger agreement, “FOR” the election of all nominees for directors to the OC Financial board of directors named on the proxy card for a three-year term expiring in 2011, “FOR” the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending September 30, 2008, and “FOR” the proposal to adjourn the annual meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement.

At this time, the OC Financial board of directors is unaware of any matters, other than those set forth above, that may be presented for action at the annual meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Votes Required

Each outstanding share of OC Financial common stock entitles the holder to one vote at the annual meeting on all matters properly presented at the meeting. Shareholders of OC Financial are not entitled to cumulate their votes in the election or removal of directors or otherwise.

Shareholders present in person or by proxy at the annual meeting will constitute a quorum for the conduct of business at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted in the voting on a proposal.

The affirmative vote of the holders of a majority of the outstanding shares, whether in person or by proxy, of OC Financial common stock is necessary to approve the merger agreement on behalf of OC Financial. A plurality of votes cast by the holders of the outstanding shares of OC Financial common stock, whether in person or by proxy, is sufficient to elect directors to the OC Financial board of directors, meaning that the nominees receiving the greatest number of votes will be elected to serve as director. The affirmative vote of a majority of the outstanding shares of OC Financial common stock represented at the annual meeting, whether in person or by proxy, is required to approve the proposal to adjourn the annual meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement. The affirmative vote of a majority of the votes cast on the matter at the annual meeting, whether in person or by proxy, is required to ratify the appointment of the independent registered public accounting firm for the fiscal year ending September 30, 2008 and any other matter, except the election of directors, properly submitted to shareholders for their consideration at the annual meeting.

Any “broker non-votes” submitted by brokers or nominees in connection with the annual meeting will not be counted for purposes of determining the number of votes cast on a proposal but will be treated as present for quorum purposes. “Broker non-votes” are shares held by brokers or nominees as to whom voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under the applicable Nasdaq rules. Under these rules, the proposal to approve the merger agreement is not an item on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within 10 days before the annual meeting. Because the proposal to approve the merger agreement is required to be approved by the affirmative vote of the majority of the outstanding shares of OC Financial common stock, abstentions and broker “non-votes” will have the same effect as a vote against the proposal to approve the merger agreement at the annual meeting. And for the same reason, the failure of an OC Financial shareholder to vote by proxy or in person at the annual meeting will have the effect of a vote against this proposal. “Broker non-votes” will not apply to the proposals to elect directors to the OC Financial board of directors, to ratify the appointment of the independent registered public accounting firm for the fiscal year ending September 30, 2008 and to adjourn the annual meeting. Abstentions will have no effect on the proposals to elect directors to the OC Financial board of directors and to ratify the appointment of the independent registered public accounting firm for the fiscal year ending September 30, 2008 since they are not treated as votes cast. Abstentions will have the same effect as votes cast against the proposal to adjourn the annual meeting, since this vote is based on the number of share represented at the annual meeting.

All directors and the executive officers of OC Financial who own OC Financial common stock, including Diane M. Gregg, President and Chief Executive Officer, who collectively own approximately 27.51% of the outstanding shares of OC Financial common stock as of the record date for the annual meeting, have entered into voting agreements with First Place pursuant to which they have agreed to vote all of their shares in favor of the merger agreement.

Solicitation of Proxies

OC Financial will pay for the costs of mailing this document to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its board of directors. In addition to solicitation by mail, directors, officers and employees of OC Financial and its subsidiaries may solicit proxies from shareholders of OC Financial in person or by telephone, telegram, facsimile or other electronic methods without compensation other than reimbursement for their actual expenses.

Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of OC Financial common stock held of record by such persons, and OC Financial will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Recommendations of the OC Financial Board of Directors

The OC Financial board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. Based on OC Financial’s reasons for the acquisition described in this document, the board of directors of OC Financial believes that the acquisition is in the best interests of OC Financial’s shareholders and, unanimously recommends that you vote “FOR” approval of the merger agreement. See “The Acquisition—OC Financial’s Reasons for the Acquisition,” beginning on page [27]. The OC Financial board of directors also unanimously recommends that you vote “FOR” “ the election of the three director nominees named in this proxy statement/prospectus, “FOR” the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending September 30, 2008, and “FOR” approval of the proposal to adjourn the annual meeting if necessary to solicit additional proxies to vote in favor of the merger agreement.

THE ACQUISITION

(PROPOSAL ONE)

The following information describes the material aspects of the merger agreement and the acquisition. This description does not purport to be complete and is qualified in its entirety by reference to the annexes to this document, including the merger agreement. You are urged to read the annexes to this document carefully in their entirety.

General

Under the terms and conditions set forth in the merger agreement, OC Financial will be acquired by First Place by way of a merger, whereby OC Financial will merge with and into First Place, with First Place as the surviving institution. At the effective time of the acquisition, each share of OC Financial common stock outstanding at the effective time of the acquisition will be converted into 0.9615 shares of First Place common stock. No fractional shares of First Place common stock will be issued in connection with the acquisition. Instead, First Place will make a cash payment to each OC Financial shareholder who would otherwise receive a fractional share.

After the acquisition by First Place, First Place intends to merge First Place Bank with and into OC Bank, with OC Bank as the surviving institution in the subsidiary merger. OC Bank will, upon completion of the subsidiary merger, change its name and charter to that of First Place Bank and its main office from Dublin, Ohio to Warren, Ohio. See “— Subsidiary Merger” beginning on page 42. First Place and OC Financial may agree to revise the structure of the acquisition and the subsidiary merger before the acquisition and/or the subsidiary merger are completed because of business, tax or other considerations.

Background of the Acquisition

Since going public in March of 2005, the board of directors of OC Financial has regularly discussed strategic initiatives and reviewed shareholder enhancement alternatives with management of the company. Profitability concerns have continued to affect OC Financial since late 2005 and in May of 2007 the board of directors invited KBW to a board meeting to discuss potential strategic alternatives and initiatives available to the company. The board felt that the best opportunity to realize profits from one of its core businesses of servicing auto loans was to form an alliance with a much larger institution in hopes of realizing the opportunities associated with scale of size. The board unanimously agreed to submit a request to the OTS as required by the OTS approval of OC Bank’s mutual to stock conversion for approval to engage KBW and explore strategic options which might include a sale of the company. In October 2007, OC Financial received approval from the OTS to engage KBW to pursue strategic options, including a sale of the company.

Following the engagement of KBW, beginning in October 2007, KBW contacted 25 institutions or investors that it believed might be interested in discussing a strategic alliance with OC Financial. Contacted parties consisted of existing in-market and out-of-market financial institutions, investor groups and other various financial organizations. Eleven of these institutions signed confidentiality agreements and were sent a confidential information memorandum prepared by KBW and OC Financial to assist potential partners in evaluating the company. Following the evaluation period of the confidential information memorandum, three initial indications of interest were submitted to KBW. On November 1, 2007 OC Financial invited KBW to attend their board meeting and present the results of any initial bids that were received. Initial bid prices ranged from $14.00 to $15.68 per share of OC Financial common stock. Among the factors considered in reviewing each bid were aggregate deal value, transaction consideration, potential synergies, value of the potential partner’s franchise, the ability to consummate a transaction and the perceived result on OC Financial’s customers, community and employees. After reviewing and evaluating the three initial bids, the board agreed to invite two of the three parties to conduct further due diligence.

Throughout November the two parties, including First Place, conducted thorough due diligence of OC Financial. On December 3, 2007 KBW was again invited to attend OC Financial’s board meeting and present the results of any final bids that were received. After due diligence one party decided to withdraw from the process and did not submit a final bid. The other party, First Place, issued a final bid that equaled their initial bid of $14.00 per share. First Place proposed a merger consideration consisting of First Place common stock with the ability to include a minimal amount of cash if desired by OC Financial. The board of directors of OC Financial unanimously agreed to move forward and open negotiations with First Place on a merger agreement.

In early February, OC Financial, their counsel and KBW conducted due diligence on First Place. Due to the economic uncertainty in the current market it was also agreed during this time frame to set the consideration at a 100% stock transaction and fix the exchange ratio at 0.9615 shares of First Place common stock for each share of OC Financial common stock. The exchange ratio was determined by using First Place’s closing stock price on November 23, 2007 of $14.56. By taking the offer price of $14.00 per share and dividing by $14.56 the resulting exchange ratio equates to approximately 0.9615 shares of First Place common stock for each share of OC Financial common stock.

On March 24, 2008, OC Financial’s board of directors met to discuss the merger and KBW presented their oral fairness opinion to the board of OC Financial. KBW provided OC Financial its opinion that the proposed merger consideration was fair, from a financial point of view, to the shareholders of OC Financial. On March 31, 2008, KBW again confirmed their fairness opinion and OC Financial’s board of directors unanimously agreed to the merger and approved the definitive agreement. This opinion was confirmed in writing on April 2, 2008, when the agreement was signed by OC Financial and First Place. After the close of business on April 2, 2008, a joint news release was issued announcing the transaction.

OC Financial’s Reasons for the Acquisition

The terms of the merger agreement, including the consideration to be paid to OC Financial shareholders, were the result of arms-length negotiations. In evaluating the proposal to be acquired by First Place and concluding that the acquisition presents a more favorable opportunity for maximizing shareholder value than OC Financial’s other alternatives, including continuing to operate independently, the OC Financial board of directors considered a number of factors, including the following:

•	the consideration to be paid to OC Financial’s shareholders relative to the market value, book value, earnings per share and dividend rates of OC Financial common stock;

•

the terms and conditions of the merger agreement and voting agreements, the agreement of the directors and executive officers of OC Financial to vote in favor of the merger agreement, the limitations on the interim business operations of OC Financial, the conditions to consummation of the acquisition, the circumstances under which the merger agreement could be terminated and the advice of OC Financial’s financial and legal advisors;

•	information regarding the business, operations, earnings, financial condition, management and prospects of OC Financial and First Place;

•	the premium to market available to OC Financial’s shareholders;

•	increased shareholder liquidity as a result of the acquisition;

•	the belief that the terms of the acquisition are fair to and in the best interest of the OC Financial shareholders;

•	the likelihood that OC Financial would be unable to achieve, on a standalone basis, the per share value of the consideration to be paid to OC Financial shareholders in the acquisition;

•	OC Financial’s failure to receive bids superior to the First Place proposal;

•

the belief that the receipt of First Place common stock in the acquisition generally would permit OC Financial shareholders who receive First Place common stock to defer any federal income tax liability associated with the increase in the value of their security holdings as a result of the acquisition;

•

historical information concerning First Place’s and OC Financial’s respective businesses, financial performance and condition, asset quality, operations, technology, management, competitive position, dividends and stock performance;

•

the financial condition, results of operations and businesses of First Place and OC Financial before and after giving effect to the acquisition based on due diligence and publicly available earnings estimates for First Place and OC Financial;

•

the strategic fit of First Place and OC Financial, including the belief that the acquisition has the potential to enhance shareholder value through growth opportunities and synergies resulting from combining the companies’ complementary strengths and assets;

•	industry and economic conditions;

•	the opinion of KBW that the consideration is fair, from a financial point of view, to OC Financial’s shareholders;

•

the impact of the acquisition on the depositors, employees, customers and communities served by OC Financial and the expanded product and service offerings available for OC Financial customers as a result of the acquisition;

•	the likelihood of receiving the required approvals in a timely manner;

•	the ability of the combined enterprise to compete in relevant banking markets;

•	that the acquisition is expected to be accretive to GAAP earnings per share of First Place;

•	First Place’s historical record with respect to the employees and the communities of the institutions that it has acquired; and

•	the management group of First Place.

The OC Financial board of directors also considered the potential adverse consequences of the proposed acquisition including:

•	the challenges of combining the businesses, assets and workforces of the two companies;

•	the risk of not achieving expected operating efficiencies or growth;

•	the possibility that the consideration payable to shareholders could decrease if the average share price of First Place common stock falls prior to the closing date:

•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the acquisition;

•	the risk that the acquisition will not be consummated;

•

the risks that the market price of First Place common stock will significantly decrease, that general economic conditions will change or that First Place’s business prospects may decline prior to the end of the second quarter of 2008, which is when the acquisition is expected to be completed;

•	the delay that will occur in providing the stock consideration to OC Financial shareholders after the closing of the acquisition;

•

the loss of control over product and service offerings available to OC Financial customers following the acquisition and the potential reaction of the local community and OC Financial customers to First Place; and

•	potential loss, or changes in conditions, of employment for certain OC Financial employees following the acquisition.

The above discussion of the information and factors considered by the OC Financial board of directors is not intended to be exhaustive, but includes the material factors the OC Financial board of directors considered. In reaching its determination to approve and recommend the acquisition, the OC Financial board of directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

The OC Financial board of directors believes that the acquisition is in the best interests of OC Financial and its shareholders. Accordingly the OC Financial board of directors has approved the merger agreement unanimously and recommends unanimously that you vote for approval of the merger agreement.

First Place’s Reasons for the Acquisition

First Place entered into the merger agreement with OC Financial because, among other things, the acquisition:

•	is a natural branch fill-in between First Place’s Ohio, Michigan and Indiana franchises;

•	provides a strategic partner with approximately $15.5 million of low-cost core deposit funding as of December 31, 2007;

•	provides a strategic partner that embraces a community banking philosophy with a dedication to the markets it serves and with a positive reputation, much like itself;

•	strengthens, albeit slightly, First Place’s tangible capital position;

•	provides an additional platform for further growth of deposits and for future revenue growth through commercial lending and treasury product expansion;

•

provides an opportunity to enhance fee income growth by introducing First Place’s non-depository business lines, particularly wealth management, insurance, brokerage, private banking, and additional consumer products;

•	is expected to be accretive to GAAP earnings per share of First Place; and

•	is expected to provide First Place with estimated annual cost savings and near-term revenue enhancements of approximately $0.55 million after completion of the acquisition.

Opinion of OC Financial’s Financial Advisor

In the fall of 2007, OC Financial engaged KBW to provide financial advisory services to its board of directors in connection with the consideration of a possible business combination involving OC Financial and a third party. KBW is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, KBW is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

KBW acted as financial advisor to OC Financial in connection with the proposed acquisition and participated in certain of the negotiations leading to the merger agreement. On March 24, 2008, the board of directors of OC Financial received the opinion of KBW that the merger consideration to be paid to OC Financial shareholders in connection with the acquisition was fair to the OC Financial shareholders from a financial point of view. During the March 31, 2008 board meeting at which the OC Financial board approved the merger agreement, KBW reaffirmed to the board its oral opinion, which was confirmed in a written opinion delivered to the OC Financial board that the merger consideration was fair to OC Financial shareholders from a financial point of view as of April 2, 2008. The full text of KBW’s opinion is attached as Annex II to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by KBW in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge OC Financial’s shareholders to read the entire opinion carefully in connection with their consideration of the proposed acquisition.

KBW’s opinion speaks only as of the date of the opinion. The opinion was directed to the OC Financial board and is directed only to the fairness from a financial point of view of the aggregate merger consideration to OC Financial shareholders. It does not address the underlying business decision of OC Financial to engage in the acquisition or any other aspect of the acquisition and is not a recommendation to any OC Financial shareholder as to how such shareholder should vote at the annual meeting with respect to the acquisition or any other matter or the form of consideration such shareholder should elect in the acquisition.

In connection with rendering its opinion, KBW reviewed and considered, among other things:

(1)	the merger agreement;

(2)	certain publicly available financial statements and other historical financial information of OC Financial that KBW deemed relevant;

(3)	certain publicly available financial statements and other historical financial information of First Place that KBW deemed relevant;

(4)	internal financial projections for OC Financial for the years ending September 30, 2008 and September 30, 2009 prepared by and reviewed with senior management of OC Financial;

(5)	earnings per share estimates for First Place for the fiscal years ending June 30, 2008 and June 30, 2009 published by I/B/E/S, Inc., and discussed with the management of First Place;

(6)	the pro forma financial impact of the acquisition on First Place, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by the senior managements of OC Financial and First Place;

(7)	the publicly reported historical price and trading activity for OC Financial’s and First Place’s common stock, including a comparison of certain financial and stock market information for OC Financial and First Place with similar publicly available information for certain other companies the securities of which are publicly traded;

(8)	the financial terms of certain recent business combinations in the savings institution industry, to the extent publicly available;

(9)	the current market environment generally and the savings institution environment in particular; and

(10)	such other information, financial studies, analyses and investigations and financial, economic and market criteria as KBW considered relevant.

KBW also discussed with certain members of senior management of OC Financial the business, financial condition, results of operations and prospects of OC Financial and held similar discussions with certain members of senior management of First Place regarding the business, financial condition, results of operations and prospects of First Place.

In performing its review, KBW assumed and relied upon the accuracy and completeness of all the financial information and other information that was available from public sources, that was provided to it by OC Financial or First Place or their respective representatives or that was otherwise reviewed by it, and assumed such accuracy and completeness for purposes of rendering its opinion. KBW further relied on the assurances of management of OC Financial and First Place that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading. KBW was not asked to and did not independently verify any such information and it did not assume any responsibility or liability for the accuracy or completeness thereof. KBW did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of OC Financial or First Place or any of their respective subsidiaries, or of the ability to collect on any such assets, nor was it furnished with any such evaluations or appraisals. KBW did not make an independent evaluation of the adequacy of the allowance for loan losses of OC Financial or First Place, nor did it review any individual credit files relating to OC Financial or First Place. With OC Financial’s consent, KBW assumed that the respective allowances for loan losses for both OC Financial and First Place were adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

With respect to the financial projections of OC Financial the projections were reviewed with the management of OC Financial. With respect to the projections of First Place, KBW relied upon public projections of the company as generally affirmed by management. KBW expressed no opinion as to such financial projections or the assumptions on which they were based. KBW also assumed that there has been no material change in OC Financial’s or First Place’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to it. KBW assumed in all respects material to its analysis that OC Financial and First Place will remain as going concerns for all periods relevant to its analyses, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, that the conditions precedent in the agreements are not waived, and that the acquisition will qualify as a tax-free reorganization for federal income tax purposes. With OC Financial’s consent, KBW has relied upon the advice OC Financial has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the acquisition and the other transactions contemplated by the merger agreement.

KBW’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after the date of the opinion could materially affect the opinion. KBW has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. KBW expresses no opinion herein as to what the value of First Place’s common stock will be when issued to OC Financial’s shareholders pursuant to the merger agreement or the prices at which OC Financial’s or First Place’s common stock may trade at any time.

In rendering its opinion, KBW performed a variety of financial analyses. The following is a summary of the material analyses performed by KBW, but is not a complete description of all the analyses underlying KBW’s opinion. KBW viewed pending and completed bank and thrift deals including transactions that were deemed comparable to this merger. KBW analyzed two industry-accepted pricing metrics relative to the comparative group. These metrics included: deal price to tangible book value and premium to core deposits. The analysis included a comparison of the median, high and low of the above ratios for pending and completed acquisitions, based on the following comparable group: (1) all selling institutions in the comparable group were bank or thrift institutions headquartered in the Midwest; (2) all transactions in the comparable group were either announced or completed after January 1, 2006; (3) all selling companies in the peer group had an asset size between $25 and $200 million; and (4) all selling companies in the peer group had a last twelve months return on average equity ratio between (25%) and 3%. As a result of these transaction criteria, the following selling institutions were used in analyzing comparable transactions:

Summary of comparable merger and acquisition transactions:

Buying Institution	Selling Institution
Anita Bancorporation	Metabank W Central
BancMidwest Corporation	Hiawatha Bancshares Inc.
Blue Valley Ban Corp	Unison Bancorp Inc.
FBOP Corp.	Cardinal SB FSB
First Community Bancshares Inc.	NKC Bancshares Inc.
Investor Group	Huron Valley State Bank
Kerndt Bank Services Inc.	Family Merchants Bancorp
LaPorte Bancorp Inc	City Savings Financial Corp.
Luana Bancorporation	D&TC Inc.
Midwest Community Bancshares Inc.	C.P. Burnett & Sons Inc.
Petefish Skiles Bancshares Inc	Chandlerville Bancshares Inc.

The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. KBW believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in KBW’s comparative analyses described above is identical to OC Financial or First Place and no transaction is identical to the acquisition. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of OC Financial or First Place and the companies to which they are being compared.

	Price to Tangible Book Ratio (%)	Core Deposit Premium (%)
Low Value	102.5	0.2
Median Value	156.5	10.3
High Value	239.9	19.2
Implied value of First Place offer based on First Place’s share price:
on 3/20/08	123.4	3.1
30 day average thru 3/20/08	115.7	2.1
Average 12/3/07 to 3/20/08	122.0	2.9
180 day average thru 3/20/08	139.0	5.1

Discounted Cash Flow Analysis

The earnings projections used and relied upon by KBW for OC Financial in its analyses were based upon internal financial projections for OC Financial prepared by and reviewed with management. The earnings projections used and relied upon by KBW for First Place in its analyses were based upon public earnings estimates and discussions with management. KBW expressed no opinion as to such financial projections or the assumptions on which they were based. The financial projections and estimates provided by senior management of OC Financial and First Place were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as the other estimates used by KBW in its analyses, were based on numerous variables and assumptions that are inherently uncertain, and, accordingly, actual results could vary materially from those set forth in such projections.

KBW performed a discounted cash flow analysis to estimate a range of present values per share of OC Financial common stock. This range was determined by adding the present value of the terminal value, which is based upon a range of estimated future price to earnings ratios and price to tangible book ratios in the future of OC Financial common stock.

In calculating a terminal value of OC Financial common stock, KBW applied a range of multiples between 16.8x and 20.8x to the forecasted earnings over the next five years and 137% to 177% of the estimated takeout tangible book value over the same time span. KBW estimated a range of discount rates of 12.2% to 16.2% as the appropriate rate to discount estimated future cash flows for purposes of this analysis. The results of KBW’s analysis are set forth in the following tables:

Discount Rate		Projected Earnings Stand-Alone Terminal Multiple
		16.8x	17.8x	18.8x	19.8x	20.8x
	16.2%	$4.53	$4.76	$5.00	$5.23	$5.47
	15.2%	$4.72	$4.97	$5.21	$5.46	$5.71
	14.2%	$4.93	$5.18	$5.44	$5.70	$5.96
	13.2%	$5.14	$5.41	$5.68	$5.95	$6.22
	12.2%	$5.37	$5.65	$5.93	$6.21	$6.50

Discount Rate		Tangible Book Value Takeout Terminal Multiple
		1.37x	1.47x	1.57x	1.67x	1.77x
	16.2%	$8.21	$8.76	$9.32	$9.88	$10.44
	15.2%	$8.56	$9.15	$9.73	$10.31	$10.89
	14.2%	$8.94	$9.55	$10.16	$10.77	$11.38
	13.2%	$9.34	$9.98	$10.61	$11.25	$11.88
	12.2%	$9.76	$10.42	$11.09	$11.75	$12.42

Based on the foregoing criteria and assumptions, KBW estimated that the theoretical present value of the OC Financial common stock ranged from $4.53 to $6.50 per share on a stand alone projected earnings basis and a range of $8.21 to $12.42 on a takeout price to tangible book basis. Given that the value of the consideration on a per share basis to be paid in the merger, as of the date of the opinion, is above the implied theoretical range of present values of estimated future earnings and takeout tangible book value, KBW believes that this analysis supports the fairness, from a financial point of view, to OC Financial and its shareholders of the consideration to be paid in the merger.

In performing its analyses, KBW also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of OC Financial, First Place and KBW. The analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. KBW prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the OC Financial board at the board’s March 24, 2008 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, KBW’s analyses do not necessarily reflect the value of OC Financial’s common stock or First Place’s common stock or the prices at which OC Financial’s or First Place’s common stock may be sold at any time.

KBW acted exclusively for the board of directors of OC Financial in rendering its fairness opinion and will receive a fee from OC Financial for its services. A portion of the fee is contingent upon the successful completion of the merger. OC Financial has agreed to pay KBW a transaction fee in connection with the acquisition equal to 1.6% of the aggregate purchase price as of the date of closing of the acquisition, $10,000 of which was payable upon signing the engagement letter, another $40,000 of which was payable upon the signing of the merger agreement and the balance of which is contingent and payable upon consummation of the acquisition. Such cash payments made before the closing will be credited toward the contingent fee. Assuming that each share of OC Financial common stock is converted into the right to receive 0.9615 shares of First Place common stock for each outstanding share of OC Financial, the transaction fee would amount to approximately [$—] based upon the closing price of First Place common stock on                     , 2008. OC Financial has also agreed to indemnify KBW under certain circumstances and reimburse certain of KBW’s reasonable out-of-pocket expenses incurred in connection with its engagement.

During the past two years, KBW acted as financial advisor to First Place in their acquisition of Northern Savings & Loan Company of Elyria, Ohio and in the acquisition of seven branches from Citizens Banking Corporation and Republic Bank in Flint, Michigan and received a fee for such services.

Procedures for Exchanging OC Financial Common Stock Certificates

At the effective time of the acquisition, each outstanding share of OC Financial common stock, other than treasury shares, shares held by First Place or dissenting shares, will be canceled and converted into the right to receive 0.9615 shares of First Place common stock, subject to certain adjustments set forth in the merger agreement.

No more than 15 business days after the completion of the acquisition, the exchange agent, which will be selected by First Place, will mail to each holder of record of shares of OC Financial common stock at the effective time of the acquisition:

•	written notice of the completion of the acquisition; and

•	a letter of transmittal and instructions for effecting the surrender of certificates representing shares of OC Financial common stock in exchange for the merger consideration allocated to them.

Upon surrender of a stock certificate of OC Financial common stock to the exchange agent for exchange and cancellation, together with a duly executed letter of transmittal, the holder of such certificate will be entitled to receive the merger consideration in exchange for such shares. The certificate for OC Financial common stock so surrendered will be canceled. No interest will be paid or accrued on any cash constituting merger consideration or paid in lieu of fractional shares.

No stock certificates representing fractional shares of First Place common stock will be issued upon the surrender or exchange of OC Financial stock certificates. In lieu of the issuance of any such fractional share, First Place will pay to each former shareholder of OC Financial who otherwise would be entitled to receive a fractional share of First Place common stock an amount in cash, without interest, determined by multiplying the fraction of a share of First Place common stock which such holder would otherwise be entitled to receive pursuant to the merger agreement by $13.00, rounded to the nearest whole cent. Former shareholders of OC Financial shall not be entitled to any dividend, voting or any other rights with respect to fractional shares.

You will receive dividends on First Place common stock or other distributions declared after the completion of the acquisition only if you have surrendered your OC Financial stock certificates. Only then will you be entitled to receive all previously withheld dividends and distributions, without interest.

After completion of the acquisition, no transfers of OC Financial common stock will be allowed. OC Financial stock certificates that are presented for transfer after the completion of the acquisition will be canceled and exchanged for the appropriate merger consideration.

First Place will only issue a First Place stock certificate in a name other than the name in which a surrendered OC Financial stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership of the shares of OC Financial common stock formerly represented by such OC Financial stock certificate, and show that you paid any applicable stock transfer taxes.

If your OC Financial stock certificate has been lost, stolen or destroyed, you may be required to deliver an affidavit and a lost certificate bond as a condition to receiving any First Place stock certificate or cash to which you may be entitled.

As noted above, you should not send your stock certificate to First Place or OC Financial until you have received and return the letter of transmittal. However, if you cannot locate your stock certificate, please contact Amanda E. Thomas, the Corporate Secretary of OC Financial at (614) 761-2302 to make suitable arrangements in advance of the closing of the acquisition and the exchange of stock certificates.

Conditions to the Acquisition

Completion of the acquisition is subject to the satisfaction of certain conditions set forth in the merger agreement, or the waiver of such conditions by the party entitled to do so, at or before the effective time of the acquisition. Each of the party’s obligations to consummate the acquisition under the merger agreement is subject to the following conditions:

•	the holders of a majority of the outstanding shares of OC Financial must have approved the merger agreement;

•

all regulatory approvals by any governmental authority required to consummate the acquisition must have been obtained and must remain in full force and effect, all statutory waiting periods in respect thereof must have expired, and no required approval may contain any term, condition or restriction which either party reasonably determines in good faith would materially and adversely affect the economic or business benefits of the acquisition to such party as to render inadvisable, in its reasonable good faith judgment, the consummation of the acquisition;

•

no order, injunction, decree or other legal restraint or prohibition that prevents the consummation of the acquisition, the subsidiary merger or the other transactions contemplated by the merger agreement shall be in effect;

•

the registration statement of First Place of which this document is a part must have become effective under the Securities Act of 1933 and no stop order suspending the effectiveness of such registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission;

•	the shares of First Place common stock to be issued in connection with the acquisition must have been approved for listing on the Nasdaq Global Select Market; and

•

each of First Place and OC Financial must have received an opinion of Patton Boggs LLP to the effect that the acquisition will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

In addition to the foregoing conditions, the obligation of First Place to consummate the acquisition under the merger agreement is subject to the following conditions, which may be waived by First Place:

•

the representations and warranties of OC Financial in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the acquisition, except as to any representation or warranty which specifically relates to an earlier date;

•	OC Financial must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to consummation of the acquisition;

•	First Place must have received a certificate from specified officers of OC Financial with respect to compliance with the foregoing conditions to the obligations of First Place;

•	the aggregate amount of consolidated shareholders’ equity of OC Financial for the month ending immediately prior to the closing date of the acquisition must not be less than $5,200,000;

•

the directors and executive officers of OC Financial who own stock must have entered into and delivered a voting agreement with First Place on the date of the merger agreement (see “—Voting Agreements,” beginning on page 50);

•

OC Financial must have obtained all material consents, approvals or waivers of OC Financial’s rights, obligations or interests under any loan, credit agreement, note, mortgage, indenture, license, lease or other agreement or instrument before the acquisition closing unless a failure to obtain such consents, approvals or waivers would not have a material adverse effect on OC Financial or adversely impact the economic or business benefits of the merger;

•	there must be no governmental proceeding seeking an injunction;

•	there must not be 9.9% or more of the outstanding shares of OC Financial common stock exercising dissenters rights of appraisal (See “—Dissenters’ Rights” beginning on page 46);

•

there must be no material adverse change in the business of OC Financial or OC Bank, no material litigation and no payment that would exceed the limitations set forth in Section 280G of the Internal Revenue Code prior to closing the acquisition;

•	OC Financial and OC Bank must have obtained all material regulatory permits and approvals prior to closing the acquisition; and

•

First Place must have received such certificates of OC Financial’s officers or others and such other documents to evidence fulfillment of the conditions to its obligations as First Place may reasonably request.

In addition to the other conditions set forth above, the obligation of OC Financial to consummate the acquisition under the merger agreement is subject to the following conditions, which may be waived by OC Financial:

•

the representations and warranties of First Place in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the acquisition, except as to any representation or warranty which specifically relates to an earlier date;

•	First Place must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to consummation of the acquisition;

•	OC Financial must have received a certificate from specified officers of First Place with respect to compliance with the foregoing conditions to the obligations of OC Financial;

•	there must be no governmental proceeding seeking an injunction;

•	First Place must have deposited with the exchange agent the stock consideration (and cash for fractional shares) to be paid to the holders of OC Financial common stock in the acquisition;

•	there must be no material adverse change in the business of First Place and no material litigation prior to closing the acquisition; and

•

OC Financial must have received such certificates of First Place’s officers or others and such other documents to evidence fulfillment of the conditions to its obligations as OC Financial may reasonably request.

Regulatory Approvals

Consummation of the acquisition and the subsidiary merger are subject to receipt of certain regulatory approvals.

Office of Thrift Supervision. First Place intends to acquire OC Financial by way of a merger, whereby OC Financial will merge with and into First Place, with First Place as the surviving company and by merging First Place Bank with OC Bank. The acquisition and the subsidiary merger are subject to the prior approval of the

OTS under the Home Owners’ Loan Act. First Place and OC Financial have filed applications with the OTS to obtain prior approval of the acquisition and the subsidiary merger. In reviewing applications, the OTS considers:

•	the effect of the transaction upon competition;

•	the financial and managerial resources and future prospects of the merging and resulting institutions;

•	the capital levels of the surviving savings institution;

•	the performance of the applicants in helping to meet the credit needs of the relevant communities, including low- and moderate-income neighborhoods; and

•	the convenience and needs of the community served.

The OTS will not approve a transaction:

•	that would result in a monopoly or would be in furtherance of any combination, conspiracy or attempt to monopolize the business of banking in any part of the United States; or

•

whose effect in any section of the United States may be to substantially lessen competition, or tend to create a monopoly, or which in any other manner would be in restraint of trade, unless the probable effects of the transaction in meeting the convenience and needs of the community clearly outweigh the anti-competitive effects of the transaction.

Any transaction approved by the OTS may not be completed until 30 days after the OTS approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds. With the approval of the OTS and the U.S. Department of Justice, the waiting period may be reduced to 15 days.

Status of Applications and Notices. First Place and OC Financial have filed all required applications with applicable regulatory authorities in connection with the acquisition and the subsidiary merger. There can be no assurance that all requisite approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose any term, condition or restriction which either party reasonably determines in good faith would materially or adversely affect the economic or business benefits of the acquisition to such party, as to render inadvisable in its reasonable good faith judgment the consummation of the acquisition. If any such term, condition or restriction is imposed, either First Place or OC Financial may elect not to consummate the acquisition. See “— Conditions to the Acquisition,” beginning on page 35.

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the acquisition from the standpoint of the adequacy of the merger consideration to be received by OC Financial shareholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the acquisition.

Business Pending the Acquisition

The merger agreement contains certain covenants of the parties regarding the conduct of their respective businesses pending consummation of the acquisition. These covenants, which are contained in Article V of the merger agreement included as Annex I hereto, are briefly described below.

Pending consummation of the acquisition, OC Financial may not, among other things, take any of the following actions without the prior written consent of First Place:

•

conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and First Place the goodwill of the customers of OC Financial and its subsidiaries and others with whom business relations exist;

•

issue, sell or otherwise permit to become outstanding, or authorize the creation of any additional shares of equity or debt securities or any rights to acquire such stock or permit any additional shares of equity securities to become subject to grants of stock options;

•	make, declare, pay or set aside for payment any dividend or declare or make any distribution on any shares of OC Financial common stock;

•	directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock;

•	declare any special dividend;

•

enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of OC Financial or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (1) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase shall result in an individual annual adjustment of more than 3.5%; (2) for other changes that are required by applicable law; or (3) to satisfy existing contractual obligations previously disclosed by OC Financial to First Place;

•

hire any person as an employee, except (1) to satisfy existing contractual obligations previously disclosed by OC Financial or (2) to fill a vacancy arising after the date of the merger agreement, provided that such person’s salary is less than $30,000 on an annual basis or, (3) hire for certain employee vacancies previously disclosed to First Place that OC Financial intends to fill after the date of the merger agreement with the prior advice, consultation and approval of First Place;

•

enter into, establish, adopt or amend or make any contributions to any employee benefit plan, except (1) as may be required by law, (2) to satisfy existing contractual obligations previously disclosed and (3) for up to $30,000 in contributions to OC Financial’s 401(k) plan for the 2008 calendar year;

•	acquire, transfer, sell, encumber or otherwise dispose of assets, deposits, business or properties;

•	make capital expenditures, other than in the ordinary course of business, in excess of $10,000;

•	amend its articles of incorporation or bylaws (or equivalent documents);

•	change its principles, practices or methods of accounting except as required by GAAP;

•	enter into, renew, terminate, amend or modify any service agreement or other contract that exceeds $10,000 in value;

•	settle litigation claims which involve the payment by OC Financial in excess of $10,000 or that would impose a material restriction on OC Financial;

•	enter into new businesses or change its principal operating policies;

•	file any application or make any contract with respect to branching or site location or site relocation;

•	enter into derivatives contracts;

•	incur new indebtedness (in excess of $2,000,000) or assume, guaranty, endorse or otherwise become responsible for obligations of another person outside the ordinary course of business;

•	originate any certificates of deposit in excess of $250,000 (“Jumbo CD”) or reprice any existing Jumbo CD in excess of the current Federal funds rate;

•	acquire any debt security or equity investment other than federal funds or short-term U.S. Government securities with a term of one year or less;

•	make or modify loans outside of the ordinary course and in excess of certain limitations on the principal balances of such loans as set forth in the merger agreement;

•	originate automobile loans with a rate less than 5.99% or purchase or acquire any automobile loans;

•	originate, purchase or otherwise acquire any loans in excess of $200,000 from any correspondent relationship;

•	use pricing for loans, unless approved by First Place;

•	acquire (other than by way of foreclosure) real estate or any real estate development project;

•	take any action that would prevent or impede the acquisition from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code;

•	elect or appoint any new member to the board of directors or appoint any officer of OC Financial or any subsidiary who is not already serving as member of such board or serving as an officer;

•

enter into any agreement or arrangement with any OC Financial officer, director or their respective immediate family members, affiliates or associates, other than compensation of such officers and directors in the ordinary course of business or unless previously disclosed;

•

increase, reduce, diminish or otherwise materially adversely affect the existing level, quality and frequency of advertising, commercials and/or other promotional campaigns for OC Financial and its subsidiaries;

•	establish, acquire or otherwise create any new subsidiary;

•

issue any broad communication to OC Financial’s customers or employees, except for communications done in the ordinary course of business that do not relate to the acquisition or the content of any such communication, and if about the acquisition, is consistent with information publicly available through approved press releases or through SEC or OTS regulatory filings;

•	make any elections, or change current elections, with respect to taxes of OC Financial;

•

take any action that would result in (1) any of the representations and warranties of OC Financial not being true and correct in any material respect at or prior to the effective time of the acquisition, (2) any of the conditions to consummation of the acquisition set forth in the merger agreement not being satisfied or (3) a material violation of the merger agreement, except in each case as may be required by applicable law or regulation; or

•	agree to do any of the foregoing.

The merger agreement also provides that pending consummation of the acquisition, First Place may not, and will cause each subsidiary of First Place not to, take any of the following actions without the prior written consent of OC Financial:

•	any action that would prevent or impede the acquisition from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code;

•

any action that would result in (1) any of the representations and warranties of First Place not being true in any material respect at or prior to the effective time of the acquisition, (2) any of the conditions to consummation of the acquisition set forth in the merger agreement not being satisfied, or (3) a material violation of the merger agreement, except in each case as may be required by applicable law or regulation;

•	declare or pay any extraordinary or special dividends on or make any extraordinary or special distributions to First Place’s shareholders;

•	amend its certificate of incorporation or bylaws in a manner that would materially and adversely affect the economic benefits of the acquisition to the holders of OC Financial common stock; or

•	agree to do any of the foregoing.

Board of Directors’ Covenant to Recommend the Merger Agreement

Pursuant to the merger agreement, the OC Financial board of directors is required to recommend that OC Financial shareholders approve the merger agreement at all times prior to and during the meeting of OC Financial shareholders at which the merger agreement is to be considered by them. However, the OC Financial board of directors may withhold, withdraw, amend or modify its recommendation if it determines in good faith, after consultation with its outside counsel and financial advisors, that such action is legally required in order for the directors of OC Financial to comply with their fiduciary duties to the OC Financial shareholders under applicable law, provided that any such action in connection with an “acquisition proposal” must comply with the requirements described under “—No Solicitation” below.

No Solicitation

The merger agreement provides that OC Financial shall not, and that OC Financial shall direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an “acquisition proposal,” which is defined to mean any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving OC Financial, or any purchase of all, or substantially all, of the assets of OC Financial, or more than 10% of the outstanding equity securities of OC Financial.

In the merger agreement, OC Financial also agreed that it would not and that it would direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal, or otherwise facilitate any effort or attempt to make or implement an acquisition proposal. However, OC Financial or its board of directors may:

•	comply with its disclosure obligations under federal or state law;

•

provide information in response to a request received from a person who has made an unsolicited bona fide written acquisition proposal if the OC Financial board of directors receives from such person an executed confidentiality agreement;

•	engage in any negotiations or discussions with any person who has made an unsolicited bona fide written acquisition proposal; or

•	recommend such an acquisition proposal to the shareholders of OC Financial;

if and only to the extent that in each of the last three cases referred to above, (1) the OC Financial board of directors determines in good faith following consultation with its outside legal counsel that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (2) the OC Financial board of directors determines in good faith following consultation with its outside legal counsel and financial advisors that such acquisition proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to OC Financial’s shareholders from a financial point of view than the acquisition with First Place. An acquisition proposal that is received and considered by OC Financial in compliance with these requirements and approved by the OC Financial board of directors is referred to as a “superior proposal.” OC Financial is required to promptly notify First Place if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, OC Financial or any of its representatives.

Representations and Warranties of the Parties

Pursuant to the merger agreement, First Place and OC Financial made certain customary representations and warranties relating to the following matters, among others:

•	corporate organization and similar corporate matters;

•	capital structure;

•	authorization of the merger agreement and related documents and the absence of conflicts;

•	consents and regulatory approvals required to effect the acquisition;

•	reports filed with the SEC, OTS, and other regulatory organizations, as applicable to such party;

•	financial statements and the absence of undisclosed liabilities;

•	legal proceedings;

•	employee benefit plan matters;

•	compliance with applicable laws and reporting requirements;

•	material agreements;

•	agreements with regulators;

•	loan portfolios;

•	property;

•	labor and employment matters;

•	absence of certain changes or events;

•	board approval and applicable state takeover laws;

•	the shareholder vote required to approve the merger agreement;

•	transactions with affiliates;

•	Community Reinvestment Act compliance; and

•	taxes.

In addition, OC Financial also made certain customary representations and warranties relating to investment securities, administration of fiduciary accounts, environmental matters, derivative transactions, intellectual property, assistance agreements, its mortgage banking business, benefits payable upon termination of employment, deposits, insurance and its indemnification obligations. For detailed information concerning these representations and warranties, reference is made to Articles III and IV of the merger agreement included as Annex I to this proxy statement/prospectus. Such representations and warranties must remain accurate in all material respects through the completion of the acquisition. See “—Conditions to the Acquisition,” beginning on page 35.

Under the terms of the merger agreement, a material adverse effect on either First Place or OC Financial is defined to mean any effect that (1) is material and adverse to the business, properties, assets, liabilities, results of operations, financial condition or business of such entity and its subsidiaries taken as a whole or (2) would materially impair the ability of such entity to perform its obligations under the merger agreement or otherwise materially threaten or impede the consummation of the acquisition. However, under the terms of the merger agreement, none of the following would be deemed to constitute a material adverse effect on any entity:

•

changes in banking and similar laws of general applicability or interpretations of them by courts or governmental authorities, including changes in general economic conditions and changes in prevailing interest rates;

•	changes in GAAP or regulatory accounting requirements applicable to banks or their holding companies generally;

•

modifications or changes to valuation policies and practices, in connection with the transactions contemplated by the merger agreement or restructuring charges taken in connection with them, in each case in accordance with GAAP;

•	changes resulting from expenses in connection with the merger agreement;

•	the effects of any action or omission taken with the prior consent of the other party as contemplated by the merger agreement;

•	the payment of amounts due or provisions of any benefits to any officer or employee under any employment, change in control or severance agreements; and

•	acts of terrorism or war.

Subsidiary Merger

In connection with the subsidiary merger, First Place Bank and OC Bank will enter into a plan of merger pursuant to which First Place Bank will merge with and into OC Bank, with OC Bank as the surviving institution and wholly-owned subsidiary of First Place. The surviving institution, OC Bank, will change its name and charter to that of First Place Bank and will change its main office from Dublin, Ohio to Warren, Ohio at the time the subsidiary merger is completed. This subsidiary merger is expected to occur in the early part of the third quarter of 2008. The plan of merger may be terminated by mutual consent of the parties at any time and will be terminated automatically in the event the merger agreement is terminated. In addition, First Place and OC Financial may agree, because of business, tax or other considerations, to revise the structure of the subsidiary merger before the subsidiary merger is completed by amending the plan of merger (e.g., by having OC Bank merge with and into First Place Bank). A revision to the structure of the subsidiary merger will not change the consideration you will receive in the acquisition.

Effective Time of the Acquisition

First Place is acquiring OC Financial through the merger of OC Financial with and into First Place, with First Place as the surviving company. The acquisition will become effective upon the filing of the articles of merger with the Maryland Department of Assessments and Taxation and a certificate of merger with the Delaware Secretary of State, unless a different date and time is specified as the effective time in such documents. The articles of merger and the certificate of merger will be filed only after the satisfaction or waiver of all conditions to the acquisition set forth in the merger agreement, including approval of the merger agreement by OC Financial shareholders and receipt of the necessary regulatory approvals. The date of such filings will be the closing date of the acquisition.

At the effective time of the acquisition the directors and executive officers of First Place serving immediately prior to the effective time will serve as such for the surviving company following the acquisition. Also at the effective time, the directors and executive officers of OC Bank prior to the effective time of the acquisition will also be replaced after the effective time by the existing directors and officers of First Place Bank. See “—Interests of Certain Persons in the Acquisition” beginning on page 44.

We expect to complete the acquisition near the end of the second quarter of calendar 2008, subject to the satisfaction of the conditions to the acquisition, including the receipt of required regulatory approvals.

Amendment, Waiver and Extension of the Merger Agreement

To the extent permitted under applicable law, the merger agreement may be amended at any time by the parties by action taken or authorized by their respective boards of directors. However, after shareholders of OC Financial have approved the merger agreement, no amendment may be made that would reduce the amount or change the form of the consideration to be received by OC Financial’s shareholders as provided in the merger agreement, without OC Financial shareholder approval.

At any time before the completion of the acquisition, the parties may, by action taken or authorized by their respective boards of directors, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other party;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any documents delivered pursuant to the merger agreement; and

•	waive compliance with any of the agreements or conditions contained in the merger agreement.

All extensions and waivers must be in writing and signed by the party against whom the waiver is to be effective.

Termination of the Merger Agreement

The merger agreement may be terminated by:

•	mutual consent of First Place and OC Financial in a written instrument, if the board of directors of each party so determines by two-thirds vote of the members of its entire board;

•	either First Place or OC Financial upon written notice to the other,

•

60 days after the date on which any request or application for a requisite regulatory approval has been denied or withdrawn at the request of the governmental entity unless a petition for rehearing or amended application has been filed within 60 days of such denial or withdrawal, except that this right to terminate the agreement will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of the denial or request for withdrawal;

•	if any governmental entity shall have issued a final non-appealable order enjoining or otherwise prohibiting the completion of the acquisition or any transaction contemplated by the merger agreement;

•

if any regulatory approval contains a term, condition or restriction which the terminating party reasonably determines in good faith would materially adversely affect the economic or business benefits of the acquisition to such terminating party so as to render inadvisable, in its reasonable good faith judgment, the consummation of the acquisition;

•	if the shareholders of OC Financial do not approve the merger agreement at a duly held meeting of OC Financial shareholders;

•

if the other party has materially breached any representation, warranty, covenant or other agreement under the merger agreement, and it would have a material adverse effect in the case of a covenant, which has not been cured or could not be cured within 30 days following written notice of the breach and, as long as the party seeking to terminate the merger agreement has not also materially breached the merger agreement; or

•	the merger shall not have been consummated on or before September 30, 2008.

•	First Place if:

•	the board of directors of OC Financial does not recommend in this proxy statement/prospectus that its shareholders adopt the merger agreement;

•

after recommending in this proxy statement/prospectus that shareholders of OC Financial adopt the merger agreement, the board of directors of OC Financial withdraws, modifies or qualifies its recommendation in any respect adverse to the interests of First Place;

•	OC Financial fails to call, give proper notice of, convene and hold a meeting of its shareholders to consider and vote upon the merger agreement; or

•

a third party commences a tender offer or exchange offer for 20% or more of the outstanding OC Financial common stock and the board of directors of OC Financial recommends that OC Financial shareholders tender their shares in the offer or fails to recommend that they reject the offer within a specified period.

•

OC Financial at any time prior to the annual meeting it determines to enter into an acquisition agreement or similar agreement with respect to a “superior proposal,” as defined in the merger agreement and under “—No Solicitation,” beginning on page 40, which has been received and considered by OC Financial in full compliance with the applicable terms of the merger agreement, provided that OC Financial has notified First Place at least five business days in advance of any such termination and given First Place the opportunity during such period to make an offer at least as favorable as the superior proposal, as determined in good faith by the OC Financial board of directors.

Termination Fees

The merger agreement provides that OC Financial must pay First Place a $400,000 termination fee if the merger agreement is terminated by First Place if:

•	the OC Financial board of directors does not recommend in this proxy statement/prospectus that the OC Financial shareholders adopt the merger agreement;

•

after recommending the merger agreement in this proxy statement/prospectus, the OC Financial board of directors withdraws, modifies or qualifies its recommendation in any respect adverse to First Place;

•	OC Financial fails to call, give proper notice of, convene and hold a meeting of its shareholders to consider and vote upon the merger agreement; or

•

a third party commences a tender offer or exchange offer for 20% or more of the outstanding OC Financial common stock and the board of directors of OC Financial recommends that OC Financial shareholders tender their shares in the offer or otherwise fails to recommend that they reject the offer within a specified period.

OC Financial must also pay First Place a $400,000 termination fee if OC Financial accepts a superior acquisition proposal that First Place decides not to match. See “—Termination of the Merger Agreement” beginning on page 43 and “—No Solicitation,” beginning on page 40.

Any termination fee that becomes payable pursuant to the merger agreement must be paid within one business day following the date of termination of the merger agreement. If OC Financial fails to timely pay the termination fee to First Place, OC Financial will be obligated to pay the costs and expenses incurred by First Place to collect such payment, together with interest.

Interests of Certain Persons in the Acquisition

In considering the recommendation of the board of directors of OC Financial to vote for the proposal to approve the merger agreement, OC Financial shareholders should be aware that certain of OC Financial’s directors and executive officers have interests in the acquisition as individuals which are in addition to, or different from, their interests as shareholders of OC Financial. The OC Financial board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement and the acquisition. These interests are described below.

Agreement with Executive Officer of OC Financial. The employment agreement entered into between OC Financial and the President and Chief Executive Officer, Diane M. Gregg, provides for certain benefits upon occurrence of an ‘event of termination’ (as defined in the agreement) following a change in control of OC Financial. The acquisition will constitute a change in control. Upon an ‘event of termination,’ Ms. Gregg will be entitled to the following benefits: an amount equal to three times the sum of (i) the highest annual rate of her base salary and (ii) the highest rate of cash bonus awarded to her during the prior three years. Ms. Gregg is also entitled to life and non-taxable medical and dental insurance coverage (substantially comparable to the coverage provided prior to her termination) for a period of 36 months following her termination (or the cash equivalent to allow her to obtain her own insurance).

In addition, Amanda E. Thomas, the Chief Financial Officer of OC Financial, is entitled to a payment of $25,000 if she continues to serve in her position through the closing date of the merger.

Indemnification and Insurance. OC Financial’s directors and officers are entitled to continuing indemnification against certain liabilities by virtue of provisions contained in OC Financial’s articles of incorporation and Ms. Gregg is entitled to indemnification under her employment agreement with OC Bank. Pursuant to the merger agreement, First Place has agreed for a period of three years to indemnify and hold harmless each present and former director, officer and employee of OC Financial determined as of the effective time of the acquisition against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the acquisition, whether asserted or claimed prior to, at or after the effective time of the acquisition, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of OC Financial or is or was serving at the request of OC Financial as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of the merger agreement or the consummation of any of the transactions contemplated by the merger agreement, to the fullest extent to which such indemnified parties would be entitled under the articles of incorporation and bylaws of OC Financial and/or any agreement, arrangement or understanding disclosed by OC Financial to First Place pursuant to the merger agreement, in each case as in effect on the date of the merger agreement.

Pursuant to the merger agreement, First Place has agreed to purchase an extended reporting period endorsement under OC Financial’s existing directors’ and officers’ liability insurance policy for OC Financial’s directors and officers or a substitute policy which shall provide such directors and officers with coverage following the effective time of the acquisition for an additional three years. First Place will not be required to expend in any one year an amount in excess of 125% of the aggregate premiums paid by OC Financial for such insurance in 2007, and, if First Place is unable to maintain or obtain comparable insurance within such premium limitations, First Place will use its reasonable best efforts to obtain the most advantageous coverage available for such maximum premium amount. These directors and officers’ insurance policies will cover acts or omissions occurring prior to the effective time of the acquisition by such directors and officers in their capacities as such.

Other than as set forth above, or in connection with such officer’s or director’s ownership of OC Financial common stock that will be exchanged in the acquisition, no director or executive officer of OC Financial has any direct or indirect material interest in the acquisition. For information regarding the number of shares of OC Financial common stock held by the OC Financial officers and directors.

Certain Employee Matters

The merger agreement contains certain agreements of the parties with respect to various employee matters, which are briefly described below.

Benefits for Continuing Employees. Those employees of OC Financial whose employment is continued by First Place or its subsidiaries after the effective time shall become eligible to participate in employee benefit plans of First Place and its subsidiaries. The OC Financial employees continuing with First Place or its subsidiaries after the effective time shall receive credit for their consecutive years of employment with OC Financial up to the effective time for purposes of any eligibility or vesting requirements under the First Place employee benefit plans. First Place or its subsidiaries shall cause its medical, dental or health plans to waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the effective time to the extent such employee had satisfied any similar limitation or requirement under an analogous OC Financial benefit plan prior to the effective time.

The continuing employees shall not be excluded from participating in any medical plan due to the medical condition of such person that existed prior to the effective time provided that such person was not excluded from coverage under the OC Financial medical plan because of such condition.

OC Financial Employees Not Continuing with First Place. Those employees of OC Financial who are terminated at the effective time, hired by First Place or its subsidiaries at the effective time but terminated within one year thereafter, or identified for inclusion in a work force reduction as a result of the pending acquisition and who sign and deliver a termination and release agreement in a form acceptable to First Place, will be entitled to severance pay equal to two weeks of pay for each full year of service, subject to a maximum of 30 weeks. Such payments will be made within 30 days after the later of the effective time or the date the release from employment becomes effective or the negotiated date of termination after the effective time. OC Financial employees employed by more than one entity will be eligible for severance pay based only on the entity with which they had the longest service. If OC Financial maintains or has a severance pay arrangement, any amounts paid to such terminated employee pursuant to that severance arrangement with OC Financial will reduce the severance amount described in this paragraph. In no event will there be any duplication of severance pay to OC Financial employees.

First Place has agreed to honor, in accordance with their terms, contractual rights of current and former employees of OC Financial existing as of the effective time of the acquisition, as well as all employment or change in control agreements of OC Financial which were previously disclosed to First Place. Those amounts and discussion of severance arrangements are set forth herein under “Interests of Certain Persons in the Acquisition.” First Place will pay the amounts to the OC Financial and employees previously disclosed, which shall be the full and only payment due to such OC Financial employees, within 30 days after the effective time and upon receiving an executed receipt and release from each OC Financial employee dated as of the closing date.

Resale of First Place Common Stock

The shares of First Place common stock to be issued pursuant to the acquisition will be registered, and will be freely transferable, under the Securities Act of 1933.

Dissenters’ Rights

If the merger agreement is approved by the shareholders of OC Financial, each OC Financial shareholder objecting to the merger agreement may be entitled to seek relief as a dissenting shareholder under Section 3-202 of the Maryland General Corporation Law. The following is a summary of the principal steps a shareholder must take to perfect his or her dissenters’ rights under the Maryland General Corporation Law. This summary is qualified by reference to a complete copy of Sections 3-201 to 2-213 of the Maryland General Corporation Law, which is attached as Annex IV to this proxy statement/prospectus and incorporated by reference herein. Any dissenting shareholder contemplating exercise of his or her dissenters’ rights is urged to carefully review the provisions of Sections 3-201 and 2-213 and to consult an attorney, since failure to follow fully and precisely the procedural requirements of the statute may result in termination or waiver of such rights.

To perfect dissenters’ rights, a dissenting shareholder must satisfy each of the following conditions and must otherwise comply with Section 3-203:

•

Must be a shareholder of record. A dissenting shareholder must be a record holder of the dissenting shares of OC Financial common stock on [                    ], 2008, the record date established for determining those OC Financial shareholders entitled to vote on the proposal to approve and adopt the merger agreement. Because only shareholders of record on the record date may exercise dissenters’ rights, any person who beneficially owns shares that are held of record by a broker, fiduciary, nominee or other holder and who desires to exercise dissenters’ rights must, in all cases, instruct the record holder of the shares to satisfy all of the requirements outlined under Section 3-201 to 3-213;

•

File a written objection. A dissenting shareholder must file a written objection to the acquisition with OC Financial before or at the OC Financial annual meeting. The notice should be sent to Amanda E. Thomas, Corporate Secretary, OC Financial, Inc., 6033 Perimeter Drive, Dublin, Ohio 43017;

•

File a demand for payment. Within 20 days after the Maryland Department of Assessments and Taxation accepts the articles of merger, the dissenting shareholder must deliver a written demand for payment of the fair value of his or her common shares to First Place. This demand should be sent to First Place Financial Corp., 185 East Market Street, Warren, Ohio 44481. Attention: J. Craig Carr. Any written demand must specify the number and class of shares held by the shareholder on the record date and the amount claimed as the “fair value” of the common shares. First Place will notify shareholders of the expiration of this 20-day period;

•

Do not vote in favor of the acquisition. A dissenting shareholder must not vote his or her shares in favor of the proposal to approve and adopt the merger agreement at the OC Financial annual meeting. Failing to vote or abstaining from voting does not waive a dissenting shareholder’s rights. However, a proxy returned to OC Financial signed but not marked to specify voting instructions will be voted in favor of the proposal to approve and adopt the merger agreement and will be deemed a waiver of dissenters’ rights. A dissenting shareholder may revoke his or her proxy at any time before its exercise by: (1) delivering to OC Financial prior to the annual meeting a written notice of revocation addressed to Amanda E. Thomas, Corporate Secretary, OC Financial, Inc., 6033 Perimeter Drive, Dublin, Ohio 43017; (2) delivering to the Secretary of OC Financial prior to the annual meeting a properly executed proxy with a later date; or (3) or attending the annual meeting and voting in person.

•

Determination of Value/Delivery of Certificate. First Place and a dissenting shareholder may come to agreement as to the fair value of the common shares. If First Place and any dissenting shareholder cannot agree upon the fair value of the common shares, then either First Place or the dissenting shareholder may, within 50 days after the Maryland Department of Assessments and Taxation accepts the articles of merger, file a petition in the court of equity in the county where the resident agent of First Place is located, for a determination of the fair value of the common shares. The court will appoint three independent appraisers to recommend a fair value. The fair value is to be determined at the close of business as of the day of the OC Financial annual meeting. In determining this value, any appreciation or depreciation in the market value of the common shares resulting from the merger is excluded. Payment of fair value shall be made only upon simultaneous surrender to First Place of the share certificates for which such payment is made.

If the court so requests, a dissenting shareholder must submit his or her share certificate to the clerk of the court for endorsement thereon that a demand for appraisal has been made. Such a request is not an admission by either OC Financial or First Place that a dissenting shareholder is entitled to relief. A dissenting shareholder who fails to deliver his or her certificate may have his or her dissenter’s rights terminated by the court.

A dissenting shareholder’s rights to receive the fair cash value of his or her OC Financial common shares will terminate if:

•	the dissenting shareholder fails to timely file a written objection to the acquisition and a written demand for fair value of his or her shares;

•	the acquisition is terminated or is finally enjoined or prevented from being carried out, or the OC Financial shareholders rescind their approval and adoption of the merger agreement;

•	the dissenting shareholder withdraws his or her demand with the consent of First Place; or

•	the dissenting shareholder and OC Financial’s board of directors have not agreed on the fair value per share and neither has filed a timely complaint with the court.

All rights accruing from OC Financial common shares, including voting and dividend and distribution rights, are suspended from the time a dissenting shareholder makes a demand for appraisal with respect to such shares until the termination or satisfaction of the rights and obligations of the dissenting shareholder and OC Financial arising from such demand. During this period of suspension, any dividend or distribution paid on the common shares will be paid to the record owner as a credit upon the fair value thereof. If a shareholder’s dissenters’ rights are terminated other than by purchase by OC Financial of the dissenting shareholder’s common shares, then at the time of termination all rights will be restored and all distributions that would have been made, but for suspension, will be made.

Federal Income Tax Consequences

General. The following description of certain material federal income tax consequences of the acquisition to shareholders of OC Financial is based upon the opinion of Patton Boggs LLP, legal counsel to First Place. The federal income tax laws are complex and the tax consequences of the acquisition may vary depending upon each shareholder’s individual circumstances or tax status. Accordingly, this description is not a complete description of all of the consequences of the acquisition and, in particular, may not address federal income tax considerations that may affect the treatment of shareholders subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their shares of OC Financial common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation and holders who hold OC Financial common stock as part of a “hedge,” “straddle” or “conversion transaction”). In addition, no opinion is expressed with respect to the tax consequences of the acquisition under applicable foreign, state or local laws or under any federal tax laws other than those pertaining to the income tax. This description is based on laws, regulations, rulings and judicial decisions as in effect on the date of this proxy statement/prospectus, without consideration of the particular facts or circumstances of any holder of OC Financial common stock. These authorities are all subject to change and any such change may be made with retroactive effect. No assurance can be given that, after any such change, this description would not be different.

Tax matters are very complicated, and the tax consequences of the acquisition to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult your own tax advisor to determine the particular federal, state, local or foreign income or other tax consequences to you of the acquisition.

Tax Opinions. First Place and OC Financial will receive an opinion from Patton Boggs LLP regarding certain tax aspects of the acquisition. The opinion is based on facts, representations and assumptions that were provided by First Place and OC Financial and that are consistent with the state of facts that First Place and OC Financial believe will exist as of the effective time of the acquisition. On the basis of such facts, representations and assumptions, Patton Boggs LLP has opined that for federal income tax purposes, the acquisition, when consummated in accordance with the terms of the merger agreement, will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

As a condition precedent to the obligations of First Place and OC Financial to effect the acquisition, Patton Boggs LLP must issue an opinion, dated as of the effective date of the acquisition, that the acquisition will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Such opinion will be based upon facts existing at the effective time of the acquisition, and in rendering such opinion, counsel will require and rely upon facts, representations and assumptions that will be provided by First Place, OC Financial and others.

First Place and OC Financial will not seek any ruling from the Internal Revenue Service regarding any matters relating to the acquisition, and as a result there can be no assurance that the Internal Revenue Service will agree with any of the conclusions described herein.

The Acquisition. The parties expect that the acquisition, when consummated in accordance with the terms of the merger agreement, will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended to the date of this proxy statement/prospectus (the “Code”), and, accordingly, neither First Place nor OC Financial will recognize any taxable gain or loss as a result of the acquisition.

An OC Financial shareholder who receives First Place common stock in exchange for all of such shareholder’s shares of OC Financial common stock pursuant to the acquisition will not recognize gain or loss on the exchange. The shareholder’s aggregate basis of all of the First Place common stock actually received pursuant to the acquisition will be the same as his or her basis in OC Financial common stock surrendered in exchange therefor, reduced by any amount allocable to a fractional share interest for which cash is received (as described below). The shareholder’s holding period in each share of First Place common stock received in the acquisition (including any fractional shares deemed received and redeemed for cash as described below) will include the holding period of the share of OC Financial common stock surrendered in exchange for the share of First Place common stock, provided that the exchanged shares of OC Financial common stock were held by such shareholder as a capital asset at the effective time of the acquisition. Recently promulgated Treasury Regulations provide guidance on the allocation of basis among specific shares of stock received in a tax-free reorganization and the holding periods of shares of stock received when the transferor exchanges shares with varying tax bases or holding periods. OC Financial shareholders that hold multiple blocks of OC Financial common stock should consult their tax advisors regarding the application of these rules, including designations that a shareholder can make under the regulations and the timing of making the designations.

No fractional shares of First Place common stock will be issued in the acquisition. An OC Financial shareholder who receives cash in lieu of a fractional share will be treated as having received such fractional share pursuant to the acquisition and then as having exchanged such fractional share for cash in a redemption by First Place. An OC Financial shareholder should generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the excess of the amount of cash received and the shareholder’s tax basis in the fractional share. Any capital gain or loss will be long-term capital gain or loss if the OC Financial common stock exchanged was held by such shareholder as a capital asset for more than one year at the effective time of the acquisition.

Backup Withholding. Non-corporate holders of OC Financial common stock may be subject to information reporting and backup withholding imposed at a rate of 28% on any cash payments they receive. OC Financial shareholders will not be subject to backup withholding, however, if they:

•

have furnished or will furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal they will receive; or

•	are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a OC Financial shareholder’s United States federal income tax liability, provided they furnish the required information to the Internal Revenue Service.

Reporting Requirements. OC Financial shareholders who receive First Place common stock as a result of the acquisition will be required to retain records pertaining to the acquisition and will be required to file with their United States federal income tax return for the year in which the acquisition takes place a statement setting forth certain facts relating to the acquisition.

Accounting Treatment of the Acquisition

The acquisition will be accounted for under the purchase method of accounting under GAAP. Under this method, OC Financial’s assets and liabilities as of the closing date of the acquisition will be recorded at their respective fair values and added to those of First Place. Any difference between the purchase price for OC Financial and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” issued in July 2001, the goodwill resulting from the acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by First Place in connection with the acquisition will be amortized to expense in accordance with the new rules. The financial statements of First Place issued after the acquisition will reflect the results attributable to the acquired operations of OC Financial beginning on the date of completion of the acquisition. The unaudited per share pro forma financial information contained herein has been prepared using the purchase method of accounting. See “Comparative Unaudited Per Share and Selected Financial Data,” beginning on page 14.

Expenses of the Acquisition

The merger agreement provides that each of OC Financial and First Place will bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the merger agreement, including fees and expenses of its own financial consultants, accountants and counsel, except filing and other fees paid to the SEC, OTS and other governmental entities in connection with the acquisition, the subsidiary merger and other transactions contemplated by the merger agreement shall be borne by First Place. See also “—Termination of the Merger Agreement” beginning on page 43 and “—Termination Fees” beginning on page 44.

Listing of the First Place Common Stock and Delisting of OC Financial Common Stock

First Place has agreed to use its reasonable best efforts to cause the shares of First Place common stock to be issued in the acquisition to be approved for quotation on the Nasdaq Global Select Market before the completion of the acquisition. Upon completion of the acquisition, OC Financial common stock will no longer be quoted on the OTC-BB and will be deregistered under the Securities Exchange Act of 1934.

Voting Agreements

In connection with the execution of the merger agreement, each of the directors and executive officers of OC Financial who owned stock entered into a voting agreement with First Place. Pursuant to the terms of the voting agreements, these OC Financial executive officers and directors each agreed that they will be present in person or by proxy at all meetings of OC Financial shareholders called to vote for approval of the merger agreement or in connection with any written consent of the shareholders of OC Financial so that all shares of OC Financial common stock that each person is entitled to vote will be counted for purposes of a quorum at each such meeting. Such directors and executive officers agreed, except upon a termination of the merger agreement in the case of a superior proposal, to vote, or cause to be voted, for approval of the merger agreement all shares of OC Financial common stock that, on the record date of the shareholder meeting, are beneficially owned by such person with respect to which they have the power to vote. In addition, each of these directors and executive officers agreed to vote against any other proposal of a similar nature to the merger agreement, which does not involve First Place.

Also under the voting agreement, the OC Financial directors and executive officers agreed that, subsequent to the date of the merger agreement, they will not: (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any shares of OC Financial common stock now or hereafter beneficially owned by them, except for pledges of such shares pursuant to a standard margin contract or arrangement in the ordinary course of business; or (b) deposit any shares of OC Financial common stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of OC Financial common stock or grant any proxy with respect thereto, other than to members of the OC Financial board of directors for the purpose of voting to approve the merger agreement and matters related thereto.

The voting agreements will remain in effect until the earlier to occur of:

•	the favorable vote of OC Financial shareholders with respect to the approval of the merger agreement and the acquisition;

•	the termination of the merger agreement in accordance with its terms; or

•	the effective time of the acquisition.

As of April 2, 2008, the OC Financial directors and executive officers that entered into voting agreements held approximately 27.51% of the outstanding shares of OC Financial common stock.

Operations of First Place After the Acquisition

The acquisition is expected to be completed toward the end of the second calendar quarter of 2008. Therefore, for the fiscal year ended June 30, 2008, First Place expects to achieve minimal operational cost savings, revenue enhancements and other operating synergies subsequent to the acquisition.

First Place expects operational cost savings, revenue enhancements and other operating synergies following the acquisition of OC Financial. The cost savings and operating synergies are expected to amount to approximately $0.55 million and are to be derived primarily from the proceeds of the liquidation of OC Financial’s securities portfolio, net of the cash paid to OC Financial’s shareholders, into higher yielding assets and the elimination of duplicative legal, accounting and shareholder-related costs along with savings from the integration of back-office operations. In addition, because OC Financial will be acquired by First Place, the costs associated with OC Financial operating as a publicly-held entity also will be eliminated. Furthermore, the subsidiary merger will reduce the regulatory costs associated with operating two institutions with separate bank charters. First Place anticipates that it will be able to increase revenues from the OC Financial franchise by cross-selling products and services to OC Financial customers that are currently not offered by OC Financial, for example, mortgage banking, cash management and First Place Bank’s deposit overdraft protection program. First Place has not estimated these revenue enhancements, however, and did not include them in its financial analysis of the acquisition.

Because of the uncertainties inherent in merging two financial institutions, changes in the regulatory environment and changes in economic conditions, no assurances can be given that any particular level of cost savings, revenue enhancements or other operating synergies will be realized, that any such cost savings, revenue enhancements or other operating synergies will be realized over the time period currently anticipated or that such cost savings, revenue enhancements or other operating synergies will not be offset to some degree by increases in other expenses, including expenses related to integrating the two companies.

MARKET PRICES AND DIVIDENDS

Shares of First Place common stock currently trade on the Nasdaq Global Select Market under the symbol “FPFC.” Shares of OC Financial common stock are quoted on the Over-the-Counter Bulletin Board Service, or “OTC-BB,” under the symbol “OCFL.OB.”

As of March 31, 2008, there were 16,417,529 shares of First Place common stock outstanding, which were held by approximately 8,500 holders of record; and there were 560,198 shares of OC Financial common stock outstanding, which were held by approximately 125 holders of record. Such numbers of shareholders do not reflect the number of individuals or institutional investors holding stock in nominee name through brokerage firms and others.

The following table sets forth the high and low sales prices of First Place common stock as reported on the Nasdaq Global Select Market and of OC Financial common stock as reported on the OTC-BB for the periods indicated. The following table also sets forth the dividends declared per share of First Place common stock and OC Financial common stock for the periods included. The quotations for OC Financial reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	First Place			OC Financial
	Market Price		Dividends Declared Per Share	Market Price		Dividends Declared Per Share
Calendar Period	High	Low		High	Low
2008
Quarter ended March 31	$15.91	$9.85	$0.170	$10.70	$6.80	$	N/A

2007
Quarter ended December 31	19.89	13.21	0.170	10.75	9.87		N/A
Quarter ended September 30	21.73	15.00	0.155	10.99	9.67		N/A
Quarter ended June 30	22.22	18.79	0.155	10.95	10.75		N/A
Quarter ended March 31	23.99	19.93	0.155	11.00	10.45		N/A

2006
Quarter ended December 31	25.49	21.98	0.155	10.61	10.45		N/A
Quarter ended September 30	23.93	21.65	0.140	11.77	10.50		N/A
Quarter ended June 30	24.97	21.45	0.140	11.90	11.55		N/A
Quarter ended March 31	25.94	23.19	0.140	11.90	11.40		N/A

The following table shows the closing price per share of the First Place common stock and the OC Financial common stock on (1) April 1, 2008, the last trading day preceding public announcement of the merger agreement, and (2)             , 2008, the last full trading day for which closing prices were available at the time of the printing of this document. The historical prices are as reported on the Nasdaq Global Select Market and on the OTC-BB for First Place and OC Financial, respectively. The following table also includes the equivalent price per share of OC Financial common stock on those dates. The equivalent per share price reflects the value of First Place common stock that would be received by OC Financial shareholders who receive shares of First Place common stock in the acquisition based on an assumed exchange ratio of 0.9615 shares of First Place common stock for each share of OC Financial common stock.

	Historical Market Value Per Share		Equivalent Market Value Per Share of OC Financial
Date	First Place	OC Financial
April 1, 2008	$13.99	$10.00	$13.45
, 2008	—	—	—

INFORMATION ABOUT FIRST PLACE

General

First Place is a unitary savings and loan holding company incorporated under the laws of the State of Delaware in 1998. First Place was formed for the purpose of becoming a holding company to own all of the outstanding capital stock of First Place Bank. First Place Bank, a federal savings association and wholly-owned subsidiary of First Place, currently operates 21 retail locations in Trumbull, Mahoning and Portage counties in Ohio, 7 retail locations in Lorain County, Ohio, one retail location in Defiance County, Ohio and 2 business financial centers in Cuyahoga County, Ohio. In addition, First Place Bank, through its Franklin Bank Division, has 7 retail locations located in Southeastern Michigan near the Detroit metropolitan area and 7 retail locations located in Michigan near the Flint metropolitan area. First Place Bank also operates 20 loan production offices of which 12 are located throughout Ohio, 5 are located in Michigan, 2 are located in Indiana and one is located in North Carolina. First Place Bank’s principal business consists of accepting retail and business deposits from the general public and investing these funds primarily in one-to four-family residential mortgage, home equity, multifamily, commercial real estate, commercial and construction loans. First Place Bank’s deposits are insured by the Deposit Insurance Fund administered by the FDIC. The OTS is the primary regulator for First Place and First Place Bank.

First Place is also the parent company of a second wholly-owned subsidiary, First Place Holdings, Inc. First Place Holdings is a non-banking subsidiary that has five operating subsidiaries: First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd. and its subsidiary First Place Referral Network, Ltd.; APB Financial Group, Ltd.; American Pension Benefits, Inc.; and TitleWorks Agency, LLC. First Place Insurance Agency, Ltd. offers property, casualty, health and life insurance products. Coldwell Banker First Place Real Estate, Ltd. is a residential and commercial real estate brokerage firm. APB Financial Group, Ltd. and American Pension Benefits, Inc. are employee benefit consulting firms and specialists in wealth management, and provide services to both businesses and consumers. First Place Holdings owns 75% of TitleWorks Agency, LLC, which provides real estate title services. Through First Place Bank and First Place Holdings, Inc, First Place is able to offer a wide variety of business and retail banking products, as well as a full range of insurance, real estate, and investment services. In addition to these operating subsidiaries, First Place has three wholly-owned affiliates, First Place Capital Trust, First Place Capital Trust II and First Place Capital Trust III, each of which are special purpose entities that are accounted for using the equity method based on their nature and purpose.

At December 31, 2007, First Place had total assets of approximately $3.30 billion, deposits of $2.30 billion and shareholders’ equity of $312 million. First Place’s executive offices are located at 185 East Market Street, Warren, Ohio 44481 and its telephone number is (330) 373-1221.

Management and Additional Information

Certain information relating to executive compensation, benefit plans, voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to First Place is incorporated by reference or set forth in First Place’s annual report on Form 10-K for the year ended June 30, 2007 which is incorporated herein by reference. Shareholders desiring a copy of such document may contact First Place at its address or telephone number indicated under “Where You Can Find More Information,” beginning on page 115.

INFORMATION ABOUT OC FINANCIAL

OC Financial

OC Financial is the stock holding company for OC Bank. OC Financial is chartered under Maryland law and currently owns 100% of the outstanding common stock of OC Bank. At December 31, 2007, OC Financial had $63.9 million in consolidated assets, total net loans of $42.4 million, total deposits of $45.7 million and shareholders’ equity of $6.0 million. The executive office of OC Financial is located at 6033 Perimeter Drive, Dublin, Ohio 43017, and its telephone number is (800) 678-6228. OC Financial is subject to comprehensive regulation and examination by the OTS. OC Financial has no operations apart from OC Bank and its subsidiaries.

Ohio Central Savings

OC Bank is a federally chartered savings association headquartered in Dublin, Ohio. OC Bank is a full-service, community-oriented savings institution. OC Bank provides financial services to individuals, families and businesses through its two full-service banking offices, located in Dublin and Cleveland Heights, Ohio. OC Bank was originally organized in 1949 as an Ohio-chartered credit union. As a credit union, OC Bank could only serve customers that were members of its field of membership group, which consisted of employees of about 200 various employers located in the State of Ohio. OC Bank converted to a federal mutual savings association in 1998 and as a result can serve any member of the public. OC Bank reorganized into the mutual holding company structure in September 2001 by becoming a wholly-owned subsidiary of TFS Financial Corporation which is a wholly-owned subsidiary of Third Federal Savings and Loan Association of Cleveland, MHC, a mutual holding company (“Third Federal”). On March 31, 2005, OC Bank divested itself from TFS Financial Corporation and reorganized into a wholly-owned subsidiary of OC Financial. The executive office of OC Bank is located at 6033 Perimeter Drive, Dublin, Ohio 43017, and its telephone number is (614) 761-2302.

General

OC Financial’s business consists primarily of accepting deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, primarily in new and used automobile loans, as well as one- to four-family residential mortgage loans and in agency securities and mortgage-backed securities. It also makes, to a much lesser extent, other consumer loans, commercial real estate loans and commercial business loans. In 2003, OC Bank also organized AUTOARM, LLC (“AutoARM”) as a wholly-owned subsidiary to underwrite, fund and/or service automobile loans for other institutions. OC Bank currently has seventeen institutions (exclusive of OC Bank) as clients and continues to actively market AutoARM’s services to institutions in various states. OC Bank designs its service delivery channels to suit the needs of its customers, with an emphasis on delivering services electronically and on-demand for the customers’ convenience.

During its affiliation with Third Federal, a major part of OC Bank’s business was originating, selling and servicing automobile loans for Third Federal. The servicing of existing loans that OC Bank sold to Third Federal will continue until all the loans in the portfolio are repaid. The balance of loans sold to Third Federal as of December 31, 2007 was $4.0 million.

OC Financial seeks to distinguish itself through proactive customer service. It identifies and meets customer needs in a professional manner through market research, continuing education of its employees, systems-based internal coordination and performance-tracking.

Market Area

At December 31, 2007, OC Bank had a full-service banking office located in each of Dublin and Cleveland Heights, Ohio. OC Bank’s primary market for deposits is currently concentrated around the areas where its full-service banking offices are located. The primary lending area consists of the counties where OC Bank’s two offices are located and the counties contiguous to such counties. OC Bank has less than a 1% loan and deposit share in each of its market areas. At December 31, 2007, OC Bank had 46.01% of its loans based in Franklin County and 11.13% of its loans based in Cuyahoga County and 70.33% of its deposits in Franklin County and 23.24% of its deposits based in Cuyahoga County.

Dublin is located in the Columbus, Ohio metropolitan area. Columbus is located in Franklin County. The county has a diversified economy, employment base and population base. The unemployment rate was 4.0% as of September 30, 2007, as compared to 4.7% in the United States as a whole at such date. Dublin is an upscale suburb of Columbus located on the northwest side with active residential and commercial development. The office is located just off Interstate 270, the Columbus outer beltway. The office is easily accessible from the Columbus metropolitan area with travel time to the city center of less than 20 minutes. Two of the largest employers in Franklin County are the State of Ohio and The Ohio State University, each based in Columbus. Franklin County is also home to several major medical centers.

The Cleveland office is located in the suburb of Cleveland Heights, Ohio. The office is located in Cuyahoga County. The county had an unemployment rate of 6.3% as of September 30, 2007, with the State of Ohio having an unemployment rate of 5.9% at such date. The area consists mainly of the campus of Case Western Reserve University and the Cleveland Clinic as well as several museums and the Cleveland Playhouse. The area is fairly congested and is not easily accessible for much of the Cleveland metropolitan area as it is not near a major highway. Cuyahoga County is home to two large automobile manufacturers in addition to the university.

OC Financial has maintained relationships with the employer organizations that it served as a credit union. These employers still provide OC Bank with payroll deduction from their employees, and opportunities to solicit business from their employees and to continue to offer its programs and products to their employees. In Cleveland, these businesses are located close to the branch office. In Columbus, the businesses are more evenly distributed around the metropolitan area. OC Bank has continued to tailor its operations to ensure exceptional service to these sponsor organizations including establishing hours and operations to meet their specific needs.

Lending Activities

General. OC Financial primarily originates new and used automobile loans. While it has originated a limited amount of one- to four-family residential mortgage loans in the past two years, OC Financial plans to continue to emphasize the origination of one- to four-family residential mortgage loans, including home equity loans, in the future. In addition, OC Financial has originated a small amount of investment property loans consisting of one- to four-family rental properties, commercial real estate, commercial business loans and consumer loans.

As of December 31, 2007, $23.7 million, or 55.8%, of the total gross loan portfolio consisted of new and used automobile loans, $17.1 million, or 40.3%, of the total gross loan portfolio consisted of one- to four-family residential real estate loans, including investment property loans. Home equity loans constituted $487,000 or 1.1% of the gross loan portfolio. Commercial real estate loans constituted $1.1 million or 2.6% of the total gross loan portfolio.

At December 31, 2007, the maximum amount which OC Bank could have loaned to any one borrower and the borrower’s related entities under applicable regulations generally was approximately $820,000. The five largest lending relationships at December 31, 2007 were as follows: (1) $731,000 in loans secured by mortgages on one residential lot, two one- to four-family investment properties, and one multi-family investment property, (2) $711,000 in loans secured by a first mortgage on a one- to four-family primary residence and a commercial condominium, (3) $621,000 in loans secured by a first mortgage and second mortgage on a one- to four-family primary residence and a bridge mortgage on a one- to four-family dwelling unit, (4) $571,000 in loans secured by first and second mortgages on ten one- to four-family investment properties, and (5) $554,000 lending relationship secured by first mortgages on eleven one- to four-family investment properties and one commercial condominium.

Loan Portfolio Composition. The following table sets forth the composition of OC Financial’s loan portfolio (including loans held for sale) by type of loan as of the dates indicated.

	At December 31, 2007		At September 30,
			2007		2006
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Residential Real Estate Loans
One- to four-family	$17,123	40.29%	$17,677	41.86%	$14,007	37.85%
Home equity	487	1.15	509	1.21	510	1.38

Total residential real estate loans	17,610	41.44	18,186	43.07	14,517	39.23

Other Loans
Automobile(1)	23,721	55.81	22,849	54.12	21,561	58.27
Other consumer	89	0.21	99	0.23	86	0.23

Total consumer loans	23,810	56.02	22,948	54.35	21,647	58.50

Commercial real estate	1,083	2.54	1,087	2.58	823	2.22
Commercial business	—	—	—	—	15	0.05

Total loans	42,503	100.00%	42,221	100.00%	37,002	100.00%

Net deferred fees, costs and premiums	20		20		3
Allowance for loan losses	(164)		(166)		(241)

Total loans, net	$42,359		$42,075		$36,764

(1)	At December 31, 2007 there were no automobile loans held for sale. At September 30, 2007 there were $30,416 in principal amount of automobile loans held for sale. At September 30, 2006 there were $56,102 in principal amount of automobile loans held for sale.

Loan Portfolio Maturities and Yields. The following table summarizes the scheduled maturities of OC Bank’s loan portfolio at September 30, 2007. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. No effect is given to amortization or prepayments.

	One- to Four-Family		Home Equity		Automobile(2)		Other Consumer
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ended September 30,
2008(1)	$322	7.84%	$1	7.75%	$337	4.72%	$14	10.74%
2009 to 2012	208	5.04	80	8.60	21,523	5.67	85	12.77
2013 and beyond	17,147	6.35	428	8.60	989	6.55	—	—

Total	$17,677	6.36%	$509	8.60%	$22,849	5.69%	$99	12.48%

	Commercial Real Estate		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ended September 30,
2008(1)	$—	—%	$674	6.33%
2009 to 2012	25	4.50	21,921	5.70
2013 and beyond	1,062	7.81	19,626	6.46

Total	$1,087	7.69%	$42,221	6.06%

(1)	Includes demand loans, loans having no stated repayment schedule or maturity, and overdraft loans.

(2)	Includes loans held for sale in the amount of $30,416.

Loan Repricing. The following schedule illustrates the interest rate sensitivity of OC Financial’s loan portfolio (including loans available for sale) at September 30, 2007. Loans which have adjustable or renegotiable interest rates are shown as maturing in the period during which the loan reprices. The schedule does not include scheduled payments or potential prepayments.

	Real Estate			Automobile(1)	Other Consumer	Total
Due	One- to Four- Family	Commercial Real Estate	Home Equity
	(In thousands)
Within 1 year	$1,554	$248	$501	$426	$21	$2,750
After 1 year through 5 years	1,558	440	8	21,621	78	23,705
Over 5 years	14,565	399	—	802	—	15,766

Total	$17,677	$1,087	$509	$22,849	$99	$42,221

(1)	Includes loans held for sale in the amount of $30,416.

The following table shows the composition of OC Financial’ loan portfolio by fixed- and adjustable-rate at the date indicated for loans with maturity dates beyond one year.

	At September 30, 2007
	Amount	Percent
FIXED-RATE LOANS	(Dollars in thousands)
Residential Real Estate
One- to four-family	$14,719	37.29%
Home equity loans	8	0.02

Total residential loans	14,727	37.31%

Other loans
Automobile loans	22,425	56.81%
Commercial real estate	399	1.01
Other consumer loans	78	0.20

Total consumer loans	22,902	58.02%

Total fixed-rate loans	37,629	95.33%

ADJUSTABLE-RATE LOANS
Residential Real Estate
One- to four-family	1,400	3.55%
Home equity loans	—	—

Total real estate loans	1,400	3.55%

Other Loans
Commercial real estate	440	1.12%
Consumer	—	0.00

Total other loans	440	1.12%

Total adjustable loans	1,840	4.67%

Total loans	$39,469	100.00%

Consumer Loans. OC Financial currently offers a variety of consumer loans. Consumer loans generally have shorter terms to maturity, which reduces exposure to changes in interest rates. At December 31, 2007, OC Financial’s consumer loan portfolio, exclusive of automobile loans, totaled $89,000 or 0.21% of the gross loan portfolio. Such loans consisted of credit card loans, and other secured and unsecured consumer loans.

The most significant component of OC Financial’s consumer lending is automobile loans. For the past 18 years automobile lending has been a primary focus of OC Financial and OC Bank. OC Financial originates automobile loans only on a direct basis with the borrower. At December 31, 2007, loans secured by automobiles totaled $23.7 million, or 55.8% of the gross loan portfolio. Loans secured by used automobiles constituted $13.8 million of the automobile loan portfolio, or 32.4% of the gross loan portfolio at December 31, 2007. Automobile loans may be made for a maximum term of six years for new automobiles and a maximum term of five years for used automobiles and have fixed rates of interest. Loan to value ratios for automobile loans are up to 100% of the sales price for new automobiles and up to 100% of value on used cars, based on retail valuation from official used car guides. Approximately 60.0% of automobile loan originations are generated through applications submitted through OC Bank’s website, many of which are to Ohio residents. Substantially all of these loans are closed in OC Financial’s offices where staff makes personal identification of the borrower. OC Financial only permits a closing off-site in the case of a refinance with an existing customer, or a new automobile with a dealer with whom it has an existing relationship. By maintaining 15 years of underwriting history OC Financial has developed policies and procedures that allow it to make these loans with good delinquency and loss experience.

OC Financial also services automobile loans that it originated and sold to Third Federal prior to the divestiture. By servicing the loans OC Financial receives income for services at a level sufficient to compensate it for the costs and obtain a customer relationship that affords it with marketing opportunities.

Consumer loans may entail greater risk than one- to-four family residential mortgage loans, particularly in the case of consumer loans which are secured by rapidly depreciable assets, such as automobiles, and credit card loans that are unsecured. In these cases, any repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. As a result, consumer loan collections are dependent on the borrower’s continuing financial stability and, thus, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. OC Financial actively manages this risk and have been successful in managing this risk in the past. Management begins with policies that are carried out through detailed underwriting and proprietary processing and documentation. All closed loans are quality reviewed for accuracy. Collection activity is closely tracked and management promptly contacts any delinquent borrower.

One- to Four-Family Residential Mortgage Loans. OC Financial offers both fixed-rate and adjustable-rate conforming one- to four-family residential mortgage loans. This portfolio totaled $17.1 million, or 40.3% of the total gross loan portfolio at December 31, 2007. At December 31, 2007, OC Financial also had $487,000 in home equity loans, or 1.1% of the total gross loan portfolio.

During its affiliation with Third Federal, OC Financial utilized Third Federal to underwrite, process and close residential mortgage loans for customers that OC Financial referred to Third Federal. These loans were retained by Third Federal. Following the divestiture from Third Federal on March 31, 2005, OC Financial began to use third party processors based in the Columbus metropolitan area to underwrite, process and close residential mortgage loans. OC Financial will fund and service these loans. OC Financial anticipates retaining a majority of these loans in its portfolio subject to its liquidity needs, capital levels and asset and liability management concerns. OC Financial intends to use these companies in order to offer customers this loan product without the expense of an in-house residential mortgage loan department. OC Financial may use more than one provider depending on the level of service and volume of loans. Should it discontinue these relationships or otherwise be unable to use companies in the future, the ability to originate residential mortgage loans may be disrupted unless OC Financial is able to find a suitable replacement or have the capability to perform the function through its lending staff. Income may be negatively affected if the lending program is disrupted. In the event the volume of mortgage loan origination is unsatisfactory, OC Financial may purchase one- to four-family residential mortgage loans in its market area from brokers or other banks to increase the interest earning assets and for asset liability management.

OC Financial currently offers fixed-rate conventional mortgage loans with terms of 10 to 30 years that are fully amortizing and adjustable-rate conventional mortgage loans that amortize up to 30 years. One- to four-family residential mortgage loans are generally underwritten according to Fannie Mae or Freddie Mac guidelines, and loans that conform to such guidelines are referred to as “conforming loans.” OC Financial generally originates both fixed- and adjustable-rate loans in amounts up to the maximum conforming loan limits as established by Fannie Mae or Freddie Mac, which is currently $417,000 for single-family homes. Private mortgage insurance is required for first mortgage loans with loan-to-value ratios in excess of 89.9%. OC Financial intends to emphasize the origination of adjustable-rate loans and shorter term fixed-rate mortgages for its portfolio. OC Financial anticipates that it will sell mortgages with greater than 15-year maturities into the secondary market for interest rate risk management purposes. OC Financial does not currently originate or purchase stated income or interest only one- to four-family residential mortgage loans or loans that would be considered “sub-prime.”

OC Financial also offers loans above conforming limits, referred to as “jumbo loans,” that have been underwritten to the credit standards of Fannie Mae or Freddie Mac. These loans are generally eligible for sale to various firms that specialize in the purchase of such non-conforming loans. OC Financial also originates loans at higher rates that do not fully meet the credit standards of Fannie Mae or Freddie Mac but are deemed to be acceptable risks.

Adjustable-rate loan products are secured by residential properties with rates that are fixed for an initial period ranging from one year to five years. After the initial fixed period, the interest rate on these loans is generally reset every year based upon a contractual spread or margin above the average yield on U.S. Treasury securities, adjusted to a constant maturity of one year, as published weekly by the Federal Reserve Board, subject to certain periodic and lifetime limitations on interest rate changes. Many of the borrowers who select these loans have shorter-term credit needs than those who select long-term, fixed-rate loans. Adjustable-rate mortgage loans generally pose different credit risks than fixed-rate loans primarily because the underlying debt service payments of the borrowers rise as interest rates rise, thereby increasing the potential for default. At December 31, 2007, the adjustable-rate mortgage portfolio was $2.2 million or 5.1% of the gross loan portfolio.

OC Financial requires title insurance on all of its one- to four-family residential mortgage loans, and also requires that borrowers maintain fire and extended coverage casualty insurance (and, if appropriate, flood insurance) in an amount at least equal to the lesser of the loan balance or the replacement cost of the improvements. OC Financial does not require a mortgage escrow account from which disbursements are made for real estate taxes and for hazard and flood insurance. OC Financial does not conduct environmental testing on residential mortgage loans unless specific concerns for hazards are determined by the appraiser utilized in connection with the loan.

In addition to traditional one- to four-family residential mortgage loans, OC Financial offers home equity loans and home equity lines of credit that are secured by the borrower’s primary residence. The borrower is permitted to draw on a home equity line of credit during the first three years after it is originated and may repay the outstanding balance over a term not to exceed seven years from the date the home equity line of credit is originated. Home equity lines of credit are originated with adjustable rates of interest and home equity loans with fixed rates of interest. Home equity loans and home equity lines of credit are generally underwritten with the same criteria that are used to underwrite fixed-rate, one- to four-family residential mortgage loans. Home equity lines of credit and home equity loans may be underwritten with a loan-to-value ratio of 95% and 80%, respectively, when combined with the principal balance of the existing mortgage loan. OC Financial appraises the property securing the loan at the time of the loan application in order to determine the value of the property securing the home equity loan or line of credit. At the time OC Financial closes a home equity loan or line of credit, its files a mortgage to perfect its security interest in the underlying collateral.

Commercial Real Estate and Commercial Business Loans. OC Financial makes various types of secured commercial loans to customers in its market area for the purpose of financing equipment acquisition, expansion, working capital and other general business purposes. OC Financial also makes real estate loans secured by commercial properties, typically small businesses or professional offices. The terms of these loans generally range from less than one year to 25 years. The loans are either negotiated on a fixed-rate basis or carry adjustable interest rates indexed to (i) a lending rate that is determined internally, or (ii) a short-term market rate index. At December 31, 2007, OC Financial had no commercial business loans outstanding and seven commercial real estate loans with an aggregate balance of $1.1 million, or 2.6% of the gross loan portfolio. OC Financial does not plan to actively market commercial loans, but rather to make such loans as the opportunity may arise. OC Financial has no current plans to originate commercial real estate construction loans.

Loan Originations, Purchases, Sales and Servicing. While OC Financial originates both fixed-rate and adjustable-rate loans, its ability to generate each type of loan depends upon borrower demand, market interest rates, borrower preference for fixed- versus adjustable-rate loans, and the interest rates offered on each type of loan by other lenders competing in the market area. Loan originations are derived from a number of sources, including branch office personnel, OC Financial’s website, existing customers, borrowers, builders, attorneys, accountants and other professionals, real estate and mortgage brokers and walk-in customers.

OC Financial’s loan origination and sales activity may be adversely affected by a rising interest rate environment that typically results in decreased loan demand, while declining interest rates may stimulate increased loan demand. Accordingly, the volume of loan originations, the mix of fixed and adjustable-rate loans, and the profitability of this activity can vary from period to period. One- to four-family residential mortgage loans are generally underwritten to current Fannie Mae or Freddie Mac seller/servicer guidelines, and closed on standard Fannie Mae or Freddie Mac documents. If such loans are sold, the sales are conducted using standard Fannie Mae or Freddie Mac purchase contracts and master commitments as applicable. One- to four-family residential mortgage loans may be sold to Fannie Mae or Freddie Mac on a non-recourse basis whereby foreclosure losses are generally the responsibility of the purchaser.

Loan Approval Authority and Underwriting. The board of directors grants lending authority to the Credit Committee (the members of which is one director and one loan officer), and individual executive officers and loan officers. OC Financial’s lending activities are subject to written policies established by the board of directors. These policies are reviewed periodically.

The Credit Committee may approve loans in accordance with applicable loan policies, including the policy governing loans to one borrower. This policy places limits on the aggregate dollar amount of credit that may be extended to any one borrower and related entities. The Credit Committee may approve loans up to an aggregate of approximately $820,000 to any one borrower and related borrowers. The Credit Committee also may approve unsecured loans in amounts up to $50,000. OC Financial’s practices generally provide for a maximum loan-to-one-borrower limit of approximately $820,000.

In connection with its residential and commercial real estate loans, OC Financial generally requires property appraisals to be performed by independent appraisers who are approved by the board of directors. Appraisals are then reviewed by the appropriate loan underwriting areas. Under certain conditions, OC Financial may not require appraisals for loans under $250,000, but it obtains appraisals in many of these cases. OC Financial also requires title insurance, hazard insurance and, if indicated, flood insurance on property securing mortgage loans.

Delinquent Loans, Other Real Estate Owned and Classified Assets

Collection Procedures. OC Financial sends a computer-generated late notice by the 11th day after the payment due date on a loan requesting the payment due plus any late charge that is assessed. Accounts are distributed to a collector or account officer to contact borrowers, determine the reason for delinquency and arrange for payment, and accounts are monitored electronically for receipt of payments. If payments are not received within 30 days of the original due date, a letter demanding payment of all arrearages is sent and contact efforts are continued. If contact is not made and satisfactory arrangements are not made or if payment is not received, OC Financial generally accelerates loans and demands payment in full and takes action to recover any collateral. In addition, failure to pay within 60 days of the original due date generally results in legal action, notwithstanding ongoing collection efforts.

For secured consumer loans such as automobile loans, OC Financial may repossess the collateral. This is generally accomplished by using a third party provider that specializes in collateral repossession. Once the collateral is obtained, OC Financial assesses the condition and value of the collateral and proceeds to sell the collateral. OC Financial uses a third party to sell the collateral, generally at a public auction. Typically the time between repossession and sale is within a month. In these cases, OC Financial typically records the repossession and sale as a single transaction with a net charge-off to the allowance for loan losses. In the event that the holding period were to extend over the end of a reporting period, the policy is to initially record the repossessed automobile at fair value when acquired, establishing a new cost basis. If fair value declines subsequent to repossession, an additional valuation allowance would be recorded. Gains or losses arising from sales of foreclosed or repossessed assets are recorded in the income statement. Any deficiency balance is then pursued with the debtor. Generally, deficiency balances are charged-off the balance sheet as uncollectible and pursued using a third party. Loans with no payments in 180 days are generally charged-off. For commercial loans, procedures may vary depending upon individual circumstances.

Loans Past Due and Non-performing Assets. Loans are reviewed on a regular basis, and are placed on non-accrual status when either principal or interest is 90 days or more past due. In addition, OC Financial places loans on non-accrual status when it believes that there is sufficient reason to question the borrower’s ability to continue to meet contractual principal or interest payment obligations. Interest accrued and unpaid at the time a loan is placed on non-accrual status is reversed from interest income. Interest payments received on non-accrual loans are not recognized as income unless warranted based on the borrower’s financial condition and payment record. At December 31, 2007, OC Financial had non-accrual loans of $146,000.

Real estate acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned (“REO”) until such time as it is sold. When real estate is acquired through foreclosure or by deed in lieu of foreclosure, it is recorded at its fair value, less estimated costs of disposal. If the fair value of the property is less than the loan balance, the difference is charged against the allowance for loan losses. At December 31, 2007, OC Financial had one REO property consisting of a one- to four-family residence, with an appraised value of $76,000 securing a balance in real estate owned of $63,100.

The following table sets forth certain information with respect to loan portfolio delinquencies at the dates indicated. Loans delinquent for 90 days or more are also classified as non-accrual loans.

	Loans Delinquent For				Total
	60-89 Days		90 Days and Over
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At December 31, 2007
One- to four-family	—	$—	2	$135	2	$135
Home equity	—	—	—	—	—	—
Automobile	—	—	2	11	2	11
Other consumer	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—
Commercial business	—	—	—	—	—	—

Total	—	$—	4	$146	4	$146

At September 30, 2007
One- to four-family	1	$618	1	$80	2	$698
Home equity	—	—	—	—	—	—
Automobile	—	—	3	45	3	45
Other consumer	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—
Commercial business	—	—	—	—	—	—

Total	1	$618	4	$125	5	$743

At September 30, 2006
One- to four-family	—	$—	1	$112	1	$112
Home equity	—	—	—	—	—	—
Automobile	1	17	1	8	2	25
Other consumer	—	—	—	—	—	—
Commercial real estate	—	—	—	—	—	—
Commercial business	—	—	—	—	—	—

Total	1	$17	2	$120	3	$137

The table below sets forth the amounts and categories of non-performing assets at the dates indicated. At each date presented, OC Financial had no troubled debt restructurings (loans for which a portion of interest or principal has been forgiven and loans modified at interest rates materially less than current market rates).

	At December 31, 2007	At September 30,
		2007	2006
	(Dollars in thousands)
Non-accrual loans:
One- to four-family	$135	$80	$112
Home equity	—	—	—
Automobile	11	45	17
Other consumer	—	—	—
Commercial real estate	—	—	—
Commercial business	—	—	—

Total non-performing loans	$146	$125	$129

Real estate owned:
One- to four-family	$63	$62	$—
Home equity	—	—	—
Commercial real estate	—	—	—

Total real estate owned	63	62	—

Total non-performing assets	$209	$187	$129

Ratios:
Non-performing loans to total loans	0.34%	0.29%	0.35%
Non-performing assets to total assets	0.31%	0.27%	0.19%

There is one real estate owned property, previously noted, consisting of a one- to four-family residence that is currently for sale. OC Financial expects that the proceeds from the sale will be sufficient to cover the outstanding indebtedness and disposition costs. Management was not aware of any other loans not included in non-performing loans above where known information about possible credit problems causes management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms. There are no loans past due over ninety days still accruing interest at December 31, 2007.

For the three months ended December 31, 2007, gross interest income that would have been recorded had the non-accrual loans at the end of the quarter remained on accrual status throughout the quarter amounted to $2,669. For the year ended September 30, 2007, gross interest income that would have been recorded had the non-accrual loans at the end of the year remained on accrual status throughout the period amounted to $2,133. No interest income was recognized on these loans.

Classification of Assets. OC Financial’s policies, consistent with regulatory guidelines, provide for the classification of loans and other assets that are considered to be of lesser quality as substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that OC Financial will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets classified as a loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose OC Financial to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve close attention, are required to be designated as special mention.

When assets are classified as either substandard or doubtful, OC Financial allocates a portion of the related general loss allowances to such assets as deemed prudent. The allowance for loan losses represents amounts that have been established to recognize losses inherent in the loan portfolio that are both probable and reasonably estimable at the date of the financial statements. When OC Financial classifies problem assets as loss, such amount is charged-off. OC Financial maintains an aggressive collection policy that generally results in loans classified as doubtful or a loss to be charged off at the time the determination is made. The determination as to the classification of the assets and the amount of the loss allowances are subject to review by the OTS and FDIC, which can require the establishment of additional loss allowances. OC Financial regularly reviews its asset portfolio to determine whether any assets require classification in accordance with applicable regulations. At December 31, 2007, classified assets totaled $861,000 which were comprised of $139,000 of special mention and $722,000 of substandard assets. On the basis of the review of OC Financial’s assets at September 30, 2007, classified assets totaled $882,000 which were comprised of $139,000 of special mention and $743,000 of substandard assets. The classified assets total consists of non-performing loans and all of the non-accrual loans. Any loan in excess of 90 days delinquent is classified as a non-accrual loan. For the fiscal year ended September 30, 2007, one loan was foreclosed upon and taken into real estate owned. At December 31, 2007, September 30, 2007 and 2006, OC Financial had no loans that were classified as a troubled debt restructuring.

The aggregate amount of the classified assets and special mention at the dates indicated were as follows:

	At December 31, 2007	At September 30,
		2007	2006
	(In thousands)
Loss	$—	$—	$—
Doubtful	—	—	44
Substandard	722	743	264
Special Mention	139	139	581

Total	$861	$882	$889

Substantially all of the substandard asset total is the result of one jumbo one- to four-family residential mortgage loan which was in the process of foreclosure and is currently under a forbearance agreement with payments. No loss on the disposition of this property is anticipated but cannot be assured.

Allowance for Loan Losses. OC Financial provides for loan losses based on the allowance method. Accordingly, all loan losses are charged to the related allowance and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in OC Financial’s judgment, deserve current recognition in estimating probable losses. OC Financial regularly reviews the loan portfolio and makes provisions for loan losses in order to maintain the allowance for loan losses in accordance with accounting principles generally accepted in the United States of America. The allowance for loan losses consists of three components:

(1)	specific reserves established for any impaired one- to four-family and multi-family mortgage, commercial real estate, consumer and commercial loans for which the recorded investment in the loan exceeds the measured value of the loan;

(2)	allowances for loan losses for each loan type based on historical loan loss experience; and

(3)	adjustments to historical loss experience (general reserves), maintained to cover uncertainties that affect the estimate of probable losses for each loan type.

The adjustments to historical loss experience are based on the evaluation of several factors, including:

•	levels of, and trends in, past due and classified loans;

•	levels of, and trends in, charge-offs and recoveries;

•	trends in volume and terms of loans, including any credit concentrations in the loan portfolio;

•	experience, ability, and depth of lending management and other relevant staff; and

•	national and local economic trends and conditions.

OC Financial evaluates the allowance for loan losses based upon the combined total of the specific, historical loss and general components. Generally when the loan portfolio increases, absent other factors, the allowance for loan loss methodology results in a higher dollar amount of estimated probable losses than would be the case without the increase. Generally when the loan portfolio decreases, absent other factors, the allowance for loan loss methodology results in a lower dollar amount of estimated probable losses in the portfolio.

OC Financial considers commercial business loans and commercial real estate loans to have greater risk than one- to four-family residential mortgage loans. Commercial business loans involve a higher risk of default than residential loans of like duration since their repayment generally depends on the successful operation of the borrower’s business and the sufficiency of collateral, if any. Commercial real estate loans also have greater credit risks compared to one- to four-family residential mortgage loans, as they typically involve large loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy.

OC Financial periodically evaluates the carrying value of loans and the allowance is adjusted accordingly. While OC Financial uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations. In addition, as an integral part of their examination process, FDIC and OTS periodically review the allowance for loan losses. Such agencies may require OC Financial to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

The following table sets forth activity in OC Financial’s allowance for loan losses for the periods indicated.

	At or For the Three Months Ended December 31,		At or For the Years Ended September 30,
	2007	2006	2007	2006
	(Dollars in thousands)
Balance at beginning of period	$166	$241	$241	$180
Charge-offs:
One- to four-family	—	3	53	—
Home equity	—	—	—	—
Automobile	8	—	30	12
Other consumer	—	—	5	1
Commercial real estate	—	—	—	—
Commercial business	—	—	—	—

Total charge-offs	8	3	88	13
Recoveries:
One- to four-family	—	—	—	—
Home equity	—	—	—	—
Automobile	1	—	6	13
Other consumer	—	—	2	1
Commercial real estate	—	—	—	—
Commercial business	—	—	—	—

Total recoveries	1	—	8	14

Net charge-offs	7	3	80	1

Provision for loan losses	5	5	5	60

Balance at end of period	$164	$243	$166	$241

Ratios:
Net charge-offs to average loans outstanding	0.01%	0.00%	0.19%	0.00%
Allowance for loan losses to non-performing loans	112.07%	168.66%	133.25%	186.82%
Allowance for loan losses to total loans	0.39%	0.63%	0.39%	0.65%

Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category (excluding loans held for sale) and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At December 31, 2007			At September 30,
				2007			2006
	Allowance for Loan Losses	Loan Balances by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Loan Balances by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Loan Balances by Category	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
One- to four-family	$120	$17,123	40.29%	$107	$17,677	41.86%	$91	$14,007	37.85%
Home equity	4	487	1.14	5	509	1.21	3	510	1.38
Automobile	24	23,721	55.81	38	22,849	54.12	140	21,561	58.28
Other consumer	5	89	0.21	5	99	0.23	1	86	0.23
Commercial real estate	11	1,083	2.55	11	1,087	2.58	5	823	2.22
Commercial business	—	—	—	—	—	—	1	15	0.04

Total	$164	$42,503	100.00%	$166	$42,221	100.00%	$241	$37,002	100.00%

Investment Activities

OC Financial’s securities investment policy is established by the board of directors. This policy dictates that investment decisions be made based on the safety of the investment, liquidity requirements, potential returns, cash flow targets and consistency with interest rate risk management strategy and meeting the qualified thrift lender test. OC Financial’s asset/liability management committee (“ALCO”), which consists of senior management, oversees investing strategies. The asset/liability management committee of the board of directors then reviews the ALCO’s activities and strategies, and reports to the full board of directors, which evaluates on an ongoing basis the investment policy and objectives. OC Financial’s chief financial officer is responsible for making securities portfolio decisions in accordance with established policies. OC Financial’s chief financial officer has the authority to purchase and sell securities within specific guidelines established by the investment policy. In addition, all transactions are reviewed by the ALCO at least monthly.

OC Financial’s current investment policy generally permits securities investments in debt securities issued by the U.S. government and U.S. agencies, municipal bonds, and corporate debt obligations, as well as investments in preferred and common stock of government agencies and government sponsored enterprises such as Fannie Mae, Freddie Mac and the Federal Home Loan Bank of Cincinnati (federal agency securities) and, to a much lesser extent, other equity securities. Securities in these categories are classified as “investment securities” for financial reporting purposes. The policy also permits investments in mortgage-backed securities, including pass-through securities issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae as well as collateralized mortgage obligations (“CMOs”) issued or backed by securities issued by these government agencies. Also permitted are investments in securities issued or backed by the Small Business Administration, privately issued mortgage-backed securities and asset-backed securities collateralized by automobile loans, credit card receivables, and home equity and home improvement loans. OC Financial’s current investment strategy uses a risk management approach of diversified investing in fixed-rate securities with short- to intermediate-term maturities, as well as adjustable-rate securities, which may have a longer term to maturity. The emphasis of this approach is to increase overall investment securities yields while managing interest rate risk.

SFAS No. 115 requires that, at the time of purchase, OC Financial designates a security as held to maturity, available-for-sale, or trading, depending on its ability and intent. Securities available-for-sale and trading securities are reported at fair value, while securities held to maturity are reported at amortized cost. OC Financial did not have any securities designated as available for sale or trading securities at December 31, 2007 or at September 30, 2007 or September 30, 2006.

Mortgage-Backed Securities. OC Financial purchases mortgage-backed securities in order to generate positive interest rate spreads with minimal administrative expense, lower credit risk as a result of the guarantees provided by Fannie Mae and Ginnie Mae, and increased liquidity. OC Financial invests primarily in mortgage-backed securities issued or sponsored by Fannie Mae and Ginnie Mae. To a lesser extent, OC Financial also invests in securities backed by U.S. government agencies. At December 31, 2007, the mortgage-backed securities portfolio had a book value of $15.5 million, consisting of $14.4 million of pass-through securities and $1.1 million of CMOs and Real Estate Mortgage Investment Conduits (“REMICs”).

Mortgage-backed securities are created by pooling mortgages and issuing a security collateralized by the pool of mortgages with an interest rate that is less than the interest rate on the underlying mortgages. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although most of the mortgage-backed securities are collateralized by single-family mortgages. The issuers of such securities (generally U.S. government agencies and government sponsored enterprises, including Fannie Mae, Freddie Mac and Ginnie Mae) pool and resell the participation interests in the form of securities to investors, such as OC Financial, and guarantee the payment of principal and interest to these investors. Investments in mortgage-backed securities involve a risk that actual prepayments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby affecting the net yield on such securities. OC Financial reviews prepayment estimates for the mortgage-backed securities at the time of purchase to ensure that prepayment assumptions are reasonable considering the underlying collateral for the securities at issue and current interest rates, and to determine the yield and estimated maturity of the mortgage-backed securities portfolio. Periodic reviews of current prepayment speeds are performed in order to ascertain whether prepayment estimates require modification that would cause amortization or accretion adjustments.

A portion of OC Financial’s mortgage-backed securities portfolio is invested in CMOs and REMICs backed by Fannie Mae and Freddie Mac. CMOs and REMICs are types of debt securities issued by a special-purpose entity that aggregates pools of mortgages and mortgage-backed securities and creates different classes of securities with varying maturities and amortization schedules, as well as a residual interest, with each class possessing different risk characteristics. The cash flows from the underlying collateral are generally divided into “tranches” or classes that have descending priorities with respect to the distribution of principal and interest cash flows, while cash flows on pass-through mortgage-backed securities are distributed pro rata to all security holders. OC Financial’s practice is to limit fixed-rate CMO investments primarily to the early-to-intermediate tranches, which have the greatest cash flow stability. Floating rate CMOs are purchased with emphasis on the relative trade-offs between lifetime interest rate caps, prepayment risk and interest rates.

Over the past two years OC Bank’s portfolio of mortgage-backed securities has decreased. Maintenance of these securities helps OC Bank meet its Community Reinvestment Act obligations, compliance with the qualified thrift lender test and the limitation of the aggregate amount of consumer loans that it may hold in portfolio. These securities are of various maturities in order to conform to OC Bank’s interest rate risk management policy. In addition, these securities are qualifying collateral for Federal Home Loan Bank advances that were obtained to provide funding for the securities.

Equity Securities. At December 31, 2007, equity securities consisted exclusively of shares of common stock issued by the Federal Home Loan Bank of Cincinnati and OC Bank’s ownership interest of AutoARM® and Odin Properties, Inc. OC Bank holds the Federal Home Loan Bank of Cincinnati common stock to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank of Cincinnati’s advance program. There is no market for the common stock, but it is the current practice of the Federal Home Loan Bank of Cincinnati to redeem tendered shares at par value on the same day the redemption request is made.

The aggregate carrying value of OC Bank’s Federal Home Loan Bank of Cincinnati common stock as of December 31, 2007 was $774,800, based on its cost since it is a restricted stock that can only be sold back to the Federal Home Loan Bank. Due to the receipt of stock dividends and reduction of the outstanding advances, OC Bank owned shares of Federal Home Loan Bank of Cincinnati common stock at December 31, 2007 with a par value that was $678,000 more than required to maintain the bank’s membership in the Federal Home Loan Bank System and to be eligible to obtain advances.

OC Financial had no mutual fund investments at December 31, 2007 or at fiscal year ends September 30, 2007 and September 30, 2006.

Held to Maturity Portfolio. The following table sets forth the composition of OC Financial’s held to maturity portfolio at the dates indicated.

	At December 31, 2007		At September 30,
			2007		2006
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Investment Securities:
Federal agency obligations	$1,499	$1,494	$1,748	$1,736	$2,593	$2,545

Mortgage-Backed Securities:
Pass-through securities:
Ginnie Mae	$4,753	$4,626	$4,939	$4,782	$5,929	$5,762
Fannie Mae	9,172	8,828	9,383	9,011	10,958	10,546
Other	437	433	456	450	577	566
CMOs and REMICs	1,190	1,173	1,221	1,203	1,476	1,427

Total mortgage-backed securities	$15,552	$15,060	$15,999	$15,446	$18,940	$18,301

Total securities held to maturity	$17,051	$16,554	$17,747	$17,182	$21,533	$20,846

Portfolio Maturities and Yields. The composition and maturities of the investment debt securities portfolio and the mortgage-backed securities portfolio at December 31, 2007 are summarized in the following table. At December 31, 2007, OC Financial held no debt securities or mortgage-backed securities for sale. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Held to Maturity:
Mortgage-Backed Securities
Fannie Mae	$—	—%	$—	—%	$767	4.00%	$8,405	4.89%	$9,172	$8,828	4.81%
Ginnie Mae	—	—	—	—	—	—	4,753	4.73	4,753	4,626	4.73
Other CMO	—	—	—	—	—	—	1,627	4.29	1,627	1,606	4.29

Total	—	—	—	—	767	4.00	14,785	4.77	15,552	15,060	4.73

Investment Securities
Agency securities	999	3.25	500	4.00	—	—	—	—	1,499	1,494	3.50

Total debt securities held to maturity	$999	3.25%	$500	4.00%	$767	4.00%	$14,785	4.77%	$17,051	$16,554	4.62%

Sources of Funds

General. Deposits, borrowings, repayments and prepayments of loans and securities, proceeds from sales of loans and securities, proceeds from maturing securities and cash flows from operations are the primary sources of funds for use in lending, investing and for other general purposes.

Deposits. OC Bank offers a variety of deposit accounts with a range of interest rates and terms. Deposit accounts consist of savings accounts, NOW accounts, checking accounts, money market accounts, club accounts, certificates of deposit and IRAs and other qualified plan accounts. OC Bank provides commercial checking accounts for businesses. In addition, OC Bank provides low-cost checking account services for low-income customers.

At December 31, 2007, OC Bank’s total deposits, all of which were interest bearing, totaled $45.7 million. OC Bank has no demand deposits. NOW, savings and money market deposits totaled $15.5 million at December 31, 2007. At December 31, 2007, OC Bank had a total of $30.2 million in certificates of deposit, of which $22.5 million had maturities of one year or less. Although it has a significant portion of deposits in shorter-term certificates of deposit, OC Bank monitors activity on these accounts and, based on historical experience and the current pricing strategy, believes that it will retain a large portion of these accounts upon maturity.

Deposits are obtained predominantly from the areas in which the offices are located. OC Bank relies on favorable locations, customer service and competitive pricing to attract and retain these deposits. In addition, it continues to maintain the relationships developed as a credit union. These relationships include employer organizations that provide payroll deduction from their employees to OC Bank. These relationships also allow OC Bank to distribute marketing materials and solicit deposits and loans from their employees. OC Bank does accept certificates of deposit in excess of $100,000 for which it may provide preferential rates, however, it generally does not solicit such deposits as they are more difficult to retain than core deposits. OC Bank does not solicit brokered deposits.

The following tables set forth the distribution of total deposit accounts, by account type, for the periods indicated.

	For the Three Months Ended December 31,						Years Ended September 30,
	2007			2006			2007			2006
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
NOW deposits	$5,114	11.12%	2.12%	$5,645	12.24%	2.28%	$5,370	11.53%	2.34%	$5,847	13.44%	2.14%
Savings deposits	9,268	20.14	0.28	10,489	22.74	0.25	9,986	21.45	0.25	11,492	26.42	0.25
Money market deposits	1,615	3.51	2.75	1,722	3.73	1.41	1,600	3.44	1.49	2,112	4.85	1.37
Certificates of deposit	30,009	65.23	4.82	28,263	61.28	4.92	29,606	63.58	4.80	24,054	55.29	4.38

Total deposits	$46,006	100.00%	3.54%	$46,119	100.00%	3.41%	$46,562	100.00%	3.46%	$43,505	100.00%	2.84%

The following table sets forth, by interest rate ranges, information concerning certificates of deposit at the dates indicated.

	At December 31, 2007 Period to Maturity

	Less than One Year	One to Two Years	Two to Three Years	More than Three Years	Total	Percent of Total
	(Dollars in thousands)
Interest Rate Range:

2.00% and below	$965	$—	$—	$—	$965	3.19%
2.01% to 3.00%	812	34	—	—	846	2.80
3.01% to 4.00%	552	52	49	63	716	2.37
4.01% to 5.00%	2,922	1,818	1,796	416	6,952	23.00
5.01% to 6.00%	17,210	1,222	469	1,838	20,739	68.60
6.01% and above	12	—	—	—	12.04

Total	$22,473	$3,126	$2,314	$2,317	$30,230	100.00%

The following table sets forth certificates of deposit by time remaining until maturity as of December 31, 2007.

	Maturity
	3 Months or Less	Over 3 to 6 Months	Over 6 to 12 Months	Over 12 Months	Total
	(In thousands)
Certificates of deposit of less than $100,000	$6,811	$3,388	$7,415	$5,325	$22,939
Certificates of deposit of $100,000 or more(1)	2,097	658	2,103	2,433	7,291

Total of certificates of deposit	$8,908	$4,046	$9,518	$7,758	$30,230

(1)	The weighted average interest rates for these accounts, by maturity period, are: 4.68% for 3 months or less; 4.82% for over 3 to 6 months; 4.81% for over 6 to 12 months; and 4.86% for over 12 months. The overall weighted average interest rate for accounts of $100,000 or more was 4.92%.

Borrowings. OC Bank’s borrowings consist of Federal Home Loan Bank advances and repurchase agreements. The following table sets forth information concerning balances and interest rates on borrowings at the dates and for the periods indicated.

	At or For the Three Months Ended December 31,		At or For the Years Ended September 30,
	2007	2006	2007	2006
	(Dollars in thousands)
Balance at end of period	$10,450	$10,200	$10,950	$10,200
Average balance during period	10,450	10,200	10,796	11,642
Maximum outstanding at any month end	10,450	10,200	16,700	16,450
Weighted average interest rate at end of period	4.09%	5.23%	5.66%	6.18%
Average interest rate during period	6.04%	6.18%	5.86%	5.45%

At December 31, 2007, OC Bank had access to additional Federal Home Loan Bank advances of up to $17.8 million. In addition $23.7 million of OC Bank automobile loan portfolio was pledged to the Federal Reserve Bank of Cleveland to secure up to $18.8 million in potential advances.

Competition

OC Financial faces significant competition in both originating loans and attracting deposits. The Columbus and Cleveland metropolitan areas and the counties in which it operates have a high concentration of financial institutions, many of which are significantly larger institutions and have greater financial resources than does OC Financial, and many of which are competitors to varying degrees. OC Financial has less than a 1% market share of both deposits and loans in these markets. The competition for loans comes principally from commercial banks, savings banks, mortgage banking companies, credit unions, leasing companies, insurance companies and other financial service companies. The most direct competition for deposits has historically come from commercial banks, savings banks and credit unions. OC Financial faces additional competition for deposits from nondepository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies.

OC Financial seeks to meet this competition by emphasizing personalized banking and the advantage of local decision-making in its banking business. Specifically, it promotes and maintains relationships and builds customer loyalty within local communities by emphasizing decentralized regional management and by focusing marketing and community involvement on the specific needs of individual neighborhoods. In addition, OC Financial seeks to meet competition for loans by offering current and prospective borrowers preferred rates and terms on deposit products for new lending business. OC Financial does not rely on any individual, group, or entity for a material portion of deposits.

Employees

As of December 31, 2007, OC Financial had nineteen full-time employees and four part-time employees. The employees are not represented by a collective bargaining unit and it considers the relationship with its employees to be good.

Subsidiary Activities

OC Financial has two other wholly-owned subsidiaries other than OC Bank. AutoARMSM, which was formed in August, 2003, was formed to provide loan origination funding and/or servicing for new and used automobiles for third party financial institutions. Its programs were initially developed as part of an automobile loan sales and servicing relationship with Third Federal. For the quarter ended December 31, 2007 and year ended September 30, 2007, AutoARM SM had no net income. The program continues to be actively marketed and OC Bank has agreements with 16 other institutions.

Odin Properties, Inc. was organized in October, 2007 in order to hold foreclosed properties. At December 31, 2007, it held one single-family residence.

Expense and Tax Allocation

OC Bank has entered into an agreement with OC Financial to provide it with certain administrative support services for compensation not less than the fair market value of the services provided. In addition, OC Bank and OC Financial have entered into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Federal Taxation

General. OC Financial files a consolidated federal income tax return and is subject to federal income taxation in the same general manner as other corporations with some exceptions discussed below. The following discussion of federal income taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to OC Financial and OC Bank. OC Financial has never been audited by the Internal Revenue Service.

Overall Method of Accounting. For federal income tax purposes, OC Financial currently reports its income and expenses on the accrual method of accounting and uses a tax year ending September 30th.

Bad Debt Reserves. OC Financial takes a deduction from taxable income for its annual additions to the bad debt reserve.

Net Operating Loss Carryovers. OC Financial may carry back net operating losses to the preceding two taxable years (five years for losses incurred in 2001 and 2002) and forward to the succeeding 20 taxable years. At September 30, 2007, OC Financial had net operating loss carryforwards expiring in 2025, 2026 and 2027 in the amounts of $95,413, $566,710 and $739,763 respectively.

Corporate Dividends. OC Financial may exclude from its taxable income 100% of dividends received from OC Bank as a member of the same affiliated group of corporations. Any future dividends paid by OC Financial to its stockholders will be taxable as dividend income to those stockholders.

State and Local Taxation

Maryland State Taxation. As a Maryland business corporation, OC Financial is required to file annual property tax returns and pay annual fees to the State of Maryland. Since OC Financial does not earn income in Maryland, it is exempt from Maryland corporate income tax.

Ohio State Taxation. OC Financial is subject to the Ohio corporation franchise tax, which is a tax measured by both net income and net worth. In general, the tax liability is the greater of 5.1% on the first $50,000 of computed Ohio taxable income and 8.5% of computed Ohio taxable income in excess of $50,000, or 0.40% of taxable net worth. Various formulas determine the jurisdictions to which total net income and total net worth are apportioned or allocated. The minimum tax is $50 per year and maximum tax liability as measured by net worth is limited to $150,000 per year.

A special litter tax also applies to all corporations, including OC Financial, subject to the Ohio corporation franchise tax. If a corporation pays franchise tax on the basis of net income, the litter tax is equal to 0.11% of the first $50,000 of computed Ohio taxable income and 0.22% of computed Ohio taxable income in excess of $50,000. If a corporation pays franchise tax on the basis of net worth, the litter tax is equal to 0.014% of taxable net worth. This litter tax does not apply to “financial institutions,” such as OC Bank.

A statutory exemption from the net worth tax is available to OC Financial if certain conditions are satisfied. OC Financial expects to qualify for this exemption, which would restrict its tax liability to the tax measured by net income.

OC Bank is a financial institution for Ohio tax purposes. Accordingly, it must pay tax imposed annually at a rate of 1.3% of its apportioned book net worth, determined under generally accepted accounting principles, less any statutory deduction. As a financial institution, OC Bank does not pay any Ohio tax based upon net income.

SUPERVISION AND REGULATION

OC Bank is examined and supervised by the OTS. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the FDIC’s deposit insurance fund and depositors. Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. Following completion of its examination, the federal agency critiques the institution’s operations and assigns its rating (known as an institution’s CAMELS rating). Under federal law, an institution may not disclose its CAMELS rating to the public. OC Bank also is a member of and owns stock in the Federal Home Loan Bank of Cincinnati, which is one of the twelve regional banks in the Federal Home Loan Bank System. OC Bank also is regulated to a lesser extent by the Board of Governors of the Federal Reserve System, governing reserves to be maintained against deposits and other matters. The OTS examines OC Financial and OC Bank and prepares reports for the consideration of the board of directors on any operating deficiencies. OC Bank’s relationship with its depositors and borrowers also is regulated to a great extent by federal laws, especially in matters concerning the ownership of deposit accounts and the form and content of OC Bank’s mortgage documents.

Any change in these laws or regulations, whether by the FDIC, the OTS or the United States Congress, could have a material adverse impact on OC Financial, Inc. and OC Bank and their operations.

Federal Banking Regulation

Business Activities. A federal savings association derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and the regulations of the OTS. Under these laws and regulations, OC Bank may invest in mortgage loans secured by residential real estate without limitation as a percentage of assets and non-residential real estate loans which may not in the aggregate exceed 400% of capital, commercial business loans up to 20% of assets in the aggregate and consumer loans up to 35% of assets in the aggregate together with certain types of debt securities and certain other assets. OC Bank also may establish subsidiaries that may engage in activities not otherwise permissible for OC Bank, including real estate investment.

Capital Requirements. OTS regulations require savings associations to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for associations receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio.

The risk-based capital standard for savings associations requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the OTS, based on the risks believed inherent in the type of asset. Core capital is defined as common stockholders’ equity (including retained earnings), certain non-cumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital. Additionally, a savings association that retains credit risk in connection with an asset sale may be required to maintain additional regulatory capital because of the recourse back to the savings association. OC Bank does not typically engage in asset sales.

At December 31, 2007, OC Bank’ s capital exceeded all applicable requirements.

Loans-to-One Borrower. A federal savings association generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of December 31, 2007, OC Bank was in compliance with the loans-to-one borrower limitations.

Qualified Thrift Lender Test. As a federal savings association, OC Bank must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, OC Bank must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” in at least nine of the most recent 12-month period. “Portfolio assets” generally means total assets of a savings institution, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings association’s business.

“Qualified thrift investments” include various types of loans made for residential and housing purposes, investments related to such purposes, including certain mortgage-backed and related securities, and loans for personal, family, household and certain other purposes up to a limit of 20% of portfolio assets. “Qualified thrift investments” also include 100% of an institution’s credit card loans, education loans and small business loans. OC Bank also may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code.

A savings association that fails the qualified thrift lender test must either convert to a bank charter or operate under specified restrictions. At December 31, 2007, OC Bank satisfied this test.

Capital Distributions. OTS regulations govern capital distributions by a federal savings association, which include cash dividends, stock repurchases and other transactions charged to the capital account. A savings association must file an application for approval of a capital distribution if:

•

the total capital distributions for the applicable calendar year exceed the sum of the association’s net income for that year to date plus the association’s retained net income for the preceding two years;

•	the association would not be at least adequately capitalized following the distribution;

•	the distribution would violate any applicable statute, regulation, agreement or OTS imposed condition; or

•	the association is not eligible for expedited treatment of its filings.

Even if an application is not otherwise required, every savings association that is a subsidiary of a holding company must still file a notice with the OTS at least 30 days before the Board of directors declares a dividend or approves a capital distribution.

The OTS may disapprove a notice or application if:

•	the association would be undercapitalized following the distribution;

•	the proposed capital distribution raises safety and soundness concerns; or

•	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution shall not make any capital distribution, if after making such distribution the institution would be undercapitalized.

Liquidity. A federal savings association is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation.

Community Reinvestment Act and Fair Lending Laws. All savings associations have a responsibility under the Community Reinvestment Act and related regulations of the OTS to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In connection with its examination of a federal savings association, the Office of Thrift Supervision is required to assess the association’s record of compliance with the Community Reinvestment Act. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. The failure to comply with the Equal Credit Opportunity Act and the

Fair Housing Act could result in enforcement actions by the OTS, as well as other federal regulatory agencies and the Department of Justice. OC Bank received a satisfactory Community Reinvestment Act rating in its most recent federal examination.

Branching. Subject to certain limitations, the Home Owners’ Loan Act and the OTS regulations permit federally chartered savings associations to establish branches in any state of the United States. The authority to establish such a branch is available: (i) in states that expressly authorize branches of savings associations located in another state; and (ii) to an association that qualifies as a “domestic building and loan association” under the Code, which imposes qualification requirements similar to those for a qualified thrift lender under the Home Owners’ Loan Act. The authority for a federal savings association to establish an interstate branch network would facilitate a geographic diversification of the association’s activities. This authority under the Home Owners’ Loan Act and the OTS regulations preempts any state law purporting to regulate branching by federal savings associations.

Privacy Standards. Effective July 2001, financial institutions, including OC Bank, became subject to the OTS regulations implementing the privacy protection provisions of the Gramm-Leach-Bliley Act. These regulations require OC Bank to disclose its privacy policy, including identifying with whom it shares “non-public personnel information” to customers at the time of establishing the customer relationship and annually thereafter.

The regulations also require OC Bank to provide its customers with initial and annual notices that accurately reflect its privacy policies and practices. In addition, OC Bank is required to provide its customers with the ability to “opt-out” of having OC Bank share their non-public personal information with unaffiliated third parties before it can disclose such information, subject to certain exceptions. The implementation of these regulations did not have a material adverse effect on OC Bank. The Gramm-Leach-Bliley Act also provides for the ability of each state to enact legislation that is more protective of consumers’ personal information. OC Bank cannot predict whether Ohio may enact such legislation or what impact, if any, it would have if enacted.

On February 1, 2001, OTS and other federal banking agencies adopted guidelines establishing standards for safeguarding customer information to implement certain provisions of the Gramm-Leach-Bliley Act. The guidelines describe the agencies’ expectations for the creation, implementation and maintenance of an information security program, which would include administrative, technical and physical safeguards appropriate to the size and complexity of the institution and the nature and scope of its activities. The standards set forth in the guidelines are intended to ensure the security and confidentiality of customer records and information, protect against any anticipated threats or hazards to the security or integrity of such records and protect against unauthorized access to or use of such records or information that could result in substantial harm or inconvenience to any customer. OC Bank has implemented these guidelines and such implementation did not have a material adverse effect on its operations.

Transactions with Related Parties. A federal savings association’s authority to engage in transactions with its affiliates is limited by the OTS regulations and by Sections 23A and 23B of the Federal Reserve Act and its implementing Regulation W. An affiliate is a company that controls, is controlled by, or is under common control with an insured depository institution such as OC Bank. OC Financial, Inc. is an affiliate of OC Bank. In general, loan transactions between an insured depository institution and its affiliate are subject to certain quantitative and collateral requirements. In this regard, transactions between an insured depository institution and its affiliate are limited to 10% of the institution’s unimpaired capital and unimpaired surplus for transactions with any one affiliate and 20% of unimpaired capital and unimpaired surplus for transactions in the aggregate with all affiliates. Collateral in specified amounts ranging from 100% to 130% of the amount of the transaction must usually be provided by affiliates in order to receive loans from the association. In addition, the OTS regulations prohibit a savings association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates. The OTS requires savings associations to maintain detailed records of all transactions with affiliates.

OC Bank’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions require that extensions of credit to insiders (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of OC Bank’s capital. In addition, extensions of credit in excess of certain limits must be approved by OC Bank’s Board of Directors.

Enforcement. The OTS has primary enforcement responsibility over federal savings institutions and has the authority to bring enforcement action against all “institution-affiliated parties,” including stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action by the OTS may range from the issuance of a capital directive or cease and desist order, to removal of officers and/or directors of the institution and the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The FDIC also has the authority to terminate deposit insurance or to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take action under specified circumstances.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

On November 16, 2007, OC Bank and the OTS entered into a memorandum of understanding (“MOU”) which required OC Bank to submit a two year business plan to improve the profitability of OC Bank. The business plan was submitted in November 2007. The MOU also requires OC Bank to provide quarterly reports to the OTS regarding its compliance with the provisions of the plan. OC Bank believes it has been operating in compliance with the MOU.

Prompt Corrective Action Regulations. Under the prompt corrective action regulations, the OTS is required and authorized to take supervisory actions against undercapitalized savings associations. For this purpose, a savings association is placed in one of the following five categories based on the association’s capital:

•	well-capitalized (at least 5% leverage capital, 6% Tier 1 risk-based capital and 10% total risk-based capital);

•	adequately capitalized (at least 4% leverage capital, 4% Tier 1 risk-based capital and 8% total risk-based capital);

•	undercapitalized (less than 8% total risk-based capital, 4% Tier 1 risk-based capital or 3% leverage capital);

•	significantly undercapitalized (less than 6% total risk-based capital, 3% Tier 1 risk-based capital or 3% leverage capital); and

•	critically undercapitalized (less than 2% tangible capital).

Generally, the banking regulator is required to appoint a receiver or conservator for an association that is “critically undercapitalized” within specific time frames. The regulations also provide that a capital restoration plan must be filed with the OTS within 45 days of the date an association receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” The criteria for an acceptable capital restoration plan include, among other things, the establishment of the methodology and assumptions for attaining adequately capitalized status on an annual basis, procedures for ensuring compliance with restrictions imposed by applicable federal regulations, the identification of the types and levels of activities the savings association will engage in while the capital restoration plan is in effect, and assurances that the capital restoration plan will not appreciably increase the current risk profile of the savings association. Any holding company for the savings association required to submit a capital restoration plan must guarantee the lesser of: an amount equal to 5% of the savings association’s assets at the time it was notified or deemed to be under capitalized by the OTS, or the amount necessary to restore the savings association to adequately capitalized status. This guarantee remains in place until the OTS notifies the savings association that it has maintained adequately capitalized status for each of four consecutive calendar quarters, and the OTS has the authority to require payment and collect payment under the guarantee. Failure by a holding company to provide the required guarantee will result in certain operating restrictions on the savings association, such as restrictions on the ability to declare and pay dividends, pay executive compensation and management fees, and increase assets or expand operations. The OTS may also take any one of a number of discretionary supervisory actions against undercapitalized associations, including the issuance of a capital directive and the replacement of senior executive officers and directors.

At December 31, 2007, OC Bank met the criteria for being considered “well-capitalized.”

Insurance of Deposits. Deposit accounts are insured by the FDIC generally up to a maximum of $100,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts. OC Bank’s deposits, therefore, are subject to FDIC insurance assessments.

The FDIC regulations assess insurance premiums based on an institution’s risk. Under this assessment system, the FDIC evaluates the risk of each financial institution based on its supervisory rating, financial ratios, and long-term debt issuer rating. The rates for nearly all of the financial institutions industry vary between five and seven cents for every $100 of domestic deposits. Federal law requires the FDIC to establish a deposit reserve ratio for the deposit insurance fund of between 1.15% and 1.50% of estimated deposits. The FDIC has designated the reserve ratio for the deposit insurance fund through the first quarter of 2008 at 1.25% of estimated insured deposits.

Effective March 31, 2006, the FDIC merged the Bank Insurance Fund and the Savings Association Insurance Fund into a single fund called the Deposit Insurance Fund. In addition to the FDIC assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended December 31, 2007, the annualized FICO assessment was equal to 1.14 basis points for each $100 in domestic deposits maintained at an institution.

Prohibitions Against Tying Arrangements. Federal savings associations are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Federal Home Loan Bank System. OC Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. As a member of the Federal Home Loan Bank of Cincinnati, OC Bank is required to acquire and hold shares of capital stock in the Federal Home Loan Bank of Cincinnati in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its borrowings from the Federal Home Loan Bank of Cincinnati, whichever is greater. As of December 31, 2007, OC Bank was in compliance with this requirement.

Federal Reserve System. The Federal Reserve Board regulations require savings associations to maintain noninterest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At December 31, 2007, OC Bank was in compliance with these reserve requirements.

The USA PATRIOT Act. The USA PATRIOT Act (the “Act”) gives the federal government new powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. Certain provisions of the Act impose affirmative obligations on a broad range of financial institutions, including savings associations, like OC Bank. These obligations include enhanced anti-money laundering programs, customer identification programs and regulations relating to private banking accounts or correspondence accounts in the United States for non-United States persons or their representatives (including foreign individuals visiting the United States).

Sarbanes-Oxley Act of 2002

In July 2002, the Sarbanes-Oxley Act of 2002 (the “Act”) was enacted, which implemented legislative reforms intended to address corporate and accounting fraud. In addition to the establishment of a new accounting oversight board that will enforce auditing, quality control and independence standards and will be funded by fees from all publicly traded companies, the Act places certain restrictions on the scope of services that may be provided by accounting firms to their public company audit clients. Any non-audit services being provided to a public company audit client will require preapproval by the company’s audit committee. In addition, the Act makes certain changes to the requirements for partner rotation after a period of time. The Act requires chief executive officers and chief financial officers, or their equivalent, to certify to the accuracy of periodic reports filed with the Securities and Exchange Commission, subject to civil and criminal penalties if they knowingly or willingly violate this certification requirement. In addition, under the Act, counsel will be required to report evidence of a material violation of the securities laws or a breach of fiduciary duty by a company to its chief executive officer or its chief legal officer, and, if such officer does not appropriately respond, to report such evidence to the audit committee or other similar committee of the board of directors or the board itself.

Under the Act, longer prison terms will apply to corporate executives who violate federal securities laws; the period during which certain types of suits can be brought against a company or its officers is extended; and bonuses issued to top executives prior to restatement of a company’s financial statements are now subject to disgorgement if such restatement was due to corporate misconduct. Executives are also prohibited from insider trading during retirement plan “blackout” periods, and loans to company executives (other than loans by financial institutions permitted by federal rules and regulations) are restricted. In addition, a provision directs that civil penalties levied by the Securities and Exchange Commission as a result of any judicial or administrative action under the Act be deposited to a fund for the benefit of harmed investors. The Federal Accounts for Investor Restitution provision also requires the Securities and Exchange Commission to develop methods of improving collection rates. The legislation accelerates the time frame for disclosures by public companies, as they must immediately disclose any material changes in their financial condition or operations. Directors and executive officers must also provide information for most changes in ownership in a company’s securities within two business days of the change.

The Act also increases the oversight of, and codifies certain requirements relating to audit committees of public companies and how they interact with the company’s “independent registered public accounting firm.” Audit Committee members must be independent and are absolutely barred from accepting consulting, advisory or other compensatory fees from the issuer. In addition, companies must disclose whether at least one member of the committee is a “financial expert” (as such term is defined by the Securities and Exchange Commission) and if not, why not. Under the Act, a company’s independent registered public accounting firm is prohibited from performing statutorily mandated audit services for a company if such company’s chief executive officer, chief financial officer, comptroller, chief accounting officer or any person serving in equivalent positions had been employed by such firm and participated in the audit of such company during the one-year period preceding the audit initiation date. The Act also prohibits any officer or director of a company or any other person acting under their direction from taking any action to fraudulently influence, coerce, manipulate or mislead any independent accountant engaged in the audit of the company’s financial statements for the purpose of rendering the financial statements materially misleading. The Act also requires the Securities and Exchange Commission to prescribe rules requiring inclusion of any internal control report and assessment by management in the annual report to stockholders. The Act requires the company’s independent registered public accounting firm that issues the audit report to attest to and report on management’s assessment of the company’s internal controls.

OC Financial anticipates that it will incur additional expense in complying with the provisions of the Act and the regulations that have been promulgated to implement the Act, particularly those regulations relating to the establishment of internal controls over financial reporting.

Holding Company Regulation

General. OC Financial is a non-diversified savings and loan holding company within the meaning of the Home Owners’ Loan Act. As such, OC Financial, Inc. is registered with the OTS and subject to OTS regulations, examinations, supervision and reporting requirements. In addition, the OTS has enforcement authority over OC Financial and its subsidiaries. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.

Permitted Activities. Pursuant to Section 10(o) of the Home Owners’ Loan Act and OTS regulations and policy, a savings and loan holding company such as OC Financial, Inc. may engage in the following activities: (i) investing in the stock of a savings association; (ii) merging with or acquiring another holding company, one of whose subsidiaries is a savings association; (iii) investing in a corporation, the capital stock of which is available for purchase by a savings association under federal law or under the law of any state where the subsidiary savings association or associations share their home offices; (iv) furnishing or performing management services for a savings association subsidiary of such company; (v) holding, managing or liquidating assets owned or acquired from a savings subsidiary of such company; (vi) holding or managing properties used or occupied by a savings association subsidiary of such company; (vii) acting as trustee under deeds of trust; (viii) any other activity (A) that the Federal Reserve Board, by regulation, has determined to be permissible for bank holding companies under Section 4(c) of the Bank Holding Company Act of 1956, unless the OTS, by regulation, prohibits or limits any such activity for savings and loan holding companies; or (B) in which multiple savings and loan holding companies were authorized (by regulation) to directly engage on March 5, 1987; (ix) any activity permissible for financial holding companies under Section 4(k) of the Bank Holding Company Act, including securities and insurance underwriting; and (x) purchasing, holding, or disposing of stock acquired in connection with a qualified stock issuance if the purchase of such stock by such savings and loan holding company is approved by the OTS.

The Home Owners’ Loan Act prohibits a savings and loan holding company, including OC Financial, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior written approval of the OTS. It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a nonsubsidiary company engaged in activities other than those permitted by the Home Owners’ Loan Act, or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the OTS must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.

The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies; and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Federal Securities Laws

OC Financial common stock is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. OC Financial is subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in the offering did not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of OC Financial may be resold without registration. Shares purchased by an affiliate of OC Financial are subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If OC Financial meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of OC Financial that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of OC Financial, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, OC Financial may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Properties

The following table provides certain information with respect to OC Bank’s two banking offices as of December 31, 2007:

Location	Owned or Leased		Year Acquired or Leased	Square Footage	Net Book Value of Real Property
					(In thousands)
Main Office:
6033 Perimeter Drive Dublin, Ohio 43017	Owned		1992	12,500	$461

Branch Office:
2802 Mayfield Road Cleveland, Ohio 44118	Leased	(1)	2006	800	$33

(1)	The lease expires May 31, 2011.

The net book value of premises, land and equipment was approximately $618,000 at December 31, 2007.

Legal Proceedings

From time to time, OC Financial is involved as plaintiff or defendant in various legal proceedings arising in the ordinary course of business. At December 31, 2007, OC Financial was not involved in any legal proceedings, the outcome of which would be material to OC Financial’s financial condition or results of operations.

Quantitative and Qualitative Disclosures About Market Risk

Interest rate risk is the risk of loss in value due to changes in interest rates. This risk is addressed by OC Financial’s Asset/Liability Committee which meets quarterly to monitor OC Financial’s risk position. This committee consists of members of the board of directors and senior management. The committee evaluates methods of managing interest rate risk by monitoring changes in net portfolio value (NPV) and net interest income. The committee attempts to manage the various components of OC Financial’s balance sheet to minimize the impact of sudden and sustained changes in interest rates through NPV and interest income scenarios and to bring interest rate risk within board approved limits.

OC Financial works to develop strategies to manage its liquidity, shorten the effective maturities of certain interest-earning assets and increase the effective maturities of certain liabilities to reduce exposure to interest rate fluctuations. These strategies include focusing its investment activities on short and medium-term securities, maintaining and increasing transaction deposit accounts, as these accounts are considered to be relatively resistant to changes in interest rates, carefully monitoring the amount of fixed rate loan originations, and originating commercial real estate loans as adjustable rate loans.

Interest rate risk exposure is also measured using interest rate sensitivity analysis to determine the institution’s change in NPV in the event of hypothetical changes in interest rates and interest liabilities. OC Financial measures its interest rate risk using the OTS NPV method. NPV is calculated based on the net present value of estimated cash flows utilizing market prepayment assumptions and market rates of interest provided by independent broker quotations and other public sources. The chart below identifies an institution’s interest rate risk by measuring the change to its NPV as a result of a hypothetical immediate 200 basis point change in market interest rates.

GUIDELINES FOR LEVEL OF RISK Published by the OTS in Thrift Bulletin 13a dated December 1, 1998 (Uses 200 bps post shock NPV and magnitude of change from table below)

NPV Ratio	0-100 bps	100-200 bps	200-400 bps	Over 400 bps
Over 10%	Minimal	Minimal	Minimal	Moderate
6% to 10%	Minimal	Minimal	Moderate	Significant
4% to 6%	Minimal	Moderate	Significant	High
Below 4%	Moderate	Significant	High	High

The computations of interest rate sensitivity and post-shock net portfolio value as of March 31, 2008 are not available as of the date of this proxy statement/prospectus, therefore the most recent period for which results have been received, December 31, 2007, are used to discuss OC Financial’s interest rate risk position.

According to the chart below and the grid published by the OTS, as seen above, as of December 31, 2007. Financial’s rate risk position was considered to be “Moderate.” As the table below indicates, at December 31, 2007, OC Financial would experience a 268 basis point decrease in its NPV as a percent of assets if rates rose by 200 basis points, from the flat rate scenario of 8.86% down to 6.18%. Due to the abnormally low interest rate environment, decreases of more than 200 basis points were omitted for 2007 and 2006.

The chart below shows the projected change in Net Portfolio Value from base line as calculated by the OTS for the last available quarter as compared to the same quarter in the previous year.

Change in Net Portfolio Value from Interest Rate Change

	OTS Projected
	December 2007 NPV	December 2006 Change	NPV	Change
+300 Basis Points	2,785	(2,981)	4,879	(2,180)
+200 Basis Points	3,871	(1,895)	5,659	(1,400)
+100 Basis Points	4,927	(838)	6,436	(623)
No Change	5,765	—	7,059	—
-100 Basis Points	6,377	612	7,311	252
-200 Basis Points	6,599	833	7,275	216

The chart below shows the projected NPV of Assets as calculated by the OTS for the last available quarter as compared to the same quarter in the previous year, expressed as a percentage of portfolio value of assets.

Post Shock Net Portfolio Value as A Percent of Portfolio Value of Assets

	OTS Projected December 2007	December 2006
+300 Basis Points	4.54%	7.89%
+200 Basis Points	6.18%	8.96%
+100 Basis Points	7.70%	9.98%
No Change	8.86%	10.74%
-100 Basis Points	9.67%	10.97%
-200 Basis Points	9.91%	10.81%

Based on the numbers reported by the OTS, at a 200 basis point increase in interest rates, the Post Shock NPV for December 31, 2007 was 6.18% with a sensitivity of 268 basis points, which indicates OC Financial’s risk was moderate. OC Financial’s risk was defined as minimal for December 31, 2006 with a Post Shock NPV of 8.96% and a sensitivity of 178 basis points. The 2007 sensitivity measure of 268 basis points is 90 basis points higher than 2006’s measurement, indicating an increase in OC Financial’s sensitivity to an increase in interest rates over that period. However, looking at the OTS table above, it is in the lower part of the sensitivity range of “moderate” category of over 400 basis points. This increase in risk is offset by a high post shock and pre-shock NPV in 2007 of 6.18% and 8.86% respectively. A higher NPV is better able to absorb changes in interest rates.

Although NPV can vary, this change does not represent any actual loss, since a loss would only be recognized should the portfolio be liquidated at such a point in time. Although the current NPV is substantial, and the amount of loss (sensitivity ratio) is moderate if rates were to move upward 200 basis points, management has recognized that it is more likely that rates will continue to rise and the statistics may become less favorable. Maintaining a balance is in order. OC Financial has determined that given the fact that rate cycles run within certain limits, it is in a position to assume a certain amount of risk to maintain earnings. OC Financial feels that its exposure to rate risk is a fair compromise in light of the low credit risk as shown by its low level of non-performing loans. OC Financial’s substantial net worth above minimum requirements gives it the ability to assume the additional risk. OC Financial will continue to monitor its exposure statistics relative to the position in the rate cycle, and take actions on a regular basis to maintain a proper balance between concern for current income and risk of loss of portfolio value.

Impact of Inflation and Changing Prices

The consolidated financial statements and related data presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America, which required the measurement of financial position and results of operations in terms of historical dollars without considering changes in the relative purchasing power of money over time. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution’s performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or with the same magnitude as the price of goods and services. In the current interest rate environment, liquidity, maturity structure, and quality of assets and liabilities are critical to the maintenance of acceptable performance levels.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

OC Financial’s principal business has historically consisted of attracting deposits from the general public and the business community and making loans secured by various types of collateral, including vehicles, real estate and general business assets. OC Financial is significantly affected by prevailing economic conditions as well as government policies and regulations concerning, among other things, monetary and fiscal affairs, housing and financial institutions. Deposit flows are influenced by a number of factors, including interest rates paid on competing investments, account maturities, fee structures, and level of personal income and savings. Lending activities are influenced by the demand for funds, the number and quality of lenders, seasonal demand and regional economic cycles. Sources of funds for lending activities of OC Financial include deposits, borrowings, payments on loans, maturities of securities and income provided from operations. OC Financial’s earnings are primarily dependent upon OC Financial’s net interest income, which is the difference between interest income and interest expense.

Interest income is a function of the balances of loans and investments outstanding during a given period and the yield earned on such loans and investments. Interest expense is a function of the amount of deposits and borrowings outstanding during the same period and interest rates paid on such deposits and borrowings. OC Financial’s earnings are also affected by its provision for loan losses, service charges, gains or losses from sales of loans and investments, commission income, interchange fees, other income, operating expenses and income taxes.

Critical Accounting Policies

Certain of OC Financial’s accounting policies are important to the portrayal of its financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances. Facts and circumstances which could affect these judgments include, but without limitation, changes in interest rates, changes in the performance of the economy or in the financial condition of borrowers. Management believes that its critical accounting policy is the determination of the allowance for loan losses. Accounting policies considered critical to other financial institutions, such as determining the fair value of securities and the valuation of intangible assets including goodwill, are not considered critical to OC Financial, as the carrying value of its securities is amortized cost since it holds its securities to maturity; and it has no intangible assets. These areas do not involve significant estimates or assumptions for OC Financial. OC Financial’s accounting policies are discussed in detail in Note 1 of the “Notes to the Consolidated Financial Statements.”

Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of probable losses inherent in the loan portfolio. Determining the amount of the allowance is considered a critical accounting estimate because it requires significant judgment about the collectibility of loans and the factors that deserve consideration in estimating probable credit losses. The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required using the past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Management evaluates the adequacy of the allowance at least quarterly. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as special mention, substandard, or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors. Management relies on observable data from internal and external sources to evaluate each of these factors, adjust assumptions and recognize changing conditions to reduce differences between estimated and actual observed losses from period to period. The evaluation of the allowance also takes into consideration the inherent imprecision of loss estimation models and techniques and includes general reserves for probable but undetected losses in categories of loans. While OC Financial continually refines and enhances the loss estimation models and techniques it uses to determine the appropriateness of the allowance for loan losses, there have been no material substantive changes to such models and techniques compared to prior periods. The portfolio consists primarily of smaller balance homogeneous loans; therefore, impaired loans are analyzed primarily on a pooled basis for purposes of establishing the allowance for loan losses.

The allowance for loan losses and related provision expense can also be susceptible to material change as a result of significant changes in individual borrower circumstances on larger dollar loans. Given that OC Financial’s portfolio consists primarily of automobile loans, the variability in the allowance and provision for loan losses would normally be the result of economic and other trends in its lending market area, changes in the quality of its lending staff, collection practices and loan administration. Adverse changes in these areas could result in increases in non-performing loans and loan charge-offs, requiring increases to the provision and allowance for loan losses.

Deferred Tax Assets

As of September 30, 2007 OC Financial had a net deferred tax asset of $441,000 on its consolidated balance sheet. At September 30, 2006, OC Financial reported a net deferred tax asset of $216,000.

Since there is no absolute assurance that these assets will be ultimately realized, management reviews the deferred tax positions to determine if it is more likely than not that the assets will be realized. Periodic reviews include, among other things, the nature and amount of the tax income and expense items and the expected timing when certain assets will be used or liabilities will be required to be reported. In addition, management prepares monthly forecasts of anticipated future earnings. If after conducting these reviews, management determines that the realization of the tax asset does not meet the “more-likely-than-not” criteria, an offsetting valuation allowance is recorded thereby reducing net earnings and the deferred tax asset in that period. For these reasons and since changes in estimates can materially affect net earnings, management believes the accounting estimate related to deferred tax asset valuation allowances is a “critical accounting estimate.”

As of September 30, 2007 and 2006, management has established a 100% valuation allowance in the amount of $441,000 and $216,000, respectively, against deferred tax assets.

Should the timing of deductibility of expenses or expectations for future performance change, OC Financial could decide to adjust its valuation allowances, which would increase or decrease tax expense, possibly materially.

Average Balances, Net Interest Income, Yields Earned and Rates Paid

The following table sets forth average balance sheets, average yields and costs, and certain other information for the years indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	For the Three Months Ended December 31,						For the Year Ended September 30,
	2007			2006			2007			2006
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
								(Dollars in thousands)
INTEREST-EARNING ASSETS
Loans (including loans held for sale)(1)	$42,527	$652	6.07%	$38,040	$564	5.88%	$39,571	$2,449	6.19%	$31,445	$1,769	5.63%
Securities held to maturity and other interest-earning assets(2)	20,115	229	4.56	25,800	285	4.41	24,565	1,075	4.07	31,221	1,378	4.41

Total interest-earning assets	62,642	881	5.58	63,840	849	5.29	64,136	3,524	5.13	62,666	3,147	5.02
Non-interest earning assets	1,327			1,615			1,526			1,708

Total assets	$63,969			$65,455			$65,662			$64,374

INTEREST-BEARING LIABILITIES
Savings deposits	$9,268	7	0.28	$10,489	7	0.25	$9,986	26	0.25	$11,492	29	0.25
Money market accounts	1,615	11	2.75	1,722	6	1.41	1,600	24	1.49	2,112	29	1.37
NOW deposits	5,114	27	2.12	5,645	32	2.28	5,370	119	2.34	5,847	125	2.14
Certificates of deposit	30,009	364	4.82	28,263	350	4.92	29,606	1,450	4.80	24,054	1,054	4.38

Total deposits	46,006	409	3.54	46,119	395	3.41	46,562	1,619	3.46	43,505	1,236	2.84
Borrowings	10,575	153	5.79	10,200	158	6.21	10,796	632	5.86	11,242	608	5.41

Total interest-bearing liabilities	56,581	562	3.96	56,319	553	3.91	57,358	2,251	3.93	54,747	1,844	3.37

Non-interest bearing liabilities	1,268			2,241			1,720			2,523

Total liabilities	57,849			58,560			59,078			57,270
Shareholders’ equity	6,120			6,895			6,583			7,104

Total liabilities and shareholder’s equity	$63,969			$65,455			$65,662			$64,374

Net interest income		$319			$296			$1,272			$1,303

Net interest rate spread			1.63%			1.37%			1.57%			1.65%

Net earning assets	$6,061			$7,521			$6,778			$7,919

Net interest margin(3)			2.01%			1.83%			1.98%			2.08%

Ratio of interest-earning assets to interest-bearing liabilities	110.71%			113.35%			111.82%			114.46%

(1)	Calculated net of deferred fees and loss reserves.
(2)	Includes Federal Home Loan Bank stock at cost and term deposits with other financial institutions.
(3)	Net interest income divided by average interest-earning assets.

Rate/Volume Analysis

The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in volume, which are changes in volume multiplied by the old rate; and (2) changes in rate, which are changes in rate multiplied by the old volume; and (3) changes not solely attributable to rate or volume have been allocated proportionately to the change due to volume and the change due to rate.

	For the Three Months Ended December 31, 2007 vs. 2006				For the Years Ended September 30, 2007 vs. 2006
	Increase/(Decrease) Due to		Total Increase (Decrease)	Increase/(Decrease) Due to		Total Increase (Decrease)
	Volume	Rate		Volume	Rate
	(In thousands)			(In thousands)
Interest-Earning Assets
Loans receivable	$67	$19	$86	$416	$264	$680
Securities and other	(63)	9	(54)	(294)	(9)	(303)

Total interest-earning assets	4	28	32	122	255	377

Interest-Bearing Liabilities:
Savings deposits	(1)	1	—	(4)	1	(3)
Money market accounts	—	5	5	(8)	4	(4)
NOW deposits	(3)	(2)	(5)	(10)	5	(5)
Time deposits	22	(6)	16	243	153	396
FHLB advances	4	(12)	(8)	(45)	69	24

Total interest-bearing liabilities	22	(14)	8	176	232	408

Net interest income	$(18)	$42	$24	$(54)	$24	$(31)

Comparison of Results of Operations for the Three Months Ended December 31, 2007 and 2006

General. OC Financial’s net loss for the three months ended December 31, 2007 was $112,000 compared to a net loss of $184,000 for the three months ended December 31, 2006.

A number of factors contributed to the decrease in net loss, with the largest factor being decreased salary expense during the middle of the quarter due to the departure of former President and CEO Robert Hughes, and to a lesser extent an increase in net interest income offset by a decrease in non-interest income.

Interest Income. Interest income increased $32,000 to $881,000 for the three months ended December 31, 2007 from $849,000 for the three months ended December 31, 2006. The primary reason for the increase in interest income was an increase of $88,000 in loan income. The increase in loan income was partially due to a net increase in the balance of the loan portfolio of $300,000 for the three months ended December 31, 2007 compared to the three months ended December 31, 2006. As OC Financial intends to increase its emphasis on residential mortgage lending, this trend of increasing the balance of the loan portfolio may continue. The weighted average yield on loans increased to 5.98% for the three months ended December 31, 2007 from 5.72% for the three months ended December 31, 2006. The weighted average yield on securities increased to 4.92% for the three months ended December 31, 2007 from 4.51% for the three months ended December 31, 2006. Total average interest-earning assets decreased $1.3 million to $62.5 million for the three months ended December 31, 2007 from $63.8 million for the three months ended December 31, 2006. The weighted average yield on interest-earning assets increased 45 basis points to 5.77% for the three months ended December 31, 2007 from 5.32% for the three months ended December 31, 2006.

Interest Expense. Interest expense increased $10,000 to $563,000 for the three months ended December 31, 2007 from $553,000 for the three months ended December 31, 2006. Interest expense on deposits increased $15,000 to $409,000 for the quarter ended December 31, 2007 from $395,000 for the quarter ended December 31, 2006. The increase in interest expense was primarily attributed to an increase in the cost of deposits as a result of the increase in short-term market interest rates during most of 2007 and 2006. The average cost of deposits increased 9 basis points to 3.51% for the quarter ended December 31, 2007 from 3.42% for the quarter ended December 31, 2006. The average balance of deposits decreased by $108,000 from $46.1 million for the three months ended December 31, 2006 to $46.0 million for the three months ended December 31, 2007.

The average weighted cost of funds was 4.14% for the three months ended December 31, 2007 compared to 3.93% for the three months ended December 31, 2006.

Interest expense on Federal Home Loan Bank advances decreased $5,000 to $153,000 for the three months ended December 31, 2007 from $158,000 for the three months ended December 31, 2006.

Net Interest Income. Net interest income increased $23,000 to $319,000 for the three months ended December 31, 2007 from $296,000 for the three months ended December 31, 2006. The increase in net interest income was primarily the result of the increased loan yield. The net interest margin was 2.03% for the three months ended December 31, 2007 compared to 1.85% for the three months ended December 31, 2006.

Provision for Loan Losses. OC Financial establishes provisions for loan losses, which are charged to operations, at a level required to reflect probable and estimable credit losses in the loan portfolio. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect borrowers’ ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. Large groups of smaller balance homogeneous loans, such as automobile loans, residential real estate and other consumer loans, are evaluated in the aggregate using historical loss factors adjusted for current economic conditions and other relevant data. Larger non-homogeneous loans such as commercial loans for which management has concerns about the borrowers’ ability to repay are evaluated individually, and specific allowances are provided for such loans when necessary.

Based on management’s evaluation of the above factors, a provision was made for the three months ended December 31, 2007 in the amount of $5,000 compared to $5,000 made for the three months ended December 31, 2006. The consistency in provision for loan losses was primarily attributable to marginal loan growth over the period coupled with a low loss history. The amount of general allowance allocations made for smaller balance homogeneous loans decreased during the three months ended December 31, 2007 primarily resulting from the performance of the portfolio, actual losses and recoveries. Loan charge-offs were $22,000 for the three months ended December 31, 2007, up from $56,000 for the three months ended December 31, 2006. Recoveries were $2,000 for the three months ended December 31, 2007, compared to $53,000 for the three month period ended December 31, 2006.

While management uses available information to recognize losses on loans, future loan loss provisions may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require OC Financial to recognize additional provisions based on their judgment of information available to them at the time of their examination. The allowance for loan losses as of December 31, 2007 was maintained at a level that represents management’s best estimate of probable incurred losses in the loan portfolio.

Non-Interest Income. Non-interest income decreased $39,000 to $103,000 for the three months ended December 31, 2007 from $142,000 for the three months ended December 31, 2006. The overall decrease in non-interest income was primarily due to lower deposit and loan servicing fee income.

Non-Interest Expense. Non-interest expense decreased $88,000 to $529,000 for the quarter ended December 31, 2007 from $617,000 for the quarter ended December 31, 2006. The decrease was primarily attributed to decreased compensation and benefits expense of $87,000 due to the resignation of OC Financial’s prior President and CEO, and an overall focus on expense reduction.

Changes in Financial Condition From September 30, 2007 to December 31, 2007

General. Total assets decreased by $1.6 million, or 2.46%, to $64.0 million at December 31, 2007 from $65.5 million at September 30, 2007. The decline was attributed primarily to a decline in Federal Funds balances of $1.8 million during the quarter and a decrease in outstanding securities of $700,000 during the quarter.

Assets. The loan portfolio increased $314,000 from $42.0 million at September 30, 2007 to $42.3 million at December 31, 2007 predominantly as a result of increased automobile loan originations. Outstanding Federal Funds sold decreased $1.8 million from $3.0 million at September 30, 2007 to $1.2 million at December 31, 2007. The decrease in outstanding Federal Funds sold is intentional as OC Financial seeks to more closely manage its liquidity to improve its net interest margin.

At December 31, 2007, OC Financial held one single-family residence in Real Estate Owned. This property is a non-owner occupied rental property. This property is on the market to be sold and is not presently under contract.

The allowance for loan losses was $164,000 at December 31, 2007 or 0.38% of loans, compared to $166,000, or 0.39% of loans at September 30, 2007. The allowance for loan losses consists of general allowance allocations made for pools of homogeneous loans and specific allowances on individual loans for which management has significant concerns regarding the borrowers’ ability to repay the loans in accordance with the terms of the loans. Non-performing loans totaled $146,000 at December 31, 2007 and $125,000 at September 30, 2007, respectively. In determining the amount of allowance for loan loss allocations needed for non-performing loans, management has considered expected future borrower cash flows and the fair value of underlying collateral. The amount of allowance for loan losses allocated to individual loan relationships at December 31, 2007, decreased to $77,000 from $93,000 at September 30, 2007.

Deposits. Total deposits decreased by $418,000, or 0.90%, to $45.7 million at December 31, 2007 from $46.1 million at September 30, 2007. Time deposits increased by $355,000 and checking accounts increased by $218,000 during the first fiscal quarter. Savings and money market accounts decreased a total of $991,000 during the first fiscal quarter due to better interest rates available on certificates of deposit.

Borrowings. Federal Home Loan Bank advance balances were $10.5 million at December 31, 2007, representing a decrease of $500,000 from $11.0 million at September 30, 2007. OC Financial expects that Federal Home Loan Bank advances will continue to provide it with a significant additional funding source to meet the needs of its lending activities.

Shareholders’ Equity. Total consolidated shareholders’ equity for OC Financial decreased $106,000, or 1.73%, to $6.0 million at December 31, 2007 from $6.1 million at September 30, 2007. The decrease in equity was primarily the result of the net operating loss of $112,000 for the quarter.

Capital Resources

At December 31, 2007, capital at OC Bank totaled $6.0 million. Management monitors the capital levels of OC Bank to provide for current and future business opportunities and to meet regulatory guidelines for “well-capitalized” institutions.

OC Bank is required by the OTS to meet minimum capital adequacy requirements. OC Bank’s actual and required levels of capital as reported to the Office of Thrift Supervision at December 31, 2007 were as follows:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
Total capital (to risk weighted assets)	$5,659	14.39%	$3,146	8.00%	$3,932	10.00%
Tier 1 (core) capital (to risk weighted assets)	$5,495	13.97%	$1,573	4.00%	$2,359	6.00%
Tier 1 (core) capital (to adjusted total assets)	$5,495	8.63%	$2,859	4.00%	$3,574	5.00%

Comparison of Results of Operation for the Years Ended September 30, 2007 and 2006

General. OC Financial had a net loss of $617,000 for the year ended September 30, 2007, which represents an increase of $2,000 from a net loss of $615,000 for the year ended September 30, 2006.

The increase in net loss was primarily the result of continued net interest compression as the yield curve has remained relatively flat during the fiscal year ended September 30, 2007. In addition, non-interest expenses experienced a slight increase primarily as a result of an increase in compensation costs and deposit insurance costs. The increase in deposit insurance costs is a result of increased FDIC deposit insurance premiums, which OC Bank began to pay in January, 2007. For the year ended September 30, 2007 OC Financial did not recognize any gain on the sale of loans as its only loan sales throughout the year were loans sold at par. Loans sold to others totaled $7.2 million for the year ended September 30, 2007 as compared to $1.8 million for the year ended September 30, 2006. This represents an increase in automobile loans sold of $5.5 million. Throughout the years ended September 30, 2007 and 2006, the portfolio of serviced loans continued to decline as loans originated during OC Bank’s partnership with Third Federal continue to payoff. Finally, for the years ended September 30, 2007 and 2006, OC Financial did not recognize any tax benefit on the operating losses.

While overall operating results have seen a decline during the fiscal year ended September 30, 2007, OC Financial plans to continue its efforts to increase its originations of one- to four-family mortgage loans from its market area, and strengthen the existing AutoARM® relationships which will provide some opportunities for additional revenue in future periods. There is no assurance that any increase in revenue from such growth and expansion will occur or result in increased profitability.

Interest Income. Interest income increased approximately $377,000 from $3.1 million for the year ended September 30, 2006 to $3.5 million for the year ended September 30, 2007. The primary reason for the increase in interest income levels was the increase in OC Financial’s average outstanding loan balances. The average balance of loans increased $8.2 million from $31.4 million for the fiscal year ended September 30, 2006 to $39.6 million for the fiscal year ended September 30, 2007. Loan interest income increased $680,000 from $1.8 million in 2006 to $2.4 million in 2007. The increase in loan interest income was primarily due to increasing yields in the loan portfolio as new, higher yielding assets were added to the portfolio while older, lower yielding assets were repaid along with an increase in net originations for the year. The weighted average yield on loans increased from 5.63% for the year ended September 30, 2006 to 6.19% for the year ended September 30, 2007. This increase in the weighted average yield on loans was due to the increase in market rates and the short-term nature of the majority of the loan portfolio. The average balance of total interest earning assets increased $1.2 million from $62.7 million for the year ended September 30, 2006 to $64.1 million for the year ended September 30, 2007, and the weighted average yield on interest earning assets increased 11 basis points from 5.02% for fiscal 2006 to 5.13% for fiscal 2007.

Interest Expense. Interest expense increased $408,000 to $2.3 million for fiscal 2007 from $1.8 million for fiscal 2006. The increase in interest expense was due to increased interest paid on deposits. Interest expense on deposits increased $384,000 to $1.6 million for the year ended September 30, 2007 from $1.2 million for the year ended September 30, 2006. The reason for this increase was a rise in market interest rates. The average cost of deposits increased 62 basis points from 2.84% for the year ended September 30, 2006 to 3.46% for the year ended September 30, 2007. Interest expense on Federal Home Loan Bank advances increased $24,000 to $632,000 for the year ended September 30, 2007 from $608,000 for the year ended September 30, 2006. Federal Home Loan Bank advances totaling $9.7 million were made and $9.0 million were repaid during the year ended September 30, 2007. The outstanding balance on Federal Home Loan Bank advances at fiscal year end 2007 has increased to $11.0 million as compared to $10.2 million at fiscal year end 2006.

Net Interest Income. Net interest income remained relatively stable, decreasing $31,000 from $1.3 million for the year ended September 30, 2006 to $1.3 million for the year ended September 30, 2007. The decrease in net interest income was primarily the result of increasing interest rates on deposits in order to remain competitive in OC Financial’s market area. The average balance of loans increased during the year ended September 30, 2007 as compared with the year ended September 30, 2006 helping to offset the decrease in net interest margin. The net interest margin was 1.98% for the year ended September 30, 2007 compared to 2.08% for the year ended September 30, 2006. The net interest rate spread also decreased to 1.57% for fiscal 2007 from 1.65% for fiscal 2006.

Provision for Loan Losses. OC Financial establishes provisions for loan losses, which are charged to operations, at a level required to reflect probable incurred credit losses in the loan portfolio. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect borrowers’ ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. Large groups of smaller balance homogeneous loans, such as automobile loans, residential real estate and other consumer loans, are evaluated in the aggregate using historical loss factors adjusted for current economic conditions and other relevant data. Larger non-homogeneous loans such as commercial loans for which management has concerns about the borrowers’ ability to repay are evaluated individually, and specific allowances are provided for such loans when necessary.

Based on management’s evaluation of these factors, provisions of $5,000 and $60,000 were made during the years ended September 30, 2007 and 2006, respectively. The decrease in provision for loan losses was primarily attributable to management’s determination that the allowance was adequate based upon the performance of the portfolio. The amount of general allowance allocations made for smaller balance homogeneous loans increased during the year ended September 30, 2006 primarily resulting from the performance of the portfolio, actual losses and recoveries. Loan losses were $88,000 in fiscal 2007, up from $13,000 in fiscal 2006. Recoveries were $8,000 in fiscal 2007 and $14,000 in fiscal 2006.

While management uses available information to recognize losses on loans, future loan loss provisions may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require OC Financial to recognize additional provisions based on their judgment of information available to them at the time of their examination. The allowance for loan losses as of September 30, 2007 was maintained at a level that represents management’s best estimate of probable incurred losses in the loan portfolio.

Non-Interest Income. Non-interest income increased $6,000 to $549,000 for the year ended September 30, 2007 from $543,000 for the year ended September 30, 2006. The slight increase in non-interest income was due to the fact that OC Financial purchased and sold two small automobile loan pools during 2007, with servicing retained. Income from loan servicing and gain on sale of loans increased $40,000 from $92,000 for the year ended September 30, 2006 to $132,000 for the year ended September 30, 2007. This is a result of serviced automobile loans increasing due to the purchased loan pools mentioned above.

Non-Interest Expense. Non-interest expense increased $50,000 to $2.5 million in 2007 compared to $2.4 million in 2006 primarily due to the increased cost of federal deposit insurance premiums and compensation expense. The FDIC increased deposit insurance premiums beginning in January, 2007. The increase in compensation expense reflects standard cost of living adjustments.

Income Tax Benefit. OC Financial did not recognize any income tax benefit for the years ended September 30, 2007 or September 30, 2006 due to sustained operating losses. A valuation allowance was recorded on the deferred tax benefit of its operating loss carryforwards due to the uncertainty of their realization. Net operating losses expiring in 2025, 2026 and 2027 are $95,413, $566,710 and $739,763, respectively.

Comparison of Financial Condition at September 30, 2007 and September 30, 2006

General. Total assets decreased by $1.8 million, or 2.09%, to $65.5 million at September 30, 2007 from $66.9 million at September 30, 2006.

Assets. The loan portfolio increased from $36.7 million to $42.1 million (including $56,102 and $30,416 of loans held for sale) from September 30, 2006 to September 30, 2007. OC Financial’s lending strategy has changed significantly since its separation from Third Federal, emphasizing the origination of automobile loans and increasing originations of one- to four-family mortgage loans. As a result, residential real estate loans have increased from $14.5 million at September 30, 2006 to $18.2 million at September 30, 2007, representing an increase of $3.7 million during the period. Residential loan growth has come from both owner and non-owner occupied financing on residential real estate.

The allowance for loan losses at September 30, 2007 was $166,000 or 0.39% of loans, compared to the $241,000 or 0.65% of loans at September 30, 2006. The decrease in the allowance for loan losses is mainly attributable to a large charge off for a small pool of investor property loans. Management’s review of the allowance showed that the allowance was adequate during the year therefore additional reserve entries were not made. To the best of management’s knowledge, the allowance for loan losses represents losses that are both probable and reasonably estimable as of September 30, 2007. The allowance for loan losses consists of general reserve allocations made for pools of homogeneous loans and specific reserves on individual loans for which management has significant concerns regarding the borrowers’ ability to repay the loans in accordance with the terms of the loans. Non-performing loans totaled $125,000 and $129,000 at September 30, 2007 and September 30, 2006, respectively. In determining the amount of allowance for loan loss allocations needed for non-performing loans, management has considered expected future borrower cash flows and the estimated realizable value of underlying collateral. The amount of allowance for loan losses allocated to individual loan relationships increased during 2007 from $78,000 at September 30, 2006 to $93,000 at September 30, 2007.

Deposits. Total deposits decreased by $530,000, or 1.14%, to $46.1 million at September 30, 2007 from $46.7 million at September 30, 2006. NOW accounts and money market accounts decreased $1.0 million while time deposits increased $1.8 million and savings deposits decreased $1.3 million. The slight decrease in deposits represented the closure of many small balance savings and NOW accounts in conjunction with the relocation of the Cleveland office to Cleveland Heights. The number of deposit accounts has declined in recent years as OC Financial has focused on attracting larger balances, and implemented fee programs that discourage accounts with very low balances.

Borrowings. Federal Home Loan Bank advances increased by $750,000 to $10.95 million at September 30, 2007 from $10.2 million at September 30, 2006. Additional Federal Home Loan Bank advances were obtained and repaid during 2007 as a tool to manage OC Financial’s liquidity position and provide resources to fund loan originations. OC Financial expects that Federal Home Loan Bank advances will continue to provide OC Bank with a significant additional funding source to meet the needs of its lending activities.

Shareholders’ Equity. Total shareholders’ equity decreased $673,000 in fiscal 2007, or 9.9%, to $6.1 million at September 30, 2007 from $6.8 million at September 30, 2006. The decrease in shareholders’ equity was primarily due to losses from ongoing operations as noted above.

Capital Resources

At September 30, 2007, capital at OC Bank totaled $6.1 million. Management monitors the capital levels of OC Bank to provide for current and future business opportunities and to meet regulatory guidelines for “well-capitalized” institutions.

OC Bank is required by the OTS to meet minimum capital adequacy requirements. OC Bank’s actual and required levels of capital as reported to the OTS at September 30, 2007 were as follows:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
As of September 30, 2007 Total capital (to risk weighted assets)	$5,869	15.21%	$3,086	8.00%	$3,858	10.00%
Tier 1 (core) capital (to risk weighted assets)	$5,703	14.78%	$1,543	4.00%	$2,315	6.00%
Tier 1 (core) capital (to adjusted total assets)	$5,703	8.70%	$1,967	3.00%	$3,279	5.00%

At September 30, 2007, OC Bank exceeded all regulatory minimum capital requirements as was considered to be “well-capitalized.” In addition, as of September 30, 2007 OC Bank was not aware of any recommendation by a regulatory authority, which, if it were implemented, would have a material effect on our liquidity, capital resources or operations.

Under regulations of the OTS, limitations have been imposed on all “capital distributions” by savings institutions, including cash dividends. The regulation establishes a tiered system of restrictions, with the greatest flexibility afforded to savings associations which are both well-capitalized and given favorable qualitative examination ratings by the OTS. For example, a savings association which is given one of the two highest examination ratings and is well-capitalized could make capital distributions in any year of 100% of its retained net income for the calendar year-to-date period plus net income for the previous two calendar years (less any dividends previously paid) as long as the savings associations would remain “well-capitalized,” following the proposed distribution. Other savings associations would be subject to more stringent procedural and substantive requirements, the most restrictive being prior OTS approval of any capital distribution.

Liquidity

Management maintains a liquidity position that it believes will adequately provide funding for loan demand and deposit run-off that may occur in the normal course of business. OC Financial relies on a number of different sources in order to meet its potential liquidity demands. The primary sources are increases in deposit accounts and cash flows from loan payments and the securities portfolio.

In addition to these primary sources of funds, management has several secondary sources available to meet potential funding requirements. At December 31, 2007, OC Bank had additional borrowing capacity of $17.8 million with the Federal Home Loan Bank of Cincinnati. Additionally, OC Bank has access to the Federal Reserve Bank of Cleveland discount window for borrowing. The available line at the discount window as of December 31, 2007 was $18.8 million.

The stock offering provided significant additional liquidity and capital resources. As OC Financial’s liquidity position has historically been maintained to provide for loan demand and deposit run-off, the stock offering proceeds may provide excess liquidity in the near term. The additional liquidity and capital resources from the stock offering will help provide for the future growth of OC Financial.

Contractual Obligations and Commitments

The following table presents OC Bank’s longer term, non-deposit related, contractual obligations and commitments to extend credit to its borrowers, in aggregate and by payment due dates.

	September 30, 2007
	Less Than One Year	One Through Three Years	Four Through Five Years	After Five Years	Total
	(In thousands)
Federal Home Loan Bank advances	$500	$5,800	$—	$4,650	$10,950
Operating leases (premises)	20	29	10	—	59

Borrowings and operating leases	520	5,829	10	4,650	11,009

Commitments to extend credit	716	—	—	—	716
Unused lines of credit	103	—	—	365	468

Total loan commitments	819	—	—	365	1,184

Total contractual obligations and loan commitments	$1,339	$5,829	$10	$5,015	$12,193

DESCRIPTION OF FIRST PLACE CAPITAL STOCK

General

The authorized capital stock of First Place consists of 33,000,000 shares of First Place common stock, par value of $0.01 per share, and 3,000,000 shares of preferred stock, par value of $0.01 per share. As of December 31, 2007 there were 16,416,029 shares of First Place common stock outstanding and no shares of preferred stock outstanding. Upon completion of the acquisition, we expect there to be up to 16,954,659 shares of First Place common stock outstanding, based on the outstanding number of shares of First Place common stock and OC Financial common stock as of December 31, 2007.

The First Place common stock will represent capital that cannot be withdrawn. In addition, the First Place common stock will not be an account of an insurable type and will not be insured by the FDIC.

Common Stock

Dividends. First Place can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its board of directors. Decisions concerning the payment of dividends on First Place common stock will depend upon First Place’s results of operations, financial condition and capital expenditure plans as well as such other factors as the board of directors, in its sole discretion, may consider relevant. In addition, the payment of dividends by First Place is subject to limitations which are imposed by Delaware law and with respect to First Place Bank, Office of Thrift Supervision regulations. Holders of First Place common stock will be entitled to receive and share equally in such dividends as may be declared by the board of directors out of funds that are legally available. If First Place issues preferred stock, the holders thereof may have a priority over the holders of the First Place common stock with respect to dividends.

Voting Rights. Each outstanding share of common stock is entitled to one vote per share. Holders of First Place common stock do not have any right to cumulate votes in the election of directors. First Place’s Amended and Restated Certificate of Incorporation provides that holders of common stock who own or may be considered to own more than 10% of the outstanding shares of common stock can only vote their stock up to the 10% limit. The limit includes shares which may be acquired through any agreement or the exercise of any rights, warrants or options. Certain matters require an 80% shareholder vote to approve. Those matters are set forth in more detail in “Comparison of the Rights of Shareholders—Amendment to the Amended and Restated Certificate of Incorporation or Articles of Incorporation.” If First Place issues preferred stock, holders of the preferred stock may also possess voting rights.

Liquidation. In the event of liquidation, dissolution or winding up of First Place, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of First Place available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the First Place common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of First Place common stock are not entitled to preemptive rights with respect to any shares which may be issued. The First Place common stock is not subject to redemption.

Preferred Stock

First Place has not issued any shares of preferred stock. However, preferred stock may be issued with such preferences and designations as the board of directors may from time to time determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Anti-Takeover Considerations

Delaware law and the First Place Amended and Restated Certificate of Incorporation and bylaws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change in control of First Place. For a description of the provisions, see “Comparison of the Rights of Shareholders—Amendment to the Amended and Restated Certificate of Incorporation or Articles of Incorporation,” “—Amendment of the Bylaws,” “—State Anti-Takeover Statutes,” and “—Fair Price Provisions.”

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

When the acquisition becomes effective, shareholders of OC Financial will receive shares of First Place common stock in exchange for their shares of OC Financial common stock and become shareholders of First Place. The following is a summary of the material differences between the rights of holders of First Place common stock and holders of OC Financial common stock. Since First Place is organized under the laws of the State of Delaware and OC Financial is organized under the laws of the State of Maryland, differences in the rights of holders of First Place common stock and those of holders of OC Financial common stock arise from differing provisions of the General Corporation Law of Delaware and Maryland General Corporation Law in addition to differing provisions of their respective governing documents.

The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of First Place common stock and holders of OC Financial common stock. This summary is intended to provide a general overview of the differences in shareholders’ rights including those defined by Delaware law, Maryland law and the governing documents of First Place and OC Financial.

Copies of such governing documents of First Place and OC Financial are available, without charge, to any person to whom this document is delivered, on written or oral request.

Capitalization

First Place. The authorized capital stock of First Place consists of:

•	Thirty Three Million (33,000,000) shares of First Place common stock, par value one cent ($.01) per share; and

•	Three Million (3,000,000) shares of First Place preferred stock, par value one cent ($.01) per share.

First Place’s Amended and Restated Certificate of Incorporation authorizes First Place’s board of directors, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights (including without limitation, voting rights) of the shares of each such series and any qualifications, limitations or restrictions thereof.

OC Financial. The authorized capital stock of OC Financial consists of:

•	Twenty million (20,000,000) shares of OC Financial common stock, par value one cent ($.01) per share; and

•	Five Million (5,000,000) shares of OC Financial preferred stock, par value one cent ($.01) per share.

OC Financial’s Articles of Incorporation authorizes OC Financial’s board of directors, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights (including without limitation, voting rights) of the shares of each such series and any qualifications, limitations or restrictions thereof.

Voting Rights

First Place. Each holder of First Place common stock has the right to cast one vote for each share of First Place common stock held of record on all matters submitted to a vote of shareholders of First Place. First Place’s Amended and Restated Certificate of Incorporation provides that holders of common stock who own or may be considered to own more than 10% of the outstanding shares of common stock can only vote their stock up to the 10% limit. The limit includes shares that may be acquired through any agreement or the exercise of any rights, warrants or options.

OC Financial. Each holder of OC Financial common stock has the right to cast one vote for each share of OC Financial common stock held of record on all matters submitted to a vote of shareholders of OC Financial. OC Financial’s Articles of Incorporation provides that holders of common stock who own or may be considered to own more than 10% of the outstanding shares of common stock can only vote their stock up to the 10% limit. The limit includes shares that may be acquired through any agreement or the exercise of any rights, warrants or options.

Number and Election of Directors

First Place. First Place’s Amended and Restated Certificate of Incorporation provides that the number of directors shall be fixed from time to time by the board of directors pursuant to resolution adopted by a majority of the board. The bylaws of First Place provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall from time to time designate except that in the absence of such designation shall be thirteen (13). Currently, the size of the board of directors of First Place is set at a maximum of thirteen (13) members. Immediately following completion of the acquisition, the board will continue to consist of thirteen (13) members. See “ The Acquisition—Interests of Certain Persons In the Acquisition.”

First Place’s Amended and Restated Certificate of Incorporation and bylaws provide for the First Place board of directors to be divided into three classes, as nearly equal in number as possible, with one class being elected annually. At each annual meeting of shareholders, directors are elected to succeed those directors whose terms then expire. Each director is elected to a term of three (3) years or until his or her successor has been duly elected and qualified.

Under Delaware law, shareholders do not have cumulative voting rights for the election of directors unless the corporation’s certificate of incorporation so provides. First Place’s Amended and Restated Certificate of Incorporation does not provide for cumulative voting.

OC Financial. OC Financial’s Articles of Incorporation provides the initial number of directors upon the organization of OC Financial and then such number may be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the board. Such number cannot be less than as provided by Maryland law. OC Financial currently has seven (7) directors. See “The Acquisition—Interests of Certain Persons In the Acquisition.”

OC Financial’s Articles of Incorporation and bylaws provide for the OC Financial board of directors to be divided into three classes, as nearly equal in number as possible, with one class being elected annually. At each annual meeting of shareholders, directors are elected to succeed those directors whose terms then expire. Each director is elected to a term of three (3) years or until his or her successor has been duly elected and qualified.

Under Maryland law, shareholders do not have cumulative voting rights for the election of directors unless the corporation’s articles of incorporation so provides. OC Financial’s Articles of Incorporation does not provide for cumulative voting.

Vacancies on the Board of directors and Removal of Directors

First Place. The Amended and Restated Certificate of Incorporation and bylaws of First Place provide that any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, even if less than a quorum. Any director so appointed by the board holds office only until the annual shareholder meeting at which the term of office of the class to which he or she was appointed expires.

First Place’s Amended and Restated Certificate of Incorporation provides that any director, or the entire board of directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of First Place capital stock entitled to vote generally in the election of directors, voting together as a single class.

OC Financial. The Articles of Incorporation and bylaws of OC Financial provide that any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, even if less than a quorum. Any director so appointed by the board holds office only until the annual shareholder meeting at which the term of office of the class to which he or she was appointed expires.

OC Financial’s Articles of Incorporation provides that any director may be removed from office at any time for cause by the affirmative vote of the holders of at least  2/3 of the voting power of all of the then outstanding shares of OC Financial capital stock entitled to vote generally in the election of directors. A director may also be removed from office without cause if the removal of such director is approved by at least  2/3 of the total number of members of the board of directors by resolution and by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of OC Financial capital stock entitled to vote generally in the election of directors.

Amendment to the Amended and Restated Certificate of Incorporation or the Articles of Incorporation

First Place. Under Delaware law, an amendment to the certificate of incorporation of a corporation requires the approval of the corporation’s board of directors and the approval of holders of a majority of the outstanding stock entitled to vote upon the proposed amendment, unless a higher vote is required by the corporation’s certificate of incorporation. First Place’s Amended and Restated Certificate of Incorporation requires the affirmative vote of 80% of the outstanding stock to amend its provisions relating to voting limitations of shareholders, shareholder action, election, and removal and filling vacancies of directors, amending the Bylaws, transactions with interested shareholders, insurance for and indemnification of directors and amending the Amended and Restated Certificate of Incorporation.

OC Financial. Maryland law provides that, subject to limited exceptions, the amendment or repeal of any provision of a corporation’s articles of incorporation requires the approval of at least two-thirds of the shares of common stock entitled to vote on a matter. OC Financial’s Articles of Incorporation, however, provide that if a proposed amendment or repeal is approved by at least two-thirds of the total number of directors authorized by the Articles of Incorporation and bylaws, the proposed amendment or repeal need only be approved by a majority of the shares entitled to vote on the matter. OC Financial’s Articles of Incorporation also provide that, in any event, the proposed amendment or repeal of any provision of OC Financial’s Articles of Incorporation must be approved and deemed advisable by its board of directors before it can be submitted for consideration at an annual or special meeting.

Amendment of First Place’s Bylaws and OC Financial’s Bylaws

First Place. Under Delaware law, shareholders entitled to vote have the power to adopt, amend or repeal the bylaws. In addition, a corporation may, in its certificate of incorporation, confer this power on the board of directors. The shareholders always have the power to adopt, amend or repeal the bylaws, even though the board may also be delegated the power. First Place’s Amended and Restated Certificate of Incorporation provides that the bylaws may be amended by the affirmative vote of a majority of the entire board of directors. Also, First Place’s bylaws may be amended, repealed or adopted by the affirmative vote of 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors.

OC Financial. The bylaws may be amended exclusively by the affirmative vote of a majority of the total number of authorized directors of OC Financial.

Action by Written Consent

First Place. First Place’s Amended and Restated Certificate of Incorporation prohibits shareholder action by written consent.

OC Financial. OC Financial’s bylaws permit shareholder action by unanimous written consent if such consent is signed by each shareholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each shareholder entitled to notice of the meeting but not entitled to vote at the meeting.

Ability to Call Special Meetings of Shareholders

First Place. Special meetings of First Place’s shareholders may be called by First Place’s board of directors, by affirmative vote of a majority of the total number of authorized directors.

OC Financial. OC Financial’s bylaws provide that special meetings of shareholders can be called by the chief executive officer, the president or the board of directors pursuant to a resolution adopted by a majority of the total number of directors authorized by OC Financial’s Articles of Incorporation and bylaws or upon the written request of shareholders entitled to cast a majority of the votes at the special meeting, subject to compliance with certain rules and procedures set forth in the bylaws.

Shareholder Nominations of Directors and Proposals for New Business

First Place. Procedures to be followed by shareholders of First Place seeking to make nominations for directors and proposals for new business are contained in First Place’s bylaws. In order for a shareholder of First Place to make any such nominations and/or proposals, he or she must give written notice to the corporate secretary not less than ninety (90) days prior to the date of any such meeting; provided, however, that if less than one hundred (100) days notice or public disclosure of the meeting is given to shareholders, such written notice must be received not later than the close of business on the tenth (10) day following the day on which notice of the date of the meeting was mailed to shareholders or publicly disclosed. Each such notice given by a shareholder with respect to nominations for the election of directors must set forth (1) each person nominated by the shareholder for election to the board and the information required about each nominee in a proxy statement; (2) the name and address of such shareholder as they appear on the First Place’s books; and (3) the class and number of shares that are beneficially owned by such shareholder. The presiding officer of the shareholders’ meeting may disregard any nomination not made in accordance with these procedures and may instruct the vote counters to disregard all votes cast for such nominee.

First Place shareholders may provide written notice to the corporate secretary with respect to proposals for new business to be brought before a meeting of shareholders. The notice delivered by the shareholder must set forth as to each proposal for new business: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of the shareholder proposing such business; (iii) the class and number of shares of First Place common stock which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business.

OC Financial. OC Financial’s policy for the submission of a candidate for director by a shareholder provides that such notice must be received by the corporate secretary at least 120 days prior to the date of the proxy statement relating to the preceding year’s annual meeting of shareholders. However, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, to be timely the recommendation for director must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

OC Financial’s bylaws provide an advance notice procedure for certain business or nominations to the board of directors to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, or to propose a nominee to the board, the shareholder must give written notice to the corporate secretary not earlier than the 150th day nor later than on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice to be timely by the shareholder must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. No other proposal shall be acted upon at the annual meeting.

State Anti-Takeover Statutes

First Place. Under the business combination statute of Delaware law, a corporation is prohibited from engaging in any business combination involving an interested shareholder, together with its affiliates or associates, for a three (3) year period following the time the shareholder becomes an interested shareholder, unless:

•

prior to the time the shareholder became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

•

the interested shareholder owned at least eighty-five percent (85%) of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder; or

•

at or subsequent to the time the shareholder became an interested shareholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least sixty-six and two thirds percent (66 2/ 3%) of the outstanding voting shares of the corporation, excluding shares held by that interested shareholder.

Under Delaware law, an interested shareholder generally means any person that is the owner of fifteen percent (15%) or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of fifteen percent (15%) or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date of a proposed business combination.

A business combination generally includes:

•	mergers, consolidations and sales or other dispositions of ten percent (10%) or more of the assets of a corporation to or with an interested shareholder;

•	specified transactions resulting in the issuance or transfer to an interested shareholder of any capital stock of the corporation or its subsidiaries; and

•	other transactions resulting in a disproportionate financial benefit to an interested shareholder.

The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or held of record by more than two thousand (2,000) shareholders. Because First Place has not adopted any provision in its Amended and Restated Certificate of Incorporation to “opt out” of the Delaware business combination statute, the statute is applicable to business combinations involving First Place.

OC Financial. OC Financial is subject to the Maryland business combination statute, which prohibits a business combination between a corporation and an interested shareholder (one who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of an interested shareholder for a period of five years after the most recent date on which the interested shareholder becomes an interested shareholder, unless the board of directors approved in advance the transaction by which the interested shareholder otherwise would have become an interested shareholder or the corporation has exempted itself from the statute pursuant to a charter provision or by a resolution of its board of directors. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested shareholder unless (1) the transaction has been recommended by the board of directors and (2) the transaction has been approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock other than shares owned by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder. These approval requirements do not have to be met if certain fair price and terms criteria have been satisfied.

Fair Price Provisions

First Place. The First Place Amended and Restated Certificate of Incorporation requires that any merger or business combination of First Place or any of its subsidiaries with an “interested shareholder” or any other corporation that is or would be an affiliate of an interested shareholder, requires the affirmative vote of at least eighty percent (80%) of the voting power of the then-outstanding stock of First Place entitled to vote. An “interested shareholder” is defined under the First Place Amended and Restated Certificate of Incorporation as any person who or which:

•	is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding stock of First Place entitled to vote; or

•

is an affiliate of First Place and at any time within the two-year period immediately prior to the date of any such business combination was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of First Place entitled to vote; or

•

is an assignee of or has otherwise succeeded to any shares of stock of First Place entitled to resale which were at any time within the two-year period immediately prior to the date of any such business combination beneficially owned by any such shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

OC Financial. The Articles of Incorporation of OC Financial do not contain any fair price provisions.

Rights of Dissenting Shareholders

First Place. Under Delaware law, a dissenting shareholder may seek dissenters’ appraisal rights in connection with statutory mergers or consolidations in certain specific situations. However, unless otherwise provided by a corporation’s certificate of incorporation, dissenters’ appraisal rights are not available to a Delaware corporation’s shareholders under Delaware law with respect to shares of common stock that, at the applicable record date: (a) were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers or (b) were held of record by more than 2,000 shareholders, unless the shareholders are required by the terms of the merger or consolidation to accept any consideration other than:

•	shares of stock of the surviving corporation;

•	shares of stock of another listed corporation which are the kind described in clause (a) or (b) above;

•	cash in lieu of fractional shares; or

•	any combination of the consideration described in the first three bullet points.

The Amended and Restated Certificate of Incorporation of First Place does not provide for dissenters’ appraisal rights and, under Delaware law, First Place shareholders are not entitled to any dissenters’ rights of appraisal in connection with the merger.

OC Financial. The Maryland General Corporation Law generally provides that a shareholder of a Maryland chartered corporation that engages in a merger, consolidation, share exchange or amends its articles of incorporation in a way that alters contract rights shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the corporation, subject to specified procedural requirements unless otherwise not provided for in the articles of incorporation. A shareholder generally must file a written objection at or before the shareholder meeting at which the transaction is to be considered and must vote against the proposed transaction. A dissenting shareholder then must make a written demand to the successor corporation for the appraisal within 20 days after the State Department of Assessments and Taxation has accepted the articles of merger for the record stating the number and class of shares for which the shareholder demands payment. The successor corporation will notify each objecting shareholder in writing of the date such articles were accepted for filing and may offer, to each dissenting shareholder, to purchase their dissenting shares at a specified price along with other corporate information. A dissenting shareholder may choose to accept this offer as the fair value of the shares held, or alternatively, a dissenting shareholder or the successor corporation may petition a court of equity for the determination of the fair value of the shares within 50 days from the acceptance of the articles filed with the State Department of Assessments and Taxation.

The articles of incorporation of OC Financial do not provide for dissenters’ rights unless otherwise authorized by the board of directors. The board of directors of OC Financial has authorized dissenters’ rights of appraisal for the stockholders of OC Financial in connection with the merger.

Declaration of Dividends.

First Place. Under Section 170 of the Delaware General Corporation Law, First Place directors may declare and pay dividends upon the shares of its capital stock either (1) out of its surplus, as defined in and computed in accordance with Sections 154 and 244 of the Delaware General Corporation Law, or (2) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. First Place is not subject to any other express regulatory restrictions on payments of dividends and other distributions. The ability of First Place to pay distributions to the holders of its common stock will depend, however, to a large extent upon the amount of dividends received from First Place Bank, which is subject to restrictions imposed by the Office of Thrift Supervision. The declaration, payment and amount of future dividends will depend on business conditions, operating results, capital, reserve requirements and the consideration of other relevant factors by the board of directors of First Place.

OC Financial. Maryland law generally limits dividends to an amount equal to the excess of the corporation’s capital surplus plus payments that would be owed upon dissolution to shareholders whose preferential rights upon dissolution are superior to those receiving the dividend, or to an amount that would not make OC Financial insolvent. OC Financial has never declared and currently does not intend to declare any dividend payments.

ELECTION OF DIRECTORS

(PROPOSAL TWO)

OC Financial’s board of directors consists of seven members, and is divided into three classes, with one class of directors elected each year. Directors are generally elected to serve for a three-year period and until their respective successors have been elected and qualified. Three directors will be elected at the Annual Meeting, each to serve for a three-year period and until his successor has been elected and shall qualify. The board of directors has nominated Robert W. Hughes, Thomas H. Lagos and Thomas J. Parliment for election as directors at the Annual Meeting.

The table below sets forth certain information as of                     , 2008 regarding the composition of the board of directors, including the terms of office of board members, and information regarding the executive officers of OC Financial and of OC Bank. It is intended that the proxies solicited on behalf of the board of directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the annual meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the board of directors may recommend. At this time, the board of directors knows of no reason why any of the nominees would be unable to serve if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Name(1)	Age(2)	Positions Held	Director Since(3)	Current Term to Expire	Shares of Common Stock Beneficially Owned on Record Date(4)		Percent of Class
		NOMINEES
Robert W. Hughes	49	Chairman of the Board	1998	2008	30,464	(5)	5.44
Thomas H. Lagos	57	Director	2004	2008	52,850	(6)	9.43
Thomas J. Parliment	61	Director	2004	2008	10,000		1.79

		DIRECTORS CONTINUING IN OFFICE
Nils C. Muladore	50	Director	1992	2009	9,176		1.64
Michael B. Bowman	53	Director	1991	2009	3,003		0.54
Christopher L. Lardiere	52	Director	2004	2010	27,500	(7)	4.91
Diane M. Gregg	40	Director, President and Chief Executive Officer	2004	2010	21,110	(8)	3.77

		EXECUTIVE OFFICERS WHO ARE NOTDIRECTORS
Amanda E. Thomas	26	Vice President and Chief Financial Officer(9)	N/A	N/A	—		—
All directors and executive officers as a group (8 persons)					154,103		27.51%

(1)	The mailing address for each person listed is 6033 Perimeter Drive, Dublin, Ohio 43017. Each of the persons listed is also a director of OC Bank.

(2)	As of , 2008.

(3)	Reflects initial appointment to the board of directors of the mutual predecessor to OC Bank and its predecessor, Ohio Central Federal Credit Union.

(4)

For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares. The table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(5)	Includes 50 shares of common stock held as custodian for Mr. Hughes’ daughter, 50 shares held as custodian for Mr. Hughes’ son, 50 shares held as custodian for Mr. Hughes’ other son, 50 shares held by Mr. Hughes’ daughter, 9,774 shares held in an IRA for the benefit of Mr. Hughes and 2,595 shares held in an IRA for the benefit of Mr. Hughes’ wife. Also, includes 964 shares of common stock allocated to the account of Mr. Hughes under OC Bank’ employee stock ownership plan. Under the terms of the employee stock ownership plan, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the employee stock ownership plan trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.

(6)	Includes 10,000 shares of common stock held by Mr. Lagos’ son.

(7)	Includes 7,500 shares of common stock held by Mr. Lardiere’s wife and 20,000 shares held in Mr. Lardiere’s 401(k).

(8)	Includes 1,110 shares of common stock allocated to the account of Ms. Gregg under OC Bank’ employee stock ownership plan. Includes 10,000 shares held by Ms. Gregg’s son. Includes 3,000 shares of common stock pledged for a loan. Under the terms of the employee stock ownership plan, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the employee stock ownership plan trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.

(9)	Ms. Thomas was appointed as Vice-President/CFO by the board of directors on October 11, 2007.

The principal occupation during the past five years of each director, nominee for director and executive officer of OC Financial is set forth below. All such persons have held their present positions for five years unless otherwise stated.

Directors

Robert W. Hughes. Mr. Hughes is the President and Chief Executive Officer of the Finance and Thrift Company, Porterville, California. He served as President and Chief Executive Officer of OC Financial from 2005 until August 2007 and for OC Bank and its predecessor, Ohio Central Federal Credit Union, from 1989 until August 2007.

Thomas H. Lagos. Mr. Lagos is a partner in the law firm of Lagos & Lagos, P.L.L., Springfield, Ohio, where he has practiced law since 1972. Mr. Lagos is also a principal in various commercial and real estate development firms.

Thomas J. Parliment. Mr. Parliment is a managing director of Farin & Associates, an asset liability management consulting firm located in Madison, Wisconsin. He is also the president of Parliment Consulting, located in Key West, Florida, which he founded in 1990. The firm specializes in financial institution asset liability management consulting.

Nils C. Muladore. Mr. Muladore has been employed by OCLC Online Computer Library Center, Inc., Dublin, Ohio, in various capacities since 1985 and has served as the Assistant Controller of the company since 1987.

Michael B. Bowman. Mr. Bowman has been employed by Wendy’s International, Dublin, Ohio, in various capacities since 1978 and has served as the Director of Tax since 1999.

Christopher L. Lardiere. Mr. Lardiere practices law through his firm, Lardiere Law Offices, LLC, which he founded in January, 2008. He formerly served as a partner in the law firm of Kemp, Schaeffer, Rowe & Lardiere, Co., L.P.A, Columbus, Ohio where he practiced law from 1983 until 2007.

Diane M. Gregg. Ms. Gregg has been employed at OC Bank and its predecessor, Ohio Central Federal Credit Union since 1989. She became President and Chief Executive Officer of OC Financial and OC Bank in August 2007. She was the Vice President and Chief Operating Officer of OC Financial from 2005 to 2007 and for OC Bank from 1989 to 2007.

Executive Officers who are Not Directors

Amanda E. Thomas. Amanda E. Thomas was appointed chief financial officer on October 11, 2007. She holds a B.S. in Finance from Miami University in Oxford, Ohio and is currently completing course work in preparation for obtaining a CPA certification. She has worked for OC Bank as the staff accountant since July 2007. Prior to joining OC Bank, she worked for The Arlington Bank in Upper Arlington, Ohio since May 2003.

Persons and groups who beneficially own in excess of 5% of the common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of the record date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of OC Financial’s outstanding shares of common stock, and all directors and executive officers as a group.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Shares of Common Stock Outstanding
Principal Shareholders:

Robert W. Hughes(2)	30,464	5.44%
6033 Perimeter Drive
Dublin, Ohio 43017

Thomas H. Lagos	52,850	9.43%
750 Shrine Road
Springfield, Ohio 45504

Lance S. Gad(3)	52,000	9.28%
1250 Fence Row Drive
Fairfield, Connecticut 06430

Jeffrey A. Zuckerman(4)	40,700	7.3%
1919 Lathrop Street, Suite 120
Fairbanks, Alaska 99701

OC Financial Employee Stock Ownership Plan	44,815	8.00%
6033 Perimeter Drive
Dublin, Ohio 43017

All Directors and Executive Officers as a group(5) (8 persons)	154,103	27.51%

(1)	For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares. The table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)	Includes 964 shares of common stock allocated to the account of Mr. Hughes under OC Bank’ employee stock ownership plan.

(3)	Based upon Schedule 13G, dated April 27, 2005, filed on behalf of Mr. Gad.

(4)	Based upon Schedule 13G, dated September 19, 2007, filed on behalf of Mr. Zuckerman.

(5)	OC Financial’s executive officers and directors are also executive officers and directors of OC Bank.

Section 16(A) Beneficial Ownership Reporting Compliance

OC Financial’s common stock is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. Officers and directors and beneficial owners of greater than 10% of OC Financial’s common stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in OC Financial’s Proxy Statement or Annual Report on Form 10-KSB of the failure of an officer, director or 10% beneficial owner of OC Financial’s common stock to file a Form 3, 4, or 5 on a timely basis. Based on its review of such ownership reports, OC Financial believes that no officer or director failed to timely file such ownership reports for the fiscal year ended September 30, 2007.

Board Independence

The board of directors has determined that, except for Mr. Hughes and Ms. Gregg, each member of the board is an “independent director” within the meaning of the Nasdaq corporate governance listing standards. Mr. Hughes is not considered independent because he recently served as President and Chief Executive Officer of OC Financial and of OC Bank. Ms. Gregg is not considered independent because she is the President and Chief Executive Officer of OC Financial and OC Bank. In determining the independence of the directors, the board of directors reviewed and considered fees of $2,500 per month paid to the law firm of Kemp, Schaeffer, Rowe & Lardiere, Co., L.P.A. of which Director Lardiere was a partner until December 31, 2007.

Meetings and Committees of the Board of Directors

General. The business of OC Financial is conducted at regular and special meetings of the full board and its standing committees. The standing committees include the Governance/Nominating Committee, the Audit Committee and the Compensation Committee. During the year ended September 30, 2007, the board of directors held 12 regular meetings and no special meetings. No member of the board or any committee thereof attended fewer than 75% of said meetings. Executive sessions of independent directors are held on a regularly scheduled basis.

Governance/Nominating Committee. The Governance/Nominating Committee consists of directors Thomas H. Lagos (Chairman), Nils C. Muladore, Michael B. Bowman, Christopher L. Lardiere and Thomas J. Parliment. Each member of the Governance/Nominating Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. The Governance/Nominating Committee met one time during the fiscal year ended September 30, 2007. The nominees to be voted upon at the annual meeting were selected by a majority of the independent directors not standing for election of OC Financial and by the board of directors. The charter of the Governance/Nominating Committee is available on OC Bank’s website at www.ocsavings.com.

The functions of the Governance/Nominating Committee include the following:

•

consider and recommend to the board standards (such as independence, experience, leadership, diversity and stock ownership) for the selection of individuals to be considered for election or reelection to the board;

•	identify individuals qualified to become members of the board;

•	consider recommendations by shareholders for director nominations;

•	conduct reviews as appropriate into the background and qualifications of director candidates;

•	recommend candidates to the board for nomination as directors;

•	review the structure of the board and its committees and make recommendations with respect thereto (including size and composition);

•	consider and make recommendations regarding board and committee performance; and

•	consider and make recommendations regarding board continuing education guidelines.

The Governance/Nominating Committee intends to identify nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board with skills and experience that are relevant to OC Financial’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service, or if the Committee or the board decides not to re-nominate a member for re-election, or if the size of the board is increased, the Committee would solicit suggestions for director candidates from all board members. In addition, the Committee may engage a third party to assist in the identification of director nominees. The Governance/Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with OC Financial;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the board and its committees, which includes being available for board and committee meetings;

•	is familiar with the communities in which OC Financial operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to OC Financial and its shareholders; and

•	has the capacity and desire to represent the balanced, best interests of shareholders as a group, and not primarily a special interest group or constituency.

Finally, the Governance/Nominating Committee will take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards, and if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an audit committee financial expert.

Procedures for the Nomination of Directors by Shareholders. The Governance/Nominating Committee has adopted procedures for the submission of director nominees by shareholders. If a determination is made that an additional candidate is needed for the board, the Governance/Nominating Committee will consider candidates submitted by shareholders. Shareholders can submit qualified names of candidates for director by writing to OC Financial’s Corporate Secretary, at 6033 Perimeter Drive, Dublin, Ohio 43017.

Timing. To be timely, the submission of a candidate for director by a shareholder must be received by the Corporate Secretary at least 120 days prior to the date of the proxy statement relating to the preceding year’s annual meeting of shareholders. However, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, to be timely the recommendation for director must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. The submission must include the following information:

•	a statement that the writer is a shareholder and is proposing a candidate for consideration by the committee;

•

the name and address of the shareholder as they appear on OC Financial’s books, and number of shares of common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•

the name, address and contact information for the candidate, and the number of shares of OC Financial common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of OC Financial;

•	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Governance/Nominating Committee for further review and consideration. A nomination submitted by a shareholder for presentation by the shareholder at an annual meeting of shareholders must comply with the procedural and informational requirements described in this proxy statement under the heading “Shareholder Proposals.”

Shareholder Communications with the Board. A shareholder who wishes to communicate with the board or with any individual director may write to the Chairman, Governance/Nominating Committee, 6033 Perimeter Drive, Dublin, Ohio 43017, Attention: Chairman. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about OC Financial or a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

The Audit Committee. The Audit Committee consists of directors Nils C. Muladore (Chairman), Thomas J. Parliment and Thomas H. Lagos. Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The board of directors has determined that director Thomas J. Parliment qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC. The duties and responsibilities of the Audit Committee include, among other things:

•

to provide assistance to the board of directors in fulfilling its fiduciary responsibilities to oversee management’s activities relating to accounting, record keeping, financial reporting, internal controls, disclosure controls and internal control over financial reporting;

•	provide a vehicle and establish a forum for OC Financial’s free and open communication of views and information among directors, independent public accounting firm, internal auditor and management;

•	to review the independence of OC Financial’s independent registered public accounting firm and their objectivity;

•	to review the adequacy and reliability of disclosures to shareholders;

•	to perform the audit committee functions specified by the SEC and the Nasdaq; and

•	to establish and maintain a system for confidential complaints regarding accounting, financial reporting, internal controls, disclosure controls, and internal control over financial reporting.

The Audit Committee met four times during the fiscal year ended September 30, 2007. The Audit Committee reports to the board on its activities and findings. The board of directors has adopted a written charter for the Audit Committee, which is available on OC Financial’s website at www.ocsavings.com.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.

The Audit Committee has prepared the following report for inclusion in this proxy statement/prospectus:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended September 30, 2007;

•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•

Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm their independence. In addition, the Audit Committee approved the appointment of Beard Miller Company LLP as OC Financial’s independent registered public accounting firm for the fiscal year ending September 30, 2008, subject to the ratification of the appointment by the shareholders.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement/prospectus into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Nils C. Muladore (Chairman)

Thomas J. Parliment

Thomas H. Lagos

Code of Ethics

OC Financial has adopted a Code of Ethics that is applicable to its officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on OC Financial’s website at www.ocsavings.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the website.

Compensation Committee

The Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee consists of directors Christopher L. Lardiere (Chairman), Michael B. Bowman and Thomas J. Parliment. Each member of the Compensation Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. The board of directors has adopted a written charter for the Compensation Committee, which is available on OC Financial’s website at www.ocsavings.com. The Compensation Committee met three times during the fiscal year ended September 30, 2007.

Attendance at Annual Meeting of Shareholders

OC Financial has a policy regarding director attendance at annual meetings of shareholders. The policy provides that directors who reside within a 30 mile radius of OC Financial’s headquarters are encouraged to attend the Annual Meeting of Shareholders except where they have good reason to not attend. Five directors attended the 2007 annual meeting of shareholders.

Executive Compensation

Summary Compensation Table. The following table sets forth for the year ended September 30, 2007, certain information as to the total compensation paid by OC Bank to Ms. Gregg, who serves as President and Chief Executive Officer, and Mr. Hughes, the Chairman of the Board and former President and Chief Executive Officer. They are the only officers to receive total compensation in excess of $100,000 (“Named Executive Officers”).

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	Non-qualified deferred compensation earnings	All other compensation(2) (3)	Total
Diane M. Gregg President and Chief Executive Officer	2007	$110,552	$—	$—	$—	$—	$—	$3,025	$113,577
Robert W. Hughes(1) Chairman of the Board of Directors	2007	$202,369	$—	$—	$—	$—	$—	$5,592	$207,961

(1)	Mr. Hughes resigned as President and Chief Executive Officer of OC Financial and OC Bank effective August 10, 2007.

(2)	Amount represents Ms. Gregg’s allocation of 268 shares under the employee stock ownership plan for the fiscal year ended September 30, 2007. Amount represents 479 shares vested under the employee stock ownership plan received by Mr. Hughes during the fiscal year ended September 30, 2007.

(3)	For the fiscal year ended September 30, 2007, Ms. Gregg and Mr. Hughes did not receive perquisites or personal benefits, which exceeded $10,000.

Employment Agreement

In 2007, OC Bank entered into a new employment agreement with Ms. Diane M. Gregg. The employment agreement has a term of 36 months. On the first anniversary date of the employment agreement and each anniversary date thereafter, the employment agreement may be extended for an additional year at the discretion of the Board of Directors, so that the remaining term will be 36 months. Under the employment agreement, OC Bank will pay Ms. Gregg her base salary at the inception of the agreement, subject to discretionary increases by the Board of Directors. The base salary under the agreement for Ms. Gregg is $117,164. The employment agreement provides that the base salary may be increased but not decreased. In addition to base salary and bonus, the employment agreement provides for, among other things, participation in employee benefits plans applicable to executive personnel.

In the event that Ms. Gregg is terminated without cause, she is entitled to the greater of (i) three times the sum of (A) the highest annual rate of base salary paid to her at any time under the employment agreement, and (B) the greater of (x) the average annual cash bonus paid to her with respect to the three completed fiscal years prior to the event of termination, or (y) the cash bonus paid to her with respect to the fiscal year ended immediately prior to the event of termination. In the event of termination of employment following a change in control, Ms. Gregg would be entitled to receive payment in the amount equal to three times the sum of (i) the highest annual rate of her base salary and (ii) the highest rate of cash bonus awarded to her during the prior three years. In addition, Ms. Gregg will be entitled to life and non-taxable medical and dental insurance coverage (substantially comparable to the coverage provided prior to her termination) for a period of 36 months following her termination (or the cash equivalent to allow her to obtain her own insurance).

Ms. Gregg also agrees not to compete with OC Financial and OC Bank for 12 months after termination other than in connection with a change in control. Benefits under the employment agreement may be reduced to avoid constituting an “excess parachute payment” under Section 280G of the Internal Revenue Code.

Benefits

OC Bank currently provides health and welfare benefits to its employees, including hospitalization and comprehensive medical insurance, life insurance, subject to deductibles and co-payments by employees. OC Bank also provides its employees with a qualified profit sharing plan under the applicable provisions of the Internal Revenue Code of 1986, as amended.

OC Bank also adopted an employee stock ownership plan effective as of January 1, 2005. Employees with at least one year of employment with OC Bank are eligible to participate. As part of the completed stock offering in 2005, the employee stock ownership plan trust borrowed funds in the amount of $448,150 from OC Financial and used those funds to purchase a number of shares equal to 8% of the common stock sold in the offering or 44,815 shares. The loan from OC Financial will be repaid principally from OC Bank’s contributions to the employee stock ownership plan over a period of 20 years. Shares purchased by the employee stock ownership plan are held in a suspense account and are released to participants’ accounts as debt service payments are made. Shares released from the employee stock ownership plan are allocated to each eligible participant’s employee stock ownership plan account based on the ratio of each such participant’s compensation to the total compensation of all eligible participants.

Directors’ Compensation

The following table sets forth director compensation for the fiscal year ended September 30, 2007.

Name	Fees earned or paid in cash	Stock awards	Option awards(2)	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation(1)	Total
Thomas H. Lagos	$5,628	$—	$—	$—	$—	$—	$5,628
Thomas J. Parliment	8,250	—	—	—	—	—	8,250
Nils C. Muladore	9,000	—	—	—	—	—	9,000
Michael B. Bowman	9,000	—	—	—	—	—	9,000
Christopher L. Lardiere	9,000	—	—	—	—	—	9,000

(1)	For the fiscal year ended September 30, 2007, no director received perquisites or personal benefits, which exceeded $10,000.

OC Financial currently pays no fees for service on the Board of directors or Board committees. OC Bank pays each non-employee director $750 for each board meeting that he/she attends. Committee members are not separately compensated. OC Bank paid fees totaling $40,878 to directors for the fiscal year ended September 30, 2007.

Transactions with Certain Related Persons

All transactions between OC Financial and its executive officers, directors, holders of 10% or more of the shares of its common stock and affiliates thereof, are on terms no less favorable to OC Financial than could have been obtained by it in arm’s-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of the independent directors of OC Financial not having any interest in the transaction.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to OC Bank. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to OC Bank’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

(PROPOSAL THREE)

The audit committee of OC Financial has approved the engagement of Beard Miller Company LLP to be OC Financial’s independent registered public accounting firm for the fiscal year ending September 30, 2008, subject to the ratification of the engagement by OC Financial’s shareholders. At the annual meeting, the shareholders of OC Financial will consider and vote on the ratification of the engagement of Beard Miller Company LLP for OC Financial’s fiscal year ending September 30, 2008. A representative of Beard Miller Company LLP is not expected to attend the annual meeting.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Beard Miller Company LLP during the fiscal years ended September 30, 2007 and 2006.

Audit Fees.

Audit fees of $67,476 in fiscal 2007 and $52,307 in fiscal 2006 were for the audit of the consolidated financial statements of OC Financial. The audit fees for fiscal 2007 and 2006 included fees relating to the review of the financial statements included in OC Financial’s annual and quarterly reports filed with the SEC.

Audit-Related Fees.

There were no audit-related fees paid in fiscal year 2007 or 2006 to Beard Miller Company LLP that are not reported in “Audit Fees,” above.

Tax Fees.

No tax fees were billed by Beard Miller Company LLP in fiscal year 2007 and fiscal 2006.

All Other Fees.

There were no other fees paid in fiscal year 2007 or fiscal year 2006.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

In order to ratify the selection of Beard Miller Company LLP as the independent registered public accounting firm for the 2008 fiscal year, the proposal must receive at least a majority of the votes cast “FOR” or “AGAINST,” either in person or by proxy, in favor of such ratification. The Board of directors recommends a vote “FOR” the ratification of Beard Miller Company LLP, as the independent registered public accounting firm for the 2008 fiscal year.

ADJOURNMENT OF THE ANNUAL MEETING

(PROPOSAL FOUR)

In the event that there are not sufficient votes to constitute a quorum or approve the merger agreement at the time of the annual meeting, the merger agreement cannot be approved unless the annual meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by OC Financial at the time of the annual meeting to be voted for an adjournment, if deemed necessary, OC Financial has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of OC Financial unanimously recommends that shareholders vote “FOR” the adjournment proposal. If it is deemed necessary to adjourn the annual meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the annual meeting of the place, date and time to which the annual meeting is adjourned.

SHAREHOLDER PROPOSALS

The proxy solicited by management confers discretionary authority to vote on any matters that properly come before the annual meeting or any adjournments or postponements thereof.

Shareholders desiring to submit proposals for inclusion in the proxy materials of OC Financial for the 2009 Annual Meeting of Shareholders must submit the proposals to OC Financial at its executive offices no later than [            ]. OC Financial will not be required to include in its proxy statement or form of proxy for the 2009 Annual Meeting of Shareholders a shareholder proposal that is received after that date or that otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

OC Financial’s Bylaws provide an advance notice procedure for certain business or nominations to the Board of directors to be brought before an Annual Meeting. In order for a shareholder to properly bring business before an Annual Meeting, or to propose a nominee to the Board, the shareholder must give written notice to the Secretary not earlier than the 150th day nor later than on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. However, in the event that the date of the Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s Annual Meeting, notice to be timely by the shareholder must be delivered not earlier than the 150th day prior to the date of such Annual Meeting and not later than the 120th day prior to the date of such Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. No other proposal shall be acted upon at the Annual Meeting.

The date on which the next Annual Meeting of Shareholders may be held if the acquisition proposal is not completed is                     , 2009. Accordingly, advance written notice of business or nominations to the Board of directors to be brought before the 2009 Annual Meeting of Shareholders must be made in writing and delivered to the Secretary of OC Financial no later than                     , 2008.

LEGAL MATTERS

The validity of the First Place common stock to be issued in the acquisition will be passed upon for First Place by Patton Boggs LLP, Washington, DC. Patton Boggs LLP, Washington, DC, will pass upon the federal income tax consequences of the acquisition for First Place and OC Financial.

EXPERTS

The consolidated financial statements of First Place as of June 30, 2007 and 2006 and for each of the years in the three-year period ended June 30, 2007, and the effectiveness of internal control over financial reporting as of June 30, 2007 of First Place have been audited by Crowe Chizek and Company LLC, independent registered public accounting firm, as set forth in their reports thereon appearing in First Place’s annual report on Form 10-K for the year ended June 30, 2007 and incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of OC Financial and subsidiaries as of and for the years ended September 30, 2007 and 2006, included in this Prospectus and in the registration statement have been audited by Beard Miller Company LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon the report given upon the authority of said firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

First Place has filed a registration statement on Form S-4 with the Securities and Exchange Commission, or the Commission, under the Securities Act of 1933 and the rules and regulations thereunder that registers the distribution to OC Financial shareholders of the shares of First Place common stock to be issued in the acquisition. This proxy statement/prospectus is a part of that registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about First Place and First Place’s capital stock. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this document. The registration statement is available for inspection and/or copying as set forth below.

First Place files annual, quarterly and current reports, proxy statements and other information in accordance with the Securities Exchange Act of 1934 with the Commission. You may read and copy any reports, proxy statements or other information filed by First Place at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. In addition, these materials we file electronically with the Commission are available at the Commission’s World Wide Web site at http://www.sec.gov. The Commission’s World Wide Web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC’s public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

You should also be able to inspect annual, quarterly and current reports, proxy statements and other information about First Place at the offices of the Nasdaq Stock Market, 33 Whitehall Street, New York, New York, 10004.

CONSOLIDATED FINANCIAL STATEMENTS:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

OC Financial, Inc.

Dublin, Ohio

We have audited the accompanying consolidated balance sheets of OC Financial, Inc. and its subsidiaries as of September 30, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OC Financial, Inc. and its subsidiaries as of September 30, 2007 and 2006 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/    Beard Miller Company LLP

Beard Miller Company LLP

Pittsburgh, Pennsylvania

January 10, 2008

OC FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,
	2007	2006
ASSETS
Cash and due from financial institutions	$820,137	$456,730
Federal funds sold	2,955,000	6,273,000

Cash and Cash Equivalents	3,775,137	6,729,730

Investment securities held to maturity (fair value 2007 $17,182,071; 2006 $20,846,386)	17,746,925	21,533,317
Restricted investment in bank stock	774,800	763,300
Loans, net of allowance for loan losses (2007 $165,950; 2006 $240,932)	42,044,805	36,708,128
Loans held for sale	30,416	56,102
Premises and equipment, net	640,815	679,743
Accrued interest receivable	260,917	229,118
Prepaid expenses	106,753	89,992
Other assets	118,672	74,654

Total Assets	$65,499,240	$66,864,084

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits:
Savings	$9,614,137	$10,991,399
NOW	4,953,252	5,865,445
Money market	1,701,961	1,727,815
Time	29,874,985	28,089,783

Total Deposits	46,144,335	46,674,442

Federal Home Loan Bank Advances	10,950,000	10,200,000
Payments collected on loans sold	1,076,410	1,328,271
Accrued interest payable	94,515	55,117
Drafts in process	899,113	1,646,387
Other liabilities	193,743	226,109

Total Liabilities	59,358,116	60,130,326

SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value; 20,000,000 shares authorized; issued 560,198 shares	5,602	5,602
Additional paid-in capital	4,953,377	4,951,052
Retained earnings	1,563,074	2,180,440
Unearned ESOP shares (38,093 shares, 2007; 40,334 shares, 2006)	(380,929)	(403,336)

Total Shareholders’ Equity	6,141,124	6,733,758

Total Liabilities and Shareholders’ Equity	$65,499,240	$66,864,084

The accompanying notes are an integral part of the consolidated financial statements.

OC FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2007	2006
INTEREST INCOME
Loans, including fees	$2,449,191	$1,769,145
Interest and dividends on investments	921,738	1,109,784
Federal funds sold	153,139	267,847

Total Interest Income	3,524,068	3,146,776

INTEREST EXPENSE
Deposits	1,619,301	1,235,508
Federal Home Loan Bank advances	632,395	608,027

Total Interest Expense	2,251,696	1,843,535

Net Interest Income	1,272,372	1,303,241
PROVISION FOR LOAN LOSSES	5,000	60,000

Net Interest Income after Provision for Loan Losses	1,267,372	1,243,241

NON-INTEREST INCOME
Services charges and other deposit fees	294,840	338,263
Gain on loan sales	56,227	—
Income from servicing of loans	75,596	92,305
VISA and ATM interchange income	41,873	37,771
VSI Insurance Premium	60,689	52,275
Other	20,055	22,638

Total Non-Interest Income	549,280	543,252

NON-INTEREST EXPENSES
Salaries and employee benefits	1,217,114	1,197,980
Net occupancy and equipment expense	98,216	108,471
Depreciation and amortization expense	95,489	111,837
Computer processing expense	123,253	116,443
VISA and ATM expense	86,436	62,258
Bank service charges	79,518	86,130
Collection and loan expense	52,123	41,840
Advertising expense	116,640	108,070
Other insurance premiums	47,916	20,268
Professional and supervisory fees	193,428	212,066
State franchise tax expense	77,877	82,200
Telephone	51,320	63,743
Office Supplies	41,225	50,652
Postage	45,306	44,616
Other	108,157	94,633

Total Non-Interest Expenses	2,434,018	2,401,207

Loss before Income Taxes	(617,366)	(614,714)
Income Tax Benefit	—	—

Net Loss	$(617,366)	$(614,714)

Loss Per Share	$(1.19)	$(1.19)

The accompanying notes are an integral part of the consolidated financial statements.

OC FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

Years Ended September 30, 2007 and 2006

	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	UNEARNED ESOP SHARES	TOTAL SHAREHOLDERS’ EQUITY
BALANCE—OCTOBER 1, 2005	$5,602	$4,949,797	$2,898,413	$(448,150)	$7,405,662
Earned ESOP shares (2,241 shares)	—	1,255	—	22,407	23,662
Net Loss	—	—	(614,714)	—	(614,714)

BALANCE—SEPTEMBER 30, 2006	5,602	4,951,052	2,283,699	(425,743)	6,814,610
Cumulative effect of adjustments resulting from the adoption of SAB No. 108	—	—	(103,259)	22,407	(80,852)

Adjusted balance—September 30, 2006	5,602	4,951,052	2,180,440	(403,336)	6,733,758
Earned ESOP Shares (2,241 shares)	—	2,325	—	22,407	24,732
Net Loss	—	—	(617,366)	—	(617,366)

BALANCE—SEPTEMBER 30, 2007	$5,602	$4,953,377	$1,563,074	$(380,929)	$6,141,124

The accompanying notes are an integral part of the consolidated financial statements.

OC FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(617,366)	$(614,714)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	95,489	111,837
Provision for loan losses	5,000	60,000
Deferred fee/costs amortization	16,043	15,730
Earned ESOP Shares	24,732	23,662
Federal Home Loan Bank stock dividends	(11,500)	(42,200)
Net amortization (accretion) on investment securities	10,343	(32,204)
Loans originated for sale	(7,087,864)	(1,869,064)
Proceeds from sale of loans held for sale	7,169,777	1,812,962
Net gains on sales of loans held for sale	(56,227)	—
Loss on disposal of fixed assets	14,706
Changes in other assets	(30,575)	(59,455)
Changes in other liabilities	(992,103)	392,997

Net Cash Used in Operating Activities	(1,459,545)	(200,449)

CASH FLOWS FROM INVESTING ACTIVITIES
Securities held to maturity:
Purchases	—	(2,954,688)
Maturities, calls and principal payments	3,776,049	6,167,718
Net (increase) decrease in loans	(5,419,723)	(7,478,006)
Premises and equipment expenditures	(71,267)	(99,735)

Net Cash Used in Investing Activities	(1,714,941)	(4,364,711)

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposits	(530,107)	13,582,304
Proceeds from Federal Home Loan Bank advances	9,700,000	3,000,000
Repayment of Federal Home Loan Bank advances	(8,950,000)	(9,250,000)

Net Cash Provided by Financing Activities	219,893	7,332,304

Net Increase (Decrease) in Cash and Cash Equivalents	(2,954,593)	2,767,144
CASH AND CASH EQUIVALENTS—BEGINNING	6,729,730	3,962,586

CASH AND CASH EQUIVALENTS—ENDING	$3,775,137	$6,729,730

SUPPLEMENTARY CASH FLOWS INFORMATION
Income taxes paid	$—	$—

Interest paid	$2,212,298	$1,857,480

Other Real Estate Acquired in Settlement of Loans	$62,003	$—

The accompanying notes are an integral part of the consolidated financial statements.

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation

On December 14, 2004, the Board of directors of Ohio Central Savings (the “Bank”) adopted a plan of conversion and reorganization pursuant to which the Bank would reorganize from a mutual holding company structure through its divestiture from Third Federal Savings and Loan Association of Cleveland (“Third Federal”) and become a wholly-owned subsidiary of OC Financial, Inc. (the “Company”), which would sell its common stock to eligible depositors of the Bank in a subscription offering and, if necessary, to the general public if a syndicated community offering is held.

Effective February 11, 2005, the Company received approval from both the Securities and Exchange Commission (File No. 333-121411) and the Office of Thrift Supervision to proceed with its planned stock offering equal to the pro forma market value of the Company and its subsidiaries, after giving effect to the offering. The offering closed on March 31, 2005 with gross proceeds of $5.6 million received on the sale of 560,198 common shares. At March 31, 2005, $579,000 of costs for professional fees, printing and mailing expenses, commissions, and related expenses had been incurred and deducted from the gross proceeds of the stock offering. Such costs were paid to third parties unaffiliated with the Company. The net proceeds were used for general corporate purposes, including the purchase of mortgage-backed securities and funding of loans. The Company also provided $448,000 to the newly established employee stock ownership plan.

The Company was formed to serve as the stock holding company for the Bank as part of the Bank’s conversion and reorganization from a mutual holding company structure. On March 31, 2005, the Bank completed its conversion and reorganization, and the Company issued stock to complete its offering. For a further discussion of the Company’s formation and operations, see the Company’s Registration Statement on Form SB-2, as amended, declared effective on February 11, 2005 (File Number 333-121411).

The consolidated financial statements include the Company, the Bank and its wholly-owned subsidiary, AUTOARM, LLC, together referred to as “the Company.” Intercompany transactions and balances are eliminated in consolidation.

The Company is engaged in the business of residential and consumer banking with operations conducted through its offices in Dublin and Cleveland Heights, Ohio. These communities are the source of substantially all of the Bank’s loan and deposit activities. The majority of the Bank’s income is derived from residential and consumer lending and investment activities. AUTOARM, LLC was formed to provide automobile loan underwriting, funding and servicing for community financial institutions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses.

Cash Flows

Cash and cash equivalents include cash on hand, demand deposits with other financial institutions and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest-bearing time deposits with financial institutions and short-term borrowings with maturities of 90 days or less.

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Securities

Securities classified as available for sale are those securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains and losses are reported in other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

Securities classified as held to maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other then temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. At September 30, 2007 and 2006, the Company had no securities classified as available for sale.

Significant Group Concentrations of Credit Risk

The Company has a significant concentration in the automobile industry. As of September 30, 2007 and 2006, the percentage of vehicle loans to total loans was 54% and 59%, respectively.

Restricted Investment in Bank Stock

The Company owns restricted stock investments in the Federal Home Loan Bank (FHLB). Federal law requires a member institution of the FHLB to hold stock according to a predetermined formula. The stock is carried at cost.

Loans Held for Sale

Loans originated and intended for sale are carried at the lower of cost or market in the aggregate. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs and an allowance for loan losses. Material loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Interest income is not reported when full loan repayment is in doubt, typically when the loan is impaired or payments are past due over 90 days. Payments received on such loans are reported as principal reductions.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for all loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the assets’ useful lives on a straight line basis. Useful lives generally range from 15 to 30 years for buildings, 5 to 10 years for leasehold improvements and 3 to 7 years for furniture and equipment. These assets are reviewed for impairment when events indicate the carrying amount may not be recoverable. Maintenance and repairs are charged to expense as incurred and improvements are capitalized.

Transfer of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of the right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income Taxes

Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities in the financial

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

statements and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted through the provision for income taxes for the effects of changes in tax laws and rates on the date of enactment. The Company and its subsidiaries file a consolidated federal income tax return.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising costs for the years ended September 30, 2007 and 2006 totaled $116,640 and $108,070, respectively.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the balance sheet when they are funded.

Loss per Share

Loss per share for the twelve months ended September 30, 2007 and 2006 was ($1.19) and ($1.19), respectively. Common shares outstanding for purposes of the earnings per share calculation were as follows for the years ended September 30, 2007 and 2006:

	2007	2006
Average shares outstanding	560,198	560,198
Average unearned ESOP shares	(39,213)	(43,439)

Weighted-Average Common Shares Outstanding, Basic and Diluted	520,985	516,759

The Company had no potentially dilutive securities for the years ended September 30, 2007 and 2006. On April 19, 2006 the Company’s shareholders approved the 2006 Stock Incentive Plan pursuant to which the Company may grant stock options and award shares of restricted stock to directors, officers and employees. As of September 30, 2007, no options or shares of restricted stock had been granted.

New Accounting Standards

FIN 48

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that companies recognize in their financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the impact of adopting FIN 48 on our financial statements.

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FSP FIN 48-1

In May 2007, the FASB issued FASB Staff Position (“FSP”) FIN 48-1 “Definition of Settlement in FASB Interpretation No. 48” (FSP FIN 48-1). FSP FIN 48-1 provides guidance on how to determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. FSP FIN 48-1 is effective for fiscal years beginning after December 15, 2006. We are currently evaluating the impact of adopting FIN 48-1 on our financial statements.

SFAS 157

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. SFAS 157 applies to other accounting pronouncements that require or permit fair value measurements. The new guidance is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. We are currently evaluating the potential impact, if any, of the adoption of SFAS 157 on our financial statements.

SFAS 158

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (“SFAS 158”), which amends SFAS 87 and SFAS 106 to require recognition of the overfunded or underfunded status of pension and other postretirement benefit plans on the balance sheet. Under SFAS 158, gains and losses, prior service costs and credits, and any remaining transition amounts under SFAS 87 and SFAS 106 that have not yet been recognized through net periodic benefit cost will be recognized in accumulated other comprehensive income, net of tax effects, until they are amortized as a component of net periodic cost. The measurement date—the date at which the benefit obligation and plan assets are measured—is required to be the company’s fiscal year end. SFAS 158 is effective for publicly-held companies for fiscal years ending after December 15, 2006, except for the measurement date provisions, which are effective for fiscal years ending after December 15, 2008. The adoption of this standard has not impacted the Company’s financial condition or results of operations.

EITF 06-4

In September 2006, the FASB’s Emerging Issues Task Force (EITF) issued EITF Issue No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split Dollar Life Insurance Arrangements” (“EITF 06-4”). EITF 06-4 requires the recognition of a liability related to the postretirement benefits covered by an endorsement split-dollar life insurance arrangement. The consensus highlights that the employer (who is also the policyholder) has a liability for the benefit it is providing to its employee. As such, if the policyholder has agreed to maintain the insurance policy in force for the employee’s benefit during his or her retirement, then the liability recognized during the employee’s active service period should be based on the future cost of insurance to be incurred during the employee’s retirement. Alternatively, if the policy holder has agreed to provide the employee with a death benefit, then the liability for the future death benefit should be recognized by following the guidance in SFAS No. 106 or Accounting Principles Board (APB) Opinion No. 12, as appropriate. For transition, an entity can choose to apply the guidance using either of the following approaches: (a) a change in accounting principle through retrospective application to all periods presented or (b) a change in accounting principle through a cumulative-effect adjustment to the balance in retained earnings at the beginning of the year of adoption. The disclosures required in fiscal years beginning after December 15, 2007, with early adoption permitted. The Company does not believe that the implementation of this guidance will have a material impact on the Company’s consolidated financial statements.

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

EITF 06-5

In September 2006, the Task Force reached a conclusion on EITF Issue No. 06-5, “Accounting for Purchases of Life Insurance—Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, Accounting for Purchases of Life Insurance” (“EITF 06-5”). The scope of EITF 06-5 consists of six separate issues relating to accounting for life insurance policies purchased by entities protecting against the loss of “key persons.” The six issues are clarifications of previously issued guidance on FASB Technical Bulletin No. 85-4. EITF 06-5 is effective for fiscal years beginning after December 15, 2006. The Company does not expect it to have a material impact on the Company’s consolidated financial statements.

EITF 06-10

In March 2007, the FASB ratified Emerging Issues Task Force Issue No. 06-10 “Accounting for Collateral Assignment Split-Dollar Life Insurance Agreements” (EITF 06-10). EITF 06-10 provides guidance for determining a liability for the postretirement benefit obligation as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment agreement. EITF 06-10 is effective for fiscal years beginning after December 15, 2007. The Company is currently assessing the impact of EITF 06-10 on its consolidated financial position and results of operations.

SFAS 159

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115” (“FASB Statement 159”). FASB Statement 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. FASB Statement No. 159 is effective for our Company October 1, 2008. The Company is evaluating the impact that the adoption of FASB Statement No. 159 will have on our consolidated financial statements.

SAB 108

The Corporation, in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (SAB 108), adjusted its beginning retained earnings for fiscal 2006 in the accompanying consolidated balance sheet. The provisions of SAB 108 are effective for the Corporation for its September 30, 2007 year end. See Note 9 for additional information on the adoption of SAB 108.

Reclassification—Certain items in the 2006 financial statements have been reclassified to conform with the presentation in the 2007 consolidated financial statements.

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 2—SECURITIES

The carrying amount, unrecognized gains and losses and fair value of securities held to maturity were as follows:

	Carrying Amount	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
September 30, 2007:
U.S. Government and agency Obligations	$1,747,843	$—	$(11,393)	$1,736,450
Mortgage-backed securities	15,999,082	11,566	(565,027)	15,445,621

	$17,746,925	$11,566	$(576,420)	$17,182,071

September 30, 2006:
U.S. Government and agency obligations	$2,592,973	$—	$(47,323)	$2,545,650
Mortgage-backed securities	18,940,344	11,166	(650,774)	18,300,736

	$21,533,317	$11,166	$(698,097)	$20,846,386

The carrying value and fair value of debt securities held to maturity at fiscal year end 2007 by contractual maturity were as follows. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

	Held to Maturity
	Carrying Value	Fair Value
Due in one year or less	$1,247,843	$1,239,885
Due after one year through five years	500,000	496,565
Mortgage-backed securities	15,999,082	15,445,621

	$17,746,925	$17,182,071

At year-end 2007 and 2006, securities with carrying amounts of $17,746,925 and $18,940,344 were pledged to secure public deposits, borrowings and other financial purposes as required or permitted by law. At year-end 2007 and 2006, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of total shareholder’s equity.

Securities with unrecognized losses at September 30, 2007, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrecognized Losses	Fair Value	Unrecognized Losses	Fair Value	Unrecognized Losses
U.S. Government and agency obligations	$—	$—	$1,736,450	$(11,393)	$1,736,450	$(11,393)
Mortgage-backed securities	—	—	14,953,042	(565,027)	14,953,042	(565,027)

	$—	$—	$16,689,492	$(576,420)	$16,689,492	$(576,420)

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of September 30, 2007 there were 23 securities in an unrealized loss position. These unrealized losses related principally to changes in interest rates. Substantially all mortgage-backed securities are issued or guaranteed by agencies or Corporations of the United States Government. As the Company has the intent and ability to hold these securities to maturity since they are classified as held to maturity, no declines were deemed to be other than temporary.

Securities with unrecognized losses at September 30, 2006, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrecognized Losses	Fair Value	Unrecognized Losses	Fair Value	Unrecognized Losses
U.S. Government and agency obligations	$—	$—	$2,545,650	$(47,323)	$2,545,650	$(47,323)
Mortgage-backed securities	166,062	(844)	16,920,629	(649,930)	17,086,691	(650,774)

	$166,062	$(844)	$19,466,279	$(697,253)	$19,632,341	$(698,097)

NOTE 3—LOANS

Loans at year-end were as follows:

	2007	2006
Vehicle loans	$22,819,141	$21,505,102
VISA loans	1,958	8,187
Signature loans	78,893	52,508
First mortgage loans on 1—4 family residences	17,676,699	14,006,780
Other mortgage loans	509,480	509,676
Deposit secured loans	17,654	25,181
Commercial loans	1,087,426	838,165

	42,191,251	36,945,599
Allowance for loan losses	(165,950)	(240,932)
Deferred costs and fees	19,504	3,461

	$42,044,805	$36,708,128

Activity in the allowance for loan losses for the year was as follows:

	2007	2006
Beginning balance	$240,932	$179,822
Provision for loan losses	5,000	60,000
Loans charged-off	(87,966)	(13,049)
Recoveries	7,984	14,159

Ending balance	$165,950	$240,932

The recorded investment in loans that are considered to be impaired under SFAS No. 114 was $882,231 and $889,445 at September 30, 2007 and 2006, respectively. Included in the 2007 amount is $882,231 of impaired loans for which the related allowance for credit losses was $98,991, and no impaired loans for which there was

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

not an allowance. At September 30, 2006, there was a related allowance of $78,408 for $777,145 of impaired loans. The average recorded investment in impaired loans during the years ended September 30, 2007 and 2006 was approximately $519,689 and $234,058, respectively. For the years ended September 30, 2007 and 2006, interest income was recognized on those impaired loans of $46,019 and $22,575, respectively, using the cash basis of income recognition.

Loans on which the accrual of interest has been discontinued amounted to $124,538 and $129,575 at September 30, 2007 and 2006, respectively. There were no loans past due over ninety days still accruing interest at September 30, 2007 or 2006.

NOTE 4—PREMISES AND EQUIPMENT

Year-end premises and equipment were as follows:

	2007	2006
Land	$152,433	$152,433
Building	685,024	685,024
Leasehold improvements	219,301	214,387
Furniture and equipment	863,240	827,579

	1,919,998	1,879,423
Accumulated depreciation and amortization	(1,279,183)	(1,199,680)

	$640,815	$679,743

The Bank has a five-year operating lease for a branch office in Cleveland Heights, Ohio. The Bank entered into the lease in June, 2006, moving its office from the previous location in Cleveland, Ohio. Rental expense for 2007 and 2006 was $29,000 and $36,000, respectively. At September 30, 2007, future minimum annual lease payments, excluding tenant’s share of common area maintenance expense, are as follows:

2008	$20,040
2009	14,580
2010	14,580
2011	9,720

Total:	$58,920

NOTE 5—DEPOSITS

Time deposits of $100,000 or more were $7,234,000 and $7,685,000 at September 30, 2007 and 2006, respectively. Deposits in excess of $100,000 are not federally insured.

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Scheduled maturities of time deposits as of September 30, 2007 were as follows:

2008	$21,452,909
2009	3,967,508
2010	2,095,231
2011	840,720
2012	1,518,617
Thereafter	—

$29,874,985

Interest expense on deposits is summarized as follows:

	2007	2006
Savings deposits	$25,608	$28,712
Demand deposits	119,669	124,475
Money market deposits	24,268	28,670
Time deposits	1,449,756	1,053,651

	$1,619,301	$1,235,508

NOTE 6—FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

The Bank is a member of the Federal Home Loan Bank (“FHLB”) of Cincinnati. As a member, the Bank has the ability to obtain advances from the FHLB. At September 30, 2007, the Bank had fourteen fixed rate advances totaling $10,950,000 with interest rates ranging from 3.95% to 7.44% and a weighted rate of 5.66%. At September 30, 2006, the Bank had fifteen fixed rate advances totaling $10,200,000 with interest rates ranging from 4.80% to 7.44% and a weighted average rate of 6.18%. Interest on the advances is payable monthly with principal due upon maturity. Residential mortgage loans, mortgage-backed securities and stock of the FHLB of Cincinnati owned by the Bank are pledged as collateral for the advances.

Maturities of Federal Home Loan Bank advances are as follows for the years ending September 30:

2008	$500,000
2009	4,800,000
2010	—
2011	1,000,000
2012	—
Thereafter	4,650,000

$10,950,000

At September 30, 2007, the Bank had $16,670,265 in additional borrowing capacity with the Federal Home Loan Bank of Cincinnati.

The Bank also has an agreement with the Federal Reserve Bank of Cleveland in which the Bank may borrow funds which are secured by pledged automobile loans. There were no such borrowings outstanding with the Federal Reserve at year end 2007 or 2006. Auto loans in the amount of $22,773,202 and $21,489,395 were pledged to secure potential borrowings at year-end 2007 and 2006, respectively.

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 7—LOAN SALES AND SERVICING ACTIVITIES

The Bank sold much of its production of consumer auto loans with terms between 42 and 60 months to its former parent company until October 2004. The Bank maintains servicing on these loans, at a servicing rate of 25 basis points, which management has determined was just adequate to compensate the Bank for its servicing responsibilities and thus, did not record a servicing asset on this portfolio.

Loans sold to banks under an agreement with AUTOARM, LLC, are sold at a rate equal to the 18 month treasury plus 70 basis points. The difference between the sell rate and the note rate equals the servicing fee which AUTOARM receives for the servicing of the loan. For production being sold to AUTOARM client banks, a servicing asset is currently being recorded. For the years ended September 30, 2007 and 2006, the amount of servicing asset amortization recognized into income was $20,999 and $5,878, respectively. The unamortized balance of servicing assets at September 30, 2007 and 2006 was $24,164 and $8,856, respectively

The following summarizes loan sales and servicing activities for each year (in thousands):

	2007	2006
Activity during the year:
Loans originated and purchased for resale, net of principal paydowns	$7,088	$1,869
Proceeds from sales of loans held for sale	7,170	1,813
Net gains on sales of loans held for sale	56	—
Loan servicing fee income	76	93

Balance at year-end:
Loans held for sale	$30	$56
Allowance to adjust to lower of cost or market	—	—

Loans held for sale, net	$30	$56

Loans serviced for others and not reported as assets	$13,429	$19,731

NOTE 8—BENEFIT PLANS

The Bank has a 401K Profit Sharing Plan, with all employees with 1,000 hours of service in a year and having attained the age of 21 being eligible for inclusion in the Plan. The Bank makes a non-elective contribution of 3% for those meeting the eligibility requirements. Contributions to this Plan by the Bank charged to operations for the years ended September 30, 2007 and 2006 were $21,289 and $20,702, respectively.

Prior to the divestiture, the Company maintained a deferred compensation plan whereby members of the board of directors could elect to defer a portion of their regular director fees. For two directors, the fees deferred were invested in mutual funds prior to the divestiture. Subsequently, the mutual funds were sold. The deferred fees for directors who resigned prior to the divestiture were distributed. The deferred fees for the two remaining directors were used to purchase shares of OC Financial, Inc. stock through a trust as an investment for the directors. In 2007 the deferred compensation plan was terminated with the two remaining directors shares of OC Financial, Inc. stock distributed. There was no deferred fee liability at September 30, 2007. There was a deferred fee liability of $33,510 at year-end September 30, 2006.

NOTE 9—INCOME TAXES

As discussed under Recently Adopted Accounting Standards in Note 1, in September 2006, the SEC released SAB 108. The transition provisions of SAB 108 permit the Corporation to adjust for the cumulative effect on retained earnings of immaterial errors relating to prior years. SAB 108 also requires the adjustment of

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

any prior quarterly financial statements within the fiscal year of adoption for the effects of such errors on the quarters when the information is next presented. Such adjustments do not require previously filed reports with the SEC to be amended. In accordance with SAB 108, the Corporation has adjusted beginning retained earnings for fiscal 2007 in the accompanying consolidated balance sheet as described below. The corporation considers this adjustment to be immaterial to prior periods.

In connection with adopting SAB 108, the Corporation recorded an adjustment to its opening balance sheet for the year ended September 30, 2007. This adjustment, the cumulative effect of which was $80,852, decreased retained earnings, reduced prepaid taxes and was recorded to properly reflect current taxes payable. During prior year periods, certain amounts accumulated in connection with preparing tax provision estimates. These amounts were not considered material to prior period consolidated financial statements; however in evaluating the current tax position of the Corporation, management determined that these amounts were not necessary and, accordingly, made the aforementioned adjustment.

The net deferred tax asset (liability) in the accompanying balance sheets includes the following amounts for deferred tax assets and liabilities:

	2007	2006
Deferred tax assets:
Allowance for loan losses	$56,423	$81,917
Net operating loss carryforward	489,789	211,863
Other	7,059	7,702

Total Deferred Tax Assets	553,271	301,482

Deferred tax liabilities:
FHLB stock dividends	(88,162)	(84,252)
Fixed asset depreciation	(16,067)	(784)
Mortgage Servicing Rights	(8,216)	—

Total Deferred Tax Liabilities	(112,445)	(85,036)

Net Deferred Tax Asset	440,826	216,466

Valuation Allowance—NOL	(440,826)	(216,466)
Net Deferred Tax Asset, Net of Valuation Allowance	$—	$—

Effective tax rates differ from federal statutory rate of 34% applied to income before income taxes due to the following.

	2007	2006
Tax at federal statutory rate	$(215,621)	$(209,003)
Valuation Allowance	215,621	209,003
Income Tax Benefit	$—	$—

Effective tax rate	—	—

Net operating losses expiring in 2025, 2026 and 2027 are $95,413, $566,710 and $739,763, respectively.

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 10—COMMITMENTS AND CONTINGENCIES

Some financial instruments, such as loan commitments, credit lines, letters of credit and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk of credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of financial instruments with off-balance-sheet risk was as follows as of September 30:

	2007		2006
	Fixed Rate	Variable Rate	Fixed Rate	Variable Rate
Commitments to extend credit	$715,750	$—	$15,868	$—
Unused lines of credit	102,937	364,976	151,794	485,776

	$818,687	$364,976	$167,662	$485,776

There were no letters of credit or loans sold with recourse at year-end 2007 and 2006.

The Bank has entered into employment agreements with certain officers. The agreements provide for a term of three years and a salary and performance review by the Board of directors not less often than annually, as well as inclusion of the employee in any formally established benefit, bonus, pension and profit-sharing plans for which management is eligible. The employment agreements also provide for vacation and sick leave. Subsequent to year end 2007, two agreements were terminated without cost to the Bank.

NOTE 11—RELATED PARTY TRANSACTIONS

Loans to principal officers, directors, and their affiliates in fiscal 2007 were as follows.

Beginning balance	$554,000
New loans	—
Repayments	(68,000)

Ending balance	$486,000

Deposits from principal officers, directors, and their affiliates at year-end 2007 and 2006 were $502,000 and $631,000, respectively.

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 12—REGULATORY CAPITAL REQUIREMENTS

Banks are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required. At year-end 2006 and 2007, the most recent regulatory notifications categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

Actual and required capital amounts and ratios for the Bank are presented below. The Company’s capital amounts and ratios are not significantly different from the Bank’s.

	Actual		For Capital Adequacy Purposes				To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio		Amount		Ratio
	(Dollars in Thousands)
As of September 30, 2007:
Total capital to risk-weighted assets	$5,869	15.2%	$	≥3,086	≥	8.0%	$	≥3,858	≥	10.0%
Tier 1 (core) capital to risk-weighted assets	5,703	14.8	≥	1,543	≥	4.0	≥	2,315	≥	6.0
Tier 1 (core) capital to adjusted total assets	5,703	8.7	≥	1,967	≥	3.0	≥	3,279	≥	5.0
Tangible capital to adjusted total assets	5,703	8.7	≥	984	≥	1.5		N/A		N/A

As of September 30, 2006:
Total capital to risk-weighted assets	$6,520	17.8%	$	≥2,935	≥	8.0%	$	≥3,669	≥	10.0%
Tier 1 (core) capital to risk-weighted assets	6,292	17.2	≥	1,467	≥	4.0	≥	2,201	≥	6.0
Tier 1 (core) capital to adjusted total assets	6,292	9.3	≥	2,026	≥	3.0	≥	3,376	≥	5.0
Tangible capital to adjusted total assets	6,292	9.3	≥	1,013	≥	1.5		N/A		N/A

Under regulations of the Office of Thrift Supervision, limitations have been imposed on all “capital distributions” by savings institutions, including cash dividends. The regulation establishes a system of restrictions, with the greatest flexibility afforded to savings associations which are both well-capitalized and given favorable qualitative examination ratings by the Office of Thrift Supervision. For example, a savings association which is given one of the two highest examination ratings and is well-capitalized could make capital distributions in any year of 100% of its retained net income for the calendar year-to-date period plus net income for the previous two calendar years (less any dividends previously paid) as long as the savings associations would remain “well-capitalized,” following the proposed distribution. Other savings associations would be subject to more stringent procedural and substantive requirements, the most restrictive being prior Office of Thrift Supervision approval of any capital distribution.

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 13—FAIR VALUES OF FINANCIAL INSTRUMENTS

Carrying amount and estimated fair values of financial instruments were as follows at year-end:

	2007		2006
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(In Thousands)
Financial assets:
Cash and cash equivalents	$3,775	$3,775	$6,730	$6,730
Securities held to maturity	17,747	17,182	21,533	20,846
Federal Home Loan Bank stock	775	775	763	763
Loans, net of allowance	42,045	42,189	36,708	36,309
Loans held for sale	30	30	56	56
Accrued interest receivable	261	261	229	229

Financial liabilities:
Deposits	46,144	45,114	46,674	45,072
Federal Home Loan Bank advances	10,950	10,867	10,200	10,492
Accrued interest payable	95	95	55	55

The methods and assumptions used to estimate fair value are described as follows. Carrying amount is the estimated fair value for cash and cash equivalents, Federal Home Loan Bank stock, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully. Security fair values are based on market prices or dealer quotes, and if no such information is available, on the rate and term of the security and information about the issuer. For fixed rate loans, interest-bearing deposits with other financial institutions, customer deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values. The allowance for loan losses is considered to be a reasonable estimate of loan credit risk. Fair value of loans held for sale is based on negotiated transactions. Fair value of Federal Home Loan Bank Advances is based on current rates for similar financing. The fair value of off-balance-sheet items is based on the current fees or cost that would be charged to enter into or terminate such arrangements, and are not considered to be material for presentation.

NOTE 14—EMPLOYEE STOCK OWNERSHIP PLAN

In connection with the stock offering, the Company established an Employee Stock Ownership Plan (“ESOP”) for the benefit of its employees. The Company issued 44,815 shares of common stock to the ESOP in exchange for a 20-year note in the amount of $448,150. The interest rate is Prime floating, with annual principal and interest payments due on the last business day of December starting in 2005 and ending in 2024. The loan for the ESOP purchase was obtained from the Company.

Shares issued to the ESOP are allocated to ESOP participants based on principal and interest payments made by the ESOP on the loan from the Company. The loan is secured by shares purchased with the loan proceeds and will be repaid by the ESOP with funds from the Bank’s contributions to the ESOP and earnings on ESOP assets.

As shares are released from collateral, the Company will report compensation expense equal to the current market price of the shares and the shares will become outstanding for earnings-per-share (EPS) computations.

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Dividends on allocated ESOP shares reduce retained earnings, dividends on unearned ESOP shares reduce accrued interest.

During the fiscal years ended September 30, 2007 and 2006, 2,241 and 2,241 shares, respectively, of stock were released with the Company recognizing compensation expenses of $24,732 and 23,662, respectively, for the shares released. As a result of the Company adopting SAB 108, an adjustment was made to the balance of the unearned ESOP shares as of October 1, 2006 to correct for shares earned but not reflected in the year the Plan was adopted. This amount was not considered material to prior period consolidated financial statements.

NOTE 15—PARENT COMPANY ONLY FINANCIAL INFORMATION

BALANCE SHEET

	September 30, 2007	September 30, 2006
	(In Thousands)	(In Thousands)
Assets
Cash	$105	$94
Investment in subsidiaries	6,034	6,733
Other assets	6	2

Total Assets	$6,145	$6,829

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Other liabilities	$4	$14

Total Liabilities	4	14

Shareholders’ equity:
Common stock	6	6
Additional paid in capital	4,953	4,951
Unearned ESOP shares	(387)	(426)
Retained earnings	1,569	2,284

Total Shareholders’ Equity	6,141	6,815

Total Liabilities and Shareholders’ Equity	$6,145	$6,829

STATEMENT OF INCOME

	Year Ended September 30, 2007	Year Ended September 30, 2006
	(In Thousands)	(In Thousands)
Interest income	$32	$71
Other expenses	(24)	(77)

Income before Equity in Undistributed Net Loss of Subsidiary	8	(6)
Equity in undistributed net loss of subsidiary	(625)	(609)

Net Loss	$(617)	$(615)

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

STATEMENT OF CASH FLOWS

	Year Ended September 30, 2007	Year Ended September 30, 2006
	(In Thousands)	(In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(617)	$(615)
Adjustments to reconcile net loss to net cash used in operating activities:
Undistributed net loss of subsidiary	625	609
Other	(14)	5

Net Cash Used in Operating Activities	(6)	(1)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash repayment for ESOP Loan	17	18

Net Cash Provided by Financing Activities	17	18

Net Increase in Cash and Cash Equivalents	11	17
CASH AND CASH EQUIVALENTS—BEGINNING	94	77

CASH AND CASH EQUIVALENTS – ENDING	$105	$94

OC FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2007 and September 30, 2007

(Unaudited)

	December 31, 2007	September 30, 2007
ASSETS
Cash and due from financial institutions	$1,514,636	$820,137
Federal funds sold	1,124,000	2,955,000

Total cash and cash equivalents	2,638,636	3,775,137
Securities held to maturity (fair value: 12/31/07—$16,554,558; 09/30/07—$17,182,071)	17,051,643	17,746,925
Federal Home Loan Bank stock	774,800	774,800
Loans, net of allowance (12/31/07—$163,671; 9/30/07—$165,950)	42,359,078	42,044,805
Loans held for sale	—	30,416
Premises and equipment, net	617,774	640,815
Accrued interest receivable	258,123	260,917
Prepaid expenses	48,958	106,753
Other assets	137,533	118,672

Total assets	$63,886,545	$65,499,240

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Savings deposits	$8,863,081	$9,614,137
Demand deposits	5,171,730	4,953,252
Money market deposits	1,462,293	1,701,961
Time deposits	30,229,699	29,874,985

Total deposits	45,726,803	46,144,335
Federal Home Loan Bank advances	10,450,000	10,950,000
Payments collected on loans sold	793,568	1,076,410
Accrued interest payable	92,730	94,515
Drafts in process	587,638	899,113
Other liabilities	200,701	193,743

Total liabilities	57,851,440	59,358,116
Common stock, $0.01 par value; 20,000,000 shares authorized, 560,198 shares issued and outstanding	5,602	5,602
Additional paid-in capital	4,953,769	4,953,377
Unearned ESOP shares	(375,327)	(380,929)
Retained earnings	1,451,061	1,563,074

Total shareholders’ equity	6,035,105	6,141,124

Total liabilities and shareholders’ equity	$63,886,545	$65,499,240

See accompanying notes to consolidated financial statements.

OC FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended December 31, 2007 and 2006

(Unaudited)

	For the Three Months Ended December 31, 2007	For the Three Months Ended December 31, 2006
Interest income
Loans, including fees	$652,371	$564,147
Securities and other investments	211,553	246,419
Federal funds sold and other	17,526	38,206

	881,450	848,772

Interest expense
Deposits	409,368	394,644
Federal Home Loan Bank advances	153,154	158,412

	562,522	553,056

Net interest income	318,928	295,716
Provision for loan losses	5,000	5,000

Net interest income after provision for loan losses	313,928	290,716
Noninterest income
Service charges and other deposit fees	65,091	76,485
Commercial Loan Referral Fee	—	10,000
Income from servicing of loans	8,343	16,551
Visa and ATM interchange income	9,458	13,696
Other	20,454	25,372

	103,346	142,104
Noninterest expense
Compensation and benefits	231,410	318,463
Occupancy and equipment	22,628	22,793
Depreciation and amortization	23,041	25,482
Computer processing expense	29,285	29,150
VISA and ATM expense	18,474	21,321
Bank service charges	17,728	22,863
Collection and loan expense	15,001	12,316
Advertising and promotion	23,028	13,350
Other insurance premiums	12,805	6,792
Professional and supervisory fees	57,998	44,542
State franchise tax expense	22,018	23,850
Other	55,871	76,279

	529,287	617,201

Loss before income taxes	(112,013)	(184,381)
Income tax benefit	—	—

Net Loss	$(112,013)	$(184,381)

Net loss per share	$(0.21)	$(0.36)

See accompanying notes to consolidated financial statements.

OC FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

Three Months Ended December 31, 2007 and 2006

(Unaudited)

	Common Stock	Additional Paid in Capital	Retained Earnings	Unearned ESOP	Total Shareholders’ Equity
Balance at September 30, 2006	$5,602	$4,951,052	$2,283,699	$(425,743)	$6,814,610
Earned ESOP Shares		899		22,408	23,307
Net Loss			(184,381)		(184,381)

Balance at December 31, 2006	$5,602	$4,951,951	$2,099,318	$(403,335)	$6,653,536

Balance at September 30, 2007	$5,602	$4,953,377	$1,563,074	$(380,929)	$6,141,124
Earned ESOP Shares		392		5,602	5,994
Net Loss			(112,013)		(112,013)

Balance at December 31, 2007	$5,602	$4,953,769	$1,451,061	$(375,327)	$6,035,105

See accompanying notes to consolidated financial statements.

OC FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended December 31, 2007 and 2006

(Unaudited)

	For the Three Months Ended December 31, 2007	For the Three Months Ended December 31, 2006
Cash flows from operating activities
Net loss	$(112,013)	$(184,381)

Adjustments to reconcile net loss to net cash from operating activities
Depreciation and amortization	23,041	25,482
Provision for loan losses	5,000	5,000
Deferred fee/costs amortization	5,373	3,751
Earned ESOP Shares	5,994	23,307
Federal Home Loan Bank stock dividends	—	(11,500)
Net amortization on investment securities	1,381	2,570
Loans originated for sale	—	(735,798)
Proceeds from sale of loans	30,427	726,543
Changes in other assets	41,717	(45,994)
Changes in other liabilities	(277,669)	(257,057)

Net cash used in operating activities	(276,749)	(448,077)

Cash flows from investing activities
Securities held to maturity
Maturities, calls and principal payments	693,901	883,813
Net increase in loans	(324,646)	(2,250,917)
Premises and equipment expenditures	—	(21 622)

Net cash provided by investing activities	369,255	(1,388,726)

Cash flows from financing activities
Net change in deposits	(417,532)	(1,022,945)
Proceeds from Federal Home Loan Bank advances	582,000	—
Repayment of Federal Home Loan Bank advances	(1,082,000)	—
Decrease in Corporate Drafts in Process	(311,475)	(1,294,368)

Net cash used in financing activities	(1,229,007)	(2,317,313)

Net change in cash and cash equivalents	(1,136,501)	(4,154,116)
Cash and cash equivalents at beginning of period	3,775,137	6,729,730

Cash and cash equivalents at end of period	$2,638,636	$2,575,614

Supplemental disclosures of cash flow information
Cash paid during the quarter for:
Interest	$564,307	$538,915
Supplemental Schedule of noncash Investing and Financing Activities
Transfer of loans to foreclosed real estate	$—	$234,276

See accompanying notes to consolidated financial statements.

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2007

(Unaudited)

Note 1—Principles of Consolidation and Basis of Presentation

The consolidated financial statements include OC Financial, Inc. (the “Company”), Ohio Central Savings (the “Bank”) and its wholly-owned subsidiary, AUTOARM, LLC, together referred to as “the Corporation.” Intercompany transactions and balances have been eliminated in the consolidation.

The Company was formed to serve as the stock holding company for the Bank as part of the Bank’s conversion and reorganization from a mutual holding company structure. On March 31, 2005, the Bank completed its conversion and reorganization, and the Company issued stock to complete its offering. Prior to the consummation of the reorganization, the Company had no assets or liabilities. For a further discussion of the Company’s formation see the Company’s Registration Statement on Form SB-2, as amended, declared effective on February 11, 2005 (File Number 333-121411).

The unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions for Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (all of which are normal and recurring in nature) considered necessary for a fair presentation have been included. Operating results for the three-month period ended December 31, 2007 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2008. The consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007 should be read in conjunction with these statements. The Company operates in one business segment, banking.

The preparation of consolidated financial statements, in conformity with accounting principles generally acceptable in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expenses during the reported periods. Actual results could differ from current estimates. Estimates associated with the allowance for loan losses and the fair values of securities are particularly susceptible to change in the near term.

Note 2—Adoption of Plan of Conversion and Reorganization

On December 14, 2004, the Board of directors of the Bank adopted a plan of conversion and reorganization pursuant to which the Bank reorganized from a mutual holding company structure and became a wholly-owned subsidiary of the Company which sold its common stock to eligible depositors of the Bank in a subscription offering. The offering closed on March 31, 2005 with net proceeds of $5.0 million received on the sale of 560,198 common shares. The net proceeds were used for general corporate purposes, including the purchase of mortgage-backed securities and funding of loans. The Company also provided $448,150 to the then newly-established employee stock ownership plan, as discussed in Note 3.

Note 3—Employee Stock Ownership Plan

In connection with the stock offering, the Company established an Employee Stock Ownership Plan (“ESOP”) for the benefit of its employees. The Company issued 44,815 shares of common stock to the ESOP in exchange for a 20-year note in the amount of $448,150. The interest rate is prime floating, with annual principal and interest payments due on the last business day of December starting in 2005 and ending in 2024. The loan for the ESOP purchase was obtained from the Company.

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Shares issued to the ESOP are allocated to ESOP participants based on principal and interest payments made by the ESOP on the loan from the Company. The loan is secured by shares purchased with the loan proceeds and will be repaid by the ESOP with funds from the Bank’s contributions to the ESOP and earnings on ESOP assets.

As shares are released from collateral, the Company will report compensation expense equal to the current market price of the shares and the shares will become outstanding for earnings-per-share (EPS) computations. Dividends on allocated ESOP shares would reduce retained earnings; dividends on unearned ESOP shares would reduce accrued interest.

Note 4—Net Loss Per Share

Net Loss per share for the three months ended December 31, 2007 and December 31, 2006 were $(0.21) and $(0.36), respectively. Common shares outstanding for purposes of the earnings per share calculation were as follows:

	2007	2006
Average shares outstanding	560,198	560,198
Average unearned ESOP shares	(38,030)	(41,454)

Weighted average common shares outstanding, basic and diluted	522,168	518,744

Note 5—New Accounting Standards

FIN 48

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that companies recognize in their financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. There was no impact of adopting FIN 48 on the Company’s financial statements.

FSP FIN 48-1

In May 2007, the FASB issued FASB Staff Position (“FSP”) FIN 48-1 “Definition of Settlement in FASB Interpretation No. 48” (FSP FIN 48-1). FSP FIN 48-1 provides guidance on how to determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. FSP FIN 48-1 is effective for fiscal years beginning after December 15, 2006. We are currently evaluating the impact of adopting FIN 48-1 on our financial statements.

SFAS 157

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. SFAS 157 applies to other accounting pronouncements that require or permit fair value measurements. The new guidance is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. We are currently evaluating the potential impact, if any, of the adoption of SFAS 157 on our financial statements.

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

EITF 06-4

In September 2006, the FASB’s Emerging Issues Task Force (EITF) issued EITF Issue No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split Dollar Life Insurance Arrangements” (“EITF 06-4”). EITF 06-4 requires the recognition of a liability related to the postretirement benefits covered by an endorsement split-dollar life insurance arrangement. The consensus highlights that the employer (who is also the policyholder) has a liability for the benefit it is providing to its employee. As such, if the policyholder has agreed to maintain the insurance policy in force for the employee’s benefit during his or her retirement, then the liability recognized during the employee’s active service period should be based on the future cost of insurance to be incurred during the employee’s retirement. Alternatively, if the policy holder has agreed to provide the employee with a death benefit, then the liability for the future death benefit should be recognized by following the guidance in SFAS No. 106 or Accounting Principles Board (APB) Opinion No. 12, as appropriate. For transition, an entity can choose to apply the guidance using either of the following approaches: (a) a change in accounting principle through retrospective application to all periods presented or (b) a change in accounting principle through a cumulative-effect adjustment to the balance in retained earnings at the beginning of the year of adoption. The disclosures required in fiscal years beginning after December 15, 2007, with early adoption permitted. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

EITF 06-5

In September 2006, the Task Force reached a conclusion on EITF Issue No. 06-5, “Accounting for Purchases of Life Insurance—Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, Accounting for Purchases of Life Insurance” (“EITF 06-5”). The scope of EITF 06-5 consists of six separate issues relating to accounting for life insurance policies purchased by entities protecting against the loss of “key persons.” The six issues are clarifications of previously issued guidance on FASB Technical Bulletin No. 85-4. EITF 06-5 is effective for fiscal years beginning after December 15, 2006. The Company does not expect it to have a material impact on the Company’s consolidated financial statements.

EITF 06-10

In March 2007, the FASB ratified Emerging Issues Task Force Issue No. 06-10 “Accounting for Collateral Assignment Split-Dollar Life Insurance Agreements” (EITF 06-10). EITF 06-10 provides guidance for determining a liability for the postretirement benefit obligation as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment agreement. EITF 06-10 is effective for fiscal years beginning after December 15, 2007. The Company is currently assessing the impact of EITF 06-10 on its consolidated financial position and results of operations.

SFAS 159

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-including an Amendment of FASB Statement No. 115” (“FASB Statement 159”). FASB Statement No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. FASB Statement No. 159 is effective for our Company October 1, 2008. The Company is evaluating the impact that the adoption of FASB Statement No. 159 will have on our consolidated financial statements.

OC FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

SFAS 160

FASB statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” was issued in December of 2007. This Statement establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective as of the beginning of a company’s fiscal year beginning after December 15, 2008. The company believes that this new pronouncement will have an immaterial impact on the Company’s financial statements in future periods.

SAB 109

Staff Accounting Bulletin No. 109 (SAB 109), “Written Loan Commitments Recorded at Fair Value Through Earnings” expresses the views of the staff regarding, written loan commitments that are accounted for at fair value through earnings under generally accepted accounting principles. To make the staff’s views consistent with current authoritative accounting guidance, the SAB revises and rescinds portions of SAB No. 105, “Application of Accounting Principles to Loan Commitments.” Specifically, the SAB revises the SEC staff’s views on incorporating expected net future cash flows related to loan servicing activities in the fair value measurement of a written loan commitment. The SAB retains the staff’s views on incorporating expected net future cash flows related to internally-developed intangible assets in the fair value measurement of a written loan commitment. The staff expects registrants to apply the views in Question 1 of SAB 109 on a prospective basis to derivative loan commitments issued or modified in fiscal quarters beginning after December 15, 2007. The Company does not expect SAB 109 to have a material impact on its financial statements.

SFAS 157

In December 2007, the FASB issued proposed FASB Staff Position (FSP) 157-b, “Effective Date of FASB Statement No. 157,” that would permit a one-year deferral in applying the measurement provisions of Statement No. 157 to non-financial assets and non-financial liabilities (non-financial items) that are not recognized or disclosed at fair value in an entity’s financial statements on a recurring basis (at least annually). Therefore, if the change in fair value of a non-financial item is not required to be recognized or disclosed in the financial statements on an annual basis or more frequently, the effective date of application of Statement 157 to that item is deferred until fiscal years beginning after November 15, 2008 and interim periods within those fiscal years. This deferral does not apply, however, to an entity that applies Statement 157 in interim or annual financial statements before proposed FSP 157-b is finalized. The Company is currently evaluating the impact, if any, that the adoption of FSP 157-b will have on the Company’s operating income or net earnings.

Annex I

AGREEMENT AND PLAN OF MERGER

DATED AS OF APRIL 2, 2008

BY AND BETWEEN

FIRST PLACE FINANCIAL CORP.

AND

OC FINANCIAL, INC.

i

ii

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of April 2, 2008 (“Agreement”), is by and between First Place Financial Corp., a Delaware corporation (“First Place”), and OC Financial, Inc., a Maryland corporation (“OC Financial”) (First Place and OC Financial are sometimes collectively referred to herein as the “Parties”).

WHEREAS, the boards of directors of First Place and OC Financial: (i) have determined that it is in the best interests of their respective companies and their stockholders to consummate the Merger (as defined in Section 1.1 hereof) and the Subsidiary Merger (as defined below) and (ii) have determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies; and (iii) have approved, at meetings of each such board of directors, this Agreement; and

WHEREAS, following the execution and delivery of this Agreement, First Place Bank (the “Bank”), a federal savings association and a wholly owned subsidiary of First Place and Ohio Central Savings (“OC Bank”), a federal savings association and a wholly owned subsidiary of OC Financial, will enter into a Plan of Merger (the “Bank Merger Agreement”), a form of which is attached hereto as Annex A, that provides for the merger of the Bank after the Effective Time (as defined in Section 1.2 hereof), with OC Bank as the surviving institution (“Subsidiary Merger”); and

WHEREAS, the directors and executive officers of OC Financial have on the date hereof entered into Voting Agreements with First Place, in the form attached hereto as Annex B, agreeing to vote for the Merger; and

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE MERGER

1.1      The Merger.  Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the “DGCL”) and the Maryland General Corporation Law (the “MGCL”), at the Effective Time (as defined in Section 1.2 hereof), OC Financial shall merge with and into First Place (the “Merger”), with First Place as the surviving corporation (hereinafter sometimes called the “Surviving Corporation”) in the Merger. Upon completion of the Merger, First Place will continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be “First Place Financial Corp.” Upon consummation of the Merger, the separate corporate existence of OC Financial shall terminate.

1

1.2      Effective Time.  The Merger shall become effective as set forth in the certificate of merger (“Certificate of Merger”) which shall be filed with the Secretary of State of Delaware and the articles of merger (“Articles of Merger”) which shall be filed with the Maryland State Department of Assessments and Taxation (the “SDAT”) on the Closing Date (as defined in Section 9.1 hereof). The term “Effective Time” shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger and Articles of Merger. The Effective Time shall be on a date that is no later than the Closing Date.

1.3      Effects of the Merger.  At and after the Effective Time, the Merger shall have the effects set forth in the DGCL, including Sections 259 and 261, and in the MGCL.

1.4      Certificate of Incorporation and Bylaws.  At the Effective Time, the Certificate of Incorporation and Bylaws of First Place, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

1.5      Directors and Executive Officers of the Surviving Corporation.  The directors of First Place prior to the Effective Time shall be the directors of First Place immediately after the Effective Time. The executive officers of First Place prior to the Effective Time shall be the executive officers of First Place immediately after the Effective Time.

1.6      Tax Consequences.  It is intended that the Merger constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall constitute a “plan of reorganization” for the purposes of Section 368 of the Code.

1.7      Offices.  After the Effective Time, the headquarters of the Surviving Corporation shall be at 185 East Market Street, Warren, Ohio 44481.

1.8      Additional Actions.  If, at any time after the Effective Time, First Place shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in First Place its right, title or interest in, to or under any of the rights, properties or assets of OC Financial acquired or to be acquired by First Place as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, OC Financial, and its proper officers and directors, shall be deemed to have granted to First Place an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in First Place, consummate the Merger or otherwise to carry out the purposes of this Agreement, and the proper officers and directors of First Place are fully authorized in the name of First Place or otherwise to take any and all such action.

2

ARTICLE II

CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

2.1      Conversion of Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of OC Financial common stock, $0.01 par value per share (“OC Financial Common Stock”):

(a)        OC Financial Common Stock.  Subject to Sections 2.1(b), 2.2, 2.4, 2.5, 2.6 and 2.7, each share of OC Financial Common Stock issued and outstanding immediately prior to the Effective Time (excluding: (i) those shares of OC Financial Common Stock held by a Dissenting Stockholder (defined in Section 2.7) asserting their Dissenters’ Rights as set forth in Section 2.7; (ii) OC Financial Common Stock held as treasury shares; and (iii) all shares of OC Financial Common Stock that are owned directly or indirectly by First Place or OC Financial or any of their respective Subsidiaries (other than Trust Account Shares (defined in Section 2.1(b)) (collectively, the “Excluded Shares”)) shall be converted into, and shall be canceled in exchange for .9615 shares (the “Per Share Stock Consideration”) of First Place common stock, par value $0.01 per share (“First Place Common Stock”).

The aggregate consideration (“Aggregate Merger Consideration”) to the holders of OC Financial Common Stock will be comprised of all the issued and outstanding shares of OC Financial Common Stock converting into the right to receive the Per Share Stock Consideration (“Stock Consideration”). In addition, the Aggregate Merger Consideration may be adjusted in accordance with Section 3.11(c).

(b)        At the Effective Time, all shares of OC Financial Common Stock that are owned by OC Financial as treasury stock and all shares of OC Financial Common Stock that are owned directly or indirectly by First Place or OC Financial or any of their respective Subsidiaries (other than shares of OC Financial Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties, whether held directly or indirectly by First Place or OC Financial, as the case may be, being referred to herein as “Trust Account Shares”) shall be cancelled and shall cease to exist and no stock of First Place or other consideration shall be delivered in exchange therefore. All shares of First Place Common Stock that are owned by OC Financial or any of its Subsidiaries (other than Trust Account Shares), if any, shall become treasury stock of First Place.

(c)        Adjustment Based Upon OC Financial’s Stockholders’ Equity.  If as of the calendar month ending immediately before the Effective Time (providing such Effective Time is after the 15th day of the month and if not the case, the previous calendar month) the OC Financial stockholders’ equity (as calculated in Section 7.2(c)) is less than $5,700,000 (but not less than $5,200,000) the Per Share Stock Consideration ratio of .9615 shall be adjusted by 1.2 times the percentage by which the stockholders’ equity is less than $5,700,000 (but not less than $5,200,000). For example, if stockholders’ equity is 1% less than $5,700,000, the Per Share Stock Consideration ratio would be .9500, which ratio is calculated by subtracting an amount equal to 1.2% of .9615 from .9615.

3

2.2      Exchange Procedures.

(a)        Mailing of Transmittal Material.  Provided that OC Financial has delivered, or caused to be delivered, to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations as specified herein, First Place shall instruct the Exchange Agent to, no later than 15 business days after the Closing Date, mail or make available to each holder of record as of the Effective Time of a stock certificate or certificates representing shares of OC Financial Common Stock (“Certificate”): a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate or Certificates in exchange for the consideration set forth in Section 2.1(a) hereof deliverable in respect thereof pursuant to this Agreement. A letter of transmittal will be properly completed only if accompanied by Certificates representing all shares of OC Financial Common Stock covered thereby, subject to the provisions of paragraph (d) of this Section 2.2 hereof.

(b)        First Place Deliveries.  Prior to the Effective Time, for the benefit of the holders of Certificates, First Place shall deliver to the Exchange Agent certificates evidencing the number of shares of First Place Common Stock issuable. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of First Place Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

(c)        Exchange Agent Deliveries.  Each holder of an outstanding Certificate or Certificates who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of whole shares of First Place Common Stock (and including, payment for fractional shares under Section 2.4 hereof) and, if such holder’s shares of OC Financial Common Stock have been converted into First Place Common Stock, any other distribution theretofore paid with respect to First Place Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate which prior to the Effective Time represented OC Financial Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of First Place Common Stock into which such OC Financial Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of OC Financial of Certificates representing shares of OC Financial Common Stock and if such Certificates are presented to OC Financial for transfer, they shall be cancelled against delivery of certificates for First Place Common Stock or cash as hereinabove provided in this Section. No dividends which have been declared will be remitted to any person entitled to receive shares of First Place Common Stock until such person surrenders

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the Certificate or Certificates representing OC Financial Common Stock, at which time such dividends shall be remitted to such person, without interest.

(d)        Lost or Destroyed Certificates; Issuances of First Place Common Stock in New Names.  The Exchange Agent and First Place, as the case may be, shall not be obligated to deliver cash and/or a certificate or certificates representing shares of First Place Common Stock to which a holder of OC Financial Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of OC Financial Common Stock for exchange as provided in this Section 2.2 hereof, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by First Place. If any certificates evidencing shares of First Place Common Stock are to be issued in a name other than that in which the Certificate evidencing OC Financial Common Stock surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of First Place Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

2.3      Rights as Stockholders; Stock Transfers.  At the Effective Time, holders of OC Financial Common Stock shall cease to be, and shall have no rights as, stockholders of OC Financial other than to receive the consideration provided under this Article II hereof. After the Effective Time, there shall be no transfers on the stock transfer books of OC Financial or the Surviving Corporation of shares of OC Financial Common Stock.

2.4      No Fractional Shares.  Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of First Place Common Stock shall be issued in the Merger. Each holder of OC Financial Common Stock who otherwise would have been entitled to a fraction of a share of First Place Common Stock (after taking into account all Certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by $13.00, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

2.5      Anti-Dilution Provisions.  If, between the date hereof and the Effective Time, the shares of First Place Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period (a “Capital Change”), the Per Share Stock Consideration shall be adjusted accordingly.

2.6      Withholding Rights.  First Place (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of OC Financial Common Stock such amounts as First Place is required under the Code or any state, local or foreign tax law or regulation thereunder to

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deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of OC Financial Common Stock in respect of which such deduction and withholding was made by First Place.

2.7      Dissenters’ Rights.  Each share of OC Financial Common Stock that is held by a stockholder (“Dissenting Stockholder”) who properly exercises and perfects the right to demand and receive payment of the fair value for such share of OC Financial Common Stock (a “Dissenting Share”) in accordance with Title 3, Subtitle 2 of the MGCL (“Dissenters Rights”) shall not be converted into or exchanged for a right to receive any part of the Aggregate Merger Consideration pursuant to this Agreement, but instead shall be deemed converted as of the Effective Time into the right to receive such amount as shall be determined to be payable pursuant to Dissenters Rights in accordance with the applicable provisions of the MGCL, without interest (the “Dissenter Payment”). Any Dissenter Payment for each Dissenting Share shall be paid by the Surviving Corporation in accordance with the applicable provisions of the MGCL. In the case of any Dissenting Shares held by a shareholder who effectively withdraws his/her exercise of Dissenters Rights in accordance with the applicable provisions of the MGCL or who fails to file a petition for appraisal within fifty (50) days after the Effective Time, such shares shall no longer be deemed Dissenting Shares but shall be deemed to have been converted as of the Effective Time into the right to receive their portion of the Aggregate Merger Consideration in accordance with the provisions of this Article II, and the provisions of this Section 2.7 shall not apply to such shares or such stockholder.

(b)        OC Financial shall (i) give First Place prompt written notice of the receipt of any notice from a stockholder purporting to exercise any Dissenters’ Rights or that OC Financial has reason to believe may assert Dissenters’ Rights, (ii) not settle or offer to settle any demand for payment without the prior written consent of First Place, which shall not be unreasonably withheld; and (iii) not waive any failure to comply strictly with any procedural requirements of Title 3, Subtitle 2 of the MGCL.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Prior to the date hereof, OC Financial has delivered to First Place a schedule setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties contained in Article III hereof or to one or more of its covenants contained in Article V hereof or additional agreements in Article VI hereof (“OC Financial Disclosure Schedules”). OC Financial hereby represents and warrants to First Place that each of the following representations and warranties in this Article III of this Agreement, which include and incorporate the exceptions set forth on the OC Financial Disclosure Schedules, are true and correct as of the date of this Agreement and as of the Closing Date, except to the extent such representations and warranties expressly are made as of specific date and time (in which case such representations and warranties will be true and correct as of such date and time):

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3.1      Corporate Organization.

(a)        OC Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. OC Financial has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 8.1(e) hereof). OC Financial is duly registered as a savings and loan holding company under the Home Owners’ Loan Act (“HOLA”). The Articles of Incorporation and Bylaws of OC Financial, copies of which have previously been delivered to First Place, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, the word “Subsidiary” when used with respect to any party means any corporation, partnership, association, organization, trust or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

(b)        OC Bank is a federal savings association that is duly organized and validly existing under the laws of the United States of America and the rules and regulations of the U.S. Office of Thrift Supervision (“OTS”). OC Bank has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The deposit accounts of OC Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (“DIF”) in the manner and to the maximum extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by OC Bank. Each of OC Financial’s Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of OC Financial’s Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The Charter, Bylaws and similar governing documents of each Subsidiary of OC Financial, copies of which have previously been delivered to First Place, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

(c)        The minute books of OC Financial and each of its Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since April 1, 2005 of its respective stockholders and boards of directors (including committees of their respective boards of directors). OC Financial has made available to First Place correct and complete copies of all minutes of the board of directors of OC Financial and its Subsidiaries since April 1, 2005, except for such minutes that reflect deliberation of the transactions contemplated by this Agreement.

3.2      Capitalization.

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(a)        The authorized capital stock of OC Financial consists of 20,000,000 shares of OC Financial Common Stock and 5,000,000 shares of OC Financial preferred stock, par value $0.01 per share (“OC Financial Preferred Stock”). No other capital stock is authorized. As of the date of this Agreement, there are (x) 560,198 shares of OC Financial Common Stock issued and outstanding and no shares of OC Financial Common Stock held in OC Financial’s treasury; (y) no shares of OC Financial Preferred Stock are issued or outstanding; and (z) no shares of OC Financial Common Stock are reserved for issuance upon exercise of outstanding stock options. All of the issued and outstanding shares of OC Financial Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as referred to above, OC Financial does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, contracts or agreements of any character that could require OC Financial to issue, sell or otherwise cause to become outstanding any shares of OC Financial Common Stock or OC Financial Preferred Stock or any other equity security of OC Financial or any securities representing the right to purchase or otherwise receive any shares of OC Financial Common Stock or any other equity security of OC Financial. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to OC Financial.

(b)        Schedule 3.2(b) of the OC Financial Disclosure Schedules sets forth a true and correct list of all of the Subsidiaries of OC Financial and OC Bank as of the date of this Agreement, including the number of shares of capital stock of each Subsidiary issued and the holder(s) of such shares. OC Financial and OC Bank each own, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of their respective such Subsidiaries, free and clear of all liens, charges, encumbrances, pledges or security interests whatsoever, and all of such shares of capital stock are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of OC Financial or OC Bank has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

3.3      Authority; No Violation.

(a)        OC Financial has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby have been duly and validly approved by the board of directors of OC Financial. The board of directors of OC Financial has directed that this Agreement be submitted to OC Financial’s stockholders for adoption at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of OC Financial’s stockholders, no other corporate proceedings (except for regulatory approvals) on the part of OC Financial are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by OC Financial and (assuming due authorization, execution and delivery by First Place) constitutes a valid and binding obligation of OC Financial, enforceable against OC Financial in accordance with its terms, except as enforcement may be limited by general

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principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors’ rights and remedies generally.

(b)        OC Bank has full corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement and to consummate the Subsidiary Merger and the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the board of directors of OC Bank and approved by the sole stockholder of OC Bank. No other corporate proceedings on the part of OC Bank will be necessary to consummate the transactions contemplated by the Bank Merger Agreement. The Bank Merger Agreement has been duly and validly executed and delivered by OC Bank and (assuming due authorization, execution and delivery by the Bank) constitutes a valid and binding obligation of OC Bank, enforceable against OC Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, fraudulent transfer and similar laws affecting creditors’ rights and remedies generally.

(c)        Except as set forth on Schedule 3.3(c) of the OC Financial Disclosure Schedules, neither the execution and delivery of this Agreement by OC Financial or the Bank Merger Agreement by OC Bank, nor the consummation by OC Financial or OC Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by OC Financial or OC Bank, as the case may be, with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of OC Financial or the Charter, bylaws or similar governing documents of any of its Subsidiaries (subject to the deletion of Section 10, “Certain Provisions Applicable for Five Years” contained in the Charter; OC Financial shall take all necessary action to remove and delete such section as soon as practicable from the date hereof, including, but not limited to, obtaining all requisite regulatory approvals that may be required in respect of said removal and deletion), or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to OC Financial or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, result in the obligation to sell or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of OC Financial or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which OC Financial or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except for any violation, conflict, breach, default, acceleration, termination, modification or cancellation which, individually or in the aggregate, would not have a Material Adverse Effect on OC Financial or materially impact the terms and conditions or transactions contemplated hereby. First Place shall be approved as a successor lessee to any lease agreements.

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3.4      Consents and Approvals.  Except for (a) the filing of applications with the OTS, and approval or non-objection of such applications by the OTS, (b) the filing with the SEC of the S-4 (defined in Section 3.13), which includes the OC Financial proxy statement/prospectus in definitive form relating to the OC Financial Stockholder Meeting to be held in connection with this Agreement and the Merger (the “Proxy Statement”), (c) the adoption of this Agreement by the requisite vote of the stockholders of OC Financial, (d) the filing of the Articles of Merger with the SDAT and the Certificate of Merger with the Delaware Secretary of State, and (e) such filings, authorizations or approvals as may be set forth in Schedule 3.4 of the OC Financial Disclosure Schedules, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a “Governmental Entity”) or with any third party are necessary in connection with (1) the execution and delivery by OC Financial of this Agreement and (2) the consummation by OC Financial of the Merger and the other transactions contemplated hereby.

3.5      Reports.  Except as listed on Schedule 3.5 of the OC Financial Disclosure Schedules, OC Financial and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since April 1, 2005 with (i) the OTS, (ii) the FDIC, (iii) any other state regulatory authority (each a “State Regulator”) and (v) any other self-regulatory organization (“SRO”) (collectively, the “Regulatory Agencies” and individually a “Regulatory Agency”), and all other material reports and statements required to be filed by them since April 1, 2005, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the OTS, the FDIC, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of OC Financial and its Subsidiaries and except as set forth in Schedule 3.5 of the OC Financial Disclosure Schedules, no Regulatory Agency has initiated any proceeding or, to OC Financial’s knowledge, investigation into the business or operations of OC Financial or any of its Subsidiaries since April 1, 2005. There is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of OC Financial or any of its Subsidiaries.

3.6      Financial Statements.  OC Financial has previously delivered to First Place copies of (a) the consolidated balance sheets of OC Financial and its Subsidiaries at September 30 for the fiscal years ended 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the fiscal years ended September 30, 2005 through 2007, inclusive, in each case accompanied by the audit report of Beard Miller Company LLP, independent public accountants with respect to OC Financial, and (b) the unaudited consolidated balance sheets of OC Financial and its Subsidiaries as of December 31, 2007 and December 31, 2006 and the related unaudited consolidated statements of income, cash flows and changes in stockholders’ equity for the three month periods then ended (collectively the “OC Financial Statements”). The December 31, 2007 consolidated balance sheet of OC Financial (including the related notes, where applicable) fairly presents the consolidated financial position of OC Financial and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.6 hereof (including the related notes, where applicable) fairly present, and the

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financial statements referred to in Section 6.13 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount and the absence of footnotes), the results of the consolidated operations and consolidated financial position of OC Financial and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.13 hereof will comply, in all material respects with applicable accounting requirements (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount and the absence of footnotes), and the financial statements referred to in Section 6.13 hereof will be, prepared in accordance with generally accepted accounting principles (“GAAP”) (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount and the absence of footnotes) consistently applied during the periods involved, except as indicated in the notes thereto. The fiscal year-end audits of OC Financial and its Subsidiaries have been conducted in accordance with generally accepted auditing standards of the United States of America. The books and records of OC Financial and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

3.7      Broker’s Fees.  Neither OC Financial nor any Subsidiary of OC Financial nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that OC Financial has engaged, and will pay a fee or commission to Keefe, Bruyette & Woods, Inc. (“KBW”) in accordance with the terms of a letter agreement between KBW and OC Financial concerning the Merger and the issuance of an opinion regarding the fairness, from a financial point of view, of the Aggregate Merger Consideration to OC Financial stockholders, a true, complete and correct copy of which has been previously delivered by OC Financial to First Place.

3.8      Absence of Certain Changes or Events.

(a)        Except as may be set forth in Schedule 3.8(a) of the OC Financial Disclosure Schedules or as provided for in the OC Financial Statements, since September 30, 2007, (i) neither OC Financial nor any of its Subsidiaries has incurred any material liability, and (ii) no event has occurred which has caused, or is reasonably likely to cause, individually or in the aggregate, a Material Adverse Effect on OC Financial.

(b)        Except as set forth in Schedule 3.8(b) of the OC Financial Disclosure Schedules, since September 30, 2007, OC Financial and its Subsidiaries each (i) has been operated in the ordinary course of business consistent with past practice and (ii) has not made any changes in its respective capital or corporate structures, nor any material change in its methods of business operations.

(c)        Except as set forth in Schedule 3.8(c) of the OC Financial Disclosure Schedules and to the extent permitted under Section 5.1(d)(i), since September 30, 2007, neither OC Financial nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or

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director from the amount thereof in effect as of September 30, 2007 (which amounts have been previously disclosed to First Place), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, granted any stock options or other derivative security or paid any bonus or (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance or (iii) taken any of the actions set forth in Section 5.1 hereof.

(d)        Since September 30, 2007, neither OC Financial nor any of its Subsidiaries has had any layoffs, work force reductions or otherwise terminated the employment of its employees, other than in the ordinary course of business, consistent with past practice.

3.9      Legal Proceedings.

(a)        Except as set forth in Schedule 3.9(a) of the OC Financial Disclosure Schedules, neither OC Financial nor any of its Subsidiaries is a party to any, and there are no pending or, to OC Financial’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions, suits or governmental or regulatory investigations (i) of any nature against OC Financial or any of its Subsidiaries or (ii) challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)        Except as set forth in Schedule 3.9(b) of the OC Financial Disclosure Schedules, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon OC Financial, any of its Subsidiaries or the assets of OC Financial or any of its Subsidiaries, which has had, or could reasonably be expected to have, a Material Adverse Effect on OC Financial.

(c)        Except as set forth in Schedule 3.9(c) of the OC Financial Disclosure Schedules, there are no actions, suits, claims, proceedings, investigations or assessments of any kind pending, or to OC Financial’s knowledge, threatened against any of the directors or officers of OC Financial or any of its Subsidiaries in their capacities as such, and no director or officer of OC Financial or any of its Subsidiaries currently is being indemnified or seeking to be indemnified by OC Financial or any of its Subsidiaries pursuant to applicable law or their governing documents.

3.10      Taxes.

(a)        (i) All Tax Returns for which the statute of limitations for assessment has not expired that are required to be filed on or before the Closing Date (taking into account any extensions of time within which to file which have not expired) by or with respect to OC Financial and its Subsidiaries have been or will be timely filed on or before the Closing Date; (ii) all such Tax Returns are or will be true and complete in all material respects; (iii) all Taxes owed by OC Financial or its Subsidiaries (whether or not shown or required to be shown on any Tax Return referred to in clause (i)) have been or will be timely paid in full; (iv) the Tax Returns referred to in clause (i) for which the statute of limitations for assessment has not expired have not been examined by the IRS or the appropriate Tax authority; (v) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full; (vi) no issues that have been raised by the relevant taxing authority in connection with the

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examination of any of the Tax Returns referred to in clause (i) are currently pending; and (vii) neither OC Financial nor any Subsidiary has extended any statutes of limitation with respect to the assessment of any Taxes of OC Financial or any of its Subsidiary, other than extensions that have expired.

(b)        OC Financial has made available to First Place (i) true and correct copies of the United States federal, state, local and foreign income Tax Returns filed by OC Financial and its Subsidiaries for each of the three most recent fiscal years for which such returns have been filed; and (ii) any audit report issued within the last three years relating to Taxes due from or with respect to OC Financial and its Subsidiaries. Since April 1, 2005, no claim has been made by a taxing authority in a jurisdiction where OC Financial and its Subsidiaries do not file Tax Returns that OC Financial and its Subsidiaries is or may be subject to taxation by that jurisdiction.

(c)        Neither OC Financial nor any of its Subsidiaries has liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the OC Financial Statements in excess of the amounts accrued or subject to a reserve with respect thereto that are reflected in the OC Financial Statements.

(d)        Schedule 3.10(d) of the OC Financial Disclosure Schedules list all combined, consolidated or unitary federal, state, local, or foreign returns filed by or with respect to OC Financial and any of its Subsidiaries on or after April 1, 2005.

(e)        Except as set forth in Schedule 3.10(e) of the OC Financial Disclosure Schedules, neither OC Financial nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or otherwise has any liability for the Taxes of any person other than OC Financial or any of its Subsidiaries. Any such Tax allocation or sharing agreement will be terminated on or before the Closing Date. No liability will be created for OC Financial or any of its successors after the Closing Date as a result of the application of Treasury Regulations section 1.1502-6. No liability will be created for OC Financial or its successors after the Closing Date to reimburse any Subsidiary Affiliates for any Taxes.

(f)        No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to OC Financial or any of its Subsidiaries.

(g)        Except for the amounts calculated and the detailed disclosure for each Person set forth on Schedule 3.10(g) of the OC Financial Disclosure Schedules, neither OC Financial nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) or Section 280G of the Code and the regulations issued thereunder. Neither OC Financial nor any of its Subsidiaries has ever been, an “S corporation” within the meaning of Section 1361 of the Code. Neither OC Financial nor any of its Subsidiaries has filed a consent under Code §341(f) concerning collapsible corporations. Neither OC Financial nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in

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Code §897(c)(1)(A)(ii). Since April 1, 2005, neither OC Financial nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was OC Financial) or (B) has any liability for the taxes of any person (other than OC Financial or any of its Subsidiaries) under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(h)        Except as set forth on Schedule 3.10(h) of the OC Financial Disclosure Schedules, since April 1, 2005, neither OC Financial nor any of its Subsidiaries has agreed to, or is required to, make any adjustments pursuant to Section 481(a) of the Code or any similar provision of law by reason of a change in accounting method initiated by OC Financial or any of its Subsidiaries or proposed by any taxing authority, and no application is pending with any taxing authority requesting permission for any changes in accounting methods that related to business or operations of OC Financial or any of its Subsidiaries.

(i)        Neither OC Financial nor any of its Subsidiaries is required to make any disclosure to any taxing authority with respect to a “listed transaction” pursuant to Section 1.6011-4(b)(2) of the Treasury Regulations.

(j)        As of the date hereof, OC Financial has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as reorganization within the meaning of Section 368(a) of the Code.

(k)        Each of OC Financial and its Subsidiaries has complied in all respects with all applicable laws, rules and regulations relating to the withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation paid to independent contractors, creditors, stockholders, or other third parties and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under applicable laws.

(l)        There are no liens or other encumbrances on any of the assets of OC Financial or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay Tax.

(m)        Except as set forth in Schedule 3.10(m) of the OC Financial Disclosure Schedules, which Schedule lists the amount and the expiration dates of consolidated net operating losses, net capital losses, net unrealized built-in losses, foreign tax credits, minimum tax credits, investment tax credits and other tax credits carryovers of the OC Financial Group allocable to OC Financial and each of its Subsidiaries, OC Financial Group does not have any net operating losses or other tax attributes that are currently subject to limitation under Section 382, 383 or 384 of the Code.

(n)        No liability will be created for OC Financial or its successors after the Closing Date as a result of the triggering into income or gain of deferred inter-company transactions or excess loss accounts as a result of the application of Treasury Regulations

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sections 1.1502-13 and 1.152-19 or related to items of income or gain arising with respect to any interest in a Subsidiary which is not a member of the OC Financial Group.

(o)        Neither OC Financial nor any of its Subsidiaries has investment tax credits or overall foreign losses allocable to it subject to recapture.

(p)        Except as set forth in Schedule 3.10(p) of the OC Financial Disclosure Schedules, each of OC Financial and its Subsidiaries has made estimated Tax payments of federal and state income and franchise Taxes on the applicable estimated Tax payment dates at level sufficient not to cause OC Financial or its Subsidiaries to be liable for any penalties attributable to underpayment of estimated Taxes, and OC Financial and its Subsidiaries will continue to make timely estimated Tax payments at levels sufficient to not cause OC Financial or any successor to OC Financial to be liable for any such penalties.

(q)        None of OC Financial’s Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any “closing agreement” as described in Code §7121 (or any corresponding provisions of state, local or foreign income Tax law; (ii) any inter-company transactions or excess loss account (or corresponding provision of state, local or foreign income Tax law); (iii) any installment sale or open transaction made on or prior to the Closing Date; or (iv) as a result of any prepaid amount received on or prior to the Closing Date.

(r)        Neither OC Financial nor any of its Subsidiaries has distributed stock of another “person” as defined under Code §7701(a)(1), or has had its stock distributed by another “person” as defined under Code §7701(a)(1), in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.

For the purposes of this Agreement, “Tax” or “Taxes” shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

For purposes of this Agreement, “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

For purposes of this Agreement, “OC Financial Group” shall mean any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitation contained in Section 1504(b) of the Code that includes OC Financial and its Subsidiaries or any predecessor of or any successor to OC Financial (or to another such predecessor or successor) since April 1, 2005.

For purposes of this Agreement, “Subsidiary Affiliates” shall mean any stockholders, directors, officers, or employees of any of OC Financial or its Subsidiaries.

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3.11      Employee Benefit Plan Matters.

(a)        Schedule 3.11(a) of the OC Financial Disclosure Schedules sets forth a true and complete list of each employee benefit plan, as the term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any other employee benefit arrangement or agreement that is sponsored, maintained or contributed to, or required to be contributed to, as of the date of this Agreement (collectively referred to as the “Plans”) by OC Financial, any of its Subsidiaries or by any trade or business, whether or not incorporated (an “ERISA Affiliate”), all of which together with OC Financial would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Section 414 of the Code, for the benefit of any employee or former employee of OC Financial, any Subsidiary or any ERISA Affiliate.

(b)        OC Financial has heretofore delivered to First Place true and complete copies of each of the Plans and related trust instruments and all amendments thereto, the most recent summary plan description and summaries of material modifications thereto, underlying insurance contracts and all other related documents thereto, including, but not limited to (i) the actuarial report for any Plan (if applicable) for each of the last three (3) years, (ii) the most recent determination letter from the Internal Revenue Service (“IRS”) (if applicable) for any Plan, (iii) the most recent three (3) years’ annual reports (Form 5500), together with all schedules, as required, filed with the IRS or Department of Labor (“DOL”) for any Plan, (iv) any financial statements and opinions required by Section 103(e)(3) of ERISA with respect to each Plan, and (v) for any Plan which for ERISA purposes is a “top-hat” plan, a copy of any top-hat filing with DOL.

(c)        Except as set forth in Schedule 3.11(c) of the OC Financial Disclosure Schedules, (i) each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code (any liability in excess of $25,000 arising as a result of a breach of this representation shall be deemed to be material and shall result in a reduction of the Aggregate Merger Consideration equal to the entire liability), (ii) each of the Plans intended to be “qualified” within the meaning of Section 401(a) of the Code either (1) has received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and OC Financial is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter, (iii) no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of OC Financial, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any “employee pension plan,” as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of OC Financial, its Subsidiaries or the ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (iv) neither OC Financial nor any ERISA Affiliate sponsors a Plan that is subject to Title IV of ERISA and no Plan of OC Financial or any ERISA affiliate is a “multiemployer pension plan,” as such term is defined in Section 3(37) of ERISA, (v) each Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) and which has not been terminated has been operated since January 1,

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2005 in good faith compliance with Section 409A of the Code, Internal Revenue Service Notice 2005-1 and the regulations issued under Section 409A of the Code, (vi) each Plan can be terminated without payment of any additional contribution or amount, other than contributions and amounts required by the terms of the Plan without regard to the Plan’s termination, and without vesting or acceleration of any benefits provided under such Plan, other than vesting required by the Code as a result of a qualified Plan’s termination, (vii) all contributions or other amounts payable by OC Financial, its Subsidiaries or any ERISA Affiliates as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither OC Financial, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which OC Financial, its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) there are no pending, or, to OC Financial’s knowledge, threatened or anticipated proceedings, investigations or claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto and (x) the consummation of the transactions contemplated by this Agreement will not (1) entitle any current or former employee or officer of OC Financial or any ERISA Affiliate to severance pay, termination pay or any other payment, except as expressly provided in this Agreement or (2) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

3.12      Regulatory Reports.  OC Financial has previously made available to First Place an accurate and complete copy of each (a) offering memorandum, final registration statement, prospectus, report, schedule, consent solicitations or notices and definitive proxy statement filed since April 1, 2005 by OC Financial or its Subsidiaries with their Regulatory Agencies (the “OC Financial Reports”) and (b) communication mailed by OC Financial to its stockholders since April 1, 2005, and no such offering memorandum, registration statement, prospectus, report, schedule, consent solicitations or notices, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Except as set forth in Schedule 3.5 of the OC Financial Disclosure Schedules, OC Financial and its Subsidiaries have timely filed all OC Financial Reports and other documents required to be filed by it under the laws, rules or regulations of the OTS and other Regulatory Agencies, and, as of their respective dates, all OC Financial Reports complied in all material respects with the published rules and regulations of the OTS and other Regulatory Agencies with respect thereto.

3.13      OC Financial Information.  The information provided by and relating to OC Financial and its Subsidiaries to be contained in, or incorporated by reference in, the Proxy Statement and First Place’s Registration Statement on Form S-4 (the “S-4”), or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The information included in, or incorporated by reference in, the sections of the Proxy Statement and provided by OC Financial for inclusion in the S-4 will comply in all material respects with the provisions of the Securities Act of 1933, as amended

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(“Securities Act”) and the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations thereunder.

3.14      Ownership of First Place Common Stock.  Except as set forth in Schedule 3.14 of the OC Financial Disclosure Schedules, none of OC Financial, its Subsidiaries or their respective directors, officers or affiliates, (i) beneficially own, directly or indirectly, or (ii) are a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of First Place.

3.15      Compliance with Applicable Law.  Each of OC Financial and its Subsidiaries: (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, policies, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act of 1974 and the regulations promulgated thereunder, the Truth in Lending Act and Regulation Z promulgated thereunder, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, the Fair Debt Collection Practices Act, the Bank Secrecy Act, the PATRIOT Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; (ii) hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and are in compliance with and are not, to its knowledge, in default in any respect under such licenses, franchises, permits and authorizations under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to OC Financial or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on OC Financial; and (iii) neither OC Financial nor any of its Subsidiaries knows of, or has received notice of, any material violations of any of the above or threats to resolve, suspect or otherwise restrict any of the above since April 1, 2005.

3.16      Certain Contracts.

(a)        Except as set forth in Schedule 3.16(a) of the OC Financial Disclosure Schedules, neither OC Financial nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants; (ii) which would entitle any present or former director, officer, employee or agent of OC Financial or any of its Subsidiaries to indemnification from OC Financial or any of its Subsidiaries, (iii) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from First Place, OC Financial, OC Bank, the Bank or any of their respective Subsidiaries or successors to any officer or employee thereof, (iv) that OC Financial or any Subsidiary is a party which involves the annual payment of more than $10,000 or more; (v) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice involving the payment of more than $10,000 per annum, in the case of any such agreement with an individual, or $25,000 per annum, in the case of any other such agreement;

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(vi) which materially restricts the conduct of any line of business by OC Financial or any of its Subsidiaries; (vi) with or to a labor union or guild (including any collective bargaining agreement); (vii) relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) or material assets; (viii) that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of OC Financial or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business; (ix) with respect to any material joint venture, partnership agreement or similar agreement; (x) with respect to any agreement relating to any intellectual property; (xi) relating to the indebtedness by OC Financial or its Subsidiaries for borrowed money or any guaranty of indebtedness for borrowed money in excess of $10,000; or (xii) where any employee benefits (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement. Each contract, arrangement, commitment or understanding of the type described in this Sections 3.16(a) and 3.16(c) hereof, whether or not set forth in Schedule 3.16(a) or Schedule 3.16(c) of the OC Financial Disclosure Schedules, is referred to herein as a “OC Financial Contract.” OC Financial has previously delivered to First Place true and correct copies of each OC Financial Contract.

(b)        Except as set forth in Schedule 3.16(b) of the OC Financial Disclosure Schedules, (i) each OC Financial Contract is valid and binding and in full force and effect, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, receivership, conservatorship reorganization, moratorium, fraudulent transfer and similar laws affecting creditors’ rights and remedies generally, (ii) OC Financial and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each OC Financial Contract, except where such noncompliance, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on OC Financial, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of OC Financial or any of its Subsidiaries under any such OC Financial Contract, except where such default, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on OC Financial and (iv) no other party to such OC Financial Contract is, to OC Financial’s knowledge, in default in any respect thereunder.

(c)        Schedule 3.16(c) of the OC Financial Disclosure Schedules sets forth all agreements of OC Financial providing for the lease of real property, including term of the lease, any option to extend such lease and any consent or notice required in connection with the Merger and the transactions contemplated hereby.

3.17      Agreements with Regulatory Agencies.  Except as set forth in Schedule 3.17 of the OC Financial Disclosure Schedules, neither OC Financial nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter

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or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Schedule 3.17 of the OC Financial Disclosure Schedules, a “Regulatory Agreement”), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has OC Financial or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

3.18      Investment Securities.  Schedule 3.18 of the OC Financial Disclosure Schedules sets forth the book and market value as of February 29, 2008 of the investment securities, mortgage-backed securities and securities held for investment, sale or trading of OC Financial and its Subsidiaries. Schedule 3.18 of the OC Financial Disclosure Schedules sets forth an investment securities report that includes, security descriptions, CUSIP numbers, pool face values, book values, coupon rates and current market values. The totals presented in the securities report agree to the amounts carried in OC Financial’s and its Subsidiaries’ general ledgers in accordance with GAAP. Except as disclosed in Schedule 3.18 of the OC Financial Disclosure Schedules, since April 1, 2005 to the date hereof, neither OC Financial nor its Subsidiaries has incurred any unusual or extraordinary losses in its investment portfolio, and, except for matters of general application to the banking industry (including, but not limited to, changes in laws or regulations or generally accepted accounting principles) or for events relating to the business environment in general, including market fluctuations and changes in interest rates, OC Financial is not aware of any events which may be expected to result in any material adverse change in the quality or performance of the investment portfolio of OC Financial or its Subsidiaries.

3.19      Intellectual Property.  OC Financial and each of its Subsidiaries owns (without lien or encumbrance of any kind) or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, servicemarks, trademarks and computer software used in its businesses; and neither OC Financial nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. OC Financial and each of its Subsidiaries have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing, except where such non-performance or default would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on OC Financial. Schedule 3.19 of the OC Financial Disclosure Schedules lists (i) all patents, registered copyrights, trade names, servicemarks, trademarks of OC Financial and its Subsidiaries that are owned by OC Financial and its Subsidiaries and (ii) all patents, registered copyrights, trade names, servicemarks, trademarks of OC Financial and its Subsidiaries that are licensed by OC Financial and its Subsidiaries.

3.20      Undisclosed Liabilities.  Except (a) as set forth in Schedule 3.20 of the OC Financial Disclosure Schedules, (b) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of OC Financial included in the OC Financial Statements; and (c) for liabilities incurred in the ordinary course of business since September 30, 2007 that, either

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alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on OC Financial, neither OC Financial nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

3.21      State Takeover Laws.  OC Financial, OC Bank and each other Subsidiary has taken all actions required to exempt such company, this Agreement, the Merger and the Subsidiary Merger, and the transaction contemplated hereby and by the Bank Merger Agreement, from any provisions of an antitakeover nature contained in their organizational documents or the provisions of any federal or state “antitakeover,” “fair price,” “moratorium,” “affiliate transaction”, “control share acquisition” or similar laws or regulations (“Takeover Laws”), including but not limited to Sections 3-601 through 3-604 and Section 3-701 through 3-709 of the MGCL.

3.22      Administration of Fiduciary Accounts.  OC Financial and each of its Subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither OC Financial nor any of its Subsidiaries nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account which has had or could reasonably be expected to have a Material Adverse Effect on OC Financial, and the books and records for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

3.23      Environmental Matters.  Except as set forth in Schedule 3.23 of the OC Financial Disclosure Schedules:

(a)        Each of OC Financial, its current or prior Subsidiaries, the Participation Facilities and the Loan Properties (each as hereinafter defined) are, and have been, in material compliance with all applicable federal, state and local laws including common law, regulations and ordinances and with all applicable permits, decrees, orders and contractual obligations relating to pollution, the discharge of, or exposure to materials in the environment or workplace (“Environmental Laws”);

(b)        There is no suit, claim, action or proceeding, pending or, to OC Financial’s knowledge, threatened, before any court, Governmental Entity or other forum (including arbitration) in which OC Financial, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any material whether or not occurring at or on a site owned, leased or operated by OC Financial or any of its current or prior Subsidiaries, any Participation Facility or any Loan Property;

(c)        During the period of (x) OC Financial’s or any of its Subsidiaries’ ownership or operation of any of their respective current properties, (y) OC Financial’s or any of its Subsidiaries’ participation in the management of any Participation Facility, or (z) OC

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Financial’s or any of its Subsidiaries’ holding of a security interest in a Loan Property, there has been no release of materials in, on, under or affecting any such property except in compliance with required governmental permits. Prior to the period of (x) OC Financial’s or any of its Subsidiaries’ ownership or operation of any of their respective current properties, (y) OC Financial’s or any of its Subsidiaries’ participation in the management of any Participation Facility, or (z) OC Financial’s or any of its Subsidiaries’ holding of a security interest in a Loan Property, there was no release or threatened release of materials in, on, under or affecting any such property, Participation Facility or Loan Property, except in compliance with required permits;

(d)        Except as set forth in Schedule 3.23(d) of the OC Financial Disclosure Schedules, all Phase I or Phase II environmental surveys on any properties owned or leased by OC Financial or its Subsidiaries, including but not limited to other real estate owned (“OREO”) properties have been provided in full to First Place and its representatives prior to execution of this agreement, and those listed in the Schedule will be provided within ten days of execution of this agreement; and

(e)        The following definitions apply for purposes of this Section 3.23 hereof: (x) “Loan Property” means any property in which OC Financial or any of its current or prior Subsidiaries holds a security interest or otherwise owns; (y) “Participation Facility” means any facility in which OC Financial or any of its Subsidiaries participates in the management thereof; (z) “materials” includes, but is not limited to, hazardous substances and petroleum as defined in section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. § 9601(14) and section 311 of the Clean Water Act, 33 U.S.C. § 1321 and their implementing regulations.

3.24      Derivative Transactions.  Except as set forth in Schedule 3.24 of the OC Financial Disclosure Schedules, neither OC Financial nor any of its Subsidiaries is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on its balance sheet and is a derivatives contract (including various combinations thereof) (each, a “Derivatives Contract”) nor does OC Financial or any of its Subsidiaries own securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

3.25      Opinion.  OC Financial has received a written opinion, dated the date hereof, from KBW to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof the Aggregate Merger Consideration is fair to OC Financial’s stockholders from a financial point of view.

3.26      Assistance Agreements.  Neither OC Financial nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which OC Financial or any of

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its Subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency.

3.27      Approvals.  As of the date of this Agreement, OC Financial knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained without the imposition of a Burdensome Condition (as defined in Section 7.1(g) hereof).

3.28      Loan Portfolio.

(a)        In OC Financial’s reasonable judgment, the allowance for loan losses reflected in OC Financial’s audited statement of financial condition at September 30, 2007 was, and the allowance for loan losses shown on the balance sheets in OC Financial’s Reports for periods ending after September 30, 2007 have been and will be, adequate in all material respects, as of the dates thereof, under GAAP, and no Regulatory Agencies have required or requested OC Bank to increase the allowance for loan losses for such periods. OC Bank’s allowance for loan losses is, and shall be as of the Effective Time (including any modification as required by Section 6.9 hereof), in compliance with standards established by applicable Governmental Entities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

(b)        As of September 30, 2007, except as set forth in Schedule 3.28 of the OC Financial Disclosure Schedules, neither OC Financial nor any of its Subsidiaries is a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (individually a “Loan” and collectively, “Loans”), under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loans with any director, executive officer or ten percent stockholder of OC Financial or any of its Subsidiaries, or to the knowledge of OC Financial, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Schedule 3.28 of the OC Financial Disclosure Schedules sets forth (i) all of the Loans of OC Financial or any of its Subsidiaries that as of the date of this Agreement are classified as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List,” “OREO” acquired by foreclosure or deed in lieu thereof, or words of similar import, together with the principal amount of and the accrued and unpaid interest on each such Loan and the identity of the Loan by number; and (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of OC Financial or any of its Subsidiaries that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category. OC Financial shall promptly inform First Place in writing of any Loan that becomes classified in the manner described in the previous sentence, or any Loan the classification of which is changed, at any time after September 30, 2007.

(c)        Each Loan reflected as an asset in the OC Financial Reports (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct in all material respects, (ii) to the extent secured, has been secured by valid liens and

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security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on OC Financial.

3.29      Mortgage Banking Business.

(a)        Warehouse Lines of Credit.  OC Financial and its Subsidiaries do not maintain any warehouse lines of credit.

(b)        Compliance.  Neither OC Financial nor any of its Subsidiaries has done or failed to do, or caused to be done or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (i) any private mortgage insurance or commitment of any private mortgage insurer to insure, (ii) any title insurance policy, (iii) any hazard insurance policy, (iv) any flood insurance policy, (v) any fidelity bond, direct surety bond, errors and omissions or other insurance policy required by any Regulatory Agency, investor or insurer, (vi) any surety or guaranty agreement or (ix) the rights of OC Financial or any of its Subsidiaries under any Loan servicing agreement or loan purchase commitment. No Regulatory Agency or investor in Loans or insurer has (i) notified OC Financial or its Subsidiaries, or to OC Financial’s knowledge, claimed that OC Financial or any of its Subsidiaries has violated or has not complied on a recurring basis with the applicable underwriting standards with respect to Loans sold by OC Financial or any of its Subsidiaries to an investor or (ii) imposed restrictions on the activities (including commitment authority) of OC Financial or any of its Subsidiaries. OC Bank has not and currently does not originate any FHA or VA Loans.

(c)        Loan Files.  The loan documents relating to each Loan maintained in the loan files of OC Bank were in compliance with all applicable laws and regulations at the time of the origination, assumption or modification of such Loan, as the case may be, except where the failure to so comply, either individually or in the aggregate, would not have a Material Adverse Effect on OC Financial. The loan files maintained by OC Bank contain originals (or, where necessitated by the terms of the applicable mortgage servicing agreements, contain true, correct and complete copies) of the documents relating to each Loan and the information contained in such loan files with respect to each such Loan is true, complete and accurate and in compliance with all applicable laws and regulations, except where the failure to so comply, either individually or in the aggregate, would not have a Material Adverse Effect on OC Financial. Except as set forth in the loan documents relating to a Loan maintained in the loan files of OC Bank, the terms of the note, bond, deed of trust and mortgage for each such Loan have not been impaired, waived, altered or modified in any respect from the date of their origination except by a written instrument which written instrument has been recorded, or submitted for recordation in due course, if recordation is necessary to protect the interests of the owner thereof, except where the failure to do any of the foregoing, either individually or in the aggregate, would not have a Material Adverse Effect on OC Financial. Except as set forth in the loan documents maintained in the loan files by OC Bank, to OC Financial’s knowledge no mortgagor has been released from such mortgagor’s obligations with respect to the applicable Loan.

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(d)        No Recourse.  Except as set forth in Schedule 3.29(d) of the OC Financial Disclosure Schedules, OC Bank is not subject to recourse in connection with any Loans sold by it, in each case for losses on liquidation of a loan, borrower defaults or repurchase obligations upon the occurrence of non-payment or other events.

(e)        Escrow Account.  All escrow accounts have been maintained by OC Bank and, to OC Financial’s knowledge, all prior servicers in accordance with the related loan documents, all applicable laws, rules, regulations, and requirements of governmental authorities. OC Bank has credited to the account of borrowers all interest required to be paid on any escrow account in accordance with applicable law and the terms of such agreements and loan documents. All escrow, custodial, and suspense accounts related to the Loans are held in OC Bank’s name or the investor’s name by OC Bank.

(f)        ARM Adjustments.  With respect to each Loan for which the interest rate is not fixed for the entire term of the Loan, OC Bank has, since the date it originated such Loan: (i) properly and accurately entered into its system all data required to service the loan in accordance with the related loan documents and all regulations, (ii) properly and accurately adjusted the monthly payment on each payment adjustment date, (iii) properly and accurately calculated the amortization of principal and interest on each payment adjustment date, in each case in compliance with all applicable laws, rules and regulations and the related Loan documents, and (iv) executed and delivered any and all necessary notices required under, and in a form that complies with, all applicable laws, rules and regulations and the terms of the related loan documents regarding the interest rate and payment adjustments, except where the failure to do any of the foregoing, either individually or in the aggregate, would not have a Material Adverse Effect on OC Financial.

(g)        Pools.  Each Loan included in a pool of Loans originated or acquired by OC Bank (a “Pool”) meets all eligibility requirements (including, without limitation, all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Pool. All of such Pools have been finally certified or, if required, recertified in accordance with all applicable laws, rules and regulations, except where the time for certification or recertification has not expired. To OC Financial’s knowledge, no Pools have been improperly certified. The loan file for each Loan included in a certified Pool contains all documents and instruments necessary for the final certification or recertification of such Pool. Neither the execution, delivery or performance of this Agreement by OC Financial nor the consummation by OC Financial or OC Bank of the transactions contemplated hereby will require any Pool to be recertified.

(h)        Mortgage Insurance.  Each Loan which is indicated in the related loan file to be insured by private mortgage insurance, OC Bank has complied with or been granted waivers from applicable provisions of the insurance or guarantee contract and applicable laws and regulations, except where such failure to comply or to receive waivers, either individually or in the aggregate, would not have a Material Adverse Effect on OC Financial, the insurance or guarantee is in full force and effect with respect to each such Loan, and to OC Financial’s knowledge, there does not exist any event or condition which, but for the passage of time or the giving of notice or both, can result in a revocation of any such insurance or guarantee or

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constitute adequate grounds for the applicable Insurer to refuse to provide insurance or guarantee payments thereunder.

3.30      Properties.  All real and personal property owned by OC Financial and its Subsidiaries or presently used by it in their businesses is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. OC Financial and its Subsidiaries have good and marketable title free and clear of all liens to all of the material properties and assets, real and personal, reflected on the balance sheet of OC Financial as of September 30, 2007 included in OC Financial’s Reports or acquired after such date, other than properties sold by OC Financial in the ordinary course of business, except (i) liens for current taxes and assessments not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the balance sheet of OC Financial as of September 30, 2007 detailed and included in OC Financial’s Reports. All real and personal property which is material to OC Financial or any of its Subsidiaries’ businesses and leased or licensed by OC Financial or its Subsidiaries is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

3.31      Labor and Employment Matters.  Except as set forth in Schedule 3.31 of the OC Financial Disclosure Schedules, neither OC Financial nor its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is OC Financial or its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of OC Financial or any of its Subsidiaries aware of any strike, other labor dispute, organizational effort or other activity taken with a view toward unionization involving OC Financial or its Subsidiaries pending or threatened. Except as set forth in Schedule 3.31 of the OC Financial Disclosure Schedules, OC Financial and its Subsidiaries are now and since April 1, 2005 have been in compliance with all applicable laws, executive orders, rules and regulations regarding employees and independent contractors, including without limitation all applicable laws, executive orders, rules and regulations relating to employment, compensation, working conditions, classification as employees, employment practices, leave, safety, affirmative action, applicant tracking, discrimination, harassment, retaliation, whistleblowing, immigration, lay offs, notice regarding lay offs, labor relations, payroll practices, wages, and hours of work. Except as set forth in Schedule 3.31 of the OC Financial Disclosure Schedules, OC Financial and its Subsidiaries are now and since April 1, 2005 have been in material compliance with all applicable employment tax laws.

3.32      Termination Benefits.  Schedule 3.32 of the OC Financial Disclosure Schedules contains a complete and accurate schedule showing as of the date of this Agreement the monetary amounts payable (or a formula for any such monetary payment if the amount cannot be calculated as of the date hereof) as a result of entering into this Agreement or otherwise completing the transactions contemplated hereby, subject to a determination of the market value,

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and identifying the in-kind benefits due under the Specified Compensation and Benefit Programs (as defined herein) for each Named Individual (as defined herein) individually. If a formula is provided by OC Financial on Schedule 3.32 of the OC Financial Disclosure Schedules on the date hereof, then the actual amounts payable to Named Individuals as a result of entering into this Agreement or otherwise completing the transactions contemplated hereby shall be updated by OC Financial and provided on the Closing Date. For purposes hereof, “Specified Compensation and Benefit Programs” shall include all employment agreements, change in control agreements, severance or special termination agreements, severance plans, pension, retirement or deferred compensation plans for non-employee directors, supplemental executive retirement programs, tax indemnification agreements, outplacement programs, cash bonus programs, stock appreciation right, phantom stock or stock unit plan, and health, life, disability and other insurance or welfare plans, but shall not include any tax-qualified pension, profit-sharing or employee stock ownership plan, amounts payable for unused vacation time or COBRA. For purposes hereof, “Named Individual” shall include each non-employee director of OC Financial or, if applicable, its Subsidiaries and any officer or employee of OC Financial or, if applicable, its Subsidiaries.

3.33      Deposits.  Except as set forth in Schedule 3.33 of the OC Financial Disclosure Schedules, none of the deposits of OC Bank is a “brokered” deposit as defined in 12 C.F.R. Part 337.

3.34      Required Vote; Antitakeover Provisions Inapplicable.  The affirmative vote of the holders of a majority of the issued and outstanding shares of OC Financial is necessary to approve this Agreement and the Merger on behalf of OC Financial. No other vote of the stockholders of OC Financial or any Subsidiary is required by law, the OC Financial Articles of Incorporation and Bylaws or otherwise to approve this Agreement and the Merger. OC Financial and its Subsidiaries have taken all actions required to exempt First Place and the Agreement from any provisions of an antitakeover nature in their Articles of Incorporation and Bylaws and any other governing documents and the provisions of any federal or state “antitakeover,” “fair price,” “moratorium,” “control share acquisition” or similar laws or regulations. OC Financial does not have in place any “poison pill” or other type of stockholder rights plans, agreement or arrangement.

3.35      Transactions With Affiliates.  All “covered transactions” between OC Financial and its Subsidiaries and an “affiliate” within the meaning of Sections 23A and 23B of the Federal Reserve Act and the regulations thereunder have been in compliance with such provisions.

3.36      Insurance.  Except as set forth in Schedule 3.36 of the OC Financial Disclosure Schedules, OC Financial and its Subsidiaries are presently insured, and since April 1, 2005, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by OC Financial and its Subsidiaries are in full force and effect, OC Financial and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

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3.37      Indemnification.  Except as set forth in Schedule 3.37(a) of the OC Financial Disclosure Schedules, and except as provided in OC Financial’s employment agreements, or the Articles of Incorporation or Bylaws of OC Financial, neither OC Financial nor its Subsidiaries is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of OC Financial or any of its Subsidiaries (a “Covered Person”), and, except as set forth in Schedule 3.37(b) of the OC Financial Disclosure Schedules, there are no claims for which any Covered Person would be entitled to indemnification under the Articles of Incorporation or Bylaws of OC Financial or any Subsidiary of OC Financial, applicable law, regulation or any indemnification agreement.

3.38      Voting Agreements.  The OC Financial directors and officers, as set forth in Schedule 3.38 of the OC Financial Disclosure Schedules, have entered into a voting agreement (“Voting Agreement”), the form of which is attached as Annex B, hereto.

3.39      CRA Rating.  Each of the Subsidiaries or affiliates of OC Financial that is an insured depository institution was rated “Satisfactory” or “Outstanding” following its most recent Community Reinvestment Act examination by the regulatory agency responsible for its supervision. Neither OC Financial nor its Subsidiaries have received notice of and has knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

3.40      Disclosure.  The representations and warranties contained in this Article III hereof do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III hereof not misleading. There is no fact known to OC Financial that has not been disclosed herein or in any other agreement, document or written statement furnished by OC Financial to First Place or its counsel, accountants or other service professional in connection with the transactions contemplated hereby, which has or is reasonably likely to have a Material Adverse Effect on the Merger or the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FIRST PLACE

Prior to the date hereof, First Place has delivered to OC Financial a schedule setting forth certain information, the disclosure of which, is necessary or appropriate either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties contained in Article IV hereof or to one or more of its covenants contained in Article V hereof or additional agreements in Article VI hereof (“First Place Disclosure Schedules”). First Place represents and warrants to OC Financial that each of the following representations and warranties in this Article IV of this Agreement, which include and incorporate the exceptions set forth on the First Place Disclosure Schedules, are true and correct as of the date of this Agreement and as of the Closing Date, except to the extent such representations and warranties expressly are made as of specific date and time (in which case such representations and warranties will be true and correct as of such date and time):

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4.1      Corporate Organization.

(a)        First Place is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. First Place has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on First Place. First Place is duly registered as a unitary savings and loan holding company under the HOLA. The Certificate of Incorporation and Bylaws of First Place, copies of which have previously been made available to OC Financial, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

(b)        The Bank is a federal savings association that is duly organized and validly existing under the laws of the United States of America and the rules and regulations of the OTS. The Bank has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The deposit accounts of the Bank are insured by the FDIC through the DIF to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by the Bank. Each of First Place’s other Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of First Place has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on First Place. The governing documents of each Subsidiary of First Place, copies of which have previously been made available to OC Financial, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

(c)        The minute books of First Place and each of its Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since December 31, 2005 of their respective stockholders and boards of directors (including committees of their respective boards of directors). First Place has made available to OC Financial correct and complete copies of all minutes of the board of directors of OC Financial and its Subsidiaries since December 31, 2005.

4.2      Capitalization.

(a)        As of the date of this Agreement, the authorized capital stock of First Place consists of 33,000,000 shares of First Place Common Stock and 3,000,000 shares of preferred stock, par value $.01 per share (“First Place Preferred Stock”). As of the date of this Agreement, there were 18,114,673 shares of First Place Common Stock and no shares of First Place Preferred Stock issued and outstanding, and 1,698,644 shares of First Place Common

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Stock held in First Place’s treasury. As of the date of this Agreement, no shares of First Place Common Stock or First Place Preferred Stock were reserved for issuance, except that 975,632 shares of First Place Common Stock were reserved for issuance upon the exercise of stock options pursuant to First Place Financial Corp. 1999 Incentive Plan and the First Place Financial Corp. 2004 Incentive Plan (the “First Place Stock Plans”). All of the issued and outstanding shares of First Place Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the stock options set forth above, First Place does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of First Place Common Stock or First Place Preferred Stock or any other equity securities of First Place or any securities representing the right to purchase or otherwise receive any shares of First Place Common Stock or First Place Preferred Stock. The shares of First Place Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights.

(b)        Schedule 4.2(b) of the First Place Disclosure Schedules sets forth a true and correct list of all of First Place Subsidiaries as of the date of this Agreement. Except as set forth in Schedule 4.2(b) of the First Place Disclosure Schedules, First Place owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of First Place, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of First Place has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of First Place calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

4.3      Authority; No Violation.

(a)        First Place has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of First Place. Except for action to be taken to complete the Subsidiary Merger, no other corporate proceedings on the part of First Place are necessary to approve the Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by First Place and (assuming due authorization, execution and delivery by OC Financial) constitutes a valid and binding obligation of First Place, enforceable against First Place in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors’ rights and remedies generally.

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(b)        The Bank has full corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement and to consummate the Subsidiary Merger contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the board of directors of the Bank and approved by the sole stockholder of the Bank. No other corporate proceedings on the part of the Bank will be necessary to consummate the transactions contemplated by the Bank Merger Agreement. The Bank Merger Agreement has been duly and validly executed and delivered by the Bank and will (assuming due authorization, execution and delivery by OC Bank) constitutes a valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, fraudulent transfer and similar laws affecting creditors’ rights and remedies generally.

(c)        Except as set forth in Schedule 4.3(c) of the First Place Disclosure Schedules, neither the execution and delivery of this Agreement by First Place or the Bank Merger Agreement by the Bank, nor the consummation by First Place or the Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by First Place or the Bank, as the case may be, with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of First Place, or the Certificate of Incorporation or Bylaws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Place or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, result in the obligation to sell or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of First Place or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First Place or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except for any violation, conflict, breach, default, acceleration, termination, modification or cancellation which, individually or in the aggregate, would not have a Material Adverse Effect on First Place or materially impact the terms and conditions or transactions contemplated hereby.

4.4      Consents and Approvals.  Except for (a) the filing of applications with the OTS and approval or non-objection of such applications by the OTS and any other Governmental Entity, (b) the filing with the SEC of the S-4, (c) the filing of the Articles of Merger with the SDAT and the Certificate of Merger with the Delaware Secretary of State, (d) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of First Place Common Stock pursuant to this Agreement, (e) the approval by the NASDAQ Stock Market of the listing of the additional shares of First Place Common Stock on the NASDAQ Global Select Market to be

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issued pursuant to Article II hereof, and (f) such filings, authorizations or approvals as may be set forth in Schedule 4.4 of the First Place Disclosure Schedules, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by First Place of this Agreement and (2) the consummation by First Place of the Merger and the other transactions contemplated hereby.

4.5      Reports.  First Place and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since June 30, 2005 with any Regulatory Agency, and all other material reports and statements required to be filed by them since June 30, 2005, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the OTS, the FDIC, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of First Place and its Subsidiaries, and, except as set forth in Schedule 4.5 of the First Place Disclosure Schedules, no Regulatory Agency has initiated any proceeding or, to First Place’s knowledge, investigation into the business or operations of First Place or any of its Subsidiaries since June 30, 2005. There is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of First Place or any of its Subsidiaries, which has been communicated to First Place or any of its Subsidiaries.

4.6      Financial Statements.  First Place has previously delivered to OC Financial copies of (i) the consolidated balance sheets of First Place and its Subsidiaries at June 30 for the fiscal years ended 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for First Place for the fiscal years ended June 30, 2006 through 2007, in each case accompanied by the audit report of Crowe Chizek and Company LLC, independent public accountants with respect to First Place and its Subsidiaries, and (ii) the unaudited consolidated balance sheet of First Place and its Subsidiaries as of December 31, 2007 and 2006 and the related unaudited consolidated statements of income, changes in stockholders’ equity and cash flows for the six month periods then ended as reported in First Place’s Quarterly Report on Form 10-Q for the period ended December 31, 2007 and filed with the SEC under the Exchange Act. The December 31, 2007 consolidated balance sheet of First Place (including the related notes, where applicable) fairly presents the consolidated financial position of First Place and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 hereof (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.14 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount and the absence of footnotes), the results of the consolidated operations and changes in stockholders’ equity and consolidated financial position of First Place and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.14 hereof will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements

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referred to in Section 6.14 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of First Place and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

4.7      Broker’s Fees.  Neither First Place nor any Subsidiary of First Place, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement or the Bank Merger Agreement, except that First Place has engaged, and will pay a fee or commission to, Sandler O’Neill Partners, LP (“Sandler”) in accordance with the terms of a letter agreement between Sandler and First Place.

4.8      Absence of Certain Changes or Events.

(a)        Except as may be set forth in Schedule 4.8(a) of the First Place Disclosure Schedules, or as disclosed in First Place’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007 (a true, complete and correct copy of which has previously been delivered to OC Financial), since December 31, 2007, (i) neither First Place nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has caused, or is reasonably likely to cause, individually or in the aggregate, a Material Adverse Effect on First Place.

(b)        Except as set forth in Schedule 4.8(b) of the First Place Disclosure Schedules, since September 30, 2007, First Place and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

4.9      Legal Proceedings.

(a)        Except as set forth in Schedule 4.9(a) of the First Place Disclosure Schedules, neither First Place nor any of its Subsidiaries is a party to any and there are no pending or to First Place’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against First Place or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Bank Merger Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on First Place.

(b)        There is no injunction, order, judgment, decree, or regulatory restriction imposed upon First Place, any of its Subsidiaries or the assets of First Place or any of its Subsidiaries that has had, or could reasonably be expected to have, a Material Adverse Effect on First Place.

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(c)        Except as set forth in Schedule 4.9(c) of the First Place Disclosure Schedules, to First Place’s knowledge there are no actions, suits, claims, proceedings, investigations or assessments of any kind pending, or to the best of First Place’s knowledge, threatened against any of the directors or officers of First Place or its Subsidiaries in their capacities as such, and no director or officer of First Place or its Subsidiaries currently is being indemnified or seeking to be indemnified by First Place or its Subsidiaries pursuant to applicable law or the Certification of Incorporation, charter, bylaws or other similar governing documents.

4.10      Taxes.  Except as set forth in Schedule 4.10 of the First Place Disclosure Schedules, each of First Place and its Subsidiaries has since January 1, 2004 (i) duly and timely filed or will duly and timely file (including applicable extensions granted without penalty) all Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns which have heretofore been filed are, and those to be hereinafter filed will be, complete and accurate in all material respects, and (ii) paid in full or have made adequate provision for on the financial statements of First Place (in accordance with GAAP) all Taxes and will pay in full or make adequate provision for all Taxes. There are no material liens for Taxes upon the assets of either First Place or its Subsidiaries except for statutory liens for current Taxes not yet due. Except as set forth in Schedule 4.10 of the First Place Disclosure Schedules, since January 1, 2004, neither First Place nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding. Except as set forth on Schedule 4.10 of the First Place Disclosure Schedules, neither First Place nor any of its Subsidiaries is presently subject to any audits, investigations or proceeding by any tax authority, and since January 1, 2004, neither First Place nor any of its Subsidiaries has received any notice from any tax authority that it intends to conduct any such audit, investigation or proceeding. Except as set forth in Schedule 4.10 of the First Place Disclosure Schedules, since January 1, 2004, no claim has been made by a tax authority in a jurisdiction where First Place or any of its Subsidiaries does not file a tax return that First Place or any of its Subsidiaries is or may be subject to taxation in the jurisdiction.

4.11      SEC Reports.  First Place has previously made available to OC Financial an accurate and complete copy of each (a) final registration statement, prospectus, report (including Forms 10-K, 10-K and 8-K), schedule and definitive proxy statement filed since June 30, 2005 by First Place with the SEC pursuant to the Securities Act or the Exchange Act (the “First Place Reports”) and (b) communication mailed by First Place to its stockholders since June 30, 2005, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. First Place has timely filed all First Place Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all First Place Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

4.12      First Place Information.  The information relating to First Place and its Subsidiaries to be contained in, or incorporated by reference in, the S-4 (except for such portions

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thereof that relate only to OC Financial as represented in Section 3.13 hereof), or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The S-4 (except for such portions thereof that relate only to OC Financial or any of its Subsidiaries as represented in Section 3.13 hereof) will comply in all material respects with the provisions of the Securities Act and Exchange Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

4.13      Ownership of OC Financial Common Stock.  None of First Place or any of its Subsidiaries, (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of OC Financial.

4.14      Compliance with Applicable Law.  First Place and each of its Subsidiaries: (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act of 1974 and the regulations promulgated thereunder, the Truth in Lending Act and Regulation Z promulgated thereunder, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, the Fair Debt Collection Practices Act, the Bank Secrecy Act, the PATRIOT Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; (ii) holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and are in compliance with and are not, to its knowledge, in default in any respect under any such licenses, franchises, permits and authorizations under applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to First Place or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such non-compliance or default would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on First Place; and (iii) neither First Place nor any of its Subsidiaries knows of, or has received notice of, any material violations of any of the above since December 31, 2001.

4.15      Agreements with Regulatory Agencies.  Except as set forth in Schedule 4.15 of the First Place Disclosure Schedules, neither First Place nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Schedule 4.15 of First Place Disclosure Schedules, a “First Place Regulatory Agreement”), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has First Place or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

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4.16      Undisclosed Liabilities.  Except (a) as set forth in Schedule 4.16 of the First Place Disclosure Schedules, (b) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of First Place included in its Form 10-Q (including, but not limited to any footnotes contained therein) for the period ended December 31, 2007 and (c) for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2007 that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on First Place, neither First Place nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

4.17      Loan Portfolio.

(a)        Except as set forth in Schedule 4.17(a) of the First Place Disclosure Schedules, in First Place’s reasonable judgment, the allowance for loan losses reflected in First Place’s audited statement of financial condition at June 30, 2007 was, and the allowance for loan losses shown on the balance sheets in First Place’s filings with the SEC for periods ending after June 30, 2007 have been and will be, adequate in all material respects, as of the dates thereof, under GAAP, and no Regulatory Agencies have required or requested First Place to increase the allowance for loan losses for such periods. The Bank’s allowance for loan losses is, and shall be as of the Effective Time, in compliance with standards established by applicable Governmental Entities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

(b)        Each loan reflected as an asset in First Place’s filings with the SEC (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct in all material respects, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on First Place.

4.18      Transactions With Affiliates.  All “covered transactions” between First Place and its Subsidiaries and an “affiliate” within the meaning of Sections 23A and 23B of the Federal Reserve Act and the regulations thereunder have been in compliance with such provisions.

4.19      Insurance.  First Place and its Subsidiaries are presently insured, and since June 30, 2004, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by First Place and its Subsidiaries are in full force and effect, First Place and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

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4.20       CRA Rating.  Each of the Subsidiaries or affiliates of First Place that is an insured depository institution was rated “Satisfactory” or “Outstanding” following its most recent Community Reinvestment Act examination by the regulatory agency responsible for its supervision. Neither First Place nor its Subsidiaries have received notice of and has knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

4.21      Employee Benefit Matters.

(a)        First Place has heretofore delivered to OC Financial true and complete copies of each employee benefit plan, as the term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any other employee benefit arrangement or agreement that is sponsored, maintained or contributed to, or required to be contributed to, as of the date of this Agreement (collectively referred to as the “Plans”) and related trust instruments and all amendments thereto, the most recent summary plan description and summaries of material modifications thereto, underlying insurance contracts and all other related documents thereto, including, but not limited to (i) the actuarial report for any Plan (if applicable) for the most recent year, (ii) the most recent determination letter from the Internal Revenue Service (“IRS”) (if applicable) for any Plan, (iii) the most recent year’s annual reports (Form 5500), together with all schedules, as required, filed with the IRS or Department of Labor (“DOL”) for any Plan, and (iv) any financial statements and opinions required by Section 103(e)(3) of ERISA with respect to each Plan.

(b)        Each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code (ii) each of the Plans intended to be “qualified” within the meaning of Section 401(a) of the Code either (1) has received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and First Place is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan’s actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no liability under Title IV of ERISA has been incurred by First Place, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to First Place, its Subsidiaries or a First Place ERISA Affiliate of incurring a material liability thereunder, (v) no Plan is a “multiemployer pension plan, as such term is defined in Section 3(37) of ERISA, (vi) all contributions or other amounts payable by First Place, its Subsidiaries or any ERISA Affiliates as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, and (vii) neither First Place, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which First Place, its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

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4.22      Disclosure.  The representations and warranties contained in this Article IV hereof do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV hereof not misleading. There is no fact known to First Place that has not been disclosed herein or in any other agreement, document or written statement furnished by First Place to OC Financial or its counsel, accountants or other service professional in connection with the transactions contemplated hereby, which has or is reasonably likely to have a Material Adverse Effect on the Merger or the transactions contemplated by this Agreement.

4.23      Required Vote.  No Vote of the stockholders of First Place is required by law, First Place’s Certificate of Incorporation or Bylaws or otherwise to approve this Agreement and the Merger.

4.24      Approvals.  As of the date of this Agreement, First Place knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained without the imposition of a Burdensome Condition (as defined in Section 7.1(g) hereof).

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1        Forbearances of OC Financial.  From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or as expressly set forth on a schedule under this Article V (“Previously Disclosed”), without the prior written consent of First Place, which shall not be unreasonably withheld, OC Financial will not and will cause each of its Subsidiaries not to:

(a)        Ordinary Course.  Conduct its business other than in the ordinary and usual course of business consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and First Place the goodwill of the customers of OC Financial and its Subsidiaries and others with whom business relations exist.

(b)        Capital Stock.  Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of any equity or debt securities or any rights or (ii) permit any additional shares of equity securities to become subject to grants of employee, director or consultant stock options or other rights.

(c)        Dividends; Etc.  (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of OC Financial Common Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or (iii) declare any special dividend.

(d)        Compensation; Employment Agreements; Etc.  Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of OC Financial or grant any salary or wage increase or increase

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any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase shall result in an annual adjustment of more than 3.5% (ii) for other changes that are required by applicable law, and (iii) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 5.1(d) of the OC Financial Disclosure Schedules.

(e)        Hiring and Terminations.  Have any layoffs or work force reductions or, except in the ordinary course of business consistent with past practice, otherwise terminate the employment of any employee. Hire any person as an employee of OC Financial or its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 5.1(e) of the OC Financial Disclosure Schedules and (ii) persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of OC Financial or its Subsidiaries other than any person to be hired who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $30,000 (and any vacancies in the positions that OC Financial or its Subsidiaries intends to fill after the date hereof shall be done with the prior advice, consultation and consent of First Place, which consent shall not be unreasonably withheld).

(f)        Benefit Plans.  (i) Other than making contributions to the OC Financial 401(k) Plan not to exceed $30,000 in the aggregate for the 2008 calendar year (said $30,000 shall not include employee elective deferrals deemed to be employer contributions), enter into, establish, adopt or amend, or make any contributions to (except (i) as may be required by applicable law or (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 5.1(f) of the OC Financial Disclosure Schedules), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of OC Financial or any Subsidiary or take any action, other than contemplated by this Agreement, to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; (ii) the OC Financial Employee Stock Ownership Plan (the “ESOP”) shall be terminated as of the Effective Time. The Merger consideration received by the ESOP trustees with respect to the unallocated shares of OC Finance Common Stock held by the ESOP shall be first applied by the ESOP trustees to the full repayment of the ESOP loan. The remaining shares of First Place Common Stock and cash received by the ESOP shall be allocated to the ESOP participants in accordance with the terms of the ESOP and applicable laws as soon as practicable after the Effective Time. In connection with the termination of the ESOP, OC Financial shall promptly apply to the IRS for a favorable determination letter on the tax-qualified status of the ESOP on terminations and any amendments made to the ESOP in connection with its termination or otherwise, if such amendments have not previously received a favorable determination letter from the IRS with respect to their qualification under Code Section 401(a). Any amendments to the ESOP requested by the IRS prior to the Effective Time shall be adopted by OC Financial and any amendments requested by the IRS after the Effective Time shall be promptly adopted by First Place. Any and all distributions from the ESOP after its termination shall be made consistent with the

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aforementioned determination letter from the IRS. Prior to the Effective Time, OC Financial shall make contributions to, and payments on the loan of the ESOP consistent with past practices on regularly scheduled payment dates.

(g)        Dispositions.  Sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, including investment securities, loans and OREO.

(h)        Acquisitions.  Acquire (other than by way of foreclosures, repossessions or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

(i)        Capital Expenditures.  Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts exceeding $10,000.

(j)        Governing Documents.  Amend its Articles of Incorporation, Bylaws or similar governing documents.

(k)        Accounting Methods.  Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP, except as contemplated in Section 6.8 hereof.

(l)        Contracts.  Enter into, renew, terminate, permit automatic renewal, amendment to or modification of any agreement for services to be provided to OC Financial or any Subsidiary or any other contract that exceeds $10,000 in value.

(m)        Claims.  Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which OC Financial or any Subsidiary is currently a party or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by OC Financial or any Subsidiary of an amount which exceeds $10,000 and/or would impose any material restriction on the business of OC Financial or any Subsidiary or otherwise have a Material Adverse Effect on OC Financial.

(n)        Banking Operations.  Enter into any new material line of business; implement, adopt or otherwise change its lending, investment, underwriting, risk (including interest rate risk policies, procedures and practices) and asset liability management and other material banking and operating policies or other Policies and Practices (as defined in Section 6.8), except as required by applicable law, regulation or policies imposed by any Governmental Entity; or file any application or make any contract with respect to branching or site location or branching or site relocation or fail to follow its existing policies and practices with respect to managing their exposure to interest rate risk or fail to use commercially reasonable means to avoid any material increase in their aggregate exposure to interest rate risk.

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(o)        Derivatives Contracts.  Enter into any structured transactions, securities, arbitrage or hedging activity, including use of derivatives.

(p)        Indebtedness.  Incur any new indebtedness for borrowed money in excess of $2,000,000 in the aggregate or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than in the ordinary course of business consistent with past practice.

(q)        Jumbo Certificates of Deposit.  Originate any certificate of deposit in excess of $250,000 (“Jumbo CD”) or reprice any existing Jumbo CD in excess of the then current Federal Funds rate.

(r)        Investment Securities.  Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or equity investment other than federal funds or United States Government securities or United States Government agency securities with a term of one (1) year or less.

(s)        Loans.  Make, purchase, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (collectively, “Loans”) other than in the ordinary course of business, provided that any commercial business loan with a principal balance in excess of $100,000 (whether individually or in the aggregate), multi-family residential loan with a principal balance in excess of $100,000 (whether individually or in the aggregate), commercial real estate loan with a principal balance in excess of $200,000 (whether individually or in the aggregate), single family owner occupied loan with a principal balance in excess of $417,000 (whether individually or in the aggregate and only if there is a concurrent loan commitment to sell in the secondary market) or any other loan with a principal balance in excess of $50,000 (whether individually or in the aggregate) cannot be originated, purchased, renewed or modified without First Place’s prior written consent which shall be deemed given if a written objection thereto is not received within two (2) business days after delivery of written notice thereof. Purchase or commit to purchase any bulk loan portfolio. Originate, purchase or otherwise acquire any automobile loans, except for loans that are made with existing underwriting standards, they are originations and not purchases and no such loans shall offer rates less than 5.99% per annum unless approved by First Place. Originate, purchase or otherwise acquire any loan in excess of $200,000 from any correspondent relationship. Authorize the use of any pricing schedule for Loans without the prior review and approval of First Place which approval/disapproval shall be provided within three (3) business days.

(t)        Investments in Real Estate.  Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice). Foreclose on or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of a hazardous substance (as defined in Section

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3.23(e)) in amounts which, if such foreclosure were to occur, would be a violation of applicable law or otherwise materially reduce the value of the property.

(u)        Adverse Actions.  (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII hereof not being satisfied or (z) a material violation of any provision of this Agreement except as may be required by applicable law or regulation.

(v)        Board Membership and Officers.  Elect or appoint (i) any person to the board of directors of OC Financial or any Subsidiary who is not a director serving on the OC Financial or any Subsidiary board of directors as of the date hereof, or (ii) any person to serve as an officer of OC Financial or any Subsidiary who is not already serving in such position as of the date of this Agreement, or (iii) any existing officer or director of OC Financial or any Subsidiary to serve in a different capacity or position than such person holds as of the date of this Agreement.

(w)        Transactions with Affiliates.  Except pursuant to agreements or arrangements in effect on the date hereof which are previously disclosed, pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates (as such terms are defined under the Exchange Act and the rules and regulations thereunder) of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice.

(x)        OC Financial Advertising.  Increase, reduce, diminish or otherwise materially adversely affect the existing level, quality and frequency of advertising, commercials and/or other promotional campaigns for OC Financial and its Subsidiaries.

(y)        Broad Communications.  Issue any broadly distributed communication of a general nature to its customers or employees (including, without limitation, any general communications relating to benefits or compensation in connection with or following the Merger), except for (i) written or oral communications in the ordinary course of business that do not relate in any manner to the Merger or (ii) written or oral communications about the Merger consistent with information publicly available through approved press releases (as provided for in Section 6.5) or through SEC or OTS regulatory filings.

(z)        Acquisition of Administrative Materials.  Order, purchase or otherwise acquire any catalogs, brochures, fliers, marketing materials, letterhead, forms, office supplies, office materials, customer documentation or other similar items of personal property, documents and records used or to be used in the business that have the OC Financial or OC Bank logo,

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brand , name or other identifying information specific to such entities or the business conducted by such entities.

(aa)      No New Subsidiaries.  Neither OC Financial nor its Subsidiaries will establish, acquire or otherwise create any new entity or otherwise enter into any joint venture or other association or change, alter or modify the business operations of any Subsidiary.

(bb)      Tax Related Provisions.  Make any elections, or change current elections, with respect to Taxes affecting OC Financial and its Subsidiaries without prior written consent of First Place, which consent shall not be unreasonably withheld.

(cc)      Commitments.  Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

5.2      Forbearances of First Place.  From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of OC Financial, First Place will not, and will cause each of its Subsidiaries not to:

(a)        Adverse Actions.  (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or its reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, except as may be required by applicable law or regulation, (y) any of the conditions to the Merger that are set forth in Article VII hereof not being materially satisfied, except as may be required by applicable law or regulation, or (z) a material violation of any provision of this Agreement, except as may be required by applicable law or regulation.

(b)        Governing Documents.  Amend its Certificate of Incorporation or Bylaws, which as a direct result of such amendment materially and adversely affects the economic value to be received by the holders of OC Financial Common Stock.

(c)        Commitments.  Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

(d)        Dividends.  As to First Place only, declare or pay any extraordinary or special dividends on or make any other extraordinary or special distribution to its stockholders.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1      Reasonable Best Efforts.  Subject to the terms and conditions of this Agreement, each of OC Financial, OC Bank, First Place and the Bank agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger and the Bank Merger Agreement as promptly as practicable and otherwise to

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enable consummation of the Merger and the Bank Merger Agreement, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other Party hereto to that end. First Place agrees to inform OC Financial promptly of the receipt of any Requisite Regulatory Approvals.

6.2      Stockholder Approval.  OC Financial agrees to take, in accordance with applicable law and its Articles of Incorporation and Bylaws, all action necessary to convene as soon as reasonably practicable a special meeting of its stockholders to consider and vote upon the approval of this Agreement, the Bank Merger Agreement and any other matters required to be approved by OC Financial’s stockholders for consummation of the Merger and the transaction contemplated by this Agreement (including any adjournment or postponement, the “OC Financial Stockholder Meeting”). OC Financial shall hold the OC Financial Stockholder Meeting by the later to occur of (i) 60 days after the date of this Agreement or (ii) 35 days after the SEC has approved or cleared an S-4 filed in connection with this transaction and such S-4 is effective. OC Financial agrees to cause its Subsidiaries to take, in accordance with applicable law and their governing documents, all action necessary to approve the Bank Merger Agreement and any other matters contemplated thereby and by this Agreement. Other than the election of directors and the ratification of the appointment of auditors, except with the prior approval of First Place, no other matters shall be submitted for the approval of OC Financial stockholders at the OC Financial Stockholders Meeting. The OC Financial board of directors shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its stockholders; provided that nothing in this Agreement shall prevent the OC Financial board of directors from withholding, withdrawing, amending or modifying its recommendation if the OC Financial board of directors determines, after consultation with its outside counsel and financial advisors, that such action is legally required in order for the directors to comply with their fiduciary duties to the OC Financial stockholders under applicable law; provided, further, that Section 6.7 hereof shall govern the withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein.

6.3      Registration Statement.

(a)        First Place agrees to prepare an S-4 or other applicable registration statement to be filed by First Place with the SEC in connection with the issuance of First Place Common Stock in the Merger (including the Proxy Statement and other proxy solicitation materials of OC Financial constituting a part thereof and all related documents). OC Financial shall promptly prepare and furnish no later than 15 days after the date of this Agreement such information relating to it and its directors, officers and stockholders, any description of the business or any financial information as may be required under applicable SEC rules and regulations in connection with the above referenced documents based on its knowledge of and access to the information required for said documents, and OC Financial, and its legal, financial and accounting advisors, shall have the right to review and approve (which approval shall not be unreasonably withheld or delayed) the S-4 prior to its filing. OC Financial agrees to cooperate with First Place and First Place’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the S-4 and the Proxy Statement. Provided that OC Financial has cooperated as described above, First Place agrees to file, or cause to be filed, the S-4 with the SEC as promptly

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as reasonably practicable. Each of OC Financial and First Place agrees to use its reasonable best efforts to cause the S-4 to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. First Place also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. After the S-4 is declared effective under the Securities Act, OC Financial shall promptly mail at its expense the Proxy Statement to all of its stockholders.

(b)        Each of OC Financial and First Place agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the S-4 shall, at the time the S-4 and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to stockholders and at the time of the OC Financial Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of OC Financial and First Place further agrees that if such party shall become aware prior to the Effective Time of any information furnished by such Party that would cause any of the statements in the S-4 or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other Parties thereof and to take the necessary steps to correct the S-4 or the Proxy Statement.

(c)        First Place agrees to advise OC Financial, promptly after First Place receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment is required to be filed, of the issuance of any stop order or the suspension of the qualification of First Place Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent First Place is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the S-4 or for additional information.

6.4      Regulatory Filings.

(a)        Each of First Place and OC Financial shall cooperate and cause their respective Subsidiaries to cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the Merger and Subsidiary Merger and the other transactions contemplated hereby; and any initial filings with Governmental Entities shall be made by First Place as soon as reasonably practicable after the execution hereof. Each of First Place and OC Financial shall have the right to review and approve (which approval shall not be unreasonably withheld or delayed), and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Entity in connection with the Merger and Subsidiary Merger. In exercising the foregoing right, each of such Party agrees to act reasonably and as promptly as practicable.

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Each Party hereto agrees that it shall consult with the other Party hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Merger and Subsidiary Merger, and each Party shall keep the other Party apprised of the status of material matters relating to completion of the Merger.

(b)        Each Party agrees, upon request, to furnish the other Party with all information concerning itself, its Subsidiaries (if applicable), directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of their Subsidiaries (if applicable) to any third party or Governmental Entity.

6.5      Press Releases.  OC Financial and First Place shall consult with each other before issuing any press release with respect to the Merger or this Agreement. First Place and OC Financial will issue a joint press release with respect to the Merger or this Agreement as soon as practicable after this Agreement is fully executed. OC Financial shall not issue any press release with respect to the Merger or this Agreement or make any such public statements without the prior consent of First Place, which consent shall not be unreasonably withheld; provided, however, that OC Financial may, without the prior consent of First Place (but after consultation with First Place, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law. OC Financial and First Place shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Merger as reasonably requested by the other Party.

6.6      Access; Information.

(a)        OC Financial agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford First Place and First Place’s officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of OC Financial and to such other information relating to OC Financial as First Place may reasonably request and, during such period, it shall furnish promptly to First Place all information concerning the business, properties and personnel of OC Financial as First Place may reasonably request, subject to applicable law.

(b)        First Place agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford OC Financial and its authorized representatives such access (during normal business hours) to First Place’s personnel as OC Financial may reasonably request.

(c)        Each Party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.6 hereof (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the Merger. Subject to the

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requirements of law, each Party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.6 hereof (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such Party, (ii) becomes available to such Party from other sources not known by such Party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the Party to which such information pertains or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the Merger shall otherwise fail to be consummated, each Party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the Party that furnished the same. No investigation by any Party of the business and affairs of any other Party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any Party’s obligation to consummate the Merger.

6.7      Acquisition Proposals.  OC Financial agrees that it shall not, and that it shall direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving OC Financial, or any purchase of all or substantially all of the assets of OC Financial or more than 10% of the outstanding equity securities of OC Financial (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”). OC Financial further agrees that it shall not, and that it shall direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent OC Financial or the OC Financial board of directors from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefore by a Person who has made an unsolicited bona fide written Acquisition Proposal if the OC Financial board of directors receives from the Person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal or (D) voting to recommend such an Acquisition Proposal to the stockholders of OC Financial, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) the OC Financial board of directors determines in good faith (after consultation with its outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) the OC Financial board of directors determines in good faith (after consultation with its outside legal counsel and receipt of a written opinion of its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to OC Financial’s stockholders from a financial point of view than the Merger. An Acquisition Proposal which is received and considered by the OC Financial board of directors in compliance

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with this Section 6.7 hereof and which meets the requirements set forth in clause (D) of the preceding sentence is herein referred to as a “Superior Proposal.” OC Financial agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. OC Financial agrees that it will promptly notify (which notification shall not more than 24 hours after the earlier of knowledge or receipt of such inquiry, proposal, offer or request) First Place if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, OC Financial or any of its representatives.

6.8      Certain Policies.  Prior to the Effective Time, and upon direction from First Place, OC Financial shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, investment portfolio, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) (collectively the “Policies and Practices”) so as to be applied on a basis that is consistent with that of First Place; provided that in any event, no modification or change to the Policies and Practices made by OC Financial pursuant to this Section 6.9 hereof shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. First Place shall provide such assistance and direction to OC Financial as is necessary in conforming to such Policies and Practices between the date of this Agreement until the Effective Time. The recording of any such modifications or changes shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of OC Financial or its management with any such modifications or changes.

6.9      NASDAQ Listing.  First Place agrees to use its reasonable best efforts to list, prior to the Effective Time, on the NASDAQ Global Select Market the shares of First Place Common Stock to be issued in connection with the Merger.

6.10      Indemnification.

(a)        From and after the Effective Time through the third anniversary of the Effective Time, First Place and its Subsidiaries (the “Indemnifying Party”) shall indemnify and hold harmless each present and former director, officer and employee of OC Financial, determined as of the Effective Time (the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of OC Financial or its Subsidiaries or is or was serving at the request of OC Financial or its Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or

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consummation of the Merger, to the fullest extent which such Indemnified Parties would be entitled under the OC Financial Articles of Incorporation, the OC Financial Bylaws, and/or any agreement, arrangement or understanding which is set forth and described on Schedule 6.10(a) of the OC Financial Disclosure Schedules, in each case as in effect on the date hereof, provided, however, that First Place and its Subsidiaries shall not be required to indemnify any party for material breaches of the representations of this agreement to either or both of First Place and its Subsidiaries.

(b)        Any Indemnified Party wishing to claim indemnification under this Section 6.10 hereof, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefore are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder to the extent that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

(c)        Prior to Effective Time, First Place shall cause the persons serving as directors and officers of OC Financial and its Subsidiaries immediately prior to the Effective Time to be covered by the directors’ and officers’ liability insurance policy maintained by OC Financial for a period of three years after the Effective Time (provided that First Place may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to OC Financial’s existing coverage limits) with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors and officers in their capacities as such, provided that in no event shall First Place be required to expend for any one year an amount in excess of 125% of the aggregate premiums paid by OC Financial in 2007 on an annualized basis for such purpose (which aggregate premiums on an annualized basis are disclosed in Schedule 6.10(c) of the OC Financial Disclosure Schedules) (the “Insurance Amount”), and further provided that if First Place is unable to maintain or obtain the insurance called for by this Section 6.10 hereof as a result of the preceding provision, First

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Place shall use its reasonable best efforts to obtain the most advantageous coverage as is available for the Insurance Amount.

(d)        If First Place or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of First Place or the surviving company shall assume the obligations set forth in this Section 6.10 hereof prior to or simultaneously with the consummation of such transaction.

(e)        The provision of this Section 6.10 shall survive for up to three years after the Closing Date.

6.11      Benefit Plans.

(a)        First Place shall take all reasonable action so that either contemporaneous with or as soon as administratively practicable after the Effective Time, employees of OC Financial or OC Bank who become employees of First Place or its Subsidiaries shall be entitled (i) to participate in each employee benefit plan, program or arrangement of First Place of general applicability (“First Place Plans”) to the extent a similarly situated employee of First Place or its Subsidiaries participates in such First Place Plans as of such date, and (ii) credit for their consecutive years of employment by OC Financial up to the Effective Time for purposes of any eligibility or vesting requirements under the First Place Plans to be provided as described in Section 6.11(a)(i). Nothing herein shall limit the ability of First Place to amend or terminate any of OC Financial’s Benefit Plans in accordance with their terms at any time.

(b)        At and following the Effective Time, First Place shall honor, and First Place shall continue to be obligated to perform, in accordance with their terms, contractual rights of, current and former employees of OC Financial and OC Bank existing as of the Effective Time, as well as any severance, employment or “change-in-control” agreements of OC Financial that are set forth on Schedule 3.16 of the OC Financial Disclosure Schedules, subject in each case as the same may be modified or terminated with respect to certain executive officers of OC Financial and OC Bank in accordance with the applicable terms thereof. The severance or termination payments which are payable pursuant to such agreements, plans or policies of OC Financial and OC Bank (which have been quantified in reasonable detail as of the date hereof) are set forth in Schedule 6.11(b) of the OC Financial Disclosure Schedules and shall be subject to the limitations under Sections 280(G). The payment of any such payments shall comply with Section 409A of the Code, to the extent applicable.

(c)        In the event of any termination or consolidation of any OC Financial health plan with any health plan of First Place or any of its Subsidiaries, First Place shall make available to employees of OC Financial or its Subsidiaries who continue employment with First Place or its Subsidiaries (“Continuing Employees”) and their dependents employer-provided health coverage on the same basis as it provides such coverage to First Place employees. Unless a Continuing Employee affirmatively terminates coverage under an OC Financial health plan prior to the time that such Continuing Employee becomes eligible to participate in the First Plan

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health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the OC Financial health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of First Place and their dependents. In the event of a termination of any OC Financial health plan, or consolidation of any OC Financial health plan with any First Place health plan, any coverage limitation under the First Place health plan due to any pre-existing condition shall be waived by the First Place health plan to the degree that such condition was covered by the OC Financial health plan and such condition would otherwise have been covered by the First Place health plan in the absence of such coverage limitation. First Place shall assume full responsibility for providing COBRA continuation coverage to current and former OC Financial employees who are M&A Qualified Beneficiaries as the term is defined in Treas. Reg. §§ 54.4980B-1 – B-10.

(d)        Those employees of OC Financial or its Subsidiaries (other than employees who are otherwise parties to an employment agreement, change in control agreement or severance agreement with OC Financial or a Subsidiary under which severance payments would be due upon termination and not including temporary and/or co-operative employees) who are (i) terminated at the Effective Time; (ii) identified by First Place for inclusion in a force reduction as a result of the pending Merger and who sign and deliver a termination and release agreement in the form acceptable to First Place or (iii) continue as an employee of First Place or its Subsidiaries at the Effective Time, but are terminated within one year of the Effective Time, shall be entitled to severance pay equal to two weeks of pay for each full year of service, subject to a maximum of 30 weeks. Such payments will be made by First Place within 30 days after the later of the Effective Time or the date the release becomes effective or the negotiated date of termination after the Effective Time. Employees employed by more than one corporation shall be eligible for severance pay based only on the corporation with which they have the longest service. If any corporation employing the employee also has a severance pay plan, any amounts paid pursuant to that plan shall reduce the amount that the employee will receive under this Section 6.11(d) and in no event shall there be any duplication of severance pay. Nothing contained in this Section 6.11(d) hereof shall be construed or interpreted to limit or modify in any way First Place’s at will employment policy or provide any third party beneficiary rights to employees of OC Financial or its Subsidiaries. In no event shall severance pay be taken into account in determining the amount of any other benefit (including but not limited to, an individual’s benefit under any pension plan). If, by reason of the controlling plan document, controlling law or otherwise, severance pay is taken into account in determining any other benefit, the severance pay otherwise payable shall be reduced by the present value of the additional benefit determined under other benefit plans attributable to the severance pay period.

(e)        The OC Financial Employee Stock Ownership Plan (“ESOP”) shall be terminated, effective as of the Effective Time. The portion of the Aggregate Merger Consideration received by the ESOP trustee with respect to the unallocated shares of OC Financial Common Stock held by the ESOP shall after repayment of the outstanding balance on the ESOP exempt loan from the Merger Consideration received on the unallocated shares, if any, be allocated to the ESOP participants in accordance with the terms of the ESOP and applicable laws as soon as practicable after the Effective Time. In connection with the termination of the

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ESOP, OC Financial shall promptly apply to the IRS for a favorable determination letter on the tax-qualified status of the ESOP on terminations and any amendments made to the ESOP in connection with its termination or otherwise, if such amendments have not previously received a favorable determination letter from the IRS with respect to their qualification under Section 401(a) of the Code. Any amendments to the ESOP requested by the IRS prior to the Effective Time shall be adopted by OC Financial and any amendments requested by the IRS after the Effective Time shall be promptly adopted by First Place. Any and all distributions from the ESOP after its termination shall be made consistent with the aforementioned determination letter from the IRS.

(f)        Following the Effective Date and subject to Section 6.11(a), First Place shall review the OC Financial 401(k) Plan to determine whether to maintain, terminate, freeze or continue such plan. In the event that First Place elects to terminate or freeze the OC Financial 401(k) Plan following the Effective Date, Continuing Employees who were eligible for participation in the OC Financial 401(k) Plan will become immediately eligible to participate in the First Place 401(k) Plan, including for purposes of making elective deferrals, so that such Continuing Employees have no gap in participation in a 401(k) Plan. If necessary, First Place shall take such action as deemed necessary to amend the First Place 401(k) Plan to ensure immediate participation.

6.12      Notification of Certain Matters.  Each of OC Financial and First Place shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to First Place or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

6.13      Subsequent Interim and Annual Financial Statements.  First Place has delivered to OC Financial and OC Financial has delivered to First Place their respective audited financial statements and annual reports (or equivalent documentation) for the year ending June 30, 2007 and September 30, 2007, respectively. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, First Place will deliver to OC Financial and OC Financial will deliver to First Place their respective consolidated quarterly financial information as required to be filed with the SEC, including their respective Quarterly Reports on Form 10-Q for the applicable quarter.

6.14      Board and Loan Committee Visitation Rights.  OC Financial shall allow one representative designated by First Place to attend all meetings of OC Financial’s and its Subsidiaries’ board of directors in a nonvoting capacity, and in connection therewith, OC Financial shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which OC Financial and its Subsidiaries provide to its board of directors. OC Financial shall also allow one representative of First Place to attend all meetings of OC Bank’s loan committee in a nonvoting capacity, and in connection therewith, OC Financial shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which OC Bank provides to its loan committee, provided,

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however, that OC Financial may exclude the representative of First Place from access to any meeting or materials, or portion thereof, if a majority of the OC Financial board of directors determines, in good faith and after consultation with outside legal counsel, that such exclusion is necessary to (i) preserve attorney-client privilege for existing or pending litigation or (ii) to protect confidential or proprietary information that First Place does not contractually have the right to have access to under the terms of this Agreement or (iii) with respect to a discussion of a Superior Proposal.

6.15      Current Information.  During the period from the date of this Agreement to the Effective Time, OC Financial will cause one or more of its designated representatives to notify on a regular and frequent basis (not less than monthly) representatives of First Place and to report (i) the general status of the ongoing operations of OC Financial and its Subsidiaries; (ii) the status of, and the action proposed to be taken with respect to, those Loans held by it or any Subsidiary, as well as its non-performing assets; (iii) the origination of all Loans; (iv) changes in its deposit balances equal to or more than $500,000; and (v) any material changes in its pricing of deposits. OC Financial shall also provide to First Place, within 15 days after the end of each calendar month, a monthly consolidated balance sheet and income statement, beginning with the month ended January 2008. OC Financial will promptly notify First Place of any material change in the normal course of business or in the operation of its properties or the properties of any of its Subsidiaries and all regulatory communications and governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation or any adverse legal proceedings involving itself or any of its Subsidiaries, and will keep First Place fully informed of such events.

6.16      Execution and Authorization of Bank Merger Agreement.  As of the date hereof, (a) First Place shall have (i) caused the board of directors of the Bank to approve the Bank Merger Agreement a form of which is attached hereto as Annex A, (ii) caused the Bank to execute and deliver the Bank Merger Agreement, and (iii) approved the Bank Merger Agreement as the sole stockholder of the Bank, and (b) OC Financial shall have (i) caused the board of directors of OC Bank to approve the Bank Merger Agreement and (ii) caused OC Bank to execute and deliver the Bank Merger Agreement. The approval of the stockholder of OC Bank to complete the Subsidiary Merger will be obtained after First Place acquires OC Financial at the Effective Time.

ARTICLE VII

CONDITIONS PRECEDENT

7.1      Conditions to Each Party’s Obligation To Effect the Merger.  The respective obligation of each Party hereto to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable law, written waiver by the Parties hereto at or prior to the Effective Time each of the following conditions:

(a)        Stockholder Approval.  This Agreement shall have been adopted by the requisite affirmative vote of the holders of at least a majority of the outstanding shares of OC Financial Common Stock entitled to vote thereon.

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(b)        NASDAQ Stock Market Listing.  The shares of First Place Common Stock which shall be issued to the stockholders of OC Financial upon consummation of the Merger shall have been authorized for listing on the NASDAQ Global Select Market, subject to official notice of issuance.

(c)        Other Approvals.  All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger and the Subsidiary Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the “Requisite Regulatory Approvals”).

(d)        S-4.  The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(e)        No Injunctions or Restraints; Illegality.  No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing the consummation of the Merger, the Subsidiary Merger or any of the other transactions contemplated by this Agreement or the Bank Merger Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Subsidiary Merger.

(f)        Federal Tax Opinion.  First Place and OC Financial shall have received an opinion of Patton Boggs LLP, counsel to First Place (“First Place’s Counsel”), in form and substance reasonably satisfactory to both First Place and OC Financial, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, First Place’s Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of First Place, the Bank, OC Financial, OC Bank and others, reasonably satisfactory to such counsel.

(g)        No Burdensome Condition.  None of the Requisite Regulatory Approvals shall impose any term, condition or restriction upon First Place, OC Financial, OC Bank, the Bank or any of their respective Subsidiaries (if applicable) that First Place, or OC Financial, in good faith, reasonably determines would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to First Place or OC Financial as to render inadvisable in the reasonable good faith judgment of First Place or OC Financial, the consummation of the Merger (a “Burdensome Condition”).

7.2      Conditions to Obligations of First Place.  The obligation of First Place to effect the Merger is also subject to the satisfaction or waiver by First Place at or prior to the Effective Time of the following conditions:

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(a)        Representations and Warranties.  The representations and warranties of OC Financial set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. First Place shall have received a certificate dated as of the Closing Date signed on behalf of OC Financial by the Chief Executive Officer and the Chief Financial Officer of OC Financial to the foregoing effect.

(b)        Performance of Obligations of OC Financial.  OC Financial shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and First Place shall have received a certificate dated as of the Closing Date signed on behalf of OC Financial by the Chief Executive Officer and the Chief Financial Officer of OC Financial to such effect.

(c)        Change in Stockholder Equity.  The aggregate amount of consolidated stockholders’ equity (including OC Financial Common Stock, additional paid-in capital, retained earnings, accumulated other comprehensive income and excluding treasury stock) of OC Financial immediately prior to the Effective Time (as calculated at the time specified in Section 2.1(c)), as shown by and reflected in its books and records of accounts on a consolidated basis in accordance with GAAP, consistently applied, shall not be less than $5,200,000. For purposes of this Section 7.2(c) hereof, any expenses or accruals after the date hereof relating to (i) termination or funding of any of the Plans of OC Financial or its Subsidiaries as contemplated herein, (ii) adjustments made to reflect expenses and losses in the market value of investments held by OC Financial or its Subsidiaries, as required by GAAP, including SFAS 115, (iii) expenses, restructuring charges and transaction expenses (including but not limited to, accounting, investment banking and legal fees) associated with this Agreement and the transactions contemplated herein or (iv) modification and amendments to loan and other policy and procedures as set forth under Section 6.9 hereof that adversely impact stockholders’ equity, shall be excluded for purposes of calculation of OC Financial’s stockholders equity as contemplated herein.

(d)        Receipt of Voting Agreements.  OC Financial shall have delivered executed voting agreements from its executive officers and directors on the date of this Agreement.

(e)        Consents Under Agreements.  OC Financial, OC Bank and any Subsidiaries shall have obtained all third party consents, approvals or waivers that relate to any obligation, right, asset, property or interest of OC Financial or any Subsidiary of OC Financial under any loan or credit agreement, note, mortgage, indenture, lease, license, permit or other agreement or instrument shall have been obtained, except where the failure to obtain such consent, approval or waiver would not have a Material Adverse Effect on OC Financial or adversely impact the economic or business benefits of the transactions contemplated by this Agreement to First Place as to render inadvisable, in the reasonable good faith judgment of First Place, the consummation of the Merger.

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(f)        No Pending Governmental Actions.  No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

(g)        Dissenting Shares.  Dissenting Shares shall not represent 9.9% or more of the outstanding OC Financial Common Stock.

(h)        No Material Adverse Change.  There shall not have been any Material Adverse Effect in the business, operation, assets, financial condition, results of operations or prospects of OC Financial or and OC Bank, taken as a whole. Not in limitation of anything contained herein, material adverse developments in any litigation may be considered in determining whether a Material Adverse Effect has occurred.

(i)        No Litigation.  At the Effective Time, there shall not be pending or threatened against OC Financial or OC Bank or the officers, directors or employees thereof in their capacity as such, any suit, action or proceeding (including antitrust actions) which, if successful, would, in the reasonable judgment of First Place, have a Material Adverse Effect on the financial condition, operations, business or prospects of OC Financial or OC Bank.

(j)        Permits, Authorizations, Etc.  OC Financial and OC Bank shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals, including Requisite Regulatory Approvals, required for the lawful consummation of the Merger and Subsidiary Merger in accordance with applicable law and without violation of any material contract.

(k)        280G Issues.  First Place shall be satisfied in its sole discretion, either through mutually agreeable pre-Closing amendments or otherwise, that OC Financial and it Subsidiaries shall have taken any and all reasonably necessary steps such that the Merger will not trigger any “excess parachute payment” (as defined in Section 280G of the Code) under any employment, severance or change in control agreement, benefit plans, or similar arrangements between OC Financial or any Subsidiary and any officers, directors, or employees thereof.

(l)        Other Actions.  OC Financial shall have furnished First Place with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 7.1 and this Section 7.2 hereof as First Place may reasonably request.

7.3      Conditions to Obligations of OC Financial.  The obligation of OC Financial to effect the Merger is also subject to the satisfaction or waiver by OC Financial at or prior to the Effective Time of the following conditions:

(a)        Representations and Warranties.  The representations and warranties of First Place set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. OC Financial shall have received a certificate dated as of the Closing Date signed on behalf of First

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Place by the Chief Executive Officer and the Chief Financial Officer of First Place to the foregoing effect.

(b)        Performance of Obligations of First Place.  First Place shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and OC Financial shall have received a certificate dated as of the Closing Date signed on behalf of First Place by the Chief Executive Officer and the Chief Financial Officer of First Place to such effect.

(c)        No Pending Governmental Actions.  No proceeding initiated by any Governmental Entity seeking an injunction shall be pending.

(d)        Deposit of Stock Consideration.  First Place shall have deposited with the Exchange Agent the Stock Consideration (and any cash for fractional shares) to be paid to holders of OC Financial Common Stock pursuant to Article II hereof.

(e)        No Material Adverse Change.  There shall not have been any Material Adverse Effect on the business operation, assets, financial condition, results of operations or prospects of First Place, taken as a whole. Not in limitation of anything contained herein, material adverse developments in any litigation may be considered in determining whether a Material Adverse Effect has occurred.

(f)        No Litigation.  At the Effective Time, there shall not be pending or threatened against First Place or First Place Bank or the officers, directors or employees thereof in their capacity as such, any suit, action or proceeding (including antitrust actions) which if successful, would, in the reasonable judgment of OC Financial, have a Material Adverse Effect on the financial condition, operations, business or prospects of First Place or First Place Bank.

(g)        Other Actions.  First Place shall have furnished OC Financial with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 7.1 and this Section 7.3 hereof as OC Financial may reasonably request.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1      Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of OC Financial:

(a)        Mutual Consent.  By mutual consent of OC Financial and First Place in a written instrument, if the board of directors of each so determines by a two-thirds vote of the members of its entire board;

(b)        No Regulatory Approval.  By either First Place or OC Financial upon written notice to the other Party (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or

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recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no Party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(i) hereof if such denial or request or recommendation for withdrawal shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth herein; (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement; or (iii) there shall be a Burdensome Condition upon First Place, the Bank, OC Financial or OC Bank.

(c)        Delay.  (i) By either First Place or OC Financial if the Merger shall not have been consummated on or before September 30, 2008, unless the failure of the Closing to occur by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth herein;

(d)        OC Financial Stockholder Approval.  By either First Place or OC Financial (provided that if OC Financial is the terminating Party it shall not be in material breach of any of its obligations under Section 6.2 hereof) if any approval of the stockholders of OC Financial required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

(e)        Material Breach of Representations.  By either First Place or OC Financial (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other Party, which breach is not cured within 30 days following written notice to the Party committing such breach, or which breach, by its nature, cannot be cured within 30 days after notice with the breaching Party failing to diligently pursue a cure to completion (except that breaches of Section 6.2, 6.3 and 6.16 shall not have a 30 day cure period). For purposes of this Agreement, “knowledge” shall mean, with respect to a Party hereto, actual knowledge of any officer of that Party with the title, if any, ranking not less than senior vice president and that Party’s in-house counsel, if any. “Material Adverse Effect” means, for purposes of this Agreement, any effect that (i) is material and adverse to the business, properties, assets liabilities, results of operations, financial condition or business of such Party and its Subsidiaries taken as a whole, or (ii) would materially impair the ability of First Place or OC Financial to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in thrift, banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) changes in GAAP or regulatory accounting requirements applicable to thrifts, banks and their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Merger or Subsidiary Merger or restructuring charges taken in

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connection with the Merger or Subsidiary Merger, in each case in accordance with GAAP, (d) changes resulting from expenses (such as legal, accounting and investment bankers’ fees) incurred in connection with this Agreement, (e) actions or omissions of First Place or OC Financial taken with the prior written consent of OC Financial or First Place, as applicable, in contemplation of the transactions contemplated hereby, (f) the payments of any amounts due, or the provision of any benefits to, any officer or employee under employment, change-in-control or severance agreements as of the date hereof, and (g) acts of terrorism or war.

(f)        Material Breach of Covenants.  By either First Place or OC Financial (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other Party, which breach shall not have been cured within thirty days following receipt by the breaching Party of written notice of such breach from the other Party hereto; provided, however, that neither Party shall have the right to terminate this Agreement pursuant to this Section 8.1(f) hereof unless such breach shall have a Material Adverse Effect, as defined in Section 8.1(e) hereof, on the other Party; or

(g)        Failure to Recommend.  By First Place, if (i) the board of directors of OC Financial do not recommend in the Proxy Statement that its stockholders adopt this Agreement; (ii) after recommending in the Proxy Statement that stockholders adopt this Agreement, the board of directors shall have withdrawn, modified or qualified such recommendation in any respect adverse in any respect to the interest of First Place or (iii) OC Financial fails to call, give proper notice of, convene and hold the OC Financial Stockholder Meeting.

(h)        Certain Tender or Exchange Offers.  By First Place if a tender offer or exchange offer for 20% or more of the outstanding shares of OC Financial Common Stock is commenced (other than by First Place or a Subsidiary thereof), and the OC Financial board of directors recommends that the stockholders of OC Financial tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within the ten-business day period specified in Rule 14e-2(a) under the Exchange Act.

(i)        Superior Proposal.  At any time prior to the OC Financial Stockholder Meeting, by OC Financial in order to concurrently enter into an acquisition agreement or similar agreement (each, an “Acquisition Agreement”) with respect to a Superior Proposal which has been received and considered by OC Financial and the OC Financial board of directors in full compliance with all of the requirements of Section 6.7 hereof, provided, however, that this Agreement may be terminated by OC Financial pursuant to this Section 8.1(i) hereof only after the fifth business day following OC Financial’s provision of written notice to First Place advising First Place that the OC Financial board of directors is prepared to accept a Superior Proposal, and only if, during such five-business day period, First Place does not, in its sole discretion, make an offer to OC Financial that the OC Financial board of directors determines in good faith, after consultation with its financial and legal advisors, is at least as favorable to OC Financial and its stockholders as the Superior Proposal.

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8.2      Effect of Termination.

(a)        In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII hereof, no Party to this Agreement shall have any liability or further obligation to any other Party hereunder except (i) as set forth in this Section 8.2, Section 9.3 and 9.4 hereof and (ii) that termination will not relieve a breaching Party from liability for any fraudulent or willful breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination.

(b)        In recognition of the efforts, expenses and other opportunities foregone by First Place while structuring and pursuing the Merger, the Parties hereto agree that OC Financial shall pay to First Place a termination fee of $400,000 in the manner set forth in (i), (ii) and (iii) below if:

(i)        this Agreement is terminated by First Place pursuant to Section 8.1 (e)(only as it relates to breaches of Sections 6.2, 6.3 and 6.16), (g) or (h) hereof;

(ii)        this Agreement is terminated by (A) First Place pursuant to Section(s) 8.1(e) and (f) hereof, (B) by First Place pursuant to Section 8.1(c) hereof (provided such delay is caused by OC Financial), or (C) by either First Place or OC Financial pursuant to Section 8.1(d) hereof (other than by reason of any breach by First Place or OC Financial, respectively), and in the case of any termination pursuant to clause (A), (B) or (C) an Acquisition Proposal (as defined in Section 6.7 hereof) shall have been publicly announced or otherwise communicated or made known to the OC Financial board of directors or any of its members (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the stockholders of OC Financial contemplated by this Agreement at the OC Financial Stockholder Meeting, in the case of clause (C), or the date of termination of this Agreement, in the case of clause (A) or (B); or

(iii)        this Agreement is terminated by OC Financial pursuant to Section 8.1(i) hereof.

In the event the Termination Fee shall become payable pursuant to Section 8.2(b) hereof, the Termination Fee shall be paid within one business day following the date of termination of this Agreement. Any amount that becomes payable pursuant to Section 8.2(b) hereof shall be paid by wire transfer of immediately available funds to an account designated by First Place. The sums paid under this Section 8.2(b) shall be the sole remedy available to First Place in the event of a termination of this Agreement under 8.2(b)(i), (ii) and (iii) except for claims brought under Section 8.2(a)(ii) hereof.

(c)        OC Financial and First Place agree that the agreement contained in Section 8.2(b) hereof is an integral part of the transactions contemplated by this Agreement, that without such agreement First Place would not have entered into this Agreement and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by OC Financial. If OC Financial fails to pay First Place the amounts due under

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paragraph (b) above within the time periods specified in this Section, then OC Financial shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by First Place in connection with any action in which First Place prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

8.3      Extension; Waiver.  At any time prior to the Effective Time, the Parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX

GENERAL PROVISIONS

9.1      Closing.  Subject to the terms and conditions of this Agreement and the Bank Merger Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. on a date to be specified by the Parties, which shall be the first day which is (a) the last business day of a month and (b) at least two business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (the “Closing Date”), at the offices of First Place’s counsel unless another time, date or place is agreed to in writing by the Parties hereto.

9.2      Alternative Structure.  Notwithstanding anything to the contrary contained in this Agreement, subject to OC Financial’s consent, which consent shall not be unreasonably withheld or delayed, prior to the Effective Time, First Place shall be entitled to revise the structure of the Merger and/or the Subsidiary Merger and related transactions provided that each of the transactions comprising such revised structure shall (i) fully qualify as, or fully be treated as part of, one or more tax-free reorganizations within the meaning of Section 368(a) of the Code, and not subject any of the stockholders of OC Financial to adverse tax consequences or change the amount of consideration to be received by such stockholders, (ii) be capable of consummation in as timely a manner as the structure contemplated herein and (iii) not otherwise be prejudicial to the interests of the stockholders of OC Financial. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

9.3      Nonsurvival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time (except for those covenants and agreements contained herein and therein which by their terms apply in whole or in

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part after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.6(c), 8.1, 8.2 and this Article IX hereof, which shall survive any such termination). The representations, warranties, agreements and covenants contained in this Agreement shall not be deemed to be terminated or extinguished so as to deprive either Party hereto or any of their affiliates of any defense at law or in equity which otherwise would be available against the claims of any person.

9.4      Expenses.  Except as costs and expenses may be payable pursuant to Sections 8.2 and 9.4(b) hereof all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of its own financial consultants, accountants and counsel shall be paid by the Party incurring such expense, provided, however, that all filing and other fees paid to the SEC or any other Governmental Entity in connection with the Merger, the Subsidiary Merger and other transactions contemplated thereby shall be borne by First Place, provided, further, however, that nothing contained herein shall limit either Party’s rights to recover any liabilities or damages arising out of the other Party’s willful breach of any provision of this Agreement.

9.5      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	if to First Place, to:

First Place Financial Corp.
185 East Market Street
Warren, Ohio 44481
Attention: Steven R. Lewis
President and Chief Executive Officer

with a copy to:

Patton Boggs LLP
2550 M Street, N.W.
Washington, D.C. 20037
Attention: Joseph G. Passaic, Jr.

(b)	if to OC Financial, to:

OC Financial, Inc.
6033 Perimeter Drive
Dublin, Ohio 43017
Attention: Diane M. Gregg
President and Chief Executive Officer

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with a copy to:

Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, Suite 400
Washington, DC 20015
Attention: Richard S. Garabedian

9.6      Interpretation.  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 2, 2008.

9.7      Entire Agreement.  This Agreement (including the disclosure schedules, annexes, exhibits, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

9.8      Governing Law.  This Agreement shall be governed and construed in accordance with the law of the State of Delaware, without regard to any applicable conflicts of law. Any action or proceeding seeking to enforce any provision of, or based on any claims for equitable relief arising out of this Agreement or the transaction contemplated hereby may be brought against any Party only in the United States District Court for the Northern District of Ohio and if any Party does not have standing for such federal court, then to the Cuyahoga County Court of Common Pleas and each Party consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

9.9      Enforcement of the Agreement.  The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

9.10      Severability.  Except to the extent that application of this Section 9.10 hereof would have a Material Adverse Effect on OC Financial or First Place, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or

63

enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the Parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

9.11      Amendment.  Subject to compliance with applicable law, this Agreement may be amended by the Parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after adoption of the Agreement by the stockholders of either OC Financial or First Place; provided, however, that after adoption of this Agreement by OC Financial’s stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to OC Financial stockholders hereunder other than as contemplated by this Agreement or as otherwise required by applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

9.12      Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

9.13      Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that each Party need not sign the same counterpart.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, First Place and OC Financial have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

FIRST PLACE FINANCIAL CORP.

		By:	/s/ Steven R. Lewis
		Name:	Steven R. Lewis
		Title:	President and Chief Executive Officer

Attest:

/s/ J. Craig Carr
Name:	J. Craig Carr
Title:	General Counsel and Secretary

OC FINANCIAL, INC.

		By:	/s/ Diane M. Gregg
		Name:	Diane M. Gregg
		Title:	President and Chief Executive Officer

Attest:

/s/ Amanda E. Thomas
Name:	Amanda E. Thomas
Title:	Chief Financial Officer and Secretary

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Annex II

KEEFE, BRUYETTE & WOODS, INC.

SPECIALISTS IN FINANCIAL SERVICES

211 Bradenton Ave, Dublin, OH 43017

PHONE 614-766-8400	FAX 614-766-8406

April 2, 2008

Board of Directors

OC Financial, Inc.

6033 Perimeter Drive

Dublin, OH 43017

Dear Board Members:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of OC Financial, Inc., (“OCFL”), of the consideration to be paid to OCFL shareholders in the merger (the “Merger”) between OCFL and First Place Financial Corp., an Ohio corporation (“FPFC”). We have not been requested to opine as to, and our opinion does not in any manner address, OCFL’s underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger, dated April 2, 2008, by and among OCFL and FPFC (the “Agreement”), at the effective time of the Merger, FPFC will acquire all of OCFL’s issued and outstanding shares of common stock. OCFL shareholders will receive 0.9615 shares of FPFC common shares for each of their OCFL shares (the “Consideration”). The aggregate Consideration will be comprised of 100% FPFC common shares as detailed in the Agreement and Plan of Merger.

Keefe, Bruyette & Woods, Inc. has acted as financial advisor to OCFL. As part of our investment banking business, we are continually engaged in the valuation of thrift and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, OCFL and FPFC, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of OCFL and FPFC for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to OCFL. We have acted exclusively for the Board of Directors of OCFL in rendering this fairness opinion and will receive a fee from OCFL for our services. A portion of our fee is contingent upon the successful completion of the Merger.

Board of Directors

OC Financial, Inc.

April 2, 2008

During the past two years, we have acted as financial advisor to FPFC in their acquisition of Northern Savings & Loan Company of Elyria, Ohio and in the acquisition of seven branches from Citizens Banking Corporation and Republic Bank in Flint, Michigan and received a fee for such services.

In connection with this opinion we reviewed certain financial and other business data supplied to us by OCFL, including (i) the Agreement and Plan of Merger (ii) 10-QSB report for the quarter ended December 31, 2007 (iii) Annual Reports and 10-KSB reports for the years ended September 30, 2007, 2006 and 2005 (iv) and other information we deemed relevant. We also discussed with senior management and directors of OCFL, the current position and prospective outlook for OCFL. We reviewed financial and stock market data of other banks and the financial and structural terms of several other recent transactions involving mergers and acquisitions of banks or proposed changes of control of comparably situated companies.

For FPFC, we reviewed (i) the 10-Q reports for the quarters ended September 30, 2007 and December 31, 2007 (ii) Annual Reports and 10-K reports for the years ended June 30, 2007, 2006 and 2005, (iii) and other information we deemed relevant. We also discussed with members of the senior management team of FPFC, the current position and prospective outlook for FPFC.

In conducting our review and arriving at our opinion, we have relied on the accuracy and completeness of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of such information or assumed any responsibility for such verification or accuracy. We have relied upon the management of OCFL and FPFC as to the reasonableness and achievability of the financial and operating forecasts and projections and the assumptions and bases therefore provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of OCFL and FPFC; (ii) the assets and liabilities of OCFL and FPFC; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Our opinion does not address the underlying business decision of OCFL to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to OCFL.

Board of Directors

OC Financial, Inc.

April 2, 2008

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 2290 of the NASD Rules of the Financial Institutions Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid by FPFC in the Merger is fair, from a financial point of view, to the stockholders of OCFL.

Very truly yours,

/s/ Keefe, Bruyette, & Woods, Inc.

KEEFE, BRUYETTE, & WOODS, INC.

Annex III

Form of Voting Agreement

April 2, 2008

First Place Financial Corp.

185 East Market Street

Warren, Ohio 44481

Ladies and Gentlemen:

The undersigned is a director and/or executive officer of OC Financial, Inc. (“OC Financial”) and is the beneficial holder of shares of common stock, no par value per share, of OC Financial (“Common Stock”).

OC Financial, First Place Financial Corp. (“First Place”) and First Place Bank (the “Bank”) are considering the execution of an Agreement and Plan of Merger (the “Merger Agreement”). The execution of the Merger Agreement by OC Financial and First Place is subject to the execution and delivery of this letter agreement. Capitalized terms used herein and not otherwise defined shall have meanings ascribed to them in the Merger Agreement.

In consideration of the substantial expenses that First Place will incur in connection with the transactions contemplated by the Merger Agreement and in order to induce First Place to execute the Merger Agreement and to proceed to incur such expenses, the undersigned agrees, undertakes and represents, in his/her capacity as a stockholder of OC Financial and not in his/her capacity as a director or officer of OC Financial, as follows:

1.        The undersigned will vote or cause to be voted for adoption of the Merger Agreement and approval of the transactions contemplated thereby all of the shares of the OC Financial Common Stock the undersigned is entitled to vote with respect thereto, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, except upon a termination of the Merger Agreement in the case of a Superior Proposal.

2.        The undersigned will be present in person or by proxy at all meetings of stockholders of OC Financial called to vote for approval of the Merger so that all shares of Common Stock shall be counted for purposes of a quorum at each such meeting and, except upon a termination of the Merger Agreement in the case of a Superior Proposal, vote, or cause to be voted, for approval of the Merger all shares of Common Stock that, on the record date therefore, are beneficially owned by the undersigned or with respect to which the undersigned has the power to vote, and vote against any other proposal of a similar nature not involving First Place.

3.        The undersigned agrees not to, subsequent to the date of the Merger Agreement, either: (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any shares of Common Stock now or hereafter beneficially owned by the undersigned (except, that nothing contained herein shall prohibit the undersigned from pledging any of such shares pursuant to a standard margin contract or arrangement in the ordinary course of business); or (b) deposit any shares of Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Common Stock or grant any proxy with respect thereto, other than to other members of the Board of Directors of OC Financial for the purpose of voting to approve the Merger Agreement and the Merger and matters related thereto. In the case of any transfer by operation of law, this letter agreement shall be binding upon and inure to the transferee. Any transfer or other disposition in violation of the terms of this paragraph 3 shall be null and void.

4.        The undersigned represents that he or she has the capacity to enter into this Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles.

5.        The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, First Place shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

6.         This letter agreement shall terminate upon the earlier to occur of: (a) the favorable vote of OC Financial stockholders with respect to the approval of the Merger Agreement and the Merger; (b) the termination of the Merger Agreement in accordance with its terms; or (c) the Effective Time (as defined in the Merger Agreement) of the Merger, except that any such termination shall be without prejudice to the rights of the undersigned arising out of any breach of any agreement or representation contained herein.

This letter agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one document. This letter agreement constitutes the complete understanding between the undersigned and OC Financial concerning the subject matter hereof. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

[Remainder of Page Left Intentionally Blank]

2

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Very truly yours,

Accepted and Agreed to as of the date first above written:

FIRST PLACE FINANCIAL CORP.

By:
Name: Steven R. Lewis
Title: President & Chief Executive Officer

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Annex IV

MARYLAND GENERAL CORPORATION LAW

Title 3. Corporations in General—Extraordinary Actions

Subtitle 2. Rights of Objecting Stockholders

§ 3-201. Definition

(a) In this subtitle, except as provided in subsection (b) of this section, “successor” includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

(b) When used with reference to a share exchange, “successor” means the corporation the stock of which was acquired in the share exchange.

§ 3-202. Right to Fair Value of Stock

(a) Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder’s stock from the successor if:

(1) The corporation consolidates or merges with another corporation;

(2) The stockholder’s stock is to be acquired in a share exchange;

(3) The corporation transfers its assets in a manner requiring action under § 3-105(e) of this title;

(4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder’s rights, unless the right to do so is reserved by the charter of the corporation; or

(5) The transaction is governed by § 3-602 of this title or exempted by § 3-603(b) of this title.

(b)	(1) Fair value is determined as of the close of business:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

(2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

(3) In any transaction governed by § 3-602 of this title or exempted by § 3-603(b) of this title, fair value shall be value determined in accordance with the requirements of § 3-603(b) of this title.

(c) Unless the transaction is governed by § 3-602 of this title or is exempted by § 3-603(b) of this title, a stockholder may not demand the fair value of the stockholder’s stock and is bound by the terms of the transaction if;

(1) The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

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(2) The stock is that of the successor in a merger, unless:

(i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

(ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

(3) The stock is not entitled, other than solely because of § 3-106 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

(4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

(5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

§ 3-203. Procedure by Stockholder

(a) A stockholder of a corporation who desires to receive payment of the fair value of the stockholder’s stock under this subtitle:

(1) Shall file with the corporation a written objection to the proposed transaction:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, at or before the stockholders’ meeting at which the transaction will be considered or, in the case of action taken under § 2-505(b) of this article, within 10 days after the corporation gives the notice required by § 2-505(b) of this article;

(2) May not vote in favor of the transaction; and

(3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder’s stock, stating the number and class of shares for which the stockholder demands payment.

(b) A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

§ 3-204. Effect of Demand on Dividend and Other Rights

A stockholder who demands payment for his stock under this subtitle:

(1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle; and

(2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

§ 3-205. Withdrawal of Demand

A demand for payment may be withdrawn only with the consent of the successor.

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§ 3-206. Restoration of Dividend and Other Rights

(a) The rights of a stockholder who demands payment are restored in full, if:

(1) The demand for payment is withdrawn;

(2) A petition for an appraisal is not filed within the time required by this subtitle;

(3) A court determines that the stockholder is not entitled to relief; or

(4) The transaction objected to is abandoned or rescinded.

(b) The restoration of a stockholder’s rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

§ 3-207. Procedure by Successor

(a) (1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

(2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

(i) A balance sheet as of a date not more than six months before the date of the offer;

(ii) A profit and loss statement for the 12 months ending on the date of the balance sheet;

(iii) Any other information the successor considers pertinent.

(b) The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by registered mail at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

§ 3-208. Petition for Appraisal; Consolidation of Proceedings; Joinder of Objectors

(a) Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

(b) (1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

(2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

§ 3-209. Certificate May be Noted

(a) At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

(b) If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

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§ 3-210. Appraisal of Fair Value

(a) If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

(b) Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

(c) The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

(d) (1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

(2) Within 15 days after the report is filed, any party may object to it and request a hearing.

§ 3-211. Consideration by Court of Appraisers’ Report

(a) The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

(1) Confirms, modifies, or rejects it, and

(2) If appropriate, sets the time for payment to the stockholder.

(b)

(1) If the appraisers’ report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

(2) If the appraisers’ report is rejected, the court may:

(i) Determine the fair value of the stock and enter judgment for the stockholder; or

(ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

(c)

(1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under § 3-202 of this subtitle, and

(2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(d)

(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

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(2) Costs may not include attorney’s fees or expenses. The reasonable fees and expenses of experts may be included only if:

(i) The successor did not make an offer for the stock under § 3-207 of this subtitle; or

(ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

(e) The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

§ 3-212. Surrender of Stock

The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

(1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

(2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

§ 3-213. Rights of Successor with Respect to Stock

(a) A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle.

(b) After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

(c) Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of First Place Financial Corp.’s Amended and Restated Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of shareholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 21.	Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(a) List of Exhibits (Filed herewith unless otherwise noted)

2.1	Agreement and Plan of Merger, dated April 2, 2008, by and among First Place Financial Corp., First Place Bank and OC Financial, Inc. included as Annex I to the Proxy Statement/Prospectus***

2.2	Form of Voting Agreement entered into between First Place Financial Corp. and certain directors and executive officers of OC Financial, Inc.***

3.1	Amended and Restated Certificate of Incorporation of First Place Financial Corp. previously filed and incorporated by reference to the First Place Financial Corp. Registration Statement on Form S-4 (File No. 333-132441), dated March 15, 2006**

3.2	Bylaws of First Place Financial Corp., previously filed and incorporated by reference to First Place Financial Corp. Annual Report on Form 10-K for the period ended June 30, 2007 and filed on September 7, 2007**

4.0	Specimen stock certificate of First Place Financial Corp., previously filed and incorporated by reference to First Place Financial Corp. Registration Statement on Form S-1 (File No. 333-63099), dated September 9, 1998**

5.0	Opinion of Patton Boggs LLP regarding legality of shares being registered*

8.0	Form of Opinion and Consent of Patton Boggs LLP as to certain Federal Income Tax matters*

21.1	Subsidiaries, previously filed and incorporated by reference to First Place Financial Corp. Annual Report on Form 10-K for the period ended June 30, 2007 and filed on September 7, 2007**

23.1	Consent of Patton Boggs LLP (included in Exhibits 5.0 and 8.0)*

23.2	Consent of Crowe Chizek and Company LLC (on behalf of First Place Financial Corp.)

23.3	Consent of Beard Miller Company LLP (on behalf of OC Financial, Inc.)

24.0	Power of Attorney (included herewith on the Signature Page)

99.1	OC Financial, Inc. Proxy Card*

99.2	Fairness Opinion of Keefe, Bruyette & Woods, Inc.***

99.3	Consent of Keefe, Bruyette & Woods, Inc.

*	To be filed by amendment.
**	Previously filed.
***	Included as an Annex to the proxy statement/prospectus included in this Registration Statement.

(b) Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

(c) Report, Opinion or Appraisal

The fairness opinion issued by Keefe, Bruyette & Woods, Inc. to OC Financial, Inc. is included as Annex II to the proxy statement/prospectus, which is part of this Registration Statement and Exhibit 99.2 to this Registration Statement.

Item 22.	Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6)	That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(B)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C)	The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(D)	The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren in the State of Ohio, on April 30, 2008.

FIRST PLACE FINANCIAL CORP.

By:	/s/ Steven R. Lewis
Steven R. Lewis
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each director of the Registrant whose signature appears below, hereby makes, constitutes and appoints Steven R. Lewis and Paul S. Musgrove, and each of them severally as his true and lawful attorney, with full power to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement and any subsequent Registration Statement filed pursuant to Rule 462 of the Securities Act of 1933, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments and generally to do all such things in their behalf in their capacity as directors and/or officers to make the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Name		Date
/s/ Steven R. Lewis Steven R. Lewis	President, Chief Executive Officer and Director (principal executive officer)	April 30, 2008

/s/ David W. Gifford David W. Gifford	Vice President and Chief Financial Officer	April 30, 2008

/s/ Samuel A. Roth Samuel A. Roth	Chairman of the Board	April 30, 2008

/s/ A. Gary Bitonte, M.D. A. Gary Bitonte, M.D.	Director	April 30, 2008

/s/ Donald Cagigas Donald Cagigas	Director	April 30, 2008

/s/ Marie Izzo Cartwright Marie Izzo Cartwright	Director	April 30, 2008

/s/ Robert P. Grace Robert P. Grace	Director	April 30, 2008

/s/ Thomas M. Humphries Thomas M. Humphries	Director	April 30, 2008

/s/ Earl T. Kissell Earl T. Kissell	Director	April 30, 2008

/s/ Jeffrey B. Ohlemacher Jeffrey B. Ohlemacher	Director	April 30, 2008

Name		Date

/s/ E. Jeffrey Rossi E. Jeffrey Rossi	Director	April 30, 2008

/s/ William A. Russell William A. Russell	Director	April 30, 2008

/s/ Ronald P. Volpe, Ph.D. Ronald P. Volpe, Ph.D.	Director	April 30, 2008

/s/ Robert L. Wagmiller Robert L. Wagmiller	Director	April 30, 2008